As filed with the Securities and Exchange Commission on November 20, 2018
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MABVAX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	2834	93-0987903
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

11535 Sorrento Valley Road, Suite 400
San Diego, CA 92121
(858) 259-9405
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. David Hansen
Chief Executive Officer
MabVax Therapeutics Holdings, Inc.
11535 Sorrento Valley Road, Suite 400
San Diego, CA 92121
(858) 259-9405
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Jeremy Glaser, Esq. Melanie Levy, Esq. Mintz Levin Cohn Ferris Glovsky and Popeo PC 3580 Carmel Mountain Road San Diego, CA 92130 (858) 314-1500

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company”  and an “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Primary Offering
Shares of common stock, par value $0.01 per share	175,000	$47,250	$5.73
Shares of common stock, par value $0.01 per share, underlying Series P Convertible Preferred Stock	6,000,000	$1,620,000	196.34
Total	6,175,000	$1,667,250	$202.07

(1)
Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low prices as quoted on the OTC Pink on November 19, 2018, which was $0.27 per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED [●], 2018

Up to 6,175,000 Shares of Common Stock

This prospectus relates to the offer and resale by the selling stockholders identified on Page 24 of up to 6,175,000 shares of our common stock, par value $0.01 per share. These shares represent: (i) up to 6,000,000 shares of our common stock issuable upon conversion of shares of our to be designated Series P Convertible Preferred Stock, par value $0.01 per share (the “Series P Preferred Stock”), which Triton Funds LP (“Triton”), a fund launched by students at the University of California San Diego (“UCSD”), has agreed to purchase for a maximum purchase price of up to $1.0 million, subject to the effectiveness of this registration statement and pursuant to the terms and conditions of an Equity Purchase Agreement we entered into with them on November 19, 2018 (the “Equity Purchase Agreement”); and (ii) 175,000 shares of common stock we agreed to issue to Triton Funds LLC, manager of Triton, upon execution of the Equity Purchase Agreement to support the cost of the student-run fund.

Per the terms of the Equity Purchase Agreement, we have the right to “put,” or sell, shares of Series P Preferred Stock up to an aggregate maximum purchase price of $1.0 million (the “Put Shares”) to Triton Funds for an Investment Amount (as defined herein and subject to adjustment) based upon a per share price equal to $100.00 per share. We may issue Put Shares at any time on or after the date of effectiveness of a registration statement registering the shares of common stock underlying the Put Shares and subject to a maximum purchase amount of $300,000 for the initial purchase and terms providing the Company may not direct Triton to purchase Put Shares during the 30 day period immediately following delivery of the initial purchase notice. The Equity Purchase Agreement will terminate upon until the earlier of (i) the date on which Triton Funds has purchased Put Shares with an aggregate purchase price of $1.0 million or (ii) 90 days after the effectiveness of a registration statement registering the shares of common stock underlying the Put Shares (such period, the “Commitment Period”). Per the terms of the Equity Purchase Agreement and the Series P Certificate of Designations (defined on page 83 below), each share of Series P Preferred Stock will be convertible into shares of the Company’s common stock at the rate of $100.00 divided by 75% of the 5-day volume-weighted average price of the Company’s common stock prior to the Series P Preferred Stock conversion notice (the “Market Price”), except that Triton, together with its affiliates and certain related parties, will be restricted from converting its preferred stock into common stock to the extent the conversion would cause Triton to own beneficially more than 4.99% of our outstanding common stock immediately following the conversion.

Our common stock is quoted on the OTC Pink under the symbol “MBVX”. On November 19, 2018, the last reported sale price of our common stock on OTC Pink was $0.27 per share.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on Page 5 of this preliminary prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this preliminary prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2018

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any information other than that contained in this prospectus. We are offering to sell, and seeking offers to buy, the securities covered hereby only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities covered hereby. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby the distribution of this prospectus outside the United States.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe that the data obtained from these industry publications and third-party research, surveys and studies are reliable. We are ultimately responsible for all disclosure included in this prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

-i-

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. This summary is not intended to be complete and does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus, including our consolidated financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in this prospectus before making an investment decision.

Unless the context otherwise requires, references to “we,” “our,” “us,” or the “Company” in this prospectus mean MabVax Therapeutics Holdings, Inc. on a consolidated basis with its wholly-owned subsidiary, MabVax Therapeutics, Inc., as applicable.

About Us

MabVax Therapeutics Holdings, Inc. is a clinical-stage biotechnology company with a fully human antibody discovery platform focused on the rapid translation into clinical development of products to address unmet medical needs in the treatment of cancer and pancreatitis. We discovered a pipeline of human monoclonal antibody product candidates based on the protective immune responses generated by patients who have been vaccinated against targeted cancers. Our therapeutic vaccine product candidates under development were discovered at Memorial Sloan Kettering Cancer Center (“MSK”) and are exclusively licensed to us as well as exclusive rights to blood samples from patients who were vaccinated with the same licensed vaccines.

Our lead development product, MVT-5873, is a fully human IgG1 monoclonal antibody (mAb) that targets sialyl Lewis A (sLea), an epitope on CA19-9.  MVT-5873 is currently in Phase 1 clinical trials as a therapeutic agent for patients with pancreatic cancer and other CA19-9 positive tumors. CA19-9 is expressed in over 90% of pancreatic cancers and in other diseases including pancreatitis. CA19-9 plays an important role in tumor adhesion and metastasis and is a marker of an aggressive cancer phenotype. CA19-9 also has an important role in the biological pathways that can result in pancreatitis. CA19-9 serum levels are considered a valuable adjunct in the diagnosis, prognosis and treatment monitoring of pancreatic cancer and now pancreatitis. With our collaborators including MSK, Sarah Cannon Research Institute, Honor Health and Imaging Endpoints, we have treated more than 56 patients with either our therapeutic antibody designated as MVT-5873 or our PET imaging diagnostic product designated as MVT-2163 in Phase 1 clinical studies, and demonstrated early safety, specificity for the target and a potential efficacy signal. The Company also has a radioimmunotherapy product, designated as MVT-1075, that is also in Phase 1 clinical development.  For additional information, please visit the Company's website, www.mabvax.com.

Studies conducted by Cold Spring Harbor Laboratories have demonstrated that antibodies capable of binding to CA19-9 and blocking the downstream biological pathways of pancreatitis have a positive effect on ameliorating the disease. Combining the preclinical science supporting the use of the CA19-9 blocking antibodies in the treatment of pancreatitis with the clinically validated data and supplies of MVT-5873 already available gives MabVax the opportunity, assuming adequate funding, to move quickly into the clinic in a mid-stage proof of concept clinical trial in the near-term.

The Company completed a preclinical asset sale and license agreement with Boehringer Ingelheim International GmbH (“Boehringer Ingelheim”) in July 2018, and a license agreement for a cancer vaccine to Y-mAbs Therapeutics, Inc. in June 2018.  The Company received nearly $5 million in upfront payments from these two transactions to begin the third quarter, with an additional $7.6 million in downstream milestones the Company expects to receive based either on reaching an anniversary date of entering the agreement, or upon reaching a milestone.

Plan for Remainder of 2018

Based on the experience with recent asset sales and license agreements, and continuing inquiries from third parties regarding their interest in other MabVax assets and clinical progress to date related to MVT-5873, MVT-1075, and MVT-2163, we intend on continuing to explore additional licensing and/or collaboration opportunities for certain fields of use of our technology. However, there can be no assurance that any such transaction will occur.

If we are able to secure additional funds, we intend to, among other things:

●
continue enrollment in our clinical study of MVT-5873 in combination with gemcitabine and nab-paclitaxel in first line therapy for the treatment of patients newly diagnosed with pancreatic cancer with the objective of confirming early observations seen to date, to enable discussions with potential strategic partners and investors.

●
enroll additional patients into the MVT-5873 monotherapy trial with the aim of establishing a higher maximum tolerated dose. We have submitted our Investigational New Drug Application (“IND”), to the FDA, for a revised protocol to enable continuation of the trial at higher doses.

●
support the continued development of the MVT-2163 imaging agent under the R01 grant made to MSK for the Phase 1b portion of this clinical program.

●
continue clinical development of MVT-1075 for the treatment of locally advanced or metastatic pancreatic cancer patients, by completing additional cohorts of patients in a dose escalation safety trial to continue to assess the safety and potential efficacy of this treatment; also, to enable discussions with potential strategic partners and investors.

●
Use a portion of existing supplies of MVT-5873 to pursue a proof of concept clinical trial of MVT-5873 in the treatment of pancreatitis.

Overview of 2018 Private Placements

Between February 2 and February 10, 2018, the Company entered into separate purchase agreements with investors pursuant to which the Company sold (i) shares of its common stock, (ii) shares of its convertible preferred stock, and (iii) warrants to purchase shares of common (the “February 2018 Private Placements”). From April 30 to May 2, 2018, the Company entered into separate purchase agreements with investors pursuant to which we agreed to sell shares of its common stock and convertible preferred stock (the “May 2018 Private Placements”). No financial advisor was used in connection with the February 2018 Private Placements nor the May 2018 Private Placements.

The securities issued in connection with the February 2018 Private Placements and the May 2018 Private Placements were offered and sold solely to accredited investors in reliance on the exemption from registration afforded by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company entered into separate registration rights agreements with each of the investors in the February 2018 Private Placements and the May 2018 Private Placements, pursuant to which the Company agreed to undertake to file a registration statement to register the resale of the shares of common stock and the shares of common stock underlying the warrants and preferred stock. The Company also agreed to use reasonable best efforts to cause such registration statement to be declared effective and to maintain the effectiveness of the registration statement until all of such shares of common stock have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act, without any restrictions.

February 2018 Private Placements

In connection with the February 2018 Private Placements, the Company sold (i) an aggregate of 555,557 shares of its common stock for an aggregate purchase price of $1,250,000, or $2.25 per share, (ii) 5,000 shares of our newly designated 0% Series M Convertible Preferred Stock (the “Series M Preferred Stock”) for an aggregate purchase price of $1,500,000, or $300.00 per share, and (iii) warrants to purchase up to an aggregate of 855,561 shares of common stock each with an exercise price of $2.70 per share. The net proceeds of the February 2018 Private Placements were $2,700,000 after transaction costs of $50,000.

May 2018 Private Placements

In connection with the May 2018 Private Placements, the Company agreed to sell (i) 218,182 shares of common stock at an aggregate purchase price of $240,000, or $1.10 per share, and (ii) 5,363.64 shares of newly designated 0% Series N Convertible Preferred Stock (the “Series N Preferred Stock”) at an aggregate purchase price of $590,000, or $110.00 per share. The following investors in the May 2018 Private Placements also invested in the February 2018 Private Placements (the “Prior Investors”): GRQ Consultants Inc., Roth 401K FBO Renee Honig; GRQ Consultants Inc., Roth 401K FBO Barry Honig; Melechdavid, Inc.; Grander Holdings Inc. 401K; Robert S. Colman Trust UDT 3/13/85; Ben Brauser; Joshua A. Brauser; Daniel A. Brauser; Gregory Aaron Brauser; Erick E. Richardson; and Ronald B. Low.

Under the terms of the May 2018 Private Placements, we were required to offer an aggregate of 12,777.77 shares (the “May 2018 Inducement Shares”) of newly designated 0% Series O Preferred Stock (the “Series O Preferred Stock”) to investors who previously purchased securities in the February 2018 Private Placements and who also purchased securities in the May 2018 Private Placements with an aggregate purchase price of at least 40% of their investment amounts in the February 2018 Private Placements. Based on the closing of the offering, and participation of the Prior Investors who invested an aggregate of $830,000 (the “May 2018 Inducement Investors”), the Company issued an aggregate of 10,605.56 May 2018 Inducement Shares in the form of Series O Preferred Stock convertible into an aggregate of 1,060,556 shares of common stock. The May 2018 Private Placements closed on May 15, 2018, with the Company receiving gross proceeds totaling $830,000.

Going Concern and Plans for Continuing to Fund the Company’s Losses from Operations

We plan to continue to fund the Company’s losses from operations and capital funding needs through equity financings in the form of common stock and preferred stock, licensing agreements, asset sales, strategic collaborations, government grants, issuance of common stock in lieu of cash for services, debt financings or other arrangements. Further, to extend availability of existing cash available for our programs for achieving milestones or a strategic transaction, in mid-2017 we began reducing personnel from twenty-five (25) full time employees to six (6) as of November 19, 2018, and reduced other operating expenses following the completion of two (2) Phase 1a clinical trials of our lead antibody product candidate, HuMab 5B1, which has enabled us to reduce our expenditures on clinical trials. We plan to continue funding Phase 1 clinical trials of our product candidate MVT-5873 in cancer patients, MVT-2163 as a diagnostic agent in pancreatic cancer patients, and MVT-1075 as a radioimmunotherapy agent for the treatment of various cancers, preclinical testing of follow-on antibody candidates, investor and public relations, SEC compliance efforts, and the general and administrative expenses associated with each of these activities, and prepare for a mid-stage proof-of-concept clinical trial of MVT-5873 as a treatment for pancreatitis. We will also support research efforts and continued Phase 1 clinical development by MSK of our PET imaging agent MVT-2163 under an R01 Research Grant provided by the National Institutes of Health (“NIH”) to MSK in April 2018, with the bulk of the costs of the research and clinical development being borne by the NIH. Although we achieved two strategic transactions in late June 2018 and early July 2018, there can be no assurance that we will be able to achieve additional license and or sales agreements and earn revenues large enough to offset our operating expenses in the future. We cannot be sure that asset sales or licensing agreements can be signed in a timely manner, if any, or that capital funding will be available on reasonable terms, or at all. If we are unable to secure significant asset sales or licensing agreements and adequate additional funding, we may be forced to make additional reductions in spending, incur further cutbacks in personnel, extend payment terms with suppliers, liquidate assets where possible, suspend or curtail planned programs and/or cease our operations entirely. In addition, if the Company does not meet its payment obligations to third parties as they come due, it may be subject to litigation claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.

We anticipate the Company will continue to incur net losses into the foreseeable future as we: (i) continue our clinical trial of MVT-5873 in cancer patients, (ii) continue our clinical trial for the development of MVT-1075 as a radioimmunotherapy, (iii) prepare for a mid-stage proof-of-concept clinical trial of MVT-5873 as a treatment for pancreatitis, to be initiated in early 2019, and (iv) continue operations as a public company. Based on receipt of $2.7 million net of transaction costs in February 2018, an additional $830,000 from a financing in May 2018, and receipt of $700,000 from an upfront payment under a sublicense agreement with Y-mAbs Therapeutics, Inc. (“Y-mAbs”) during the first nine months of 2018; and receipt of $4.0 million in gross proceeds from an asset purchase and license agreement with Boehringer Ingelheim in July 2018, and without any other additional funding or receipt of payments from potential asset sales or licensing agreements, we expect we will have sufficient funds to meet our obligations until December 2018. These conditions give rise to substantial doubt as to the Company’s ability to continue as a going concern. Any of these actions could materially harm the Company’s business, results of operations, and prospects. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

If the Company raises additional funds by issuing equity securities, substantial dilution to existing stockholders could result. If the Company raises additional funds by incurring debt financing, the terms of the debt may involve significant cash payment obligations as well as covenants and specific financial ratios that may restrict the Company’s ability to operate its business.

Summary of the Offering

The selling stockholders may offer and resale of up to 6,175,000 shares of our common stock, par value $0.01 per share, pursuant to this prospectus. Up to 6,000,000 of such shares represent shares of our common stock issuable upon conversion of our Series P Preferred Stock, which Triton has agreed to purchase from us pursuant to the terms and conditions of an Equity Purchase Agreement that we entered into with them on November 19, 2018 (the “Equity Purchase Agreement”), which is described below. The remaining 175,000 shares of common stock are shares that we agreed to issue to Triton Funds LLC, manager of Triton, upon execution of the Equity Purchase Agreement to support the cost of the student-run fund.

Equity Purchase Agreement and Registration Rights Agreement with Triton Funds LLC

Subject to the terms and conditions of the Equity Purchase Agreement, we have the right to “put,” or sell, to Triton up to $1,000,000 worth of shares of our Series P Preferred Stock convertible into shares of our common stock. Unless terminated earlier, Triton’s purchase commitment will automatically terminate on the earlier of the date on which Triton shall have purchased shares pursuant to the Equity Purchase Agreement for an aggregate purchase price of $1,000,000 or 90 days after the effectiveness of a registration statement registering the resale of the shares of our common stock underlying the Series P Preferred Stock. This arrangement is also sometimes referred to herein as the “Triton Offering.”

As provided in the Equity Purchase Agreement, we may require Triton to purchase shares of Series P Preferred Stock from time to time, subject to a maximum purchase price of $300,000 for the initial purchase and terms providing we may not direct Triton to purchase shares of Series P Preferred Stock during the 30 day period immediately following the initial put notice, by delivering a put notice to Triton specifying the total number of shares to be purchased (such number of shares of Series P Preferred Stock, the “Investment Amount”). Per the terms of the Equity Purchase Agreement and the Series P Certificate of Designations (defined on page 83 below), Triton may convert each share of Series P Preferred Stock into shares of common stock at the rate of $100.00 divided by 75% of the 5-day volume-weighted average price of the Company’s common stock prior to the Series P Preferred Stock conversion notice (the “Market Price”), except that Triton, together with its affiliates and certain related parties, will be restricted from converting its Series P Preferred Stock into common stock to the extent the conversion would cause Triton to own beneficially more than 4.99% of our outstanding common stock immediately following the conversion.

The closing date is one day after the shares have been delivered to Triton in accordance with the Equity Purchase Agreement. On the settlement date, Triton will purchase the applicable number of shares subject to customary closing conditions, including without limitation a requirement that a registration statement remain effective registering the resale by Triton of the shares of common stock issuable upon conversion of the preferred stock to be issued under the Triton Offering as contemplated by the Registration Rights Agreement described below. The Equity Purchase Agreement is not transferable, and any benefits attached thereto may not be assigned.

The Equity Purchase Agreement contains covenants, representations and warranties of us and Triton that are typical for transactions of this type. In addition, we and Triton have granted each other customary indemnification rights in connection with the Equity Purchase Agreement. The Equity Purchase Agreement may be terminated by mutual agreement, at any time.

In connection with the Equity Purchase Agreement, we also entered into a Registration Rights Agreement with Triton requiring us to prepare and file a registration statement registering the resale by Triton of shares of common stock issuable upon conversion of Series P Preferred Stock under the Triton Offering, to use commercially reasonable efforts to cause such registration statement to become effective, and to keep such registration statement effective until (i) the date as of which the Triton may sell all of the Registrable Securities (as defined in the Registration Rights Agreement) without restriction pursuant to Rule 144 promulgated under the Securities Act and (ii) the date on which the Investor shall have sold all the Registrable Securities covered thereby. In accordance with the Registration Rights Agreement, on November 20, 2018, we filed the registration statement of which this prospectus is a part registering the resale by Triton of up to 6,000,000 shares that may be issued, which represents shares of common stock issuable upon conversion of Series P Preferred Stock and sold to Triton under the Triton Offering, and the resale by Triton Funds LLC of 175,000 shares of common stock we agreed to issue upon execution of the Equity Purchase Agreement to support the cost of the student-run fund.

RISK FACTORS

Any investment in our securities involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our securities. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that of which we are unaware, or that we currently believe are not material, may also become important factors that affect us. If any of the following risks occur, our business, operating results and prospects could be materially harmed. In that event, the price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to our Common Stock

The SEC Action (as defined on Page 61) may negatively harm our business and negatively affect the price of our common stock. Further, we have been unable to have certain of our previously filed registration statements declared effective. This substantially impairs our ability to raise capital and our business may be materially and adversely affected. Our ability to continue as a going concern may be substantially impaired. Further, the SEC Action could be concluded in a manner adverse to the Company and members of its leadership team, which could negatively affect the perception of the Company, the price of our common stock, and our ability to raise capital on attractive terms, if at all.

On January 29, 2018, the Company received notice that the SEC was conducting the SEC Action and on September 7, 2018, the SEC filed the Complaint against the Investor Defendants for misconduct in connection with their investment in the Company, as described in detail on page 61. Although the SEC has not and may never bring claims against the Company or its director and officers, our prospects and performance may be substantially impaired if, in the future, one or more claims are asserted and resolved in a manner adverse to the Company and/or one or more of its officer and directors, or if the matters under investigation give rise to other proceedings or claims against or related to the Company. Even if the SEC Action concludes in a manner that is not adverse to the Company and its directors and officers, the pendency of the SEC Action and the Complaint, any future resolution of these matters, or any related proceedings that in the future may arise out of the matters related to the SEC Action or Complaint, present a variety of risks, including, but not limited to, the risk that the existence of the SEC Action and Complaint may negatively affect the price of our common stock, our ability to raise capital on attractive terms, if at all, and our ability to attract and retain personnel and outside professionals.

In addition to the potential material impact on our ability to raise capital, the expense of responding to matters relating to the SEC Action, and on behalf of those individuals whom we may be obligated to indemnify and defend in connection with the SEC Action, may exceed our available resources. Further, these expenses may not be covered by our existing insurance, and even where coverage exists, may require exhaustion of self-insured retentions or deductibles that could exceed the cash currently available to the Company. At this time, we cannot predict how the SEC Action, Complaint or any related matters may impact the market for our common stock or the perceptions of potential partners and investors considering a transaction with the Company. To the extent the market, potential investors or potential partners have a negative perception of us during the pendency of the SEC Action, the price of our common stock may be negatively affected, and potential partners and investors may be less likely to transact business with us.

The SEC has informed the Company that it will not declare certain registration statements previously filed effective during the pendency of the SEC Action. The SEC may refuse to declare any future registration statements we may file effective. Without an ability to have our registration statements declared effective, our capital raising options are limited to private investments and capital raising structures that do not require the use of registration statements. These offerings, should they ever occur, could be more dilutive to our stockholders than a registered offering. We have historically been heavily reliant on our ability to raise funds in the public market and heavily reliant on our ability to raise funds from the Aggregated Investors (as defined on Page 78), several of whom have been sued in a complaint filed by the SEC on September 7, 2018, for alleged fraud and other offenses in connection with the purchase or sale of the Company’s securities. Without the ability to raise capital from other sources on attractive terms privately or through the public markets, we may be forced to make additional reductions in spending and personnel, extend payment terms with suppliers, liquidate assets where possible, suspend or curtail planned programs or make concessions to financial terms in out-licensing IP and/or sale of assets, or cease our operations entirely. Any or all of these actions or conditions could jeopardize the value of our existing assets and operations and our ability to continue as a going concern.

We only have a limited number of employees to manage and operate our business and it may be necessary for these employees to devote substantial time to matters relating to the SEC Action, which could materially harm our business.

As of November 19, 2018, we had a total of six (6) full-time employees. Our focus on limiting cash utilization requires us to manage and operate our business in a highly efficient manner. Due in part to our limited staff, we may be unable to retain adequate staffing levels to run our operations and/or to accomplish all the objectives that we otherwise would seek to accomplish. In addition, the SEC Action has already required, and likely will continue to require, substantial management and Board attention, thus reducing our limited personnel’s ability to attend to other matters.

Information we have learned in connection with the SEC Action has placed doubt on the reporting of beneficial ownership by several of our stockholders, creating uncertainty of whether we will ever be able to rely on such reports, or be able to calculate beneficial ownership of such outside investors.

Historically, we calculated and reported beneficial ownership in reliance upon the accuracy of the beneficial ownership reporting of our stockholders and assuming their compliance with their own reporting obligations, including reports filed on Schedules 13D and 13G, and information provided by our stockholders directly to us. In the past, we also relied on the accuracy of stockholder-reported beneficial ownership when effecting conversions of shares of preferred stock. Since 2015, we also relied heavily on the advice of the Company’s former outside counsel in calculating and reporting beneficial ownership, and in effecting conversions of preferred stock held by outside investors whose beneficial ownership we were advised should not be aggregated for purposes of SEC reporting.

As disclosed in the May Form 8-K, and in filings the Company made with the SEC thereafter, facts and circumstances reviewed in connection with the SEC Action, raised substantial questions about the accuracy of our prior reports of beneficial ownership and other matters concerning our outside investors. We believe that significant facts and circumstances were known by our former outside counsel but were not disclosed to the Company. The Company has reason to believe that beneficial ownership and other information reported by certain outside investors, that includes the Company’s former outside counsel, is not accurate and complete, and that the members of the Aggregated Investors have failed to properly report their beneficial ownership and other matters on SEC Schedules 13D or 13G, or otherwise. For this reason, the Company concluded voluntarily that it may no longer rely on the information reported by the Aggregated Investors, nor on the legal advice previously provided by its former counsel. Investors in our common stock are again cautioned not to rely on our prior disclosures regarding the beneficial ownership of our capital stock included in our prior registration statements, Exchange Act reports and other filings filed with the SEC for the Aggregated Investors on or after January 1, 2014; although our prior disclosures regarding the beneficial ownership of the officers and directors were correct as of their respective dates and may continue to be relied upon.

Risks Relating to Our Financial Condition

We will be required to raise additional funds to finance our operations and remain a going concern; we may not be able to do so when necessary, and/or the terms of any financings may not be advantageous to us, requiring cutbacks in personnel or sale of assets below their potential value.

Our operations to date have consumed substantial amounts of cash. Negative cash flows from our operations are expected to continue over at least the next several years. Our ongoing capital requirements will depend on numerous factors, including: the progress and results of preclinical testing and clinical trials of our product candidates under development; the costs of complying with the FDA and other domestic and foreign regulatory agency requirements, the progress of our research and development programs and those of our partners; the time and costs expended and required to obtain any necessary or desired regulatory approvals; the resources that we devote to manufacturing expenditures; our ability to enter into licensing arrangements, including any unanticipated licensing arrangements that may be necessary to enable us to continue our development and clinical trial programs; the costs and expenses of filing, prosecuting and, if necessary, enforcing our patent claims, or defending against possible claims of infringement by third-party patent or other technology rights; the cost of commercialization activities and arrangements, if any, that we undertake; and, if and when approved, the demand for our products, which demand depends in turn on circumstances and uncertainties that cannot be fully known, understood or quantified unless and until the time of approval, including the range of indications for which any product is granted approval, and legal costs associated with the SEC Action and other litigation matters. If we are unable to enter into additional asset sales and license agreements or raise additional capital, then we may have to substantially curtail our clinical trials which could slow the progress in the development of our product candidates. In addition, the further development of our product candidates and ongoing clinical trials will depend on upcoming analysis and results of those trials and our financial resources at the time of these results.

Although we have raised approximately $8.2 million since the beginning of 2018, including $3.5 million, net of offering costs, during the first six months of 2018 in the form of private placements, and $4.7 million in gross revenues from two asset sales and license agreements in late June and early July 2018, we will require future additional capital infusions including public or private financing, strategic partnerships or other arrangements with organizations that have capabilities and/or products that are complementary to our own capabilities and/or products, in order to continue the development of our product candidates. As of November 19, 2018, we have sufficient cash to fund our planned operations into December 2018 assuming we do not complete any additional strategic or financing transactions or partnering collaborations before December 2018.

The terms of our secured debt facility require us to meet certain operating and financial covenants and place restrictions on our operating and financial flexibility. Our current lender has given notice asserting events of default have occurred and are continuing, and we are disputing the lender’s alleged default events.

Effective in January 2016, we entered into a $10 million loan and security agreement with Oxford Finance LLC, or Oxford Finance, that is secured by a lien covering substantially all of our assets, excluding intellectual property. As of December 31, 2017, we had an outstanding principal balance of approximately $3.6 million. The option to draw the second $5 million expired on September 30, 2016. The loan and security agreement contains customary affirmative and negative covenants and events of default. The affirmative covenants include, among others, covenants requiring us to maintain our legal existence and governmental approvals, deliver certain financial reports and maintain insurance coverage. The negative covenants include, among others, restrictions on transferring collateral, changing our business, incurring additional indebtedness, engaging in mergers or acquisitions, paying dividends or making other distributions, making investments and creating other liens on our assets, in each case subject to customary exceptions. On August 14, 2018, Oxford Finance gave notice asserting that certain events of default have occurred and are continuing under their loan agreement with us. In the notice, Oxford Finance does not specify which provisions of the loan agreement are allegedly implicated by each of the alleged default events, stating only generally its position that events of default have occurred or may have occurred. The Company informed Oxford Finance that it disputes the alleged default events, individually or collectively, constitute a “Material Adverse Change” or other event of default as those terms are defined in the loan agreement, as further described on Page 63. Defaults Upon Senior Securities, on Page F-14. If we default under the loan agreement, the lenders may accelerate all of our repayment obligations and take control of our pledged assets, potentially requiring us to renegotiate our agreement on terms less favorable to us or to immediately cease operations. Further, if we are liquidated, the lender’s right to repayment would be senior to the rights of the holders of our common stock and preferred stock to receive any proceeds from the liquidation. The lenders could declare a default upon the occurrence of any event that they interpret as a material adverse change as defined under the loan agreement, thereby requiring us to repay the loan immediately or to attempt to reverse the declaration of default through negotiation or litigation. Any declaration by the lenders of an event of default could significantly harm our business and prospects and could cause the price of our common stock to decline. If we raise any additional debt financing, the terms of such additional debt could further restrict our operating and financial flexibility.

Risks Related to Our Business

If we are unable to obtain required regulatory approvals, we will be unable to market and sell our product candidates.

Our product candidates are subject to extensive governmental regulations relating to development, clinical trials, manufacturing, oversight of clinical investigators, recordkeeping and commercialization. Rigorous preclinical testing and clinical trials and an extensive regulatory review and approval process are required to be successfully completed in the United States and in each foreign jurisdiction in which we offer our products before a new drug or other product can be sold in such jurisdictions. Satisfaction of these and other regulatory requirements is costly, time consuming, uncertain, and subject to unanticipated delays. The time required to obtain approval by the FDA, or the regulatory authority in such other jurisdictions is unpredictable and often exceeds five years following the commencement of clinical trials, depending upon the complexity of the product candidate and the requirements of the applicable regulatory agency.

In connection with the clinical development of our product candidates, we face risks that:

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the product candidate may not prove to be safe and efficacious;

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patients may die or suffer serious adverse effects for reasons that may or may not be related to the product candidate being tested;

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we may fail to maintain adequate records of observations and data from our clinical trials, to establish and maintain sufficient procedures to oversee, collect data from, and manage clinical trials, or to monitor clinical trial sites and investigators to the satisfaction of the FDA or other regulatory agencies;

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the results of later-phase clinical trials may not confirm the results of earlier clinical trials; and

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the results from clinical trials may not meet the level of statistical significance or clinical benefit-to-risk ratio required by the FDA or other regulatory agencies for marketing approval.

Only a small percentage of product candidates for which clinical trials are initiated receive approval for commercialization. Furthermore, even if we do receive regulatory approval to market a product candidate, any such approval may be subject to limitations such as those on the indicated uses for which we may market a product candidate.

Our product candidates have not completed sufficient clinical trials to obtain regulatory approval and may never demonstrate sufficient safety and efficacy in order to do so.

Our product candidates are in the clinical and pre-clinical stages of development. To achieve profitable operations, we alone, or in collaboration with others, must successfully license, develop, manufacture, introduce and market our products. The time frame necessary to achieve market success for any individual product, whether we or our potential strategic partners develop, is long and uncertain. The products we are currently developing will require significant additional research, development and preclinical and clinical testing prior to application for commercial use or sale. Several companies in the biotechnology and pharmaceutical industries have suffered significant setbacks in clinical trials, even after showing promising results in early or later-stage studies or clinical trials. Although we have obtained some favorable results to-date in preclinical studies and clinical trials of certain of our potential products, such results may not be indicative of results that will ultimately be obtained in or throughout such clinical trials, and clinical trials may not show any of our products to be safe or capable of producing a desired result. Additionally, we may encounter problems in our clinical trials that may cause us to delay, suspend or terminate those clinical trials.

Further, our research or product development efforts may not be successfully completed, any compounds we currently have under development may not be successfully developed into drugs, may not receive regulatory approval on a timely basis, if at all, and competitors may develop and bring to market products or technologies that render our potential products obsolete. If any of these events occur, our business would be materially and adversely affected.

If clinical trials or regulatory approval processes for our product candidates are prolonged, delayed or suspended, we may be unable to commercialize our product candidates on a timely basis, which would require us to incur additional costs and delay our receipt of any revenue from potential product sales.

We cannot predict whether we, or our strategic partners if our product candidates are licensed, will encounter problems with any of our completed, ongoing or planned clinical trials that will cause us or any regulatory authority to delay or suspend those clinical trials or delay the analysis of data derived from them. Several events, including any of the following, could delay the completion of our ongoing and planned clinical trials and negatively impact our ability to obtain regulatory approval for, and to market and sell, a particular product candidate:

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conditions imposed on us by the FDA or another foreign regulatory authority regarding the scope or design of our clinical trials;

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delays in obtaining, or our inability to obtain, required approvals from institutional review boards or other reviewing entities at clinical sites selected for participation in our clinical trials;

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insufficient supply of our product candidates or other materials necessary to conduct and complete our clinical trials;

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slow enrollment and retention rate of subjects in our clinical trials;

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serious and unexpected drug-related side effects related to the product candidate being tested; and

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delays in meeting manufacturing and testing standards required for production of clinical trial supplies.

Commercialization of our product candidates may be delayed by the imposition of additional conditions on our clinical trials by the FDA or any other applicable foreign regulatory authority or the requirement of additional supportive studies by the FDA or such foreign regulatory authority. In addition, clinical trials require sufficient patient enrollment, which is a function of many factors, including the size of the patient population, the nature of the trial protocol, the proximity of patients to clinical sites, the availability of effective treatments for the relevant disease, the conduct of other clinical trials that compete for the same patients as our clinical trials, and the eligibility criteria for our clinical trials. Our failure to enroll patients in our clinical trials could delay the completion of the clinical trial beyond its expectations. In addition, the FDA could require us to conduct clinical trials with a larger number of subjects than we may have projected for any of our product candidates. We may not be able to enroll a sufficient number of patients in a timely or cost-effective manner. Furthermore, enrolled patients may drop out of our clinical trials, which could impair the validity or statistical significance of the clinical trials.

We do not know whether our clinical trials will begin as planned, will need to be restructured, or will be completed on schedule, if at all. Delays in our clinical trials will result in increased development costs for our product candidates, and our financial resources may be insufficient to fund any incremental costs. In addition, if our clinical trials are delayed, our competitors may be able to bring products to market before we do, and the commercial viability of our product candidates could be limited. In cases where an outside party, such as the NCI conducts a clinical trial on our behalf, we may not have direct involvement in discussions with the FDA regarding the factors discussed above.

We are substantially dependent on the success of our product candidates, MVT-5873, MVT-1075 and MVT-2163, and we cannot provide any assurance that any of our product candidates will be commercialized.

To date, our focus and the investment of a significant portion of our efforts and financial resources has been in the development of our product candidates, MVT-5873, MVT-1075, and MVT-2163, which are in clinical development. Our future success depends heavily on our ability to successfully license, manufacture, develop, obtain regulatory approval, and commercialize these product candidates, which may never occur.  Before commercializing either product candidate, we or any potential strategic partner will require additional clinical trials and regulatory approvals for which there can be no guarantee that we or our potential strategic partners will be successful. We currently generate no revenues from our product candidates, and we may never be able to develop, license or commercialize a marketable drug.

Our product candidates will remain subject to ongoing regulatory review even if they receive marketing approval, and if we or our potential strategic partners fail to comply with continuing regulations, we or our strategic partners could lose these approvals and the sale of any of our approved commercial products could be suspended.

Even if we receive regulatory approval to market a product candidate, the manufacturing, labeling, packaging, adverse event reporting, storage, advertising, promotion, and record keeping related to the product will remain subject to extensive regulatory requirements. If we fail to comply with the regulatory requirements of the FDA and other applicable domestic and foreign regulatory authorities or discover any previously unknown problems with any approved product, manufacturer, or manufacturing process, we could be subject to administrative or judicially imposed sanctions, including:

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restrictions on the products, manufacturers, or manufacturing processes;

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warning letters;

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civil or criminal penalties;

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fines;

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injunctions;

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product seizures or detentions;

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pressure to initiate voluntary product recalls;

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suspension or withdrawal of regulatory approvals; and

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refusal to approve pending applications for marketing approval of new products or supplements to approved applications.

Our industry is highly competitive, and our product candidates may become obsolete.

We are engaged in a rapidly evolving field. Competition from other pharmaceutical companies, biotechnology companies and research and academic institutions is intense and likely to increase. Many of those companies and institutions have substantially greater financial, technical and human resources than we do. Those companies and institutions also have substantially greater experience in developing products, conducting clinical trials, obtaining regulatory approval and in manufacturing and marketing pharmaceutical products. Our competitors may succeed in obtaining regulatory approval for their products more rapidly than we do. Competitors have developed or are in the process of developing technologies that are, or in the future may be, the basis for competitive products. We are aware of potential competitors developing products similar to our sarcoma vaccine, ovarian cancer vaccine and pancreatic cancer antibodies product candidates. Our competitors may succeed in developing products that are more effective and/or cost competitive than those we are developing, or that would render our product candidates less competitive or even obsolete. In addition, one or more of our competitors may achieve product commercialization or patent protection earlier than we do, which could materially adversely affect our business.

If physicians and patients do not accept our future products, or our potential strategic partner’s products, or if the market for indications for which any product candidate is approved is smaller than expected, we may be unable to generate significant revenue, if any.

Even if any of our product candidates obtain regulatory approval, they may not gain market acceptance among physicians, patients, and third-party payers. Physicians may decide not to recommend our treatments for a variety of reasons including:

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timing of market introduction of competitive products;

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demonstration of clinical safety and efficacy compared to other products;

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cost-effectiveness;

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limited or no coverage by third-party payers;

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convenience and ease of administration;

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prevalence and severity of adverse side effects;

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restrictions in the label of the drug;

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other potential advantages of alternative treatment methods; and

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ineffective marketing and distribution support of its products.

If any of our product candidates are approved but fail to achieve market acceptance or such market is smaller than anticipated, we may not be able to generate significant revenue and our business would suffer.

As we evolve from a company that is primarily involved in clinical development to a company that is also involved in licensing and commercialization, we may encounter difficulties in expanding our operations successfully.

As we or our potential strategic partners advance our product candidates through clinical trials, we will need to expand our development, regulatory, manufacturing, marketing and sales capabilities and may need to further contract with third parties to provide these capabilities. As our operations expand, we likely will need to manage additional relationships with such third parties, as well as additional collaborators, distributors, marketers and suppliers.

Maintaining third party relationships for these purposes will impose significant added responsibilities on members of our management and other personnel. We must be able to: manage our development efforts effectively; recruit and train sales and marketing personnel; manage our participation in the clinical trials in which our product candidates are involved effectively; and improve our managerial, development, operational and finance systems, all of which may impose a strain on our administrative and operational infrastructure.

If we enter into arrangements with third parties to perform sales, marketing or distribution services, any product revenues that we receive, or the profitability of these product revenues to us, are likely to be lower than if we were to market and sell any products that we develop without the involvement of these third parties. In addition, we may not be successful in entering into arrangements with third parties to license, sell and market our products or in doing so on terms that are favorable to us. We likely will have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively. If we do not establish sales and marketing capabilities successfully, either on our own or in collaboration with third parties, we will not be successful in commercializing our products.

The uncertainty associated with pharmaceutical reimbursement and related matters may adversely affect our business.

Market acceptance and sales of any one or more of our product candidates will depend on reimbursement policies and may be affected by future healthcare reform measures in the United States and in foreign jurisdictions. Government authorities and third-party payers, such as private health insurers and health maintenance organizations, decide which drugs they will cover and establish payment levels. We cannot be certain that reimbursement will be available for any of our product candidates. Also, we cannot be certain that reimbursement policies will not reduce the demand for, or the price paid for, our products. If reimbursement is not available or is available on a limited basis, we may not be able to successfully commercialize any product candidates that we develop.

In the United States, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, also called the Medicare Modernization Act, or MMA, changed the way Medicare covers and pays for pharmaceutical products. The legislation established Medicare Part D, which expanded Medicare coverage for outpatient prescription drug purchases by the elderly but provided authority for limiting the number of drugs that will be covered in any therapeutic class. The MMA also introduced a new reimbursement methodology based on average sales prices for physician-administered drugs.

The United States and several foreign jurisdictions are considering, or have already enacted, a number of legislative and regulatory proposals to change the healthcare system in ways that could affect our ability to sell our products profitably. Among policy makers and payers in the United States and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality and/or expanding access to healthcare. In the United States, the pharmaceutical industry is significantly affected by major legislative initiatives. We expect to experience pricing pressures in connection with the sale of any products that it develops due to the trend toward managed healthcare, the increasing influence of health maintenance organizations and additional legislative proposals.

Moreover, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, or collectively, ACA, is intended to reduce the cost of health care and substantially change the way health care is financed by both government and private insurers. While we cannot predict what impact on federal reimbursement policies this legislation will have in general or on our business specifically, the ACA may result in downward pressure on pharmaceutical reimbursement, which could negatively affect market acceptance of, and the price we charge for, any products we develop that receive regulatory approval.

Our ability to generate product and/or licensing revenues will be diminished if our therapies sell for inadequate prices or patients are unable to obtain adequate levels of reimbursement.

Our ability or our potential strategic partners’ abilities to commercialize our therapies, alone or with collaborators, will depend in part on the extent to which reimbursement will be available from private health maintenance organizations and health insurers and other healthcare payers. Significant uncertainty exists as to the reimbursement status of newly approved healthcare products. Healthcare payers are challenging the prices charged for medical products and services. Cost control initiatives could decrease the price that we would receive for any products in the future, which would limit our revenue and profitability. Government and other healthcare payers increasingly attempt to contain healthcare costs by limiting both coverage and the level of reimbursement for drugs and therapeutics. We might need to conduct post-marketing studies in order to demonstrate the cost-effectiveness of any future products to such payers’ satisfaction. Such studies might require us to commit a significant amount of management time and financial and other resources. Our future products might not ultimately be considered cost-effective. Even if one of our product candidates is approved by the FDA, insurance coverage may not be available, and reimbursement levels may be inadequate, to cover such therapies. If government and other healthcare payers do not provide adequate coverage and reimbursement levels for one of our products, once approved, market acceptance of such product could be reduced.

We depend heavily on our executive officers, directors, and principal consultants and the loss of their services would materially harm our business.

We believe that our success depends, and will likely continue to depend, upon our ability to retain the services of our current executive officers, directors, principal consultants and others. In addition, we have established relationships with universities, hospitals and research institutions, which have historically provided, and continue to provide, us with access to research laboratories, clinical trials, facilities and patients. The loss of the services of any of these individuals or institutions would have a material adverse effect on our business.

Our internal computer systems, or those of our third-party service providers, licensees, licensors, collaborators or other contractors or consultants, may fail or suffer security breaches, which could result in a material disruption in our business and operations.

Despite the implementation of security measures, our internal computer systems and those of our current and future service providers, licensees, licensors, collaborators and other contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. While we are not aware of any such material system failure, accident or security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our development programs and our business operations. For example, the loss of clinical trial data from completed, on-going or future clinical trials could result in delays in our regulatory approval efforts and significant costs to recover or reproduce the data. Likewise, we rely on third parties to manufacture our drug candidates and conduct clinical trials, and similar events relating to their computer systems could also have a material adverse effect on our business. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liabilities and the further development and commercialization of our product candidates could be delayed.

Due in part to our limited financial resources, we may fail to select or capitalize on the most scientifically, clinically or commercially promising or profitable indications or therapeutic areas for our product candidates or those that are in-licensed, and/or we may be unable to pursue the clinical trials that we would like to pursue.

We have limited technical, managerial and financial resources to determine the indications on which we should focus the development efforts related to our product candidates. Due to our limited available financial resources, we may have curtailed clinical development programs and activities that might otherwise have led to more rapid progress of our product candidates through the regulatory and development processes.

We may make incorrect determinations with regard to the indications and clinical trials on which to focus the available resources that we do have. Furthermore, we cannot assure you that we will be able to retain adequate staffing levels to run our operations and/or to accomplish all of the objectives that we otherwise would seek to accomplish. Our decisions to allocate our research, management and financial resources toward particular indications or therapeutic areas for our product candidates may not lead to the development of viable commercial products and may divert resources from better opportunities. Similarly, our decisions to delay or terminate drug development programs may also cause us to miss valuable opportunities.

If the third parties on which we rely for the conduct of our clinical trials and results do not perform our clinical trial activities in accordance with good clinical practices and related regulatory requirements, we may be unable to obtain regulatory approval for or commercialize our product candidates.

We use independent clinical investigators and other third-party service providers to conduct and/or oversee the clinical trials of our product candidates and expect to continue to do so for the foreseeable future. We rely heavily on these parties for successful execution of our clinical trials. Nonetheless, we are responsible for confirming that each of our clinical trials is conducted in accordance with the FDA’s requirements and our general investigational plan and protocol.

The FDA requires us and our clinical investigators to comply with regulations and standards, commonly referred to as good clinical practices, for conducting and recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the trial participants are adequately protected. Our reliance on third parties that we do not control does not relieve us of these responsibilities and requirements. Third parties may not complete activities on schedule or may not conduct our clinical trials in accordance with regulatory requirements or the respective trial plans and protocols. The failure of these third parties to carry out their obligations could delay or prevent the development, approval and commercialization of our product candidates or result in enforcement action against us.

We have limited manufacturing capacity and have relied on, and expect to continue to rely on, third-party manufacturers to produce our product candidates.

We do not own or operate manufacturing facilities for the production of clinical or commercial quantities of our product candidates, and we lack the resources and the capabilities to do so. As a result, we currently rely, and expect to rely for the foreseeable future, on third-party manufacturers to supply our product candidates. Reliance on third-party manufacturers entails risks to which we would not be subject if we manufactured our product candidates or products ourselves, including:

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reliance on third-parties for manufacturing process development, regulatory compliance and quality assurance;

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limitations on supply availability resulting from capacity and scheduling constraints of third-parties;

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the possible breach of manufacturing agreements by third-parties because of factors beyond our control; and

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the possible termination or non-renewal of the manufacturing agreements by the third-party, at a time that is costly or inconvenient to us.

If we do not maintain our key manufacturing relationships, we may fail to find replacement manufacturers or develop our own manufacturing capabilities, which could delay or impair our ability to obtain regulatory approval for our products and substantially increases our costs or deplete profit margins, if any. If we do find replacement manufacturers, we may not be able to enter into agreements with them on terms and conditions favorable to us and there could be a substantial delay before new facilities could be qualified and registered with the FDA and other foreign regulatory authorities.

The FDA and other foreign regulatory authorities require manufacturers to register manufacturing facilities. The FDA and corresponding foreign regulators also inspect these facilities to confirm compliance with current cGMPs. Contract manufacturers may face manufacturing or quality control problems causing drug substance production and shipment delays or a situation where the contractor may not be able to maintain compliance with the applicable cGMP requirements. Any failure to comply with cGMP requirements or other FDA, EMA and comparable foreign regulatory requirements could adversely affect our clinical research activities and our ability to develop our product candidates and market our products following approval.

Our current and anticipated future dependence upon others for the manufacture of our product candidates may adversely affect our future profit margins and our ability to develop our product candidates and commercialize any products that receive regulatory approval on a timely basis.

If product liability lawsuits are successfully brought against us, we may incur substantial liabilities and may be required to limit commercialization of our product candidates and any products that we may develop.

The testing and marketing of medical products entail an inherent risk of product liability. Although we are not aware of any historical or anticipated product liability claims or specific causes for concern, if we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our product candidates and any products that we may develop. In addition, product liability claims may also result in withdrawal of clinical trial volunteers, injury to our reputation and decreased demand for any products that we may commercialize. We currently carry product liability insurance that covers our clinical trials up to a $5.0 million annual aggregate limit. We will need to increase the amount of coverage if and when we have a product that is commercially available. If we are unable to obtain sufficient product liability insurance at an acceptable cost, potential product liability claims could prevent or inhibit the commercialization of any products that we may develop, alone or with corporate partners.

We have been, and in the future may be, subject to securities class action lawsuits and stockholder derivative actions. These, and potential similar or related litigation, could result in substantial damages and may divert management’s time and attention from our business.

We have been, and may in the future be, the target of securities class actions or stockholder derivative claims. Any such actions or claims could result in substantial damages and may divert management’s time and attention from our business.

Risks Related to our Intellectual Property

It is difficult and costly to protect our proprietary rights, and we may not be able to ensure their protection.

We have been issued patents, applied for other patents, and intend on continuing to seek additional patent protection for our families of antibodies from our antibody development program, our vaccines, methods of use and other compounds that we discover.  However, any or all of such compounds, methods or new uses of known compounds may not be subject to effective patent protection. Further, the development of regimens for the administration of our vaccines, which involve specifications for the frequency, timing and amount of dosages, has been, and we believe may continue to be, important to our efforts, although those processes, as such, may not be patentable. In addition, our issued patents may be declared invalid or our competitors may find ways to avoid the claims in the patents.

Our commercial success will depend, in part, on our ability to obtain and maintain patent protection, protect our trade secrets and operate without infringing on the proprietary rights of others. Our commercial success will also depend, in part, on our ability to market our product candidates during the term of our patent protection.  For example, certain patents including in foreign countries within our portfolio expired in 2014 and can no longer be relied on for protection in those countries. As of November 19, 2018, we were the exclusive licensee or sole assignee of 14 granted United States patents, 4 pending United States patent applications, and 19 pending foreign patent applications.  The patent position of pharmaceutical and biotechnology firms like us are generally highly uncertain and involves complex legal and factual questions, resulting in both an apparent inconsistency regarding the breadth of claims allowed in United States patents and general uncertainty as to their legal interpretation and enforceability.  No absolute policy regarding the breadth of claims allowed in biopharmaceutical patents has emerged to date in the United States or in many foreign jurisdictions. Changes in either the patent laws or in interpretations of patent laws in the United States and foreign jurisdictions may diminish the value of our intellectual property. Accordingly, we cannot predict the breadth of claims that may be enforced in the patents that we currently own or that may be issued from the applications we have filed or may file in the future or that we have licensed or may license from third parties, including MSK for the vaccine antigen patents. Further, if any patents we obtain or license are deemed invalid or unenforceable, it could impact our ability to commercialize or license our technology.  Thus, patent applications assigned or exclusively licensed to us may not result in patents being issued, any issued patents assigned or exclusively licensed to us may not provide us with competitive protection or may be challenged by others, and the current or future granted patents of others may have an adverse effect on our ability to do business and achieve profitability.

One of our issued US patents is directed to a candidate antibody product that will expire in 2034. A second US patent directed to a candidate antibody will expire in 2035. Other previously filed antibody patent applications will, if issued, have patent expiration dates depending on country and filing date between 2034 and 2038.  It is possible that the term of the antibody patent and certain patents issuing from the antibody patent applications may be extended for a portion of the time the candidate product was under regulatory review. Patents covering components of the sarcoma vaccine will expire in 2022.  Patents covering the polyvalent ovarian vaccine will expire between 2019 and 2025.  We believe that our product candidates are eligible for Orphan Drug designation from FDA depending on the indication for which it is approved by FDA.  Each product that receives an Orphan Drug designation would be eligible for up to 7 additional years of patent protection.

The degree of future protection for our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage. For example:

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others may be able to make compounds that are similar to our vaccines and monoclonal antibody-based candidates and any future product candidates we may seek to develop but that are not covered by the claims of our patents;

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if we encounter delays in our clinical trials, the period during which we could market our vaccines and monoclonal antibody-based candidates under patent protection would be reduced;

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we might not have been the first to conceive, make or disclose the inventions covered by our patents or pending patent applications;

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we might not have been the first to file patent applications for these inventions;

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any patents that we obtain may be invalid or unenforceable or otherwise may not provide us with any competitive advantages; or

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the patents of others may have a material adverse effect on our business.

Due to the patent laws of a country, or the decisions of a patent examiner in a country, or our own filing strategies, we may not obtain patent coverage for all the product candidates that may be disclosed or methods involving these candidates that may be disclosed in the parent patent application. We plan to pursue divisional patent applications and/or continuation patent applications in the United States and many other countries to obtain claim coverage for inventions that were disclosed but not claimed in the parent patent application but may not succeed in these efforts.

Composition of matter patents on the active biological component are generally considered to be the strongest form of intellectual property protection for biopharmaceutical products, as such patents generally provide protection without regard to any method of use. We cannot be certain that the claims in our patent applications covering composition-of-matter of our candidates will be considered patentable by the U.S. Patent and Trademark Office, or USPTO, courts in the United States or by the patent offices and courts in foreign countries. Method of use patents protect the use of a product for the method recited in the claims. This type of patent does not prevent a competitor from making and marketing a product that is identical to our product for an indication that is outside the scope of the patented method. Moreover, even if competitors do not actively promote their product for our targeted indications, physicians may prescribe these products “off-label.” Although off-label prescriptions may infringe or contribute to or induce the infringement of method of use patents, the practice is common and such infringement is difficult to prevent or prosecute. Interference proceedings provoked by third parties or brought by the USPTO may be necessary to determine the priority of inventions with respect to our patents or patent applications or those of our collaborators or licensors. An unfavorable outcome could require us to cease using the related technology or to attempt to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms. Litigation or interference proceedings may fail, resulting in harm to our business, and, even if successful, may result in substantial costs and distract our management and other employees.

There have been numerous changes to the patent laws and proposed changes to the rules of the USPTO, which may have a significant impact on our ability to protect our technology and enforce our intellectual property rights. For example, the America Invents Act signed into law in September 2011 that codifies several significant changes to the U.S. patent laws, including, among other things, changing from a “first to invent” to a “first inventor to file” system, limiting where a patent holder may file a patent suit, replacing interference or “first to invent” proceedings with derivation proceedings and creating inter partes review and post-grant opposition proceedings to challenge the validity of patents after they have been issued. The effects of these changes are currently unclear as the USPTO only recently has adopted regulations implementing the changes, the courts have yet to address most of these provisions, and the applicability of the act and new regulations on specific patents and patent applications discussed herein have not been determined and would need to be reviewed.

Periodic maintenance fees on any issued patent are due to be paid to the USPTO and foreign patent agencies in several stages over the lifetime of the patent. The USPTO and various foreign governmental patent agencies require compliance with several procedural, documentary, fee payment and other similar provisions during the patent application process. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Noncompliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. In such an event, our competitors might be able to enter the market, which would have a material adverse effect on our business.

We also rely on trade secrets to protect our technology, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. Although we use reasonable efforts to protect our trade secrets, our employees, consultants, contractors, licensees, licensors, outside scientific collaborators and other advisors may unintentionally or willfully disclose our information such that our competitors may obtain it. Enforcing a claim that a third party illegally obtained and is using any of our trade secrets is expensive and time consuming, and the outcome is unpredictable. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how, such as new therapies, including therapies for the indications we are targeting. If others seek to develop similar therapies, their research and development efforts may inhibit our ability to conduct research in certain areas where we seek to expand our intellectual property portfolio and have a material adverse effect on our business.

Moreover, because some of the basic research relating to one or more of our patent applications and/or patents were performed at various universities and/or funded by grants, one or more universities, employees of such universities and/or grantors could assert that they have certain rights in such research and any resulting products. Further, others may independently develop similar products, may duplicate our products, or may design around our patent rights. In addition, as a result of the assertion of rights by a third-party or otherwise, we may be required to obtain licenses to patents or other proprietary rights of others in or outside of the United States. Any licenses required under any such patents or proprietary rights may not be made available on terms acceptable to us, if at all. If we do not obtain such licenses, we could encounter delays in product market introductions during our attempts to design around such patents or could find that the development, manufacture or sale of products requiring such licenses is foreclosed. In addition, we could incur substantial costs in defending suits brought against us or in connection with patents to which we hold licenses or in bringing suit to protect our own patents against infringement.

We require employees and the institutions that perform our preclinical and clinical trials to enter into confidentiality agreements with us. Those agreements provide that all confidential information developed or made known to a party to any such agreement during the relationship with us be kept confidential and not be disclosed to third-parties, except in specific circumstances. Any such agreement may not provide meaningful protection for our trade secrets or other confidential information in the event of unauthorized use or disclosure of such information.

With respect to our vaccine programs we have in-licensed rights from third parties. If these license agreements terminate or expire, we may lose the licensed rights to some or all our vaccine product candidates. We may not be able to continue to develop them or, if they are approved, market or commercialize them.

We depend on license agreements with third-parties for certain intellectual property rights relating to our product candidates, including, but not limited to, the license of certain intellectual property rights from MSK. In general, our license agreements require us to make payments and satisfy performance obligations to keep these agreements in effect and retain our rights under them. These payment obligations can include upfront fees, maintenance fees, milestones, royalties, patent prosecution expenses, and other fees. These performance obligations typically include diligence obligations. If we fail to pay, be diligent or otherwise perform as required under our license agreements, we could lose the rights under the patents and other intellectual property rights covered by these agreements. If disputes arise under any of our in-licenses, including our in-licenses from MSK, we could lose our rights under these agreements. Any such dispute may not be resolvable on favorable terms, or at all. Whether or not any disputes of this kind are favorably resolved, our management’s time and attention and our other resources could be consumed by the need to attend to these disputes and our business could be harmed by the emergence of such a dispute.

If we lose our rights under these agreements, we might not be able to develop any related product candidates further, or following regulatory approval, if any, we might be prohibited from marketing or commercializing these product candidates. For example, patents previously licensed to us might, after termination of an agreement, be used to stop us from conducting these activities.

We are dependent on MSK for the establishment of our intellectual property rights related to the vaccine program, and if MSK has not established our intellectual property rights with sufficient scope to protect our vaccine candidates, we may have limited or no ability to assert intellectual property rights to our vaccine candidates.

Under our agreement with MSK, MSK was responsible for establishing the intellectual property rights to the vaccine antigen conjugates, mixtures of vaccine antigen conjugates that make up polyvalent vaccine candidates and methods of use. As we were not responsible for the establishment of our intellectual property rights to these vaccine antigen conjugates, mixtures of vaccine antigen conjugates and methods of use, we have less visibility into the strength of our intellectual property rights to our vaccine candidates than if we had been responsible for the establishment of these rights. If MSK did not establish those rights so they are of sufficient scope to protect the vaccine candidates, then we may not be able to prevent others from using or commercializing some or all of our vaccine candidates, and others may be able to assert intellectual property rights in our vaccine candidates and prevent us from further pursuing the development and commercialization of our vaccine candidates.

We may not obtain exclusive rights to intellectual property created as a result of our strategic collaborative agreements.

We are party to collaborative research agreements, such as with Rockefeller University and MSK, and expect to enter into agreements with other parties in the future, each of which involve research and development efforts.  Under certain circumstances we may not have exclusive rights to jointly developed intellectual property and would have to license the collaborative partner’s interest in the jointly developed intellectual property to obtain exclusive rights.  We may not be able to license our collaborative partner’s interest or license their interest at reasonable terms.  If we are unable to license their interest we would not have exclusive rights to the jointly developed intellectual property and, in some collaborations, the collaborative partner may be free to license their interest in the jointly developed intellectual property to a competitor.  In other collaborations, if we are unable to license the collaborative partner’s interest we may not have sufficient rights to practice the jointly developed intellectual property.  Such provisions to the jointly developed intellectual property may limit our ability to gain commercial benefit from some of or all of the intellectual property we jointly develop with our collaborative partners and may lead to costly or time-consuming disputes with parties with whom we have collaborative relationships over rights to certain innovations or with other third parties that may result from the activities of the collaborative arrangements.

We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights and we may be unable to enforce or protect our rights to, or use, our technology.

If we choose to go to court to stop another party from using the inventions claimed in any patents we obtain, that individual or company has the right to ask the court to rule that such patents are invalid or should not be enforced. These lawsuits are expensive and would consume time and resources and divert the attention of managerial and scientific personnel even if we were successful in stopping the infringement of such patents or sustaining their validity and enforceability. In addition, there is a risk that the court will decide that such patents are not valid and that we do not have the right to enforce them. There is also the risk that, even if the validity of such patents is upheld, the court will refuse to stop the other party on the grounds that such other party’s activities do not infringe such patents. In addition, the United States Court of Appeals for the Federal Circuit and the Supreme Court of the U.S. continue to address issues under the United States patent laws, and the decisions of those and other courts could adversely affect our ability to sustain the validity of our issued or licensed patents and obtain new patents.

Furthermore, a third party may claim that we or our manufacturing or commercialization partners or customers are using inventions covered by the third party’s patent rights and may go to court to stop us or our partners and/or customers from engaging in our operations and activities, including making or selling our vaccine and monoclonal antibody-based candidates and any future product candidates we may seek to develop. These lawsuits are costly and could affect our results of operations and divert the attention of managerial and scientific personnel. There is a risk that a court would decide that we or our commercialization partners or customers are infringing the third party’s patents and would order us or our partners or customers to stop the activities covered by the patents. In that event, we or our commercialization partners or customers may not have a viable way around the patent and may need to halt commercialization or use of the relevant product. In addition, there is a risk that a court will order us or our partners or customers to pay the other party damages for having violated the other party’s patents or obtain one or more licenses from third parties, which may be impossible or require substantial time and expense. We cannot predict whether any license would be available at all or whether it would be available on commercially reasonable terms. Furthermore, even in the absence of litigation, we may need to obtain licenses from third parties to advance our research or allow commercialization of our candidates, and we have done so from time to time. We may fail to obtain any of these licenses at a reasonable cost or on reasonable terms, if at all. In such events, we would be unable to further develop and commercialize one or more of our drug candidates, which could harm our business significantly. In the future, we may agree to indemnify our commercial partners and/or customers against certain intellectual property infringement claims brought by third parties which could increase our financial expense, increase our involvement in litigation and/or otherwise materially adversely affect our business.

Because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation, which could adversely affect our intellectual property rights and our business. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock.

The pharmaceutical and biotechnology industries have produced a proliferation of patents, and it is not always clear to industry participants, including us, which patents cover various types of products or methods of use. The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform. If we are sued for patent infringement, we would need to demonstrate that our products or methods either do not infringe the patent claims of the relevant patent or that the patent claims are invalid or unenforceable, and we may not be able to do this. Proving invalidity or unenforceability is difficult. For example, in the United States, proving invalidity requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents.

Because some patent applications in the United States may be maintained in secrecy until the patents are issued, because patent applications in the United States and many foreign jurisdictions are typically not published until eighteen months after filing, because searches and examinations of patent applications by the USPTO and other patent offices may not be comprehensive, and because publications in the scientific literature often lag behind actual discoveries, we cannot be certain that others have not filed patent applications for technology covered by our patents or pending applications. Our competitors may have filed, and may in the future file, patent applications and may have obtained patents covering technology similar to ours. Any such patents or patent application may have priority over our patent applications, which could further require us to obtain or license rights to issued patents covering such technologies. If another party has obtained a U.S. patent or filed a U.S. patent application on inventions similar to ours, we may have to participate in a proceeding before the USPTO or in the courts to determine which patent or application has priority. The costs of these proceedings could be substantial, and it is possible that our application or patent could be determined not to have priority, which could adversely affect our intellectual property rights and business.

We have received confidential and proprietary information from collaborators, prospective licensees and other third parties. In addition, we employ individuals who were previously employed at other biotechnology or pharmaceutical companies. We may be subject to claims that we or our employees, consultants or independent contractors have improperly used or disclosed confidential information of these third parties or our employees’ former employers. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial cost and be a distraction to our management and employees. If we are not successful, our ability to continue our operations and our business could be materially, adversely affected.

Some of our competitors may be able to sustain the costs of complex intellectual property litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations, on our ability to hire or retain employees, or otherwise on our business.

Our restated certificate of incorporation, our amended and restated by-laws and Delaware law could deter a change of our management which could discourage, or delay, offers to acquire us; certain restrictions in our agreements with existing stockholders could also discourage or delay offers to acquire us.

Certain provisions of Delaware law and of our restated certificate of incorporation, as amended, and amended and restated by-laws, could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions include:

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establishing a classified board of directors requiring that members of the board be elected in different years, which lengthens the time needed to elect a new majority of the board;
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authorizing the issuance of “blank check” preferred stock that could be issued by our Board of Directors to increase the number of outstanding shares or change the balance of voting control and thwart a takeover attempt;
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prohibiting cumulative voting in the election of directors, which would otherwise allow for less than a majority of stockholders to elect director candidates;
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limiting the ability of stockholders to call special meetings of the stockholders;
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prohibiting stockholder action by written consent and requiring all stockholder actions to be taken at a meeting of our stockholders; and
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establishing 90 to 120-day advance notice requirements for nominations for election to the board of directors and for proposing matters that can be acted upon by stockholders at stockholder meetings.

 The rights of our common stockholders are limited by and subordinate to the rights of the holders of Series D Preferred Stock, Series E Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock, Series N Preferred Stock and Series O Preferred Stock; these rights may have a negative effect on the value of shares of our common stock.

As of November 19, 2018, the holders of our Series D Convertible Preferred Stock (the “Series D Preferred Stock”), Series E Convertible Preferred Stock (the “Series E Preferred Stock”), Series I Convertible Preferred Stock (the “Series I Preferred Stock”), Series J Convertible Preferred Stock (the “Series J Preferred Stock”), Series K Convertible Preferred Stock (the “Series K Preferred Stock”), Series L Convertible Preferred Stock (the “Series L Preferred Stock”), Series M Convertible Preferred Stock (the “Series M Preferred Stock”), Series N Convertible Preferred Stock (the “Series N Preferred Stock”), and Series O Convertible Preferred Stock (the “Series O Preferred Stock”) have rights and preferences generally superior to those of the holders of common stock. The existence of these superior rights and preferences may have a negative effect on the value of shares of our common stock. These rights are more fully set forth in the Series D Preferred Stock certificate of designations, Series E Preferred Stock certificate of designations, Series I Preferred Stock certificate of designations, Series J Preferred Stock certificate of designations, Series K Preferred Stock certificate of designations, Series L Preferred Stock certificate of designations, Series M Preferred Stock certificate of designations, Series N Preferred Stock certificate of designations, and Series O Preferred Stock certificate of designations, respectively, and include, but are not limited to the right to receive a liquidation preference, prior to any distribution of our assets to the holders of our common stock, in an amount equal to $0.01 per share or $441 for the Series D Preferred Stock, $0.01 per share or $333 for the Series E Preferred Stock, $0.01 per share or $6,456 for the Series I Preferred Stock, $687.50 per share or approximately $531,252 for the Series J Preferred Stock, $0.01 per share or $632 for the Series K Preferred Stock, $100.00 per share or approximately $4.6 million for the Series L Preferred Stock, $300 per share or approximately $1.5 million for the Series M Preferred Stock, $0.01per share or approximately $54 for the Series N Preferred Stock and $0.01 per share or approximately $106 for Series O Preferred Stock.

We may not be able to achieve compliance for listing on a national exchange which could make it more difficult for investors to sell their shares.

Our common stock was delisted on The Nasdaq Capital Market on July 11, 2018 and currently trades on the OTC Pink market. Delisting of our common stock effectively results in our common stock being designated a “penny stock” is that securities broker-dealers cannot recommend the shares but must trade it on an unsolicited basis. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Additionally, subsequent transfers of the shares of our common stock by U.S. holders may not be exempt from state securities laws. In such event, it will be the responsibility of the holder of shares or warrants to register or qualify the shares for any subsequent offer, transfer or sale in the United States or to determine that any such offer, transfer or sale is exempt under applicable state securities laws. These state securities laws and disclosure requirements may have the effect of reducing the trading activity in the secondary market for shares that become subject to those penny stock rules. Under such circumstances, shareholders may find it more difficult to sell, or to obtain accurate quotations, for our common stock, and our common stock would become substantially less attractive to certain purchasers such as financial institutions, hedge funds and other similar investors.

Future sales of our securities, or the perception in the markets that these sales may occur, could depress our stock price.

Additional equity financings or other share issuances by us, including shares issued in connection with strategic alliances and corporate partnering transactions, could adversely affect the market price of our common stock. As of November 19, 2018, we had 7,869,860 shares held by our existing shareholders available for resale pursuant to Rule 144 or resale registration statements, upon conversion of Series D Preferred Stock, Series E Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock, Series N Preferred Stock, and Series O Preferred Stock. Sales by existing stockholders of a large number of shares of our common stock in the public market or the perception that additional sales could occur could cause the market price of our common stock to drop. Moreover, to the extent that additional shares of our outstanding stock are registered, or otherwise become eligible for resale, and are sold, or the holders of such shares are perceived as intended to sell them, this could further depress the market price of our common stock.  These factors could also make it more difficult for us to raise capital or make acquisitions through the issuance of additional shares of our common stock or other equity securities.

If we do not progress in our programs as anticipated, our stock price could decrease.

For planning purposes, we estimate the timing of a variety of clinical, regulatory and other milestones, such as when a certain product candidate will enter clinical development, when a clinical trial will be completed or when an application for regulatory approval will be filed. Our estimates are based on present facts and a variety of assumptions. Many of the underlying assumptions are outside of our control. If milestones are not achieved when we estimated that they would be, investors could be disappointed, and our stock price may decrease.

Our stock price may be volatile; you may not be able to resell your shares at or above your purchase price.

Our stock prices and the market prices for securities of biotechnology companies in general have been highly volatile, with recent significant price and volume fluctuations, and may continue to be highly volatile in the future. For example, during the year ended December 31, 2017, our common stock traded between $1.28 per share and $10.76 per share. The following factors, in addition to other risk factors described in this section, may have a significant impact on the market price of our common stock, some of which are beyond our control:

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developments regarding, or the results of, our clinical trials;

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announcements of technological innovations or new commercial products by our competitors or us;

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our issuance of equity or debt securities, or disclosure or announcements relating thereto;

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developments concerning proprietary rights, including patents;

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developments concerning our collaborations;

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publicity regarding actual or potential medical results relating to products under development by our competitors or us;

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regulatory developments in the United States and foreign countries;

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litigation;

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economic and other external factors or other disaster or crisis; or

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period-to-period fluctuations in our financial results.

Our common stock may be affected by limited trading volume and price fluctuations which could adversely impact the value of our common stock.

While there has been relatively active trading in our common stock over the past twelve months, there can be no assurance that an active trading market in our common stock will be maintained. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

The number of shares of issued and outstanding common stock as of November 19, 2018, represents approximately 46% of our fully diluted shares of common stock.  Additional issuances of shares of common stock upon conversion and/or exercise of preferred stock, options to purchase common stock and warrants to purchase common stock will cause substantial dilution to existing stockholders.

At November 19, 2018, we had 9,254,582 shares of common stock issued and outstanding. Up to an additional 7,869,860 shares may be issued upon conversion of our Series D Preferred Stock, Series E Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock; Series M Preferred Stock; Series N Preferred Stock and Series O Preferred Stock A 1,221,935 shares issuable upon exercise of warrants at a weighted average price of $7.15; 1,820,589 shares upon exercise of all outstanding options to purchase our common stock at a weighted average price of $7.44;, resulting in a total of up to 20,166,966 shares that may be issued and outstanding. The issuance of any and all of the 9,254,582 shares issuable upon exercise or conversion of our outstanding convertible securities will cause substantial dilution to existing stockholders and may depress the market price of our common stock.

You will experience future dilution as a result of future equity offerings.

We may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock.  Although no assurances can be given that we will consummate a financing, in the event we do, or in the event we sell shares of common stock or other securities convertible into shares of our common stock in the future, additional and substantial dilution will occur.  In addition, investors purchasing shares or other securities in the future could have rights superior to investors in this offering.

Risks Related to the Offering with Triton

 Resales of shares purchased by Triton under the Equity Purchase Agreement may cause the market price of our common stock to decline.

Subject to the terms and conditions of the Equity Purchase Agreement, we have the right to “put,” or sell, to Triton up to $1,000,000 worth of shares of our Series P Preferred Stock, which are convertible into shares of our common stock at a conversion rate of $100.00 divided by 75% of the 5-day volume-weighted average price of the Company’s common stock prior to the Series P Preferred Stock conversion notice. Unless terminated earlier, Triton’s purchase commitment will automatically terminate on the earlier of the date on which Triton shall have purchased shares pursuant to the Equity Purchase Agreement for an aggregate purchase price of $1,000,000 or 90 days after the effectiveness of a registration statement registering the resale of the shares of common stock underlying the Series P Preferred Stock purchased under the Equity Purchase Agreement. This arrangement is also sometimes referred to herein as the “Triton Offering.” The Series P Preferred Stock to be issued to Triton pursuant to the Equity Purchase Agreement will be purchased at a price equal to the stated value of $100.00 per share. Triton will have the financial incentive to sell the shares of our common stock issuable upon conversion of Series P Preferred Stock in advance of or upon receiving such shares and to realize the profit equal to the difference between the discounted price and the current market price of the shares. This may cause the market price of our common stock to decline. The foregoing description of the terms of the Equity Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Equity Purchase Agreement itself.

Puts under Equity Purchase Agreement may cause dilution to existing stockholders.

From time to time during the term of the Equity Purchase Agreement, and at our sole discretion, we may present Triton with a put notice requiring Triton to purchase shares of our Series P Preferred Stock. As a result, our existing stockholders will experience immediate dilution upon the conversion into common stock of any of the shares of Series P Preferred Stock held by Triton. Triton may resell some, if not all, of the shares of our common stock issuable upon conversion of Series P Preferred Stock that we issue to it under the Equity Purchase Agreement and such sales could cause the market price of our common stock to decline significantly. To the extent of any such decline, any subsequent conversions of Series P Preferred Stock into common stock could require us to issue a greater number of shares to Triton in exchange for each dollar of the put amount depending on the timing of when Triton exercises its rights to conversions of Series P Preferred Stock. Under these circumstances, the existing stockholders of our company will experience greater dilution. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by Triton, and because our existing stockholders may dislike our decision to sell Series P Preferred Stock to Triton at a time when our stock price is low, and may in response decide to sell their own shares, further decreasing our stock price. If we draw down amounts under the Triton Offering when our share price is decreasing, we could be required to issue more shares to Triton upon subsequent conversions of Series P Preferred Stock.

There is no guarantee that we will satisfy the conditions to the Equity Purchase Agreement.

Although the Equity Purchase Agreement provides that we can require Triton to purchase, at our discretion, up to $1,000,000 worth of shares of our Series P Preferred Stock convertible into common stock, our ability to put shares to Triton and obtain funds when requested is limited by the terms and conditions of the Equity Purchase Agreement.

We may not have access to the full amount available under the Equity Purchase Agreement with Triton.

Our ability to draw down funds and sell shares under the Equity Purchase Agreement requires that a registration statement be declared effective and continue to be effective registering the resale of shares of our common stock issuable upon conversion of the Series P Preferred Stock purchased under the Equity Purchase Agreement. The registration statement of which this prospectus is a part registers the resale of up to 6,000,000 shares of our common stock issuable upon conversion of shares of our Series P Preferred Stock under the Triton Offering, and an additional 175,000 shares issued to Triton Fund LLC per the terms of the Share Donation Agreement. This registration statement (and any post-effective amendments thereto) may be subject to review and comment by the staff of the SEC and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of the registration statement (and any post-effective amendments thereto) cannot be assured. Even if we are successful in causing the registration statement registering the resale of some or all of the shares issuable upon conversion of the Series P Preferred Stock under the Equity Purchase Agreement to be declared effective by the SEC in a timely manner, we may not be able to sell the shares unless certain other conditions are met. Accordingly, because our ability to draw down any amounts under the Equity Purchase Agreement with Triton is subject to a number of conditions, there is no guarantee that we will be able to draw down all of the proceeds of $1,000,000 under the Equity Purchase Agreement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical facts, contained in this prospectus are, or may be deemed to be, forward-looking statements. Words such as, but not limited to, “anticipate,” “intend,” “indicate,” “plan,” “continue” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “potential,” “future,” “likely,” “may,” “should,” “could,” “will,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ.

You should also carefully read the risk factors described in more detail beginning on Page 5 of this prospectus. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Our current product candidates are undergoing clinical development and have not been approved by the United States Food and Drug Administration (“FDA”) or any comparable foreign regulatory authority. These product candidates have not been, nor may they ever be, approved by any regulatory agency nor marketed anywhere in the world.

You should read this prospectus and the documents that we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. These risks and uncertainties, along with others, are described above under the heading “Risk Factors” beginning on Page 5 of this prospectus.  We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders. However, we will receive proceeds from the sale of shares of our of Series P Preferred Stock to Triton under the Equity Purchase Agreement. We will use these proceeds for developing a proof of concept clinical trial protocol for the treatment of pancreatitis using our antibody designated as MVT-5873 and general corporate and working capital purposes. We have agreed to bear the expenses relating to the registration of the offer and resale by the selling stockholders of the shares being offered hereby.

PRICE RANGE OF COMMON STOCK

Our common stock has been quoted on the OTC Pink under the symbol “MBVX” since July 11, 2018, from August 17, 2016 to July 10, 2018 we were listed on The Nasdaq Capital Market under the symbol “MBVX” and, prior to that, on the OTCQB Marketplace under the symbol “MBVX”. The following table sets forth the high and low bid prices for our common stock for the periods indicated. The prices set forth below for the periods on which our common stock was traded on the OTCQB Marketplace and OTC Pink market represent inter-dealer quotations, without adjustment for retail mark-up, mark-down or commission, and may not represent the prices of actual transactions.  All stock prices included in the following table are adjusted for the 1-for-7.4 reverse split of our common stock effected on August 16, 2016, and a 1-for-3 reverse split on February 16, 2018.

	High	Low
2018
Quarter ended March 31, 2018	$3.27	$1.42
Quarter ended June 30, 2018	$1.85	$0.75
Quarter ended September 30, 2018	$2.55	$0.27
Quarter ended December 31, 2018 (through November 19, 2018)	$0.51	$0.26

2017
Quarter ended March 31, 2017	$10.77	$6.30
Quarter ended June 30, 2017	$7.80	$4.05
Quarter ended September 30, 2017	$4.35	$1.29
Quarter ended December 31, 2017	$2.91	$1.71

2016
Quarter ended March 31, 2016	$19.53	$9.09
Quarter ended June 30, 2016	$19.32	$10.44
Quarter ended September 30, 2016	$18.15	$10.89
Quarter ended December 31, 2016	$13.50	$9.30

On November 19, 2018, the closing bid price of our common stock was $0.27.

As of November 19, 2018, there were 99 stockholders of record of our common stock, one of which is Cede & Co., a nominee for Depository Trust Company, or DTC. Shares of common stock that are held by financial institutions as nominees for beneficial owners are deposited into participant accounts at DTC and are considered to be held of record by Cede & Co. as one stockholder.

Dividend Policy

We have never paid our stockholders cash dividends, and we do not anticipate paying any cash dividends in the foreseeable future as we intend to retain any earnings for use in our business. Any future determination to pay dividends will be at the discretion of our board of directors.

SELLING STOCKHOLDERS

This prospectus covers the resale by the selling stockholders of up to 6,175,000 shares of our common stock. These shares represent: (i) up to 6,000,000 shares of common stock issuable upon conversion of Series P Preferred Stock which may be issued by us to Triton under the Equity Purchase Agreement; and (ii) 175,000 shares of common stock (the “Commitment Shares”) we agreed to issue to Triton Funds LLC, manager of Triton, upon execution of the Equity Purchase Agreement to support the cost of the student-run fund. Triton is an “underwriter” within the meaning of the Securities Act in connection with its resale of our common stock pursuant to this prospectus. The selling stockholders have not had any position or office, or other material relationship with us or any of our affiliates over the past three years. The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of November 19, 2018, and the number of shares of our common stock being offered pursuant to this prospectus.

			Number of shares to be beneficially owned and percentage of beneficial ownership after the offering (1)(2)
Name of selling stockholder	Shares beneficially owned as of the date of this prospectus (1)	Number of shares being offered	Number of shares	Percentage of class (3)
Triton Funds LLC	0	175,000	0	0%
Triton LP	0	6,000,000	0	0%

Triton Funds was founded by Yash Thukral, Sam Yaffa and Nathan Yee.
___________
(1)
Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.
(2)
The amount and percentage of shares of our common stock that will be beneficially owned by the selling stockholder after completion of the offering assume that they will sell all shares of our common stock being offered pursuant to this prospectus.
(3)
Based on 9,254,582 shares of our common stock issued and outstanding as of November 19, 2018.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read together with our financial statements and accompanying notes appearing elsewhere in this Prospectus. This Management’s Discussion and Analysis contains forward-looking statements that involve risks and uncertainties. Please see “Forward-Looking Statements” set forth in the beginning of this Prospectus, and see “Risk Factors” beginning on Page 5 for a discussion of certain risk factors applicable to our business, financial condition, and results of operations. Operating results are not necessarily indicative of results that may occur in future periods. Management and our independent registered public accounting firm identified certain material weaknesses in internal control over financial reporting. If we are unable to remediate these material weaknesses and maintain effective internal control, we may not be able to produce timely and accurate financial statements, and we and our independent registered public accounting firm could conclude that our internal control over financial reporting are not effective, which could adversely impact investor confidence and our stock price. See “Risk Factors” on Page 5.

Overview

We are a clinical stage biopharmaceutical company engaged in the discovery and development of proprietary human monoclonal antibody products for the diagnosis and treatment of a variety of cancers. We discovered a pipeline of human monoclonal antibody product candidates based on the protective immune responses generated by patients who have been vaccinated against targeted cancers. Our therapeutic vaccine product candidates under development were discovered at MSK and are exclusively licensed to us as well as blood samples from patients who were vaccinated with the same licensed vaccines. We operate in only one business segment. We have incurred substantial losses since inception, and we expect to incur additional substantial losses for the foreseeable future as we continue our research and development activities. To date, we have funded our operations primarily through equity financings in the form of common stock and preferred stock, licensing agreements, asset sales, strategic collaborations, issuance of common stock in lieu of cash for services, government grants, debt financings or other arrangements. The process of developing our product candidates will require significant additional research and development, preclinical testing and clinical trials, as well as regulatory approval. We expect these activities, together with general and administrative expenses, to result in substantial operating losses for the foreseeable future. We will not receive product revenue unless we, or our collaborative partners, complete clinical trials, obtain regulatory approval and successfully commercialize one or more of our product candidates. We cannot provide assurance that we will ever generate revenues or achieve and sustain profitability in the future or obtain the necessary working capital for our operations.

During the nine months ended September 30, 2018, we recognized revenue of $4,700,000, including $700,000 from a license agreement with Y-mAbs in June 2018 and $4.0 million in gross proceeds from an asset purchase and license agreement with Boehringer Ingelheim in July 2018. Our loss from operations during this nine-month period was $5,410,200 and our net loss was $5,908,068. Net cash used in operating activities for the nine months ended September 30, 2018 was $2,620,437, cash and cash equivalents and working capital deficit as of September 30, 2018 were $951,751 and $6,334,244, respectively. As of September 30, 2018, we had an accumulated deficit of $118,349,884 and stockholders’ equity of $42,558.

We are subject to risks common to biopharmaceutical companies, including the need for capital, risks inherent in our research, development and commercialization efforts, preclinical testing, clinical trials, uncertainty of regulatory and marketing approvals, enforcement of patent and proprietary rights, potential competition and retention of key employees. For a product candidate to be commercialized, it is necessary for us to conduct preclinical tests and clinical trials, demonstrate efficacy and safety of our product candidates to the satisfaction of regulatory authorities, obtain marketing approval, enter into manufacturing, distribution and marketing arrangements, obtain market acceptance and, in many cases, obtain adequate reimbursement from government and private insurers. We cannot provide assurance that we will ever generate revenues or achieve and sustain profitability in the future or obtain the necessary working capital for our operations.

Reverse Stock Splits

On August 16, 2016, we filed a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effectuate a reverse stock split of our issued and outstanding common stock on a 1-for-7.4 basis, effective on August 16, 2016, or the 2016 Reverse Stock Split. On February 14, 2018, we filed a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effectuate another reverse stock split of our issued and outstanding common stock on a 1-for-3 basis, effective on February 16, 2018, or the 2018 Reverse Stock Split; collectively with the 2016 Reverse Stock Split, the “Reverse Stock Splits”). All share and per share amounts, and number of shares of common stock into which each share of preferred stock will convert, in the financial statements and notes thereto included in this prospectus have been retroactively adjusted for all periods presented to give effect to the Reverse Stock Splits, including reclassifying an amount equal to the reduction in par value of common stock to additional paid-in capital.

Court Validation of Previously Issued Shares of Common Stock upon Conversion of Preferred Stock

On September 20, 2018, the Court of Chancery of the State of Delaware (the “Court”) entered an order validating (i) issuances of common stock upon conversions of the Company’s preferred stock occurring between June 30, 2014 and February 12, 2018, and (ii) stockholder approval of corporate actions presented to the Company’s stockholders from June 30, 2014 to February 12, 2018. In so doing, the Court granted the Company’s Verified Petition for Relief Under 8 Del. C. § 205 (the “Delaware Petition”) captioned In re: MabVax Therapeutics Holdings, Inc., filed on July 27, 2018, in order to rectify the uncertainty regarding whether shares of our common stock were validly issued upon conversion of our preferred stock from June 30, 2014 to February 12, 2018.

As disclosed in our Current Report on Form 8-K filed with the SEC on May 21, 2018 (the “May Form 8-K”), facts previously came to our attention indicating that certain shares of our common stock issued upon conversion of shares of our preferred stock may not have been validly issued in compliance with the 4.99% blocker provisions set forth in the applicable certificates of designation for conversions occurring between June 30, 2014 and February 12, 2018.

Withdrawal and Reinstatement of Auditor Reports; Auditor Resignation and Appointment of New Auditor

As disclosed in the May Form 8-K and in part due to the uncertainty regarding the valid issuance of certain shares of our common stock addressed in the Delaware Petition, on May 20, 2018, our Board of Directors, upon the recommendation of management, concluded our prior annual and interim period financial statements for the years 2014, 2015, 2016 and 2017 included in our Reports on Form 10-K and Form 10-Q for such years, and our registration statements filed during the years 2014, 2015, 2016, 2017 and to date for 2018 with respect to the number of shares of common stock outstanding, and the weighted average number of shares used in calculating earnings per share and related per share figures should not be relied upon. Accordingly, on May 20, 2018, our then-engaged independent registered public accounting firm, CohnReznick LLP, withdrew their audit reports included in our Annual Reports on Form 10-K for the years 2014, 2015, 2016 and 2017. Our Board of Directors further determined the Company could not file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 in compliance with applicable laws and regulations.

As disclosed on August 8, 2018, effective August 3, 2018, CohnReznick LLP resigned as the Company’s independent auditor. During the Company’s two most recent fiscal years ended December 31, 2017 and December 31, 2016, and during the subsequent interim reporting periods through March 31, 2018, and the interim period through August 3, 2018, there were no disagreements with CohnReznick LLP on any matter of GAAP or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of CohnReznick LLP would have caused CohnReznick LLP to make reference to the subject matter of the disagreements in connection with its reports. Additionally, there were no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

Subsequent to the ratification of the shares by the Court on September 20, 2018, on October 12, 2018 CohnReznick LLP issued their audit report for the consolidated financial statements for the years 2016 and 2017, included in our Form 10-K/A filed with the SEC on October 15, 2018, and the auditors’ consent to including their reports in our registration statements filed during the years 2016 and 2017.

On August 22, 2018, we entered into an engagement agreement pursuant to which we appointed our new independent registered public accounting firm, Haskell & White LLP.

Nasdaq De-listing and Application for Listing on the OTCQB Marketplace

On July 2, 2018, the Listing Qualifications Department of The Nasdaq Stock Market (the “Staff”) notified the Company of its determination to delist our securities. In this notice, the Staff indicated their determination was based upon the Company’s non-compliance with the Rule as well as the Company’s non-compliance with the $2.5 million stockholders’ equity requirement for continued listing on The Nasdaq Capital Market per Nasdaq listing rule 5550(b)(1). The Company elected not to appeal the Staff’s decision and, as a result, on July 2, 2018, we received a letter from the Staff indicating trading of the Company’s common stock would be suspended on The Nasdaq Capital Market at the open of business on Wednesday, July 11, 2018. On July 11, 2018, our common stock began trading on the OTC Pink, continuing under the symbol MBVX. On May 21, 2018, we notified the Staff that we would not be filing our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, by the required deadline as required for continued listing on The Nasdaq Capital Market per Nasdaq listing rule 5250(c)(1) (the “Rule”). Further, on June 29, 2018, the Company’s Board of Directors determined not to submit a plan to the Staff to regain compliance with the Rule, and we announced this decision in a press release on July 2, 2018. On September 26, 2018, The Nasdaq Stock Market announced that it will delist the common stock of MabVax by filing a Form 25 with the SEC to complete the delisting process. The delisting became effective ten days after the Form 25 was filed. The Company applied for listing on the OTCQB Venture Marketplace (the “OTCQB Marketplace”) on October 16, 2018, however, there can be no assurance of being listed while the SEC Action is underway.

Resignation and Appointment of Members of the Board of Directors

Effective July 31, 2018, Paul Maier, Jeffrey E. Eisenberg, Thomas C. Varvaro and Kenneth Cohen, resigned as members of the Company’s Board of Directors. There were no disagreements between the resigning Board members and management.

Following the resignations, in a separate action, the Board of Directors appointed our Chief Financial Officer, Gregory Hanson, as a member of the Board. Mr. Hanson has served as our Chief Financial Officer since July 2014, and of its subsidiary, MabVax Therapeutics, Inc. since February 2014. Mr. Hanson has over 30 years’ experience serving as the CFO, financial executive and director of public and private life sciences and hi-tech companies. Since October 2016, he has served as a member of the board of directors of a private pharmaceutical contract research organization.

Our Clinical Development Programs

              MVT-5873 – for the Treatment of Pancreatic Cancer

MVT-5873 as a Monotherapy in Late Stage Cancer Patients – We reported results from our Phase 1a clinical trial of 32 patients treated with our therapeutic antibody product candidate, MVT-5873, as a monotherapy in a poster presentation at the American Society of Clinical Oncology (“ASCO”) Annual Meeting on June 3, 2017. MVT-5873 has been evaluated for safety and tolerability in patients with advanced pancreatic cancer and other CA19-9 positive cancers. In this poster presentation, the Company highlighted that the single agent MVT-5837 appeared safe and well tolerated in patients at biologically active doses based on the results of the Phase 1a trial. Furthermore, all patients in the Phase 1a trial were evaluated by RECIST 1.1 for tumor response, and the Company reported 11 patients achieved stable disease in this dose escalation safety trial of 32 patients.

The results of the Phase 1a trial with MVT-5873 support that this fully-human antibody targeting CA19-9 cancers can be administered at doses with acceptable safety and have a potentially positive impact on disease. The cancer antigen CA19-9 is broadly expressed in various cancers including pancreatic, colon, and small cell lung cancer making this antibody potentially useful for a larger patient population. Clinical signals from an identifiable subset of subjects enabled us to understand those patients most likely to respond to a MVT-5873 based therapy. We plan to continue to evaluate MVT-5873 at higher doses.

MVT-5873 in Combination with a Standard of Care Chemotherapy – Based upon observations from the first two cohorts of patients treated, we are evaluating further clinical development of MVT-5873 in combination with gemcitabine and nab-paclitaxel as a first line therapy for the treatment of patients newly diagnosed with pancreatic cancer. MabVax has treated seventeen patients as of August 24, 2018, with the objective of obtaining additional safety and tumor response (RECIST 1.1) data for this treatment regimen. Dr. Eileen O’Reilly, Associate Director of the David M. Rubenstein Center for Pancreatic Cancer Research, attending physician, member at MSK and Professor of Medicine at Weill Cornell Medical College, is the lead investigator in the MVT-5873 Phase 1 clinical trial.

On February 12, 2018, we reported on interim results of the current cohort of the Phase 1 study, in which MVT-5873 was given in combination with nab-paclitaxel and gemcitabine to patients newly diagnosed with CA19-9 positive pancreatic cancer. MVT-5873 at a dose of 0.125 mg/kg when added to first-line chemotherapy was generally well tolerated by all subjects. At that time, all six patients in the current cohort demonstrated measurable tumor reductions, with four patients meeting the criteria for partial response (PR) and two patients meeting the criteria for stable disease (SD). We believe these results further confirm results reported on a portion of the cohort in late 2017. Patient CA19-9 levels, which are a prognostic indicator of the disease state, were markedly reduced in all subjects with this combination therapy. Due to adverse events potentially related to the combination of nab-paclitaxel, gemcitabine and MVT-5873, not seen in the monotherapy clinical study, the Company has suspended patient enrollment at the current dose. We are evaluating plans to enroll additional patients at a lower dose to further explore safety and response in a larger population.

              MVT-5873 – for the Treatment of Pancreatitis

Pancreatitis is a severe and common medical condition that can lead to death or a chronic condition with significant morbidity, systemic inflammatory response and multiple organ dysfunction syndromes. Pancreatitis is also associated with a 16.5-fold elevated risk for developing pancreatic cancer. Best available treatment for pancreatitis is primarily supportive care consisting of rehydration, pain relief, nutritional support followed by antibiotic therapy, and surgery for biliary pancreatitis and other more severe cases. Acute and chronic pancreatitis in the United States accounts for 361,000 hospital admissions each year and for direct health care costs of $3.1 billion annually (Forsmark et al, NEJM 375;20 and Yadav et al, Pancreapedia, July 28, 2016).

Investigators at CSHL have made significant new discoveries elucidating the biological pathways that cause both acute and chronic pancreatitis. Investigators found that expression of CA19-9 in the pancreas is sufficient to induce pancreatitis. Specifically, CA19-9 elevation resulted in rapid elevation of pancreatic enzymes in the blood, pancreatic infiltration of immune cells, acinar-to-ductal metaplasia and atrophy, as well as increased proliferation. Investigators then explored the utility of CA19-9 as a therapeutic target for both acute and chronic pancreatitis. This avenue of treatment strategy exhibits potential given that turning off or blocking CA19-9 expression results in the normalization of pancreatic enzyme levels within four days following an acute episode of pancreatitis.

MVT-5873 specifically targets CA19-9, and subsequent studies have demonstrated that antibodies capable of binding to CA19-9 and blocking the downstream biological pathways of pancreatitis have a positive effect on ameliorating the disease. Combining the preclinical science supporting the use of the CA19-9 blocking antibodies in the treatment of pancreatitis with the clinically validated data and supplies of MVT-5873 already available gives MabVax the opportunity, assuming adequate funding, to move quickly into the clinic in a mid-stage proof of concept clinical trial in the near-term.

MVT-2163 – as an Imaging Agent for Pancreatic Cancer

We reported results from our Phase 1a clinical trial of ImmunoPET imaging agent product candidate, MVT-2163, in 12 patients with locally advanced or metastatic adenocarcinoma of the pancreas (“PDAC”) or other CA19-9 positive malignancies in a poster presentation and podium talk at the Society of Nuclear Medicine and Molecular Imaging (“SNMMI”) Annual Meeting held in Denver, Colorado on June 10-14, 2017.

The Phase 1a clinical trial of MVT-2163 Phase I trial was intended to evaluate our next generation diagnostic PET imaging agent in patients with PDAC or other CA19-9 positive malignancies. MVT-2163 (89Zr-HuMab-5B1) combines the well-established PET imaging radiolabel Zirconium-89, a positron emitting isotope typically labeled as 89Zr, with the targeting specificity of MVT-5873. We designed the trial to establish safety, pharmacokinetics, biodistribution, optimal time to obtain the PET image, and the amount of MVT-5873 to be administered as a blocking dose prior to administration of MVT-2163 to obtain optimized PET scan images.

As of July 2017, twelve (12) patients were treated in this first-in-human trial evaluating the safety and feasibility of MVT-2163 to image pancreatic tumors and other CA19-9 positive malignancies. MVT-2163 was administered alone and in combination with MVT-5873 and was well tolerated in all cohorts. The only toxicities were infusion reactions that resolved on the day of the injection, with some patients requiring standard supportive medication. We reported that administering MVT-5873 prior to dosing MVT-2163 reduces liver uptake facilitating detection of liver metastases. In addition, we determined that the MVT-5873 cold antibody pre-dose did not interfere with the uptake of MVT-2163 on cancer lesions.

Uptake of MVT-2163 was observed in primary tumors and metastases as early as day two and continuously through day seven. Standard Uptake Values (“SUVs”), a measurement of activity in PET imaging, reached as high as 101 in the study. The investigators reported that the SUVs are amongst the highest lesion uptake values they have ever seen for a radiolabeled antibody. Bone and soft tissue disease were readily visualized, and lesion uptake of the radiotracer was higher than typically seen with PET imaging agents. The correlation with Computerized Tomography (“CT”) scans was high.

In summary, the MVT-2163 product candidate demonstrated acceptable safety tolerability, pharmacokinetics and biodistribution in this trial. MVT-2163 also produced high quality PET images identifying both primary tumor and metastatic sites. We believe there was a promising correlation with diagnostic CT that warrants further studies correlating these findings with histopathology to assess the accuracy of MVT-2163 in identifying smaller metastatic nodes below the detection level of standard CT scans. We believe the continual increase in high SUVs on cancer lesions in this study supports the use of the Company’s MVT-1075 radioimmunotherapy product candidate, which utilizes the same antibody to deliver a radiation dose for the treatment of patients with pancreatic, lung and colon cancers.

In April 2018, the NIH awarded an R01 Research Grant to MSK for continued Phase 1b development of MVT-2163 as a PET diagnostic imaging agent. The R01 grant extends the Phase 1 work already completed by MabVax by evaluating MVT-2163 visual images and biopsies of targeted tissues illuminated with the PET agent. This information will then be used to determine if the new PET imaging agent can improve pre-surgical staging of patients with pancreatic ductal adenocarcinoma. Since surgery is currently the only cure for pancreatic cancer and the success rate of surgical intervention is low, having a new diagnostic tool to more accurately assess the location and extent of the dissemination of the cancer has the potential to improve surgical outcomes. Additionally, these data can be used to support the dose and dose distribution determinations for the Company’s HuMab-5B1 antibody based radioimmunotherapy agent, MVT-1075, currently being evaluated in a Phase 1 trial. MabVax will support MSK in its research efforts and allow the clinical study to be conducted under a MabVax IND; however, the bulk of the costs will be borne by the NIH.

MVT-1075 – as a Radioimmunotherapy for Pancreatic Cancer

On February 28, 2018, we announced positive interim results from the initial three-patient cohort of the Phase 1 clinical trial for MVT-1075, which combines the demonstrated targeting specificity of the MVT-5873 antibody with the proven clinical success of a low-energy radiation emitter, 177Lutetium, often referred to as 177Lu. Results from the first three patients dosed in the initial cohort of this dose escalation Phase 1 safety trial demonstrated that MVT-1075 was reasonably well tolerated and accumulated on tumor as evidenced by dosimetry measurements performed after the first dose. At this initial dose, two subjects met the criteria for stable disease (SD) and one met the criteria of progressive disease (PD) as measured using RECIST 1.1 criteria. Hematologic toxicities were manageable, and the Company is enrolling the first patient in the second cohort.

This Phase 1 first-in human dose escalation clinical trial, which began in June 2017, is an open-label, multi-center study evaluating the safety and efficacy of MVT-1075 in up to 22 patients for patients with PDAC or other CA19-9 positive malignancies including colon and lung cancers. The primary endpoint of this trial is to determine the maximum tolerated dose and safety profile in late stage patients with recurring disease who have failed prior therapies. Secondary endpoints include evaluating tumor response rate and duration of response by RECIST 1.1 and determining dosimetry and pharmacokinetics. This dose-escalation study utilizes a traditional 3+3 design and is based on experience we gained through prior clinical studies that treated 50 patients with either MVT-5873, or our imaging agent MVT-2163. The investigative sites are Honor Health in Scottsdale, Arizona, and MSK in New York City.

In April 2017, we reported preclinical results for MVT-1075 at the American Association of Clinical Research (AACR) Annual Meeting, demonstrating suppression, and in some instances, regression, of tumor growth in xenograft animal models of pancreatic cancer, potentially making this product candidate an important new therapeutic agent in the treatment of pancreatic, colon and lung cancers. Supporting the MVT-1075 RIT clinical investigation are the Company’s successful MVT-5873 and MVT-2163 Phase 1a safety and target specificity data which were reported earlier this year at the annual meetings of the ASCO and the SSNMMI, respectively. The combined results from 50 patients in the Phase 1 MVT-5873 and MVT-2163 studies established safety and provided significant insight into drug biodistribution and an optimal dosing strategy, which the Company has incorporated into the MVT-1075 program.

Asset Sales and License Agreements

License Grant to Y-mAbs Therapeutics, Inc.

On June 27, 2018, we entered into a Sublicense Agreement with Y-mAbs, pursuant to which we granted Y-mAbs an exclusive sublicense to a bi-valent ganglioside-based vaccine product candidate intended to treat neuroblastoma, a rare pediatric cancer.

Neuroblastoma is a rare solid tumor in childhood with only about 650 cases diagnosed each year in North America. The incidence is about 10.54 cases per 1 million per year in children younger than 15 years. About 37% are diagnosed as infants, and 90% are younger than 5 years at diagnosis, with a median age at diagnosis of 19 months. Neuroblastoma is responsible for 12% of all cancer deaths in children less than 15 years of age.

Total value of the transaction to MabVax is $1.3 million, $700,000 of which was paid upon execution of the agreement and $600,000 of which is to be paid within five (5) days of the first anniversary of the execution date, provided the agreement as not been terminated prior to the anniversary, plus a share of a Priority Review Voucher if granted by the FDA to Y-mAbs on approval of the vaccine and the Priority Review Voucher is subsequently sold. Additionally, Y-mAbs will be responsible for all further development of the product candidate as well as any downstream payment obligations related to this specific vaccine to MSK that were specified in the original MabVax-MSK license agreement. If Y-mAbs successfully develops and receives FDA approval for the Neuroblastoma vaccine product candidate, it is obligated to file with the FDA for a Priority Review Voucher. If this voucher is granted to Y-mAbs and subsequently sold, then MabVax will receive a percentage of the proceeds from the sale of the voucher by Y-mAbs.

The neuroblastoma vaccine product candidate was originally developed by Dr. Philip Livingston and colleagues at MSK and licensed as part of a broader portfolio of anti-cancer vaccines licensed to MabVax. MabVax filed for and was granted an Orphan Drug Designation for the neuroblastoma vaccine and has manufactured Phase II clinical supplies for a planned but not initiated clinical trial to be conducted with the consortium New Advances in Neuroblastoma Therapy (“NANT”). NANT is the only consortium of academic medical centers in the world solely dedicated to developing novel treatments and biomarkers for children with Neuroblastoma. Over the last several years, MabVax has shifted its focus and resources to the Company’s human antibody discovery and development programs that are currently in early stage clinical trials and have attracted partner interest.

Sale of Asset to Boehringer Ingelheim and Related Agreements

On July 6, 2018, we entered into the Asset Purchase Agreement with Boehringer Ingelheim, pursuant to which Boehringer Ingelheim purchased all of our rights to assets owned or controlled by us that related to a specific human antibody research and development program to identify and characterize antibodies that bind to an undisclosed glycan antigen. The transaction closed on July 6, 2018.

Pursuant to the Asset Purchase Agreement, MabVax may receive a total of $11 million, $4 million of which was received upfront and the remainder upon the achievement by Boehringer Ingelheim of various specified milestone events, plus further earn-out payments through the later of the expiration of the last to expire valid claim of the licensed program patent covering a Boehringer Ingelheim product, or ten (10) years from the date of first commercial sale of such Boehringer Ingelheim product on a country-by-country and product-by-product basis. The asset acquisition is separate and distinct from other programs under development at MabVax, enabling MabVax to retain all rights to its lead HuMab-5B1 antibody program which is in Phase 1 clinical trials as a therapeutic product candidate and as a diagnostic product candidate, as well as other antibody discovery programs from the Company’s antibody discovery portfolio targeting other cancer antigens.

MabVax discovered the antibody series at the center of this transaction from biological samples, originally from patients who were vaccinated against their solid tumors with a glycan antigen-containing vaccine. We believe our methods of discovery of fully human antibodies directly from vaccinated cancer patients has potential advantages, which include greater specificity and reduced toxicities.

Plan for Remainder of 2018

Based on the experience with recent asset sales and license agreements, and continuing inquiries from third parties regarding their interest in other MabVax assets and clinical progress to date related to MVT-5873, MVT-1075, and MVT-2163, we intend on continuing to explore additional licensing and/or collaboration opportunities for certain fields of use of our technology. However, there can be no assurance that any such transaction will occur.

If we are able to secure additional funds, we intend to, among other things:

●
continue enrollment in our clinical study of MVT-5873 in combination with gemcitabine and nab-paclitaxel in first line therapy for the treatment of patients newly diagnosed with pancreatic cancer with the objective of confirming early observations seen to date, to enable discussions with potential strategic partners and investors.

●
enroll additional patients into the MVT-5873 monotherapy trial with the aim of establishing a higher maximum tolerated dose. We have submitted our Investigational New Drug Application (“IND”), to the FDA, for a revised protocol to enable continuation of the trial at higher doses.

●
support the continued development of the MVT-2163 imaging agent under the R01 grant made to MSK for the Phase 1b portion of this clinical program.

●
continue clinical development of MVT-1075 for the treatment of locally advanced or metastatic pancreatic cancer patients, by completing additional cohorts of patients in a dose escalation safety trial to continue to assess the safety and potential efficacy of this treatment; also, to enable discussions with potential strategic partners and investors.

●
Use a portion of existing supplies of MVT-5873 to pursue a proof of concept clinical trial of MVT-5873 in the treatment of pancreatitis.

Comparison of the Year Ended December 31, 2017 and 2016

Results of Operations

Revenues

Revenues for the years ended December 31, 2017 and 2016 were $0 and $148,054, respectively, primarily from grant revenues. This decrease was primarily due to the completion of the current phase of our contract with the National Institute of Health, or NIH (the “NIH Imaging Contract”), during the first quarter of 2016.

	Years Ended December 31,		% change
	2017	2016	2016 to 2017
Revenues	$-	$148,054	*%

*Not meaningful

Future revenues will depend upon the extent to which we obtain approval of new grants or enter into new collaborative research agreements and the amounts of payments relating to such agreements.

Research and Development Expenses

Research and development expenses for the years ended December 31, 2017 and 2016 were $7,544,122 and $7,800,723, respectively. Our research and development costs consist primarily of clinical trial site costs, clinical data management and statistical analysis support, drug manufacturing, storage and distribution, regulatory services and other outside services related to drug development.

	Years Ended December 31,		% change
	2017	2016	2016 to 2017
Research and development	$7,544,122	$7,800,723	(3%)

Stock-based compensation expense included in research and development expenses for the years ended December 31, 2017 and 2016 were $1,570,809 and $1,192,126, respectively, an increase of $378,683. The increase in stock-based compensation was offset by a reduction in executive bonuses of $114,450 and overall research and development expenses decreased $520,834, exclusive of the stock-based compensation and executive bonuses, compared to the same period in 2016.

Research and development expenses for the year ended December 31, 2017 were primarily for our clinical trials and in-house staffing to support preclinical and clinical development efforts in support of our programs. Expenses in the same period a year ago were primarily for external research contract services and consulting/contractor fees for our clinical trials and preclinical and clinical development which were brought in-house in towards the end of the second quarter in 2016.

We expect our total research and development expenditures in the next twelve months to remain approximately the same as we continue to fund the clinical studies of MVT-5873 in combination with gemcitabine and nab-paclitaxal in first line therapy for the treatment of patients newly diagnosed with pancreatic cancer, and MVT-2163 and begin clinical trials in MVT-1075 in 2017. In the event we are unable to obtain sufficient funding for clinical development of our therapies, we will need to defer completion of clinical trials until such funding is in place. If we are unable to obtain additional funding for our trials to complete clinical development, our total research and development expenditures will decrease substantially until the additional funding is raised.

The process of conducting the clinical research necessary to obtain FDA approval is costly and time consuming. Current FDA requirements for a new human drug to be marketed in the United States include:

●
the successful conclusion of preclinical laboratory and animal tests, if appropriate, to gain preliminary information on the product’s safety;

●
filing with the FDA of an IND, to conduct initial human clinical trials for drug candidates;

●
the successful completion of adequate and well-controlled human clinical trials to establish the safety and efficacy of the product candidate; and

●
filing by the Company and acceptance and approval by the FDA of an NDA for a product candidate to allow commercial distribution of the drug, which is beyond the scope of our financial resources. We intend on licensing or selling the technology prior to filing an NDA.

We consider the active management and development of our clinical pipeline to be crucial to our long-term success. The actual probability of success for each product candidate and clinical program may be impacted by a variety of factors, including, among others, the quality of the candidate, the validity of the target and disease indication, early clinical data, investment in the program, competition, manufacturing capability and commercial viability. Due to these and other factors, it is difficult to give accurate guidance on the anticipated proportion of our research and development investments or the future cash inflows from these programs.

General and Administrative Expenses

General and administrative expenses for the years ended December 31, 2017 and 2016 were $10,526,340 and $9,010,450, respectively.

	Years Ended December 31,		% change
	2017	2016	2016 to 2017
General and administrative	$10,526,340	$9,010,450	17%

The increase in general and administrative expenses of 17%, or $1,515,890 in 2017, compared to the same period in 2016, was primarily due to an increase in stock-based compensation due to additional restricted stock units and options awarded to executive officers and non-executive employees of the company. Stock-based compensation expense included in general and administrative expenses for the years ended December 31, 2017 and 2016 were $5,276,122 and $3,211,152, respectively. In addition to stock-based compensation increasing $2,064,970, franchise taxes increased $76,696 and other employee benefits increased $49,463. The increase was offset by a decrease in professional fees of $298,810, executive bonuses of $248,284, travel expenses of $72,397, facility expenses of $48,037 and business insurance of $33,688.

Interest Income and Interest Expense

	Years Ended December 31,		% change
	2017	2016	2016 to 2017
Interest and other income (expense), net	$(950,217)	$(997,364)	(5)%

Interest and other income (expense), net was $950,217 and $997,364 for the years ended December 31, 2017 and 2016, respectively. Interest expense in 2017 primarily relate to interest, amortization of financing costs and warrant amortization on the Company’s term loan from Oxford Finance LLC. The Company incurred interest costs of $576,124, amortization of financing costs of $166,104 and warrant amortization of $208,530 for the year ended December 31, 2017 compared to interest costs of $603,875, amortization of financing costs of $174,475 and warrant amortization of $219,039 for the year ended December 31, 2016.

The fair value of the warrants issued to Oxford Finance LLC, related to the term loan, was recorded as a discount to the value of the note payable, and is amortized over the term of the loan.  In addition, financing costs incurred related to the term loan are amortized over the term of the loan.

Critical Accounting Policies and Significant Judgments and Estimates

Our management’s discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements as well as the reported revenues and expenses during the reporting periods. On an on-going basis, we evaluate our estimates and judgments related to our operating costs. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ significantly from these estimates under different assumptions or conditions.

Our critical accounting policies include:

Revenue recognition. Revenue from grants is based upon internal and subcontractor costs incurred that are specifically covered by the grant, including a facilities and administrative rate that provides funding for overhead expenses. NIH grants are recognized when MabVax Therapeutics incurs internal expenses that are specifically related to each grant, in clinical trials at the clinical trial sites, by subcontractors who manage the clinical trials, and provided the grant has been approved for payment. NIH and other grant awards are based upon internal research and development costs incurred that are specifically covered by the grant, and revenues are recognized when MabVax Therapeutics incurs internal expenses that are related to the approved grant.

Any amounts received by MabVax Therapeutics pursuant to the NIH grants prior to satisfying our revenue recognition criteria are recorded as deferred revenue.

Clinical trial expenses. We accrue clinical trial expenses based on work performed. In determining the amount to accrue, we rely on estimates of total costs incurred based on the enrollment of subjects, the completion of trials and other events defined in contracts. We follow this method because we believe reasonably dependable estimates of the costs applicable to various stages of a clinical trial can be made. However, the actual costs and timing of clinical trials are highly uncertain, subject to risks, and may change depending on several factors. Differences between the actual clinical trial costs and the estimated clinical trial costs that we have accrued in any prior period are recognized in the subsequent period in which the actual costs become known. Historically, these differences have not been material; however, material differences could occur in the future.

Stock-based compensation. Our stock-based compensation programs include grants of stock options and restricted stock to employees, non-employee directors and non-employee consultants. Stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense, under the straight-line method, over the employee, non-employee director or non-employee consultant’s requisite service period (generally the vesting period of the equity grant).

We account for equity instruments, including stock options and restricted stock, issued to employees and non-employees in accordance with authoritative guidance for equity-based payments. Stock options issued are accounted for at their estimated fair value determined using the Black-Scholes-Merton option-pricing model and restricted stock is accounted for using the grant date fair value of our common stock granted. The fair value of options and restricted stock granted to non-employees is re-measured as they vest, and the resulting increase in value, if any, is recognized as expense during the period the related services are rendered.

Impairment of Goodwill. The Company applies the GAAP principles related to Intangibles – Goodwill and Other related to performing a test for goodwill impairment annually. For the year ended December 31, 2017, we performed our annual review with a step 1 analysis and assessed the market value of the Company to determine whether an impairment had taken place. Based upon the analysis performed, no impairment was noted; therefore, performing step 2 was not required. We concluded that no impairment of goodwill had taken place during the year ended December 31, 2017. Further, in performing a qualitative assessment, we concluded no events and circumstances had taken place that would have indicated that an impairment had taken place.

Income taxes. Significant judgment is required by management to determine our provision for income taxes, our deferred tax assets and liabilities, and the valuation allowance to record against our net deferred tax assets, which are based on complex and evolving tax regulations throughout the world. Our tax calculation is impacted by tax rates in the jurisdictions in which we are subject to tax and the relative amount of income earned in each jurisdiction. Our deferred tax assets and liabilities are determined using the enacted tax rates expected to be in effect for the years in which those tax assets are expected to be realized.

The effect of an uncertain income tax position is recognized as the largest amount that is “more-likely-than-not” to be sustained under audit by the taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained.

The realization of our deferred tax assets is dependent upon our ability to generate sufficient future taxable income. We establish a valuation allowance when it is more-likely-than-not that the future realization of all or some of the deferred tax assets will not be achieved. The evaluation of the need for a valuation allowance is performed on a jurisdiction-by-jurisdiction basis, and includes a review of all available evidence, both positive and negative. As of December 31, 2017, MabVax Therapeutics concluded that it was more-likely-than-not that its deferred tax assets would not be realized, and a full valuation allowance has been recorded.

The above listing is not intended to be a comprehensive list of all our accounting policies. In many cases, the accounting treatment of a transaction is specifically dictated by GAAP. See our audited consolidated financial statements and notes thereto included in our 2017 Annual Report on Form 10-K, which contain additional accounting policies and other disclosures required by GAAP.

Liquidity and Capital Resources

To date, we have funded our operations primarily through government grants, proceeds from the sale of common and preferred stock, the issuance of debt, the issuance of common stock in lieu of cash for services, payments from collaborators and interest income. We have experienced negative cash flow from operations each year since our inception. As of December 31, 2017, we had an accumulated deficit of $111,053,637 and stockholders’ equity of $1,130,440. In February 2018 we completed a series of private placements totaling $2.7 million, net of approximately $55,000 in costs of financing. However, until such time as we have completed one or more license agreements of portions of our technology and we have sufficient funding from such licenses and financing transactions to continue to sustain operations, we anticipate continuing to incur substantial losses over at least the next several years to continue Phase I clinical trials of MVT-5873 in combination with a chemotherapy agent and MVT-1075 as a radioimmunotherapy agent for the treatment of various cancers, preclinical testing of follow-on antibody candidates, investor and public relations, SEC compliance efforts, and the general and administrative expenses associated with each of these activities. There can be no assurance that we will be able to achieve a license and earn revenues large enough to offset our operating expenses. We had cash of $885,710 and a working capital deficit of $4,598,748 as of December 31, 2017.

	2017	2016
December 31:
Cash and cash equivalents	$885,710	$3,979,290
Working capital/(deficit)	$(4,598,748)	$(1,396,656)
Current ratio	0.21:1	0.75:1

Cash provided by (used in);
Operating activities	$(10,995,511)	$(12,363,411)
Investing activities	$(21,072)	$(563,196)
Financing activities	$7,923,003	$12,821,812

Sources and Uses of Cash

Due to the significant research and development expenditures and the lack of any approved products to generate revenue, we have not been profitable and have generated operating losses since we incorporated in 1988. As such, we have funded our research and development operations through government grants and contracts, sales of equity, debt, and collaborative arrangements with corporate partners, and interest earned on investments. At December 31, 2017, we had available cash and cash equivalents of $885,710. Our cash and cash equivalents balances are held primarily in checking accounts. Cash in excess of immediate requirements is invested with regard to liquidity and capital preservation. Wherever possible, we seek to minimize the potential effects of concentration and degrees of risk.

Cash Flows from Operating Activities. Cash used in operating activities for 2017 was $10,995,511 compared to $12,363,411 for the same period in 2016. Net loss of $19,020,679 in 2017 included non-cash charges of $6,846,931 for stock-based compensation, $553,284 for issuance of restricted common stock for service, $393,829 for amortization and accretion related to our notes payable and $159,842 in depreciation and amortization. Cash used in 2016 resulted from a net loss of $17,660,483 and included non-cash charges of $4,403,278 for stock-based compensation and $96,553 in depreciation.

Cash Flows from Investing Activities. Cash used in investing activities for 2017 was $21,072 compared to $563,196 during the same period in 2016. Cash used in both 2017 and 2016 was primarily used to purchase property and equipment for the lab department.

Cash Flows from Financing Activities. Net cash provided by financing activities was $7,923,003 after paying approximately $1.5 million in principal payments on debt for the year ended December 31, 2017, compared to $12,891,812 after paying approximately $200,000 in principal payments on debt in the comparable period in 2016. Net cash provided by financing activities for the year ended December 31, 2016 included $4,610,324 from net proceeds from the January 2016 Oxford Finance LLC Term Loan and $8,567,448 from the sale of common stock and warrants in a registered offering completed in August 2016 whereas the net cash provided by financing activities for the year ended December 31, 2017 were attributable to the following financing activities:

On May 3, 2017, we sold 850 shares of Series H Preferred Stock at a stated value of $1,000 per share, representing an aggregate of $850,000, to certain existing investors. The shares of Series H Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series H Preferred Stock, plus the base amount, if any, on such Series H Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series H Preferred Stock is $1,000 and the initial conversion price is $5.25 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

On May 19, 2017, we closed a public offering of 447,620 shares of common stock and 1,000,000 shares of newly designated Series G Preferred Stock, at $5.25 per share of common stock, after adjusting for the Reverse Stock Splits, and $1.75 per share of Series G Preferred Stock.  The Series G Preferred Stock is initially convertible into 333,334 shares of common stock, after adjusting for the Reverse Stock Splits and subject to further adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events, to certain existing investors in the offering who, as a result of their purchases of common stock, would hold in excess of 4.99% of our issued and outstanding common stock, and elect to receive shares of our Series G Preferred Stock. We received $4,100,000 in gross proceeds, before estimate underwriting discounts, commissions and offering expenses of $416,217.

On July 27, 2017, we entered into a subscription agreement with an accredited investor pursuant to which we agreed to sell 50,715 restricted shares of common stock for $125,000. As part of the July 2017 Private Placement, the Company agreed to reprice the investor’s warrant to purchase 75,075 shares of common stock from $33.30 to $6.00 per warrant share and remove the cashless exercise feature. The transaction closed on August 2, 2017.  The impact of repricing the warrants to $6.00 a share, which took effect on August 2, 2017, was immaterial, as the stock price on the date of the closing of the transaction was $2.10 and the warrants at $6.00 a share, and expired on October 10, 2017, unexercised.

On August 11, 2017, we entered into a security purchase agreement with a group of existing investors in the Company, where we sold 2,386.36 shares of Series J Preferred Stock, at a stated value of $550 per share, representing an aggregate of approximately $1,312,500 before offering expenses of $123,083 in an August 2017 financing. The shares of Series J Preferred Stock are convertible into shares of common stock (the “Series J Conversion Shares”) based on a conversion calculation equal to the stated value of the Series J Preferred Stock plus the base amount on such Series J Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series J Preferred Stock is $550 and the initial conversion price is $1.65 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

On September 11, 2017, the Company entered into subscription agreements with select accredited investors relating to the Company’s registered direct offering, issuance and sale of 1,333,334 shares of the Company’s common stock. The purchase price per share was $1.50. We received $2.0 million in gross proceeds, before offering expenses of $142,639. The offering closed September 14, 2017.

On September 22, 2017, the Company entered into additional subscription agreements with select accredited investors relating to the Company’s registered direct offering, issuance and sale of 672,043 shares of the Company’s common stock. The purchase price per share was $1.86. We received $1.25 million in gross proceeds, before offering expenses estimated at $14,000. The offering closed on September 27, 2017.

On October 10, 2017, the Company entered into additional subscription agreements with select accredited investors relating to the Company’s registered direct offering, issuance and sale of 256,410 shares of the Company’s common stock. The purchase price per share was $1.95. We received $500,000 in gross proceeds, before offering expenses totaling approximately $3,750. The offering closed on October 11, 2017.

We plan to fund the Company’s losses from operations for the foreseeable future through upfront and milestone payments from strategic collaborations and licensing arrangements, or other arrangements, or with equity or debt financings if strategic opportunities are not closed in a timely fashion, or at all. Further, to extend availability of existing cash available for our programs for the purpose of achieving one or more strategic transactions as well as our own development initiatives, we cut personnel in mid-2017 from 25 full time people to 11, and reduced other operating expenses following the completion of two Phase 1a clinical trials of our lead antibody HuMab 5B1, which has enabled us to reduce our expenditures on clinical trials. We expect to continue to develop MVT-5873 in combination with chemotherapy, and our radioimmunotherapy product MVT-1075, while exploring out-licensing opportunities for our technology for certain fields of use, as discussed further in Management’s Discussion and Analysis of Financial Condition and Results of Operations. However, we cannot be sure that completing one or more strategic transactions can be timely completed, or at all, or whether capital funding will be available on reasonable terms if strategic transactions are not timely. If we are unable to secure one or more strategic transactions or adequate additional funding, then we may be forced to make additional reductions in spending, incur further cutbacks in personnel, extend payment terms with suppliers, liquidate assets where possible, and/or suspend or curtail planned programs. If the Company does not meet its payment obligations to third parties as they come due, it may be subject to litigation claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.

Based on receipt of $2.7 million in private placements, net of approximately $55,000 in costs of financing in February 2018, and without any other additional funding or receipt of payments from potential licensing agreements, we expect we will have sufficient funds to meet our obligations through April 2018. These conditions give rise to substantial doubt as to the Company’s ability to continue as a going concern. Any of these actions to reduce spending could materially harm the Company’s business, results of operations, and prospects. These conditions give rise to substantial doubt as to the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

If the Company raises additional funds by issuing equity securities, substantial dilution to existing stockholders would result. If the Company raises additional funds by incurring debt financing, the terms of the debt may involve significant cash payment obligations as well as covenants and specific financial ratios that may restrict the Company’s ability to operate its business.

Working Capital. Our working capital deficit was $4,598,748 at December 31, 2017, as compared to a working capital deficit of $1,396,656 at December 31, 2016. The decrease in working capital was primarily due to increased capital usage during 2017 primarily related to the Company’s clinical development programs.

Going Concern. We believe our cash and cash equivalents as of December 31, 2017, together with $2.7 million in a private placement with accredited investors, net of approximately $55,000 in transaction costs in February 2018, and assuming no additional revenue generating license agreements are signed, will be sufficient to fund our projected operating requirements through approximately April 2018. In order to continue our current and future operations and continue our clinical product development programs through 2018 and beyond, we will depend substantially on our ability to obtain upfront and milestone payments from potential license and/or partnering agreements for use of our technologies in certain fields of use and raising capital through other financing transactions in a timely manner, or if at all. We are uncertain about our ability to raise sufficient funds to continue our existing operations after April 2018 without licensing and/or partnering transactions and additional financings. We have been exploring potential licensing and/or partnering transactions and other arrangement through which the value of our Company could be enhanced. We may raise funds through such potential arrangements with collaborators or others that may require us to sell product candidates that we might otherwise seek to develop or commercialize independently. Our failure to enter into licensing and/or partnering transactions or raise capital when needed could materially harm our business, financial condition and results of operations. See Risk Factors.

We anticipate that we will continue to incur substantial net losses into the foreseeable future as we: (i) continue our Phase I clinical trials of MVT-5873 in combination with chemotherapy and our Phase I clinical trial of our radioimmunotherapy product MVT-1075 for the treatment of various cancers, (ii) continue preclinical development activities related to developing a product targeting Tn for the treatment of breast cancer and small cell lung cancer and other product development candidates in our library, and (iii) monitor patients in clinical trials that have already completed their treatment regimens. Based on management’s assumptions for continuing to develop its existing pipeline of products without additional funding or licensing portions of our technology for particular uses, we expect we will have sufficient funds to meet our obligations through April 2018.

We plan to continue to fund our research and development and operating activities through strategic partnerships or other arrangements with organizations that have capabilities and/or products that are complementary to our own capabilities and/or products, licensing arrangements, and through public or private equity financings and debt financings or other arrangements if the strategic transactions are not timely, if at all. However, we cannot be sure that such strategic transactions or additional funds will be available on reasonable terms, or at all. If we are unable to secure strategic transactions or adequate additional funding, we may be forced to reduce spending, extend payment terms with suppliers, liquidate assets where possible, and/or suspend or curtail planned programs. In addition, if we do not meet our payment obligations to third parties as they come due, we may be subject to litigation claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to our management. Any of these actions could materially harm our business and results of operations.

If we raise additional funds by issuing equity securities, substantial dilution to our existing stockholders would result. If we raise additional funds by incurring debt financing, the terms of the debt may involve significant cash payment obligations as well as covenants and specific financial ratios that may restrict our ability to operate our business.

Our future capital uses and requirements depend on numerous factors, including the following:

●
the progress and success of preclinical studies and clinical trials of our product candidates;

●
the progress and number of research programs in development;

●
our ability to establish license agreements with third parties and reliance on receipt of payments from milestones;

●
the costs associated with conducting Phase I and II clinical trials;

●
the costs and timing of obtaining regulatory approvals;

●
our ability to establish, and the scope of, any new research collaborations;

●
our ability to raise capital on attractive terms, if at all, while the SEC investigation of our registration statements is underway;

●
the costs and timing of obtaining, enforcing and defending our patent and intellectual property rights; and

●
competing technological and market developments.

Contractual Obligations

Offices Leases. On September 2, 2015, the Company entered into a lease (the “Lease”) with AGP Sorrento Business Complex, L.P., for certain premises consisting of a total of approximately 14,971 square feet of office and laboratory space in buildings located at 11535-11585 Sorrento Valley Rd., San Diego, California, to serve as the Company’s corporate offices and laboratories (the “New Premises”). Given that certain tenant improvements needed to be made to the New Premises before the Company could occupy the New Premises, the term of the Lease commenced on February 5, 2015. The Lease terminates six years after such term commencement date, unless earlier terminated in accordance with the Lease. Monthly rent commenced upon occupancy at $2.38 per square foot, totaling $35,631, and escalates at an annual rate of 3% a year over the six-year term of the lease as set forth in the Lease. Pursuant to the terms of the Lease, the current monthly base rent paid by the Company is $36,700.

The Company has an option to extend the lease term for a single, five-year period. If the Lease term is extended for the optional five-year period, the monthly base rent will be adjusted based on fair market rental value. In addition to rent, the Company agreed to pay a portion of the taxes and utility, maintenance and other operating costs paid or accrued in connection with the ownership and operation of the property.

Our master lease and sublease of our facility located at 3165 Porter Drive in Palo Alto, California (the “Porter Drive Facility”) were terminated on February 28, 2013 and we entered into a termination agreement with ARE-San Francisco No. 24 (“ARE”) on February 19, 2013 to voluntarily surrender its premises. As a result of the termination agreement, we were relieved of further obligations under the master lease and further rights to rental income under the sublease and paid a termination fee of approximately $700,000. In addition to the termination fee, if we receive $15 million or more in additional financing in the aggregate, an additional termination fee of $590,504 will be due to ARE. The additional financing was achieved in 2015 and the termination fee is reflected on the balance sheet as an accrued lease contingency fee.

May 2017 Letter Agreement. As a condition to the Lead Investor participating in the May 2017 Public Offering, the Company agreed to the requirement that we offer incentive shares (the “May 2017 Inducement Shares”) to investors from prior periods who participate in making a certain minimum required investment in the May 2017 Public Offering, as further described in Note 7, “Convertible Preferred Stock, Common Stock and Warrants” in the Notes to Consolidated Financial Statements.

  Further, the Company agreed to the following:

Board Nomination
The Company shall nominate one candidate to the Board of Directors of the Company acceptable to the holder of a majority of the Series G Preferred Stock by December 31, 2017, and two current Board members will resign.

Executive Hire	The Company shall hire a new C-level executive in a leadership role by July 15, 2017.
Board Compensation
The Company is obligated to issue an aggregate of 350,000 options to certain employees and members of the Board, at a price not less than $6.00 per share, and 16,667 options to each other Board member at the current market price in connection with this offering. The options shall be issued pursuant to the Company’s option plan and are subject to the requisite approvals and subject to availability under the plan. To the extent we need to increase the number of shares available under such plan, we will need the approval of our Board and Stockholders.  All Board fees will be waived for 2017.

Funds Held in Escrow	$500,000 of the funds from this offering will be held in escrow and released to one or more investor relations services acceptable to the Company following the closing of this offering.

Additionally we granted the Lead Investor in the May 2017 Public Offering, the May 2017 Consent Rights: the right to approve future (i) issuances of our securities, (ii) equity or debt financings and (iii) sales of any development product assets currently held by us, subject to certain exceptions, if such securities are sold at price below $7.50 per share and for as long as the Lead Investor in the offering holds 50% or more of the shares of Series G Preferred Stock purchased by the Lead Investor in the May 2017 Public Offering. All other prior consent rights of the Lead Investor have been superseded by the May 2017 Consent Right.

For the period from the May 2017 Public Offering to December 31, 2017, the Company exceeded the minimum $500,000 in expenses related to outside investor relations services fulfilling the Company’s obligation for spending on investor relations. The Lead Investor elected not to hold the funds in escrow. Further, the Company issued the May 2017 Inducement Shares per the May 2017 Letter Agreement. Also, two Board members resigned during 2017, achieving one of the conditions of the Lead Investor. The Company adjusted the Board compensation per the May 2017 Letter Agreement but did not nominate a new Board member nor did it hire a new C-level executive in light of limited amount of cash available to the Company.

Letter Agreement Regarding Future Financing Transactions. In connection with a financing that took place in August 2017 (the “August 2017 Offering”), we agreed with the Lead Investor pursuant to a letter agreement dated August 9, 2017 (the “August 2017 Letter Agreement”), whereby the Lead Investor together with certain other investors would purchase an aggregate of $2,350,000 in a financing, and the Company would issue incentive shares in the form of newly designated shares of Series K Preferred Stock convertible into an aggregate of 2,166,667 shares of common stock (the “August 2017 Inducement Shares”) to be distributed to certain existing investors of the Company (the “Prior Investors”), as directed by the Lead Investor, as an incentive to invest in the August 2017 Offering, as more fully described in Note 8, “Convertible Preferred Stock, Common Stock and Warrants” in the Notes to Consolidated Financial Statements starting on page F-36.

The August 2017 Letter Agreement also specified the following:

●
That the Company files a proxy statement for a special meeting of stockholders within 10 days of closing the August 2017 Offering. Proposals shall include (i) an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of its issued and outstanding common stock by a ratio of not less than one-for-two and not more than one-for-twenty at any time prior to one year from the date of the special meeting, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors, (ii) the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 30% below the market price of the common stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d), (iii) the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 20% below the market price of the Common Stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d), (iv) the issuance of the Series J Conversion Shares and (v) the issuance of the August 2017 Inducement Shares.

●
Lead Investor will commit to investing an additional $1,000,000 in a new private or public offering of up to $8,000,000 (the “$8,000,000 Financing”). The $8,000,000 Financing shall sign and close following shareholder approval of each of the proposals identified in the August 2017 Letter Agreement.

●
That the employment terms of all management be reduced to two years from three years and that management defer portions of their salary for the remainder of the year, which shall be paid upon the earlier of completion of the $8,000,000 Financing or a business transaction that represents, or transactions in the aggregate that represent, in excess of $10,000,000.

In connection with the Lead Investor’s and Company’s obligations under the August 2017 Letter Agreement, neither party completed all of its obligations as of December 31, 2017.  Further, there are no financial penalties or repercussions to either party for nonperformance that would lead to a materially adverse impact on our financial statements.

Off-Balance Sheet Arrangements

We have no material off-balance sheet arrangements as defined in Regulation S-K 303(a)(4)(ii).

Comparison of the Three and Nine Months Ended September 30, 2018 and 2017

Revenues, Cost of Revenues and Net Sales:
	Three Months Ended September 30,		% Increase/	Nine Months Ended September 30,		% Increase/
	2018	2017	(Decrease)	2018	2017	(Decrease)
Revenues	$4,000,000	$-	100%	$4,700,000	$-	100%
Cost of revenues	785,000	-	100%	785,000	-	100%
Gross profit	$3,215,000	-	100%	$3,915,000	-	100%

For the three months ended September 30, 2018, we recognized $4,000,000 in revenues, as compared to no revenues for the same period in the prior year. The revenues in 2018 were due to the revenues recognized from the sale to Boehringer Ingelheim of all of our rights to certain assets owned or controlled by us that related to a specific human antibody research and development program to identify and characterize antibodies that bind to an undisclosed glycan antigen. The cost of revenues was $785,000 resulting in a gross profit of $3,215,000. The Company had no continuing obligations to provide any services under the contract, enabling the revenues to be recognized. Given the uncertainty of Boehringer Ingelheim achieving any of the future milestones, the Company did not recognize as revenue any of the future potential milestones as of September 30, 2018.

For the nine months ended September 30, 2018, we recognized $4,700,000 in revenues, as compared to no revenues for the same period in the prior year. The cost of revenues was $785,000 resulting in a gross profit of $3,915,000. The revenues in 2018 were due to the revenues recognized from the upfront payment by Y-mAbs for rights to develop the neuroblastoma vaccine and the sale to Boehringer Ingelheim of our rights to certain assets owned or controlled by us related to a specific human antibody research and development program to identify and characterize antibodies that bind to an undisclosed glycan antigen.

Research and development expenses:

	Three Months Ended September 30,		% Increase/	Nine Months Ended September 30,		% Increase/
	2018	2017	(Decrease)	2018	2017	(Decrease)
Research and development	$199,367	$1,017,061	(80.4)%	$2,915,709	$6,168,125	(52.7)%

For the three months ended September 30, 2018, we incurred research and development expenses of $199,367, as compared to $1,017,061 for the same period a year ago. Stock-based compensation expense included in research and development expenses for the three months ended September 30, 2018 and 2017 was $96,157 and $292,523, respectively. Decreased expenses in the three months ended September 30, 2018, compared to the same period in the prior year are primarily due to reduced spending on our Phase I clinical trials of MVT-5873 as a therapeutic and MVT-2163 as a diagnostic for pancreatic cancer and other CA 19.9 malignancies, and a reduction in staff that supported preclinical and clinical development efforts.

For the nine months ended September 30, 2018, we incurred research and development expenses of $2,915,709 as compared to $6,168,125 for the same period a year ago. Stock-based compensation expense included in research and development expenses for the nine months ended September 30, 2018 and 2017 was $340,979 and $989,884, respectively. Decreased expenses in the nine months ended September 30, 2018, compared to the same period in the prior year are primarily due to decreased spending on our Phase I clinical trials of MVT-5873 as a therapeutic and MVT-2163 as a diagnostic for pancreatic cancer and other CA 19.9 malignancies, and a reduction in staff that supported preclinical and clinical development efforts.

General and administrative expenses:

	Three Months Ended September 30,		% Increase/	Nine Months Ended September 30,		% Increase/
	2018	2017	(Decrease)	2018	2017	(Decrease)
General and administrative	$2, 520,950	$1,831,629	37.6%	$6,409,491	$7,513,621	(14.7)%

For the three months ended September 30, 2018, we incurred general and administrative expenses of $2,520,950 as compared to $1,831,629 for the same period a year ago. Stock-based compensation expense included in general and administrative expenses for the three months ended September 30, 2018 and 2017 was $172,458 and $721,213, respectively. Stock-based compensation expense for the three months ended September 30, 2018 and 2017 included $0 and $ 68,250 in restricted stock for services, respectively. The increase in general and administrative expenses was primarily due to higher legal costs of $1,553,041 and outside professional services of $208,098, partially offset by lower staff costs, as compared to the same period last year.

For the nine months ended September 30, 2018, we incurred general and administrative expenses of $6,409,491, as compared to $7,513,621 for the same period a year ago. Stock-based compensation expense included in general and administrative expenses for the nine months ended September 30, 2018 and 2017 was $966,183 and $3,526,488, respectively. Stock-based compensation expense for the nine months ended September 30, 2018 and 2017 included $0 and $ 131,800 in restricted stock for services, respectively. The decrease in general and administrative expenses was primarily due to lower compensation costs of $2,966,631 including a decrease of stock-based compensation expenses of $2,560,305, and lower consulting service costs of $48,420 offset by higher legal costs of $2,569,994 compared to the same period last year.

Interest income and other income (expense):

	Three Months Ended September 30,		% Increase/	Nine Months Ended September 30,		% Increase/
	2018	2017	(Decrease)	2018	2017	(Decrease)
Interest and other expense	$(154,002)	$(231,471)	(32.3)%	$(497,689)	$(743,137)	(33.0)%

Interest and other expense was $154,002 and $231,471 for the three months ended September 30, 2018 and 2017, respectively. The amount for the three months ended September 30, 2018, consisted primarily of $96,755 of interest expense related to interest on the Company’s term loan from Oxford Finance, LLC (“Oxford Finance”), $23,612 of financing cost amortization, and $31,468 of warrant amortization. The amount for the three months ended September 30, 2017, consisted primarily of $142,007 related to Oxford Finance, First Insurance financing, and the Company's capital lease, $39,654 of financing cost amortization, and $49,782 of warrant amortization.

The amount of interest for the nine months ended September 30, 2018, consisted primarily of $308,271 interest expense related to interest on the Company’s term loan from Oxford Finance, $82,636 of financing cost amortization, and $105,568 of warrant amortization. The amount of interest and other expense for the nine months ended September 30, 2017, consisted primarily of $449,300 interest expense related to the Company’s term loan from Oxford Finance, $130,416 of financing cost amortization, $163,727 of warrant amortization and other items of $306.

The fair value of the warrants issued to Oxford Finance related to the term loan was recorded as a discount to the value of the note payable and is being amortized over the term of the loan. Financing costs incurred related to the term loan are also amortized over the term of the loan.

Critical Accounting Policies and Significant Judgments and Estimates

Our management’s discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements as well as the reported revenues and expenses during the reporting periods. On an on-going basis, we evaluate our estimates and judgments related to our operating costs. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ significantly from these estimates under different assumptions or conditions.

Our critical accounting policies include:

Revenue recognition

Effective January 1, 2018, the Company adopted Accounting Standards Codification, or ASC, Topic 606, Revenue from Contracts with Customers (Topic 606), using the full retrospective transition method. Under this method, the Company would have been required to revise its financial statements, if applicable, for the years ended December 31, 2016 and 2017, and applicable interim periods within those years, as if Topic 606 had been effective for those periods. However, Topic 606 did not have any impact on the Company’s revenue recognition upon adoption. This standard applies to all contracts with customers, except for contracts that are within the scope of other standards, such as leases, insurance, collaboration arrangements and financial instruments. Under Topic 606, an entity recognizes revenue when its customer obtains control of promised goods or services in an amount that reflects the consideration which the entity expects to receive in exchange for those goods and services. To determine revenue recognition for arrangements that an entity determines are within the scope of Topic 606, the entity performs the following five steps: (i) identify the contract(s) with the customer(s); (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods and services it transfers to the customer. At contract inception, the Company assesses the goods or services promised within each contract that falls under the scope of Topic 606, determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

License and Other Revenues

The Company enters into licensing agreements which are within the scope of Topic 606, under which it licenses certain of its product candidates’ rights to third parties. The terms of these arrangements typically include payment of one or more of the following: non-refundable, up-front license fees; development, regulatory and commercial milestone payments; and royalties on Gross Profit of the licensed product, which will be classified as royalty revenues, if and when earned.

In determining the appropriate amount of revenue to be recognized as it fulfills its obligation under each of its agreements, the Company performs the five steps described above. As part of the accounting for these arrangements, the Company must develop assumptions that require judgment to determine the stand-alone selling price, which may include forecasted revenues, development timelines, reimbursement of personnel costs, discount rates and probabilities of technical and regulatory success.

Licensing of Intellectual Property – If the license to the Company’s intellectual property is determined to be distinct from the other performance obligations identified in the arrangement, the Company recognizes revenue from non-refundable, up-front fees allocated to the license when the license is transferred to the licensee and the licensee is able to use and benefit from the license. For licenses that are bundled with other performance obligations, the Company utilizes judgment to assess the nature of the combined performance obligation to determine whether the combined performance obligation is satisfied over time or at a point in time and, if over time, the appropriate method of measuring progress for purposes of recognizing revenue from non-refundable, up-front fees. The Company evaluates the measure of progress each reporting period, and, if necessary, adjusts the measure of performance and related revenue recognition.

Milestone Payments – At the inception of each arrangement that includes development milestone payments, the Company evaluates whether the milestones are considered probable of being reached and estimates the amount to be included in the transaction price using the most likely amount method. If it is probable that a significant revenue reversal will not occur, the associated milestone value is included in the transaction price. Milestone payments that are not within the control of the Company or the licensee, such as regulatory approvals, are not considered probable of being achieved until those approvals are received. The transaction price is then allocated to each performance obligation on a relative stand-alone selling price basis, for which the Company recognizes revenue as or when the performance obligations under the contract are satisfied. At the end of each subsequent reporting period, the Company re-evaluates the probability of achievement of such development milestones and any related constraint and, if necessary, adjusts its estimate of the overall transaction price. Any such adjustments are recorded on a cumulative catch-up basis, which would affect license, collaboration and other revenues and earnings in their period of adjustment. To date, the Company has not recognized any milestone payments, because the milestones are not within the control of the Company and the technology is at an early stage of development, or the licensee has the ability to terminate the agreement before the milestone payment is due.

Royalties – For arrangements that include sales-based royalties, including milestone payments based on the level of sales, and for which the license is deemed to be the predominant item to which royalties relate, the Company recognizes revenue at the later of (i) when the related sales occur or (ii) when the performance obligation to which some or all of the royalty has been allocated has been satisfied (or partially satisfied). To date, the Company has not recognized any royalty revenue from its license agreements.

Clinical trial expenses

We accrue clinical trial expenses based on work performed. In determining the amount to accrue, we rely on estimates of total costs incurred based on the enrollment of subjects, the completion of trials and other events defined in contracts. We follow this method because we believe reasonably dependable estimates of the costs applicable to various stages of a clinical trial can be made. However, the actual costs and timing of clinical trials are highly uncertain, subject to risks, and may change depending on several factors. Differences between the actual clinical trial costs and the estimated clinical trial costs that we have accrued in any prior period are recognized in the subsequent period in which the actual costs become known. Historically, these differences have not been material; however, material differences could occur in the future.

Stock-based compensation

Our stock-based compensation programs include grants of stock options and restricted stock to employees, non-employee directors and non-employee consultants. Stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense, under the straight-line method, over the employee, non-employee director or non-employee consultant’s requisite service period (generally the vesting period of the equity grant).

We account for equity instruments, including stock options and restricted stock, issued to employees and non-employees in accordance with authoritative guidance for equity-based payments. Stock options issued are accounted for at their estimated fair value determined using the Black-Scholes-Merton option-pricing model, and restricted stock is accounted for using the grant date fair value of our common stock granted. The fair value of options and restricted stock granted to non-employees is re-measured as they vest, and the resulting increase in value, if any, is recognized as expense during the period the related services are rendered.

Income taxes

Significant judgment is required by management to determine our provision for income taxes, our deferred tax assets and liabilities, and the valuation allowance to record against our net deferred tax assets, which are based on complex and evolving tax regulations. Our tax calculation is impacted by tax rates in the jurisdictions in which we are subject to tax and the relative amount of income earned in each jurisdiction. Our deferred tax assets and liabilities are determined using the enacted tax rates expected to be in effect for the years in which those tax assets are expected to be realized.

The effect of an uncertain income tax position is recognized as the largest amount that is “more-likely-than-not” to be sustained under audit by the taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained.

The realization of our deferred tax assets is dependent upon our ability to generate sufficient future taxable income. We establish a valuation allowance when it is more-likely-than-not that the future realization of all or some of the deferred tax assets will not be achieved. The evaluation of the need for a valuation allowance is performed on a jurisdiction-by-jurisdiction basis, and includes a review of all available evidence, both positive and negative. As of September 30, 2018, the Company concluded that it was more-likely-than-not that its deferred tax assets would not be realized, and a full valuation allowance has been recorded.

The above listing is not intended to be a comprehensive list of all our accounting policies. In many cases, the accounting treatment of a transaction is specifically dictated by GAAP. See our audited consolidated financial statements and notes thereto included in our 2017 Annual Report on Form 10-K, which contain additional accounting policies and other disclosures required by GAAP.

LIQUIDITY AND CAPITAL RESOURCES

To date, we have funded our operations primarily through upfront payments from asset sales and license agreements, government grants, proceeds from the sale of common and preferred stock, the issuance of debt, the issuance of common stock in lieu of cash for services, payments from collaborators and interest income. We have experienced negative cash flow from operations each year since our inception. As of September 30, 2018, we had an accumulated deficit of $118,349,884. We expect to continue to incur increased expenses, resulting in losses, over the next several years due to, among other factors, our continuing and planned clinical trials and anticipated research and development activities, unless we can achieve additional licenses or asset sales of our product candidates that are under development, or revenues from research collaborations or services. There can be no assurance that we will be able to achieve additional license and sales revenue, or that such revenues would be large enough to offset our operating expenses. We had cash of $951,751 and a working capital deficit of $6,334,244 as of September 30, 2018.

	Nine Months Ended September 30,
	2018	2017
Cash provided by (used in):
Operating activities	$(2,620,437)	$(8,702,932)
Investing activities	$—	$(21,072)
Financing activities	$2,686,478	$3,897,063

Net cash used in operating activities was $2,620,437 for the nine months ended September 30, 2018, compared to $8,702,932 for the same period a year ago. The net cash used in both periods was primarily attributable to the net losses, adjusted to exclude certain non-cash items, primarily stock-based compensation and amortization of finance costs related to the term loan. Net cash used in operating activities for the nine months ended September 30, 2018 was also impacted by a decrease of $437,094 in accrued clinical operations and site costs and an increase of $1,356,273 in accounts payable related primarily to unpaid professional fees.

The net cash used in investing activities for the nine months ended September 30, 2018 and 2017, amounted to $0 and $21,072, respectively.

Net cash provided by financing activities for the nine months ended September 30, 2018 was $2,686,478. Net cash provided by financing activities was $3,897,063 for the nine months ended September 30, 2017. Net cash provided by financing activities for the nine months ended September 30, 2018 was attributable to the fundraising from the February 2018 Private Placements and May 2018 Private Placements. Net cash provided by financing activities for the nine months ended September 30, 2017 was attributable to the net proceeds from the May 2017 Public Offering, a private offering that closed on May 3, 2017, in which the Company sold 850 shares of Series H Preferred Stock for an aggregate purchase price of $850,000 before offering costs of $29,429, and a private placement and underwritten offering in August 2017 and two registered direct offerings in September 2017.

Overview of 2018 Private Placements

Between February 2 and February 10, 2018, the Company entered into separate purchase agreements with investors pursuant to which the Company sold (i) shares of its common stock, (ii) shares of its convertible preferred stock, and (iii) warrants to purchase shares of common (the “February 2018 Private Placements”). From April 30 to May 2, 2018, the Company entered into separate purchase agreements with investors pursuant to which we agreed to sell shares of its common stock and convertible preferred stock (the “May 2018 Private Placements”). No financial advisor was used in connection with the February 2018 Private Placements nor the May 2018 Private Placements.

The securities issued in connection with the February 2018 Private Placements and the May 2018 Private Placements were offered and sold solely to accredited investors in reliance on the exemption from registration afforded by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act. The Company entered into separate registration rights agreements with each of the investors in the February 2018 Private Placements and the May 2018 Private Placements, pursuant to which the Company agreed to undertake to file a registration statement to register the resale of the shares of common stock and the shares of common stock underlying the warrants and preferred stock. The Company also agreed to use reasonable best efforts to cause such registration statement to be declared effective and to maintain the effectiveness of the registration statement until all of such shares of common stock have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act, without any restrictions.

February 2018 Private Placements

In connection with the February 2018 Private Placements, the Company sold (i) an aggregate of 555,562 shares of its common stock for an aggregate purchase price of $1,250,000, or $2.25 per share, (ii) 5,000 shares of our newly designated 0% Series M Convertible Preferred Stock (the “Series M Preferred Stock”) for an aggregate purchase price of $1,500,000, or $300.00 per share, and (iii) warrants to purchase up to an aggregate of 855,561 shares of common stock each with an exercise price of $2.70 per share. The net proceeds of the February 2018 Private Placements were $2,700,000 after transaction costs of $50,000.

May 2018 Private Placements

In connection with the May 2018 Private Placements, the Company agreed to sell (i) 218,182 shares of common stock at an aggregate purchase price of $240,000, or $1.10 per share, and (ii) 5,363.64 shares of newly designated 0% Series N Convertible Preferred Stock (the “Series N Preferred Stock”) at an aggregate purchase price of $590,000, or $110.00 per share. The following investors in the May 2018 Private Placements also invested in the February 2018 Private Placements (the “Prior Investors”): GRQ Consultants Inc., Roth 401K FBO Renee Honig; GRQ Consultants Inc., Roth 401K FBO Barry Honig; Melechdavid, Inc.; Grander Holdings Inc. 401K; Robert S. Colman Trust UDT 3/13/85; Ben Brauser; Joshua A. Brauser; Daniel A. Brauser; Gregory Aaron Brauser; Erick E. Richardson; and Ronald B. Low.

Under the terms of the May 2018 Private Placements, we were required to offer an aggregate of 12,777.77 shares (the “May 2018 Inducement Shares”) of newly designated 0% Series O Preferred Stock (the “Series O Preferred Stock”) to investors who previously purchased securities in the February 2018 Private Placements and who also purchased securities in the May 2018 Private Placements with an aggregate purchase price of at least 40% of their investment amounts in the February 2018 Private Placements. Based on the closing of the offering, and participation of the Prior Investors who invested an aggregate of $830,000 (the “May 2018 Inducement Investors”), the Company issued an aggregate of 10,605.56 May 2018 Inducement Shares in the form of Series O Preferred Stock convertible into an aggregate of 1,060,556 shares of common stock. The May 2018 Private Placements closed on May 15, 2018, with the Company receiving gross proceeds totaling $830,000.

Working Capital

Our working capital deficit was $6,334,244 at September 30, 2018, as compared to a working capital deficit of $4,598,748 at December 31, 2017. The decrease in working capital was primarily due to increased capital usage during the first nine months of 2018 primarily related to the Company’s clinical development programs and professional services.

Going Concern

We believe our cash and cash equivalents as of September 30, 2018, will be sufficient to fund our projected operating requirements into December 2018. In order to continue our current and future operations and continue our clinical product development programs beyond December 2018, we will depend substantially on our ability to obtain upfront and milestone payments from potential additional license and/or partnering agreements for use of our technologies in certain fields of use and on raising capital through other financing transactions in a timely manner, of which we can make no assurances that any such transaction will occur. As discussed on page 5, we cannot conclude that any future registration statements that we may file with the SEC will be declared effective during the pendency of the SEC Action as defined on page 61. As a result, our ability to raise capital is and will likely remain severely impaired during the pendency of the SEC Action, and certain capital raising structures involving the registration of our securities with the SEC upon which we have heavily relied in the past to fund our operations may not be available to us for the immediate future. Further, we still owe a balance of approximately $2.8 million to Oxford Finance for which principal payments will begin to be made in January 2019 under the Second Amendment to the Loan and Security Agreement (see Note 6). We are uncertain about our ability to raise sufficient funds to continue our existing operations after December 2018 without additional licensing and/or collaborating transactions and without financing structures that do not involve the use of or reliance upon our ability to register securities with the SEC. We have been exploring potential additional licensing and/or partnering transactions and other arrangements through which the value of our Company could be enhanced. We may raise funds through such potential arrangements with collaborators or others that may require us to sell product candidates that we might otherwise seek to develop or commercialize independently. Our failure to enter into licensing and/or partnering transactions or raise capital when needed could materially harm our business, financial condition and results of operations.

We anticipate we will continue to incur substantial net losses into the foreseeable future as we: (i) continue our Phase I clinical trials of MVT-5873 in combination with chemotherapy and our Phase I clinical trial of our radioimmunotherapy product candidate MVT-1075 for the treatment of various cancers, (ii) continue preclinical development activities related to developing other product candidates in our library, (iii) monitor patients in clinical trials that have already completed their treatment regimens, and (iv) incur legal expenses related to the SEC Action. Based on management’s assumptions for continuing to develop its existing pipeline of product candidates without additional funding or licensing portions of our technology for particular uses, we expect we will have sufficient funds to meet our obligations into December 2018. We may also incur costs and expenses in connection with liabilities under our organizational documents and indemnification agreements that we have with our officers and directors who may individually incur expenses in relation to the SEC Action.

We plan to continue to fund our debt securities, research and development and operating activities through additional strategic partnerships or other arrangements with organizations that have capabilities and/or products that are complementary to our own capabilities and/or product candidates, licensing arrangements, and through public or private equity financings and debt financings or other arrangements if the strategic transactions are not timely, if at all. However, we cannot be sure that such strategic transactions or additional funds will be available on reasonable terms, or at all. If we are unable to secure strategic transactions or adequate additional funding, we may be forced to reduce spending, extend payment terms with suppliers, liquidate assets where possible, suspend or curtail planned programs and/or cease our operations entirely. In addition, if we do not meet our payment obligations to third parties as they come due, including any payment we owe to Oxford Finance, we may be subject to litigation claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to our management. Any of these actions could materially harm our business and results of operations.

If we raise additional funds by issuing equity securities, substantial dilution to our existing stockholders would result. If we raise additional funds by incurring debt financing, the terms of the debt may involve significant cash payment obligations as well as covenants and specific financial ratios that may restrict our ability to operate our business.

Our future capital uses and requirements depend on numerous factors, including the following:

●
our ability to establish license agreements with third parties and reliance on receipt of payments from milestones;

●
the costs associated with conducting Phase I and II clinical trials;

●
the costs and timing of obtaining regulatory approvals;

●
our ability to establish, and the scope of, any new research collaborations;

●
our ability to raise capital on attractive terms, if at all, during the pendency of the SEC Action;

●
the costs and timing of obtaining, enforcing and defending our patent and IP rights; and

●
competing technological and market developments.

Future Contractual Obligations

On September 2, 2015, the Company entered into the Lease with AGP Sorrento Business Complex, L.P., for certain premises consisting of office and laboratory space in buildings located at 11535 Sorrento Valley Rd., San Diego, California, to serve as the Company’s New Premises. Because certain tenant improvements needed to be made to the New Premises before the Company could take occupancy, the term of the Lease did not commence until the New Premises were ready for occupancy, which was on February 4, 2016. The Lease terminates on February 28, 2022, unless earlier terminated in accordance with the Lease. Pursuant to the terms of the Lease, the current monthly base rent paid by the Company is $37,801, subject to annual increases as set forth in the Lease.

The Company has an option to extend the Lease term for a single, five-year period. If the Lease term is extended for the optional five-year period, the monthly base rent will be adjusted based on fair market rental value. In addition to rent, the Company agreed to pay a portion of the taxes and utility, maintenance and other operating costs paid or accrued relating to the ownership and operation of the property.

Our master lease and sublease of our facility located at 3165 Porter Drive in Palo Alto, California were terminated on February 28, 2013, and we entered into a termination agreement with ARE on February 19, 2013 to voluntarily surrender its premises. Because of the termination agreement, we were relieved of further obligations under the master lease and further rights to rental income under the sublease and paid a termination fee of approximately $700,000. In addition to the termination fee, if we receive $15 million or more in additional financing, in the aggregate, an additional termination fee of $590,504 will be due to ARE. The additional financing was achieved in 2015 and the termination fee is reflected on the condensed consolidated balance sheet as an accrued lease contingency fee.

Recently Issued Accounting Standards

Adopted Accounting Standards

In May 2014, the FASB issued Topic 606 which amends the guidance for accounting for revenue from contracts with customers. This ASU supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition, and creates a new Topic 606, Revenue from Contracts with Customers. The Company did not have any revenue generating contracts in 2017, therefore, the adoption of this standard had no effect on the financial statement line items that could have been affected by the transition. For further discussion on the adoption of this standard, see “Revenue Recognition” above and Note 10, “Contracts and Agreements.”

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805), Clarifying the Definition of a Business. The guidance changes the definition of a business to assist entities with evaluating when a set of transferred assets and activities is a business. The new guidance requires an entity to evaluate if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets; if so, the set of transferred assets and activities is not a business. The Company adopted this ASU as of January 1, 2018. The adoption of this ASU had no impact on the Company’s financial statements for the three and nine months ended September 30, 2018.

In May 2017, the FASB issued ASU No. 2017-09, Compensation – Stock Compensation (Topic 718), Scope of Modification Accounting, which clarifies when a change to the terms or conditions of a share-based payment award must be accounted for as a modification. The new guidance requires modification accounting if the fair value, vesting conditions or classification of the award is not the same immediately before and after a change to the terms and conditions of the award.  The Company adopted this ASU on a prospective basis as of January 1, 2018. The adoption of this ASU had no impact on the Company’s financial statements for the three and nine months ended September 30, 2018.

In August 2016, the FASB issued ASU No. 2016-15 (“ASU 2016-15”), “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments.” The standard provides guidance on eight (8) cash flow issues: (1) debt prepayment or debt extinguishment costs; (2) settlement of zero-coupon bonds; (3) contingent consideration payments after a business combination; (4) proceeds from the settlement of insurance claims; (5) proceeds from the settlement of corporate-owned life insurance policies; (6) distributions received from equity method investees; (7) beneficial interests in securitization transactions; and (8) separately identifiable cash flows and application of the predominance principle. ASU 2016-15 addresses how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The Company adopted this ASU effective January 1, 2018. The adoption of this new standard did not have a material impact on our condensed consolidated financial statements.

Accounting Standards Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which supersedes existing guidance on accounting for leases in Leases (Topic 840) and generally requires all leases, including operating leases, to be recognized in the statement of financial position as right-of-use assets and lease liabilities by lessees. The provisions of ASU 2016-02 are to be applied using a modified retrospective approach and are effective for reporting periods beginning after December 15, 2018; early adoption is permitted. The Company plans to elect the transition option provided under ASU 2018-11, which will not require adjustments to comparative periods nor require modified disclosures in those comparative periods. Upon adoption, the Company expects to elect the transition package of practical expedients permitted within the new standard, which among other things, allows the carryforward of the historical lease classification. Based on its anticipated election of practical expedients, the Company anticipates the recognition of right of use assets and related lease liabilities on its balance sheets related to its leases.  The Company intends on engaging a professional services firm to assist in the implementation of ASC 842, and to analyze the impact of adopting ASC 842 on the Company’s statements of income and balance sheets.

In June 2018, the FASB issued ASU No. 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-based Payment Accounting, to simplify the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees, with certain exceptions. The provisions of ASU 2018-07 are effective for reporting periods beginning after December 15, 2018, including interim periods within that fiscal year; early adoption is permitted, but no earlier than a company’s adoption date of Topic 606. Upon transition, the Company will be required to measure these nonemployee awards at fair value as of the adoption date.  The Company had not early adopted this ASU as of September 30, 2018, but plans on adopting this ASU for its reporting period beginning January 1, 2019. The Company is currently evaluating the effect that this ASU will have on its financial statements.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” This ASU requires instruments measured at amortized cost to be presented at the net amount expected to be collected. Entities are also required to record allowances for available-for-sale debt securities rather than reduce the carrying amount. This ASU is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. We expect the adoption of this new standard will not have a material impact on our condensed consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, “Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment.” This ASU eliminates Step 2 from the goodwill impairment test. Instead, an entity should recognize an impairment charge for the amount by which the carrying value exceeds the reporting unit’s fair value, not to exceed the total amount of goodwill allocated to that reporting unit. This ASU is effective for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. We expect the adoption of this new standard will not have a material impact on our condensed consolidated financial statements.

With the exception of the new standards discussed above, there have been no new accounting pronouncements that have significance, or potential significance, to the Company’s financial statements.

Off-Balance Sheet Arrangements

We have no material off-balance sheet arrangements.

BUSINESS

Overview

We are a clinical stage biopharmaceutical company engaged in the discovery and development of proprietary human monoclonal antibody products for the diagnosis and treatment of a variety of cancers. We discovered a pipeline of human monoclonal antibody product candidates based on the protective immune responses generated by patients who have been vaccinated against targeted cancers. Our therapeutic vaccine product candidates under development were discovered at MSK and are exclusively licensed to us as well as blood samples from patients who were vaccinated with the same licensed vaccines. We operate in only one business segment. We have incurred substantial losses since inception, and we expect to incur additional substantial losses for the foreseeable future as we continue our research and development activities. To date, we have funded our operations primarily through equity financings in the form of common stock and preferred stock, licensing agreements, asset sales, strategic collaborations, issuance of common stock in lieu of cash for services, government grants, debt financings or other arrangements. The process of developing our product candidates will require significant additional research and development, preclinical testing and clinical trials, as well as regulatory approval. We expect these activities, together with general and administrative expenses, to result in substantial operating losses for the foreseeable future. We will not receive product revenue unless we, or our collaborative partners, complete clinical trials, obtain regulatory approval and successfully commercialize one or more of our product candidates. We cannot provide assurance that we will ever generate revenues or achieve and sustain profitability in the future or obtain the necessary working capital for our operations.

During the nine months ended September 30, 2018, we recognized revenue of $700,000 from a license agreement with Y-mAbs and $4,000,000 from an asset sale to Boehringer Ingelheim, resulting in gross profit of $3,915,000. Our loss from operations during this nine-month period was $5,410,200 and our net loss was $5,908,068. Net cash used in operating activities for the nine months ended September 30, 2018 was $2,620,437, cash and cash equivalents and working capital deficit of as of September 30, 2018 were $951,751 and $6,334,244 respectively. As of September 30, 2018, we had an accumulated deficit of $118,349,884 and a stockholders’ equity of $42,558.

We are subject to risks common to biopharmaceutical companies, including the need for capital, risks inherent in our research, development and commercialization efforts, preclinical testing, clinical trials, uncertainty of regulatory and marketing approvals, enforcement of patent and proprietary rights, potential competition and retention of key employees. For a product candidate to be commercialized, it is necessary for us to conduct preclinical tests and clinical trials, demonstrate efficacy and safety of our product candidates to the satisfaction of regulatory authorities, obtain marketing approval, enter into manufacturing, distribution and marketing arrangements, obtain market acceptance and, in many cases, obtain adequate reimbursement from government and private insurers. We cannot provide assurance that we will ever generate revenues or achieve and sustain profitability in the future or obtain the necessary working capital for our operations.

Our Clinical Development Programs

              MVT-5873 – for the Treatment of Pancreatic Cancer

MVT-5873 as a Monotherapy in Late Stage Cancer Patients – We reported results from our Phase 1a clinical trial of 32 patients treated with our therapeutic antibody product candidate, MVT-5873, as a monotherapy in a poster presentation at the American Society of Clinical Oncology (“ASCO”) Annual Meeting on June 3, 2017. MVT-5873 has been evaluated for safety and tolerability in patients with advanced pancreatic cancer and other CA19-9 positive cancers. In this poster presentation, the Company highlighted that the single agent MVT-5837 appeared safe and well tolerated in patients at biologically active doses based on the results of the Phase 1a trial. Furthermore, all patients in the Phase 1a trial were evaluated by RECIST 1.1 for tumor response, and the Company reported 11 patients achieved stable disease in this dose escalation safety trial of 32 patients.

The results of the Phase 1a trial with MVT-5873 support that this fully-human antibody targeting CA19-9 cancers can be administered at doses with acceptable safety and have a potentially positive impact on disease. The cancer antigen CA19-9 is broadly expressed in various cancers including pancreatic, colon, and small cell lung cancer making this antibody potentially useful for a larger patient population. Clinical signals from an identifiable subset of subjects enabled us to understand those patients most likely to respond to a MVT-5873 based therapy. We plan to continue to evaluate MVT-5873 at higher doses.

MVT-5873 in Combination with a Standard of Care Chemotherapy – Based upon observations from the first two cohorts of patients treated, we are evaluating further clinical development of MVT-5873 in combination with gemcitabine and nab-paclitaxel as a first line therapy for the treatment of patients newly diagnosed with pancreatic cancer. MabVax has treated seventeen patients as of August 24, 2018, with the objective of obtaining additional safety and tumor response (RECIST 1.1) data for this treatment regimen. Dr. Eileen O’Reilly, Associate Director of the David M. Rubenstein Center for Pancreatic Cancer Research, attending physician, member at MSK and Professor of Medicine at Weill Cornell Medical College, is the lead investigator in the MVT-5873 Phase 1 clinical trial.

On February 12, 2018, we reported on interim results of the current cohort of the Phase 1 study, in which MVT-5873 was given in combination with nab-paclitaxel and gemcitabine to patients newly diagnosed with CA19-9 positive pancreatic cancer. MVT-5873 at a dose of 0.125 mg/kg when added to first-line chemotherapy was generally well tolerated by all subjects. At that time, all six patients in the current cohort demonstrated measurable tumor reductions, with four patients meeting the criteria for partial response (PR) and two patients meeting the criteria for stable disease (SD). We believe these results further confirm results reported on a portion of the cohort in late 2017. Patient CA19-9 levels, which are a prognostic indicator of the disease state, were markedly reduced in all subjects with this combination therapy. Due to adverse events potentially related to the combination of nab-paclitaxel, gemcitabine and MVT-5873, not seen in the monotherapy clinical study, the Company has suspended patient enrollment at the current dose. We are evaluating plans to enroll additional patients at a lower dose to further explore safety and response in a larger population.

               MVT-5873 – for the Treatment of Pancreatitis

Pancreatitis is a severe and common medical condition that can lead to death or a chronic condition with significant morbidity, systemic inflammatory response and multiple organ dysfunction syndromes. Pancreatitis is also associated with a 16.5-fold elevated risk for developing pancreatic cancer. Best available treatment for pancreatitis is primarily supportive care consisting of rehydration, pain relief, nutritional support followed by antibiotic therapy, and surgery for biliary pancreatitis and other more severe cases. Acute and chronic pancreatitis in the United States accounts for 361,000 hospital admissions each year and for direct health care costs of $3.1 billion annually (Forsmark et al, NEJM 375;20 and Yadav et al, Pancreapedia, July 28, 2016).

Investigators at CSHL have made significant new discoveries elucidating the biological pathways that cause both acute and chronic pancreatitis. Investigators found that expression of CA19-9 in the pancreas is sufficient to induce pancreatitis. Specifically, CA19-9 elevation resulted in rapid elevation of pancreatic enzymes in the blood, pancreatic infiltration of immune cells, acinar-to-ductal metaplasia and atrophy, as well as increased proliferation. Investigators then explored the utility of CA19-9 as a therapeutic target for both acute and chronic pancreatitis. This avenue of treatment strategy exhibits potential given that turning off or blocking CA19-9 expression results in the normalization of pancreatic enzyme levels within four days following an acute episode of pancreatitis.

MVT-5873 specifically targets CA19-9, and subsequent studies have demonstrated that antibodies capable of binding to CA19-9 and blocking the downstream biological pathways of pancreatitis have a positive effect on ameliorating the disease. Combining the preclinical science supporting the use of the CA19-9 blocking antibodies in the treatment of pancreatitis with the clinically validated data and supplies of MVT-5873 already available gives MabVax the opportunity, assuming adequate funding, to move quickly into the clinic in a mid-stage proof of concept clinical trial in the near-term.

MVT-2163 – as an Imaging Agent for Pancreatic Cancer

We reported results from our Phase 1a clinical trial of ImmunoPET imaging agent product candidate, MVT-2163, in 12 patients with locally advanced or metastatic adenocarcinoma of the pancreas (“PDAC”) or other CA19-9 positive malignancies in a poster presentation and podium talk at the Society of Nuclear Medicine and Molecular Imaging (“SNMMI”) Annual Meeting held in Denver, Colorado on June 10-14, 2017.

The Phase 1a clinical trial of MVT-2163 Phase I trial was intended to evaluate our next generation diagnostic PET imaging agent in patients with PDAC or other CA19-9 positive malignancies. MVT-2163 (89Zr-HuMab-5B1) combines the well-established PET imaging radiolabel Zirconium-89, a positron emitting isotope typically labeled as 89Zr, with the targeting specificity of MVT-5873. We designed the trial to establish safety, pharmacokinetics, biodistribution, optimal time to obtain the PET image, and the amount of MVT-5873 to be administered as a blocking dose prior to administration of MVT-2163 to obtain optimized PET scan images.

As of July 2017, twelve (12) patients were treated in this first-in-human trial evaluating the safety and feasibility of MVT-2163 to image pancreatic tumors and other CA19-9 positive malignancies. MVT-2163 was administered alone and in combination with MVT-5873 and was well tolerated in all cohorts. The only toxicities were infusion reactions that resolved on the day of the injection, with some patients requiring standard supportive medication. We reported that administering MVT-5873 prior to dosing MVT-2163 reduces liver uptake facilitating detection of liver metastases. In addition, we determined that the MVT-5873 cold antibody pre-dose did not interfere with the uptake of MVT-2163 on cancer lesions.

Uptake of MVT-2163 was observed in primary tumors and metastases as early as day two and continuously through day seven. Standard Uptake Values (“SUVs”), a measurement of activity in PET imaging, reached as high as 101 in the study. The investigators reported that the SUVs are amongst the highest lesion uptake values they have ever seen for a radiolabeled antibody. Bone and soft tissue disease were readily visualized, and lesion uptake of the radiotracer was higher than typically seen with PET imaging agents. The correlation with Computerized Tomography (“CT”) scans was high.

In summary, the MVT-2163 product candidate demonstrated acceptable safety tolerability, pharmacokinetics and biodistribution in this trial. MVT-2163 also produced high quality PET images identifying both primary tumor and metastatic sites. We believe there was a promising correlation with diagnostic CT that warrants further studies correlating these findings with histopathology to assess the accuracy of MVT-2163 in identifying smaller metastatic nodes below the detection level of standard CT scans. We believe the continual increase in high SUVs on cancer lesions in this study supports the use of the Company’s MVT-1075 radioimmunotherapy product candidate, which utilizes the same antibody to deliver a radiation dose for the treatment of patients with pancreatic, lung and colon cancers.

In April 2018, the NIH awarded an R01 Research Grant to MSK for continued Phase 1b development of MVT-2163 as a PET diagnostic imaging agent. The R01 grant extends the Phase 1 work already completed by MabVax by evaluating MVT-2163 visual images and biopsies of targeted tissues illuminated with the PET agent. This information will then be used to determine if the new PET imaging agent can improve pre-surgical staging of patients with pancreatic ductal adenocarcinoma. Since surgery is currently the only cure for pancreatic cancer and the success rate of surgical intervention is low, having a new diagnostic tool to more accurately assess the location and extent of the dissemination of the cancer has the potential to improve surgical outcomes. Additionally, these data can be used to support the dose and dose distribution determinations for the Company’s HuMab-5B1 antibody based radioimmunotherapy agent, MVT-1075, currently being evaluated in a Phase 1 trial. MabVax will support MSK in its research efforts and allow the clinical study to be conducted under a MabVax IND; however, the bulk of the costs will be borne by the NIH.

MVT-1075 – as a Radioimmunotherapy for Pancreatic Cancer

On February 28, 2018, we announced positive interim results from the initial three-patient cohort of the Phase 1 clinical trial for MVT-1075, which combines the demonstrated targeting specificity of the MVT-5873 antibody with the proven clinical success of a low-energy radiation emitter, 177Lutetium, often referred to as 177Lu. Results from the first three patients dosed in the initial cohort of this dose escalation Phase 1 safety trial demonstrated that MVT-1075 was reasonably well tolerated and accumulated on tumor as evidenced by dosimetry measurements performed after the first dose. At this initial dose, two subjects met the criteria for stable disease (SD) and one met the criteria of progressive disease (PD) as measured using RECIST 1.1 criteria. Hematologic toxicities were manageable, and the Company is enrolling the first patient in the second cohort.

This Phase 1 first-in human dose escalation clinical trial, which began in June 2017, is an open-label, multi-center study evaluating the safety and efficacy of MVT-1075 in up to 22 patients for patients with PDAC or other CA19-9 positive malignancies including colon and lung cancers. The primary endpoint of this trial is to determine the maximum tolerated dose and safety profile in late stage patients with recurring disease who have failed prior therapies. Secondary endpoints include evaluating tumor response rate and duration of response by RECIST 1.1 and determining dosimetry and pharmacokinetics. This dose-escalation study utilizes a traditional 3+3 design and is based on experience we gained through prior clinical studies that treated 50 patients with either MVT-5873, or our imaging agent MVT-2163. The investigative sites are Honor Health in Scottsdale, Arizona, and MSK in New York City.

In April 2017, we reported preclinical results for MVT-1075 at the American Association of Clinical Research (AACR) Annual Meeting, demonstrating suppression, and in some instances, regression, of tumor growth in xenograft animal models of pancreatic cancer, potentially making this product candidate an important new therapeutic agent in the treatment of pancreatic, colon and lung cancers. Supporting the MVT-1075 RIT clinical investigation are the Company's successful MVT-5873 and MVT-2163 Phase 1a safety and target specificity data which were reported earlier this year at the annual meetings of the ASCO and the SSNMMI, respectively. The combined results from 50 patients in the Phase 1 MVT-5873 and MVT-2163 studies established safety and provided significant insight into drug biodistribution and an optimal dosing strategy, which the Company has incorporated into the MVT-1075 program.

Asset Sales and License Agreements

License Grant to Y-mAbs Therapeutics, Inc.

On June 27, 2018, we entered into a Sublicense Agreement with Y-mAbs, pursuant to which we granted Y-mAbs an exclusive sublicense to a bi-valent ganglioside-based vaccine product candidate intended to treat neuroblastoma, a rare pediatric cancer.

Neuroblastoma is a rare solid tumor in childhood with only about 650 cases diagnosed each year in North America. The incidence is about 10.54 cases per 1 million per year in children younger than 15 years. About 37% are diagnosed as infants, and 90% are younger than 5 years at diagnosis, with a median age at diagnosis of 19 months. Neuroblastoma is responsible for 12% of all cancer deaths in children less than 15 years of age.

Total value of the transaction to MabVax is $1.3 million, $700,000 of which was paid upon execution of the agreement and $600,000 of which is to be paid within five (5) days of the first anniversary of the execution date, provided the agreement as not been terminated prior to the anniversary, plus a share of a Priority Review Voucher if granted by the FDA to Y-mAbs on approval of the vaccine and the Priority Review Voucher is subsequently sold. Additionally, Y-mAbs will be responsible for all further development of the product candidate as well as any downstream payment obligations related to this specific vaccine to MSK that were specified in the original MabVax-MSK license agreement. If Y-mAbs successfully develops and receives FDA approval for the Neuroblastoma vaccine product candidate, it is obligated to file with the FDA for a Priority Review Voucher. If this voucher is granted to Y-mAbs and subsequently sold, then MabVax will receive a percentage of the proceeds from the sale of the voucher by Y-mAbs.

The neuroblastoma vaccine product candidate was originally developed by Dr. Philip Livingston and colleagues at MSK and licensed as part of a broader portfolio of anti-cancer vaccines licensed to MabVax. MabVax filed for and was granted an Orphan Drug Designation for the neuroblastoma vaccine and has manufactured Phase II clinical supplies for a planned but not initiated clinical trial to be conducted with the consortium New Advances in Neuroblastoma Therapy (“NANT”). NANT is the only consortium of academic medical centers in the world solely dedicated to developing novel treatments and biomarkers for children with Neuroblastoma. Over the last several years, MabVax has shifted its focus and resources to the Company’s human antibody discovery and development programs that are currently in early stage clinical trials and have attracted partner interest.

Sale of Asset to Boehringer Ingelheim and Related Agreements

On July 6, 2018, we entered into the Asset Purchase Agreement with Boehringer Ingelheim, pursuant to which Boehringer Ingelheim purchased all of our rights to assets owned or controlled by us that related to a specific human antibody research and development program to identify and characterize antibodies that bind to an undisclosed glycan antigen. The transaction closed on July 6, 2018.

Pursuant to the Asset Purchase Agreement, MabVax may receive a total of $11 million, $4 million of which was paid upfront and the remainder upon the achievement by Boehringer Ingelheim of various specified milestone events, plus further earn-out payments through the later of the expiration of the last to expire valid claim of the licensed program patent covering a Boehringer Ingelheim product, or ten (10) years from the date of first commercial sale of such Boehringer Ingelheim product on a country-by-country and product-by-product basis. The asset acquisition is separate and distinct from other programs under development at MabVax, enabling MabVax to retain all rights to its lead HuMab-5B1 antibody program which is in Phase 1 clinical trials as a therapeutic product candidate and as a diagnostic product candidate, as well as other antibody discovery programs from the Company’s antibody discovery portfolio targeting other cancer antigens.

MabVax discovered the antibody series at the center of this transaction from biological samples, originally from patients who were vaccinated against their solid tumors with a glycan antigen-containing vaccine. We believe our methods of discovery of fully human antibodies directly from vaccinated cancer patients has potential advantages, which include greater specificity and reduced toxicities.

Plan for Remainder of 2018

Based on the experience with recent asset sales and license agreements, and continuing inquiries from third parties regarding their interest in other MabVax assets and clinical progress to date related to MVT-5873, MVT-1075, and MVT-2163, we intend on continuing to explore additional licensing and/or collaboration opportunities for certain fields of use of our technology. However, there can be no assurance that any such transaction will occur.

If we are able to secure additional funds, we intend to, among other things:

●
continue enrollment in our clinical study of MVT-5873 in combination with gemcitabine and nab-paclitaxel in first line therapy for the treatment of patients newly diagnosed with pancreatic cancer with the objective of confirming early observations seen to date, to enable discussions with potential strategic partners and investors.

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enroll additional patients into the MVT-5873 monotherapy trial with the aim of establishing a higher maximum tolerated dose. We have submitted our Investigational New Drug Application (“IND”), to the FDA, for a revised protocol to enable continuation of the trial at higher doses.

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support the continued development of the MVT-2163 imaging agent under the R01 grant made to MSK for the Phase 1b portion of this clinical program.

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continue clinical development of MVT-1075 for the treatment of locally advanced or metastatic pancreatic cancer patients, by completing additional cohorts of patients in a dose escalation safety trial to continue to assess the safety and potential efficacy of this treatment; also, to enable discussions with potential strategic partners and investors.

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Use a portion of existing supplies of MVT-5873 to pursue a proof of concept clinical trial of MVT-5873 in the treatment of pancreatitis.

Antibody Market Opportunity

The global monoclonal antibodies market was valued at $85 billion in 2015 and is expected to reach a value of $138 billion by 2024 (The Pharma Letter, February 11, 2016). Over the past couple of decades, the US FDA has approved more than a dozen monoclonal antibodies to treat certain cancers (cancer.org). Focused development of new monoclonal antibody-based drugs is expected to continue for multiple reasons.  Over the last few years much has been learned about using the human immune system to treat cancer.  Several recently approved antibody therapies have demonstrated efficacy in stimulating the human immune system to attack certain cancers. Targeted therapies can attack cancer cells while minimizing damage to normal cells in the patient. Antibodies are complex molecules and are difficult and expensive to duplicate with biosimilars and therefore have a potentially longer commercial life. Currently approved monoclonal antibodies are reimbursed at favorable levels from federal, state, and private insurance providers.

Our lead antibody candidate targets an antigen that is over expressed on many metastatic pancreatic, colon, breast, and small cell lung cancers. The term "over expressed" refers to the antigen being present on the surface of the cancer cell in very large numbers. The amount of antigen present in blood samples is used to monitor patients as elevated levels occur in the blood due to shedding into the blood from these cancer cells. Patients who develop metastatic disease have a significantly poorer prognosis for survival.

We believe there is a critical unmet medical need for new and better treatment for metastatic pancreatic and colon cancer. According to NCI’s SEER database (seer.cancer.gov), the five-year survival rate for patients with pancreatic cancer is just 7.7%. There are 53,000 new patients with pancreatic cancer diagnosed per year and more than half of these patients present at initial diagnosis with metastatic disease (Pancreatic Cancer Network’s Pancreatic Facts 2016). In 2016 pancreatic cancer moved from the fourth leading cause of cancer related death in the U.S. to third, surpassing breast cancer (American Cancer Society Cancer statistics 2016 report,). According to the SEER database, there are about 134,000 patients diagnosed with cancer of the colon and rectum per year in the US. The five-year survival rate for the 35% of patients with metastatic colon cancer that is locally spread is 71% and the five-year survival of the 35% of patients that have regional spread is only 13.5%.

Pancreatic Cancer Imaging and Diagnosis

We believe that our radiolabeled HuMab-5B1 PET imaging antibody represents the only fully human derived monoclonal antibody agent in development with the potential of improving imaging in pancreatic cancer diagnosis over the standard of care (FDG-PET). Since the antigen targeted by the HuMab-5B1 antibody is over expressed on metastatic pancreatic cancer cells, this development effort represents a potentially important step forward in the diagnosis, staging, and assessment of patients newly diagnosed with pancreatic cancers. We believe that the market opportunity for a HuMab-5B1antibody-based radiopharmaceutical is significant in multiple ways. The ability of physicians to accurately diagnose, stage, and assess treatment outcomes in pancreatic cancer would be very important. Accurate determinations on the extent of disease and resectability are essential to improve outcomes in this cancer. We believe that limitations in FDG-PET imaging offers significant room for improvement in diagnostic technique and that accurate determinations on extent of disease and resectability are essential to improving outcomes in this cancer. Improvements in the sensitivity and specificity over FDG-PET could have a significant impact on improving diagnosis and clinical outcome.

Radioimmunotherapy: Therapeutic Treatment Product

In addition to developing our HuMab-5B1 as a stand-alone therapeutic agent as well as a PET imaging agent, we have developed MVT-1075 a HuMab-5B1 based radioimmunotherapy, or RIT, product candidate as a potential treatment for pancreatic cancer and other CA19-9 positive tumors. In June 2017, we initiated a Phase 1 clinical trial of our HuMab-5B1 radioimmunotherapy product MVT-1075 based on experience we gained through clinical studies of 50 patients with either the naked antibody MVT-5873, or our imaging agent MVT-2163.

MVT-1075 combines the demonstrated targeting specificity of the HuMab-5B1 antibody with the proven clinical success of a low-energy radiation emitter, 177Lutetium [177Lu]. We dosed MVT-1075 in our first patient in June 2017. This Phase 1 first-in-human clinical trial is an open-label, multi-center study evaluating the safety and efficacy of MVT-1075 in up to 22 patients with CA19-9 positive malignancies. The primary objective is to determine the maximum tolerated dose and safety profile in patients with recurring disease who have failed prior therapies. Secondary endpoints are to evaluate tumor response rate and duration of response by RECIST 1.1, and to determine dosimetry and pharmacokinetics. This dose-escalation study utilizes a traditional 3+3 design that is commonly used by companies as a dose escalation strategy typical for phase I trials for the treatment of cancer. The investigative sites are Honor Health in Scottsdale, Arizona, and Memorial Sloan Kettering Cancer Center in New York City.

Other Contracts and Agreements

Asset Purchase and License Agreement with Boehringer Ingelheim

On July 6, 2018, the Company entered into an Asset Purchase Agreement and License Agreement with Boehringer Ingelheim (the “Asset Purchase Agreement”) centered on MabVax's program targeting a glycan commonly overexpressed on multiple solid tumor cancers. Boehringer Ingelheim has acquired all rights in and to the program. MabVax received $4 million upon signing the agreement and receiving the funds and will receive an additional $7 million in connection with near-term milestones and downstream regulatory milestone payments plus further earn-out payments. The Company has not recognized as revenue as of June 30, 2018, any of the future milestones given the uncertainty of continuing development by Boehringer Ingelheim. The asset acquisition is separate and distinct from other programs under development at MabVax, enabling MabVax to retain all rights to its lead HuMab-5B1 antibody program which is in Phase 1 clinical trials as a therapeutic product candidate and as a diagnostic product candidate, as well as other antibody discovery programs from the Company's antibody discovery portfolio targeting other cancer antigens.

Cold Spring Harbor Laboratory License Agreement

On September 8, 2018, the Company entered into an agreement with Cold Spring Harbor Laboratory (“CSHL”), a nonprofit New York State education corporation, whereby the Company licensed the exclusive worldwide rights to certain discoveries and technology including exclusive interest in certain patent applications filed by the Company on behalf of CSHL for use of MVT-5873 as a treatment for pancreatitis. The Company paid $20,000 as an upfront license fee and will pay to CSHL a nonrefundable annual license maintenance fee of the same amount beginning on January 1, 2020 and continuing each year thereafter during the term of the agreement and will increase to $50,000 a year upon issuance of the first patent in connection with the technology. The annual license fee will be reduced for any patent prosecution and maintenance costs and will be fully creditable against any royalties or milestone payments earned during the year. Future milestone payments are in the aggregate less than $2.5 million, with royalties that range from 0.25% if no valid claim to patents, to 2.5% if there is a valid claim of the patent in the territory of sales.

Sublicense Grant to Y-mAbs Therapeutics, Inc.

On June 27, 2018, we granted an exclusive sublicense to Y-mAbs, a privately held clinical stage biopharmaceutical company, for a bi-valent ganglioside-based vaccine intended to treat neuroblastoma, a rare pediatric cancer (the “Y-mAbs Sublicense”). Total value of the transaction to MabVax is $1.3 million plus a share of a Priority Review Voucher (as defined in the sublicense agreement) if granted by the FDA to Y-mAbs on approval of the vaccine and the Priority Review Voucher is subsequently sold. Additionally, Y-mAbs will be responsible for all further development of the product as well as any downstream payment obligations related to this specific vaccine to MSK that were specified in the original MabVax-MSK license agreement dated April 30, 2008. If Y-mAbs successfully develops and receives FDA approval for the neuroblastoma vaccine, it is obligated to file with the FDA for a Priority Review Voucher. If the voucher is granted to Y-mAbs and subsequently sold, then MabVax will receive a percentage of the proceeds from the sale of the voucher by Y-mAbs. Upon entering the Y-mAbs Sublicense, the Company received a non-refundable upfront payment of $700,000 and will receive an additional $600,000 upon the one-year anniversary of entering into the agreement, provided Y-mAbs has not terminated the agreement prior to the one-year anniversary. The Sublicense Agreement contains termination provisions allowing for the termination of the agreement (i) upon material breach if the breaching party fails to cure the breach within 60 days of notice by the non-breaching party, (ii) by Y-mAbs at any time upon 90 days’ advance notice to MabVax, or (iii) the expiration or termination of the underlying license from MSK to MabVax, provided that MSK will assume the agreement if Y-mAbs is in material compliance with the agreement upon the termination of the MSK-MabVax license. There were no continuing obligations on the part of the Company in connection with the agreement other than one-time administrative matters that were completed within thirty (30) days of signing the agreement. Therefore, the Company recognized $700,000 as revenue upon signing the agreement and receiving the funds. Because Y-mAbs has the right to terminate the Y-mAbs Sublicense before the one-year anniversary and the uncertainty of continuing clinical development by Y-mAbs, the Company has determined not to recognize as revenue any of the $600,000 due upon one one-year anniversary until the termination provisions are no longer applicable.

Letter Agreement with MSK

On June 27, 2018, we entered into a letter agreement with MSK (the “MSK Letter”) in connection with obtaining the consent from MSK for the Company to enter into the Y-mAbs Sublicense and allow Y-mAbs to “step into the shoes” of the obligations that the Company would have had to pay MSK if the Company had continued development of the neuroblastoma vaccine, including future payment obligations of the Company regarding future milestones. As part of the agreement, the Company and MSK agreed that MabVax would receive 100% of both the $700,000 upfront payment and $600,000 upon the one-year anniversary of the Y-mAbs Sublicense. All of the obligations to MSK in the MSK Letter were fully expensed as of June 30, 2018.

May 2017 Letter Agreement

On May 15, 2017, as a condition to the participation of HS Contrarian Investments, LLC (“HS Contrarian”) in the public offering of the Company’s common stock and Series G Preferred Stock in May 2017 (the “May 2017 Public Offering”), the Company entered into a Letter Agreement with HS Contrarian (the “May 2017 Letter Agreement”) where the Company agreed to offer incentive shares (the “May 2017 Inducement Shares”) to investors who (i) participated in both the Company’s August 2016 public offering and the Company’s April 2015 private offering, (ii) purchased securities in the May 2017 Public Offering equal to at least 50% of their original investment in the August 2016 public offering or 25% of their original investment in the April 2015 private offering, and (iii) still hold 100% of their common stock or preferred stock purchased in those investments.

Further, the Company agreed to the following in the May 2017 Letter Agreement:

Board Nomination:
To nominate one (1) candidate to the Board of Directors acceptable to the holder of a majority of the Series G Preferred Stock by December 31, 2017, and that (2) two current Board members would resign.

Executive Hire:	To hire a new C-level executive in a leadership role by July 15, 2017.
Board Compensation:
To issue an aggregate of 350,000 options to certain employees and members of the Board of Directors, at a price not less than $6.00 per share, and 16,667 options to each other member of the Board of Directors at the current market price in connection with this offering. The options were issued pursuant to the Company’s option plan, subject to the requisite approvals and availability under the plan. The company was responsible for obtaining the approval of the Board of Directors and stockholders of the Company to the extent the company needed their approval to increase the number of shares available under the plan. All Board of Director fees were waived for 2017.

Funds Held in Escrow:
$500,000 of the funds from the May 2017 Public Offering were to be held in escrow and released to one or more investor relations services acceptable to the Company following the closing of this offering.

Additionally, we granted HS Contrarian consent rights: the right to approve future (i) issuances of our securities, (ii) equity or debt financings and (iii) sales of any development product assets currently held by us, subject to certain exceptions, if such securities are sold at a price below $7.50 per share and for as long as HS Contrarian in the offering holds 50% or more of the shares of Series G Preferred Stock purchased by HS Contrarian in the May 2017 Public Offering (the “Consent Rights”). All other prior consent rights of HS Contrarian were superseded by these consent rights. As of June 30, 2018, none of the shares of Series G Preferred Stock is outstanding. Thus, HS Contrarian no longer holds the Consent Rights.

For the period from the May 2017 Public Offering to December 31, 2017, the Company exceeded the minimum $500,000 in expenses related to outside investor relations services fulfilling the Company’s obligation for spending on investor relations. HS Contrarian elected not to hold the funds in escrow. Further, the Company issued the May 2017 Inducement Shares and adjusted the Board of Directors compensation per the May 2017 Letter Agreement. Also, two members of the Board of Directors resigned during 2017, achieving one of the conditions of HS Contrarian. The Company did not nominate a new member to the Board of Directors, nor did it hire a new C-level executive in light of limited amount of cash available to the Company.

Letter Agreement Regarding Future Financing Transactions

On August 9, 2017, in connection with an offering in the aggregate amount of $1,312,500 in which the Company sold shares of its Series J Preferred Stock (the “August 2017 Offering”), we entered into a Letter Agreement with HS Contrarian (the “August 2017 Letter Agreement”), whereby HS Contrarian consented to and agreed that, the Company may sell securities to the investors set forth below, of an aggregate amount of up to $2,350,000, and the Company would issue incentive shares in the form of newly designated shares of Series K Preferred Stock convertible into an aggregate of 2,166,667 shares of common stock to be distributed to the following individuals or entities, as directed by HS Contrarian, as an incentive (the “Inducement Shares”) for HS Contrarian and these entities and individuals to invest in the August 2017 Offering.

HS Contrarian Investments, LLC
GRQ Consultants, Inc. Roth 401K FBO Barry Honig Trustee
GRQ Consultants, Inc. Roth 401K FBO Renee Honig Trustee
Grander Holdings, Inc. 401K
Robert B. Prag
David Moss
Paradox Capital Partners, LLC
Melechdavid, Inc.
Melechdavid, Inc. Retirement Plan
Robert S. Colman Trust UDT 3/13/85
Sargeant Capital Ventures, LLC
Edward W. Easton TTEE The Easton Group ORP PSP U/A DTD 02/09/2000
Donald E. Garlikov
Airy Properties
Ryan O'Rourke
Corey Patrick O'Rourke

In addition, the Company agreed to the following in the August 2017 Letter Agreement:

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To file a proxy statement for a special meeting of stockholders within 10 days of closing the August 2017 Offering. Proposals were to include (i) an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of its issued and outstanding common stock by a ratio of not less than one-for-two and not more than one-for-twenty at any time prior to one year from the date of the special meeting, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors, (ii) the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 30% below the market price of the common stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d), (iii) the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 20% below the market price of the Common Stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d), (iv) the issuance of common stock upon the conversion of Series J Preferred Stock and (v) the issuance of incentive shares in the form of shares of Series K Preferred Stock convertible into an aggregate of 2,166,667 shares of common stock.

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Subject to agreement on terms and conditions of the investment, HS Contrarian committed to a $1,000,000 lead order in an offering amount of $8,000,000 (the “$8,000,000 Financing”). The $8,000,000 Financing was subject to the Company obtaining approval of a reverse stock split, issuance of the Series J Preferred Stock, and filing a proxy statement for stockholder approval of the Inducement Shares as identified in the August 2017 Letter Agreement.

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That the employment terms of all management be reduced to two years from three years and that management defer portions of their salary for the remainder of the year, which would be paid upon the earlier of completion of the $8,000,000 Financing or a business transaction that represents, or transactions in the aggregate that represent, in excess of $10,000,000.

In connection with HS Contrarian’s and the Company’s obligations under the August 2017 Letter Agreement, neither the $8,000,000 Financing nor the change in employment terms from three years to two years were completed as of November 19, 2018.

Memorial Sloan Kettering Cancer Center

Since 2008, the Company has engaged in various research agreements and collaborations with MSK including licensed rights to cancer vaccines and the blood samples from patients who have been vaccinated with MSK’s cancer vaccines. Total sponsored research contracts outstanding in 2016 amounting to approximately $800,000 in 2016 were 100% complete as of the year ended December 31, 2016. Such sponsored research agreements provide support for preclinical work on the Company’s product development programs. The work includes preparing radioimmunoconjugates of the Company’s antibodies and performing in vitro and in vivo pharmacology studies for our therapeutic antibody product candidate, imaging agent product candidate, and radioimmunotherapy product candidate programs. For the nine months ended September 30, 2018, there were no expenses incurred related to these contracts.

Patheon Biologics LLC Agreement

On April 14, 2014, the Company entered into a development and manufacturing services agreement with Patheon Biologics LLC (f.k.a. Gallus Biopharmaceuticals) to provide a full range of manufacturing and bioprocessing services, including cell line development, process development, protein production, cell culture, protein purification, bio-analytical chemistry and QC testing. Total amount of the contract is estimated at approximately $3.0 million. For the nine months ended September 30, 2018 and 2017, the Company recorded no expenses associated with the agreement, as no manufacturing was completed during either period.

Intellectual Property

We strive to protect the proprietary technology that we believe is important to our business, including seeking and maintaining patents intended to cover our vaccines and monoclonal antibody-based candidates, their methods of use and processes for their manufacture and any other inventions that are commercially important to the development of our business. We also rely on trade secrets to protect aspects of our business that are not amenable to, or that we do not consider appropriate for, patent protection.

As of November 19, 2018, we are the exclusive licensee or sole assignee of 14 granted U.S. patents, 4 pending U.S. patent applications and 19 pending foreign patent applications.  The patents and patent applications include claims to vaccine antigen conjugates, mixtures of vaccine antigen conjugates that makeup polyvalent vaccine candidates, processes for their preparation and their use as a vaccine. Two of the granted U.S. patents have claims to human anti-sLea and anti-GD2 monoclonal antibodies, conjugates and pharmaceutical compositions of the human anti-sLea and anti-GD2 monoclonal antibodies, nucleic acids encoding the human anti-sLea and anti-GD2 monoclonal antibodies and processes for the use of the anti-sLea monoclonal antibodies as therapeutic and diagnostic agents. Two of the pending United States patent applications and the 19 foreign patent applications have claims to human anti-sLea and anti-GD2 monoclonal antibodies, conjugates and pharmaceutical compositions of the human anti-sLea and anti-GD2 monoclonal antibodies, nucleic acids encoding the human anti-sLea and anti-GD2 monoclonal antibodies, processes for their use as therapeutic agents and processes for the use of the anti-sLea monoclonal antibodies as diagnostic agents.

On October 13, 2017, the Company filed a patent application for its series of HuMab-Tn fully-human monoclonal antibodies that target the tumor associated Thomsen-nouveau (Tn) antigen that will be developed as therapeutic and diagnostic products targeting ovarian, lung and breast cancers. The Tn target is a carbohydrate antigen significantly expressed on the surface of cancer cells as a result of the transformation of normal cells into cancer cells. The Tn target is present on a broad array of tumor types but not found on normal tissues. This patent application represents another valuable antibody asset brought forward by MabVax and the third patent filed on the antibody portfolio created through the Company’s unique discovery platform.

Our success depends significantly on our ability to obtain and maintain patents and other proprietary protection for commercially important technology, inventions and know-how related to our business, defend and enforce our patents, maintain our licenses to use intellectual property owned by third parties, preserve the confidentiality of our trade secrets and operate without infringing the valid and enforceable patents and other proprietary rights of third parties. We also rely on know-how, continuing technological innovation and in-licensing opportunities to develop, strengthen, and maintain our proprietary position in the field of fully human monoclonal antibodies.

We believe that we have a sufficient intellectual property position and substantial know-how relating to the development and commercialization of our vaccine and monoclonal antibody-based candidates in the markets described herein, consisting of patents or patent applications that we have licensed from MSK or that we have filed ourselves. We cannot be sure that patents will be granted with respect to any of our pending patent applications or with respect to any patent applications filed by us in the future, nor can we be sure that any of our existing patents or any patents that may be granted to us in the future will be commercially useful in protecting our technology.

Our objective is to continue to expand our intellectual property estate by filing patent applications directed to our vaccine and monoclonal antibody programs. We intend to pursue, maintain, and defend patent rights, whether developed internally or licensed from third parties, and to protect the technology, inventions, and improvements that are commercially important to the development of our business.

Marketing and Sales

We currently do not have an internal sales force and do not intend to commercialize on our own any of our product candidates that receive FDA approval.  We intend to license, or enter into strategic alliances with, larger companies in the biopharmaceutical businesses, which are equipped to manufacture, market and/or sell our products, if any, through their well-developed manufacturing capabilities and distribution networks. We intend to license some or all of our worldwide patent rights to more than one third party to achieve the fullest development, marketing and distribution of any products we develop.

Manufacturing and Raw Materials

We currently use and expect to continue to use contract manufacturers to manufacture our product candidates. Our contract manufacturers are subject to extensive governmental regulation. Regulatory authorities in the pharmaceutical industry require that pharmaceutical products be manufactured, packaged and labeled in conformity with current cGMPs. We intend to establish a quality control and quality assurance program, which will include a set of standard operating procedures and specifications designed to ensure that our products are manufactured in accordance with cGMPs, and other applicable domestic and foreign regulations.

We currently do not have any clinical or commercial antibody-based therapeutic manufacturing capabilities. We likely will use contract manufacturers for the manufacture of our product candidates.

Competition

The drug development and medical diagnostic industries are characterized by rapidly evolving technology and intense competition.  Our competitors include development and diagnostic companies that have significantly more financial, technical, and marketing resources.   In addition, there are a significant number of biotechnology companies working on evolving technologies that may supplant our technology or make it obsolete.  Academic institutions, government agencies, and other public and private research organizations are also conducting research activities and may commercialize product candidates either on their own or through joint ventures that compete with one or more of our product candidates.  We are aware of certain development projects for products to prevent or treat certain diseases targeted by us.  The existence of these potential products or other products or treatments of which we are not aware, or products or treatments that may be developed in the future, may adversely affect the desirability and commercial success of any product candidate for which we receive FDA approval.

There are several companies engaged in human antibody development and imaging that could compete in similar clinical areas, including disease detection, therapeutic response monitoring and minimal disease detection.  These companies include AbCellera Biologics, Inc., Agenus Inc., Atreca, Inc., Immunomedics, Inc., Theraclone Sciences Inc., and Trellis Bioscience.

Government Regulation

In the United States, pharmaceutical products are subject to extensive regulation by the FDA. The Federal Drug and Cosmetic Act and other federal and state statutes and regulations, govern, among other things, the research, development, testing, manufacture, storage, recordkeeping, approval, labeling, promotion and marketing, distribution, post-approval monitoring and reporting, sampling, and import and export of pharmaceutical products. The FDA has very broad enforcement authority and failure to abide by applicable regulatory requirements can result in administrative or judicial sanctions being imposed on us, including warning letters, refusals of government contracts, clinical holds, civil penalties, injunctions, restitution, disgorgement of profits, recall or seizure of products, total or partial suspension of production or distribution, withdrawal of approval, refusal to approve pending applications, and criminal prosecution.

FDA Approval Process

We believe that our product candidates will be regulated by the FDA as drugs. No manufacturer may market a new drug until it has submitted a New Drug Application, or NDA, to the FDA, and the FDA has approved it. The steps required before the FDA may approve an NDA generally include:

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preclinical laboratory tests and animal tests conducted in compliance with FDA’s good laboratory practice requirements;

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development, manufacture and testing of active pharmaceutical product and dosage forms suitable for human use in compliance with current good manufacturing practices, or GMP;

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the submission to the FDA of an investigational new drug application, or IND, for human clinical testing, which must become effective before human clinical trials may begin;

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adequate and well-controlled human clinical trials to establish the safety and efficacy of the product for its specific intended use(s);

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the submission to the FDA of a New Drug Application, or NDA; and

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FDA review and approval of the NDA.

Preclinical tests include laboratory evaluation of the product candidate, as well as animal studies to assess the potential safety and efficacy of the product candidate. The conduct of the pre-clinical tests must comply with federal regulations and requirements including good laboratory practices. We must submit the results of the preclinical tests, together with manufacturing information, analytical data and a proposed clinical trial protocol to the FDA as part of an IND, which must become effective before we may commence human clinical trials. The IND will automatically become effective 30 days after its receipt by the FDA, unless the FDA raises concerns or questions before that time about the conduct of the proposed trials. In such a case, we must work with the FDA to resolve any outstanding concerns before clinical trials can proceed. We cannot be sure that submission of an IND will result in the FDA allowing clinical trials to begin, or that, once begun, issues will not arise that suspend or terminate such trials. The study protocol and informed consent information for patients in clinical trials must also be submitted to an institutional review board for approval. An institutional review board may also require the clinical trial at the site to be halted, either temporarily or permanently, for failure to comply with the institutional review board’s requirements or may impose other conditions.

Clinical trials involve the administration of the product candidate to humans under the supervision of qualified investigators, generally physicians not employed by or under the trial sponsor’s control. Clinical trials are typically conducted in three sequential phases, though the phases may overlap or be combined. In Phase 1, the initial introduction of the drug into healthy human subjects, the drug is usually tested for safety (adverse effects), dosage tolerance and pharmacologic action, as well as to understand how the drug is taken up by and distributed within the body. Phase 2 usually involves studies in a limited patient population (individuals with the disease under study) to:

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evaluate preliminarily the efficacy of the drug for specific, targeted conditions;

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determine dosage tolerance and appropriate dosage as well as other important information about how to design larger Phase 3 trials; and

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identify possible adverse effects and safety risks.

Phase 3 trials generally further evaluate clinical efficacy and test for safety within an expanded patient population. The conduct of the clinical trials is subject to extensive regulation, including compliance with good clinical practice regulations and guidance.

The FDA may order the temporary or permanent discontinuation of a clinical trial at any time or impose other sanctions if it believes that the clinical trial is not being conducted in accordance with FDA requirements or presents an unacceptable risk to the clinical trial patients. We may also suspend clinical trials at any time on various grounds.

The results of the preclinical and clinical studies, together with other detailed information, including the manufacture and composition of the product candidate, are submitted to the FDA in the form of an NDA requesting approval to market the drug. FDA approval of the NDA is required before marketing of the product may begin in the U.S. If the NDA contains all pertinent information and data, the FDA will “file” the application and begin review. The FDA may “refuse to file” the NDA if it does not contain all pertinent information and data. In that case, the applicant may resubmit the NDA when it contains the missing information and data. Once the submission is accepted for filing, the FDA begins an in-depth review. The FDA has agreed to certain performance goals in the review of new drug applications. Most such applications for non-priority drug products are reviewed within 10 months. The review process, however, may be extended by FDA requests for additional information, preclinical or clinical studies, clarification regarding information already provided in the submission, or submission of a risk evaluation and mitigation strategy. The FDA may refer an application to an advisory committee for review, evaluation and recommendation as to whether the application should be approved. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions. Before approving an NDA, the FDA will typically inspect the facilities at which the product candidate is manufactured and will not approve the product candidate unless GMP compliance is satisfactory. FDA also typically inspects facilities responsible for performing animal testing, as well as clinical investigators who participate in clinical trials. The FDA may refuse to approve an NDA if applicable regulatory criteria are not satisfied or may require additional testing or information. The FDA may also limit the indications for use and/or require post-marketing testing and surveillance to monitor the safety or efficacy of a product. Once granted, product approvals may be withdrawn if compliance with regulatory standards is not maintained or problems are identified following initial marketing.

The testing and approval process requires substantial time, effort and financial resources, and our product candidates may not be approved on a timely basis, if at all. The time and expense required to perform the clinical testing necessary to obtain FDA approval for regulated products can frequently exceed the time and expense of the research and development initially required to create the product. The results of preclinical studies and initial clinical trials of our product candidates are not necessarily predictive of the results from large-scale clinical trials, and clinical trials may be subject to additional costs, delays or modifications due to several factors, including difficulty in obtaining enough patients, investigators or product candidate supply. Failure by us to obtain, or any delay in obtaining, regulatory approvals or in complying with requirements could adversely affect the commercialization of product candidates and our ability to receive product or royalty revenues.

Other Regulatory Requirements

After approval, drug products are subject to extensive continuing regulation by the FDA, which include company obligations to manufacture products in accordance with Good Manufacturing Practice, or GMP, maintain and provide to the FDA updated safety and efficacy information, report adverse experiences with the product, keep certain records and submit periodic reports, obtain FDA approval of certain manufacturing or labeling changes, and comply with FDA promotion and advertising requirements and restrictions. Failure to meet these obligations can result in various adverse consequences, both voluntary and FDA-imposed, including product recalls, withdrawal of approval, restrictions on marketing, and the imposition of civil fines and criminal penalties against the NDA holder. In addition, later discovery of previously unknown safety or efficacy issues may result in restrictions on the product, manufacturer or NDA holder.

We and any manufacturers of our products are required to comply with applicable FDA manufacturing requirements contained in the FDA’s GMP regulations. GMP regulations require among other things, quality control and quality assurance as well as the corresponding maintenance of records and documentation. The manufacturing facilities for our products must meet GMP requirements to the satisfaction of the FDA pursuant to a pre-approval inspection before we can use them to manufacture our products. We and any third-party manufacturers are also subject to periodic inspections of facilities by the FDA and other authorities, including procedures and operations used in the testing and manufacture of our products to assess our compliance with applicable regulations.

With respect to post-market product advertising and promotion, the FDA imposes several complex regulations on entities that advertise and promote pharmaceuticals, which include, among others, standards for direct-to-consumer advertising, promoting drugs for uses or in-patient populations that are not described in the drug’s approved labeling (known as “off-label use”), industry-sponsored scientific and educational activities, and promotional activities involving the internet. Failure to comply with FDA requirements can have negative consequences, including adverse publicity, enforcement letters from the FDA, mandated corrective advertising or communications with doctors, and civil or criminal penalties. Although physicians may prescribe legally available drugs for off-label uses, manufacturers may not market or promote such off-label uses.

Changes to some of the conditions established in an approved application, including changes in indications, labeling, or manufacturing processes or facilities, require submission and FDA approval of a new NDA or NDA supplement before the change can be implemented. An NDA supplement for a new indication typically requires clinical data similar to that in the original application, and the FDA uses the same procedures and actions in reviewing NDA supplements as it does in reviewing NDAs.

Adverse event reporting and submission of periodic reports is required following FDA approval of an NDA. The FDA also may require post-marketing testing, known as Phase 4 testing, risk minimization action plans and surveillance to monitor the effects of an approved product or place conditions on an approval that could restrict the distribution or use of the product.

Outside the United States, our ability to market a product is contingent upon receiving marketing authorization from the appropriate regulatory authorities. The requirements governing marketing authorization, pricing and reimbursement vary widely from jurisdiction to jurisdiction. At present, foreign marketing authorizations are applied for at a national level, although within the European Union registration procedures are available to companies wishing to market a product in more than one European Union member state.

We are also subject to various environmental, health and safety regulations including those governing laboratory procedures and the handling, use, storage, treatment, and disposal of hazardous materials. From time to time, and in the future, our operations may involve the use of hazardous materials.

Orphan Drugs

Under the Orphan Drug Act of 1983, the FDA may grant orphan drug designation to drugs or biologics intended to treat a rare disease or condition, which is generally defined as a disease or condition that affects fewer than 200,000 individuals in the United States. Orphan drug designation must be requested before submitting an NDA. After the FDA grants orphan drug designation, the generic identity of the drug and its potential orphan use are disclosed publicly by the FDA. Orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process. The first applicant to receive FDA approval for a particular active ingredient to treat a particular disease with FDA orphan drug designation is entitled to a seven-year exclusive marketing period in the United States for that product, for that indication. During the seven-year exclusivity period, the FDA may not approve any other applications to market the same drug or biologic for the same disease, except in limited circumstances, such as a showing of clinical superiority to the product with orphan drug exclusivity. Orphan drug exclusivity does not prevent the FDA from approving a different drug or biologic for the same disease or condition, or the same drug or biologic for a different disease or condition. Among the other benefits of orphan drug designation are tax credits for certain research and a waiver of the NDA application user fee.

Foreign Regulation

Before our products can be marketed outside of the U.S., they are subject to regulatory approval of the respective authorities in the country that the product will be marketed. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary widely from country to country. No action can be taken to market any product in a country until an appropriate application has been approved by the regulatory authorities in that country. The current approval process varies from country to country, and the time spent in gaining approval varies from that required for FDA approval. In certain countries, the sales price of a product must also be approved. The pricing review period often begins after market approval is granted. Even if a product is approved by a regulatory authority, satisfactory prices might not be approved for such product.

In Europe, marketing authorizations may be submitted at a centralized, a decentralized or national level; however, the centralized procedure is mandatory for the approval of biotechnology products and provides for the grant of a single marketing authorization that is valid in all European member states. There can be no assurance that the chosen regulatory strategy will secure regulatory approval on a timely basis or at all.

While we intend to market our products outside the United States in compliance with our respective license agreements, we have not made any applications with foreign authorities and have no timeline for such applications or marketing.

Properties

              We entered into a lease agreement in August 2012 as amended in August 2015 with a lease term that ended on September 30, 2015, for 5,955 square feet of office space at 11588 Sorrento Valley Road in San Diego, California. Upon expiration of the lease in September 2015, prior to the availability of our new facility, we continued to lease this space on a month-to-month basis from October 2015 through January 2016 at the rate of $11,017 per month.

In September 2015, we entered into a lease agreement with AGP Sorrento Business Complex, L.P. for a lease of approximately 14,971 rentable square feet of office and research facilities located at 11535 Sorrento Valley Road, San Diego, California 92121 to serve as our corporate offices and laboratories.  Due to the fact that certain tenant improvements needed to be made to the premises before we could take occupancy, the facilities were not ready until early 2016. We moved from our previous facility at 11588 Sorrento Valley Road, into our new space in and took occupancy on February 4, 2016.  Monthly rent commenced upon occupancy at $2.38 per square foot, totaling $35,631, and will escalate at an annual rate of 3% a year over the six-year term of the lease as set forth in the Lease.

Legal Proceedings

SEC Complaint and SEC Action

As disclosed in a press release and a Current Report on Form 8-K filed with the SEC on January 30, 2018, the Company reported that it received notice on January 29, 2018, from the SEC of an investigation (along with the SEC Complaint, defined below, the “SEC Action”). We stated at that time that we believe the SEC is investigating (i) potential violations by the Company and its officers, directors and others of Section 10(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 17(a) of the Securities Act of 1933, as amended (as amended, the “Securities Act”); and (ii) potential violations by multiple holders of our preferred stock, who are among those included in the Aggregated Investors (as defined on Page 78), of the reporting and disclosure requirements imposed by Section 13(d) of the Exchange Act and pursuant to Schedules 13D and 13G. We further believe the SEC Action pertains to our relationships with certain of the Aggregated Investors, including (i) the circumstances under which those certain Aggregated Investors invested in the Company and whether certain Aggregated Investors have acted as an undisclosed group in connection with their investment; (ii) the manner with or in which those individuals and entities may have sought to control or influence the Company and its leadership since their respective investments (and the extent to which those efforts to control or influence have been successful); and (iii) our prior disclosures regarding the control of the Company and beneficial ownership of our common and preferred stock included in our registration statements filed in 2017 and 2018 and in our Exchange Act reports.

On September 7, 2018, the SEC filed a complaint (the “SEC Complaint”) in the U.S. District Court for the Southern District of New York against the following Aggregated Investors: Barry C. Honig, John Stetson, Michael Brauser, John R. O'Rourke III, Mark Groussman, Phillip Frost, Alpha Capital Anstalt, ATG Capital LLC, Frost Gamma Investments Trust, GRQ Consultants, Inc., Grander Holdings, Inc., Melechdavid, Inc., OPKO Health, Inc., HS Contrarian Investments, LLC, and Southern Biotech, Inc. (collectively, the “Investor Defendants”), and against others who we believe have not made any investment in the Company. SEC v. Honig et al., No. 1:18-cv-01875 (S.D.N.Y. 2018). In the Complaint, the SEC alleges a variety of misconduct with respect to the Investor Defendants’ transactions and/or relationships with three public issuers, including a public issuer identified as “Company C,” which we understand to be MabVax Therapeutics Holdings, Inc. With respect to “Company C” in particular, the SEC alleges certain of the Investor Defendants manipulated the price of the Company’s securities by writing, or causing to be written, false or misleading promotional articles, and a variety of other manipulative trading practices. The SEC further alleges certain of the Investor Defendants filed false reports of their beneficial ownership or failed to file reports of their beneficial ownership when required to do so. The SEC claims that, by engaging in this and other alleged actions in the SEC Complaint, the Investor Defendants and other defendants violated the anti-fraud and many other provisions of the Exchange Act, the Securities Act, and SEC Rules promulgated thereunder. The SEC Complaint does not assert any claims against the Company or any of its directors or officers, nor otherwise allege that the Company or any of its directors or officers were culpable participants in the misconduct allegedly undertaken by the Investor Defendants.

We have cooperated with the SEC in connection with the SEC Action. Although the SEC has not asserted claims against the Company or any of its directors or officers, we cannot predict whether the SEC Action ultimately will conclude in a manner adverse to the Company or any of its directors and officers, or in a manner adverse to the Investor Defendants or other of the Company’s current or former stockholders. We also cannot predict when the SEC Action or any related matters may conclude, or how any such matters or resolution may impact how the Company is perceived by the market, potential partners and potential investors in our securities.

Company Filed Complaint Against Sichenzia Ross Ference LLP

On September 10, 2018, the Company filed, in the Superior Court of California, County of San Diego, a complaint (the “Sichenzia Complaint”) against Sichenzia Ross Ference LLP, a law firm that previously represented the Company in certain corporate, securities, and SEC matters (“Sichenzia”), and eight current Sichenzia partners, and one former Sichenzia partner, Harvey Kesner, MabVax Therapeutics Holdings, Inc. v. Sichenzia Ross Ference LLP et al., No. 37-2018-00045609-CU-PN-CTL. The Sichenzia Complaint asserts claims for negligent professional practice, breach of fiduciary duty, breach of contract, unjust enrichment, deceit, and fraud by the defendants. The Company is evaluating additional claims it may have against others in connection with the same or similar subject matter.

Delaware Order Granting Petition for Relief

  On September 20, 2018, the Court entered an order validating (i) issuances of common stock upon conversions of the Company’s preferred stock occurring between June 30, 2014 and February 12, 2018, and (ii) stockholder approval of corporate actions presented to the Company’s stockholders from June 30, 2014 to February 12, 2018. In so doing, the Court granted the Delaware Petition, filed on July 27, 2018, in order to rectify the uncertainty regarding whether shares of the Company’s common stock were validly issued upon conversion of the Company’s preferred stock from June 30, 2014 to February 12, 2018.

Class Action and Derivative Complaints

In re MabVax Therapeutics Securities Litigation, Case No. 18-cv-1160-BAS-NLS.  On June 4, 2018, and August 3, 2018, two securities class action complaints were filed by purported stockholders of the Company in the United States District Court for the Southern District of California (the “U. S. District Court”) against the Company and certain of its current officers. On September 6, 2018, the U.S. District Court consolidated the two actions and appointed lead plaintiffs. On October 10, 2018, lead plaintiffs filed their consolidated complaint, which, in addition to naming the Company and certain current officers as defendants, also names certain investors as defendants. The consolidated complaint alleges, among other things, that the defendants violated Sections 10(b) and 20(a) of the Exchange Act, and Rule 10b-5 thereunder, by misleading investors about problems with the Company’s internal controls, improper calculation of its beneficial ownership, and improper influence by certain investors. The consolidated complaint also alleges that some of the investor defendants violated Section 9 of the Exchange Act by manipulating the Company’s stock price. The consolidated complaint seeks unspecified damages, interest, fees and costs. The current deadline to respond to the consolidated complaint is December 6, 2018.

Liesman v. Hansen et al., Case No. 18-cv-2237-BTM-WVG.  On September 26, 2018, a shareholder derivative complaint was filed in the United States District Court for the Southern District of California.  The complaint arises from similar allegations as In re MabVax Therapeutics Securities Litigation but asserts a state law breach of fiduciary duty claim against certain of the Company’s current and former directors and officers.  In particular, the complaint alleges that the defendants breached their fiduciary duties by failing to implement the necessary controls to ensure that certain financial disclosures and disclosures concerning stock ownership were accurate.  Plaintiff seeks, on behalf of the Company, damages, fees, costs, and equitable relief.

Jackson v. Hansen et al., Case No. 18-cv-2302-BAS-MSB-BGS. On October 4, 2018, a shareholder derivative complaint was filed in the United States District Court for the Southern District of California.  The complaint arises from similar allegations as In re MabVax Therapeutics Securities Litigation and Liesman v. Hansen et al.  but, in addition to a breach of fiduciary duty claim, also includes causes of action for unjust enrichment, abuse of control, gross mismanagement and waste of corporate assets.  Plaintiff seeks, on behalf of the Company, damages, fees, costs, and equitable relief. The deadline to respond to the complaint is December 21, 2018.

Nasdaq De-listing and Application for Listing on the OTCQB Marketplace

On July 2, 2018, the Listing Qualifications Department of The Nasdaq Stock Market (the “Staff”) notified the Company of its determination to delist the Company’s securities. In this notice, the Staff indicated their determination was based upon the Company’s failure to timely file all required reports with the SEC per Nasdaq listing rule 5250(c)(1), and for the Company’s non-compliance with the $2.5 million stockholders’ equity requirement per Nasdaq listing rule 5550(b)(1). The Company elected not to appeal the Staff’s decision and, as a result, on July 2, 2018, the Company received a letter from the Staff indicating trading of the Company’s common stock would be suspended on The Nasdaq Capital Market at the open of business on Wednesday, July 11, 2018. On July 11, 2018, the Company’s common stock began trading on the OTC Pink, continuing under the symbol MBVX. The Hearing Department of The Nasdaq Stock Market notified us on September 24, 2018, that it would announce the delisting of our common stock. On September 26, 2018, The Nasdaq Stock Market issued a press release and posted a notice to its website announcing it would delist our common stock and file a Form 25 with the SEC to complete the delisting. The delisting becomes effective ten (10) days after the Form 25 is filed with the SEC.

The Company applied for listing on the OTCQB Marketplace on October 16, 2018, of which there can be no assurance of being listed while the SEC Action is underway.

 Resignation and Appointment of Members of the Board of Directors

Effective July 31, 2018, Paul Maier, Jeffrey E. Eisenberg, Thomas C. Varvaro and Kenneth Cohen, resigned as members of the Company’s Board of Directors. There were no disagreements between the resigning members of the Board of Directors and management.

Following the resignations, in a separate action, the Company’s Board of Directors appointed the Company’s Chief Financial Officer, Gregory Hanson, as a member of the Board of Directors. Mr. Hanson has served as the Company’s Chief Financial Officer since July 2014, and of its subsidiary, MabVax Therapeutics, Inc., since February 2014. Mr. Hanson has over 30 years' experience serving as the CFO, financial executive and director of public and private life sciences and hi-tech companies. Since October 2016, he has served as a member of the board of directors of a private pharmaceutical contract research organization.

Notice of Events of Default under Loan and Security Agreement

The Company believes it has been in compliance with all applicable covenants set forth in the Loan Agreement from its inception on January 15, 2016, through  November 19, 2018. However, on August 14, 2018, the Company received a letter from Oxford Finance (the “Notice”) asserting certain events of default had occurred under the loan agreement with Oxford Finance as a result of certain events the Company reported as having occurred, including, without limitation, (i) the resignation of the Company’s external auditor, CohnReznick LLP (“CohnReznick”), effective August 3, 2018, and its withdrawal of its audit reports for the years 2014 through 2017, (ii) the resignation of four (4) members of the Board of Directors, effective as of July 31, 2018, and (iii) the delisting of the Company’s common stock from The Nasdaq Stock Market LLC on July 11, 2018 (collectively, the “Alleged Default Events”). The Company informed Oxford Finance that it disputes the Alleged Default Events, individually or collectively, constitute a “Material Adverse Change” or other event of default under the Loan Agreement. In addition, the Company already engaged a new auditor, Haskell & White LLP, effective August 22, 2018, and on September 20, 2018, the Court ratified the Delaware Petition. The Company also has applied for listing on the OTCQB Venture Marketplace (the “OTCQB Marketplace”); however, there can be no assurances of being listed while the SEC Action is underway.

Company Background

We are a Delaware corporation, originally incorporated in 1988 under the name “Terrapin Diagnostics, Inc.” in the state of Delaware. In 1998, we changed our corporate name to “Telik, Inc.” and changed our name again to “MabVax Therapeutics Holdings, Inc.” in 2014. Our principal corporate office is located at 11535 Sorrento Valley Road, Suite 400, San Diego, CA 92121 and our telephone number is (858) 259-9405. Our internet address is www.mabvax.com. Information on our website is not incorporated into this prospectus.

Employees

As of November 19, 2018, we had 6 full time employees. Our employees are not represented by any collective bargaining unit, and we believe our relations with our employees are good.

MANAGEMENT

Board of Directors

Name	Position

J. David Hansen	Chairman of the Board of Directors, President and Chief Executive Officer (1)(2)(3)

Gregory P. Hanson CMA	Director, Chief Financial Officer (1)(2)(3)

Philip O. Livingston, M.D.	Director, Chief Science Officer (2)

(1)	Member of our audit committee

(2)	Member of our nominating and governance committee

(3)	Member of our compensation committee

The following is a summary of the background of each of our directors. The ages below were calculated as of November 19, 2018.

J. David Hansen, 66, serves as our President, Chief Executive Officer (“CEO”), and as Chairman of our Board of Directors and, prior to the merger with Telik, Inc. on July 8, 2014 (the “Merger”), served as President, CEO, and Chairman of the Board of Directors of MabVax Therapeutics, Inc. after co-founding the Company in 2006. Mr. Hansen is an experienced biopharmaceutical executive with more than 30 years of industry experience. He has held senior management roles in both private start-up companies as well as small to mid-sized public companies. His senior level experience includes executive management, finance and accounting, corporate development, sales and marketing. During his career, Mr. Hansen has executed a wide variety of in and out licensing agreements, research and development collaborations, joint ventures, divestitures, and acquisitions. Mr. Hansen has developed expertise in the therapeutic areas of immunology, oncology, and infectious disease. Mr. Hansen gained executive management experience at several life sciences companies prior to co-founding the Company that make him particularly suited for his leadership role in the Company. For example, he was a corporate officer of Avanir Pharmaceuticals where he held the titles of Vice President of Commercial Development, Senior Vice President of Corporate Development, and President and Chief Operations Officer of the Avanir subsidiary Xenerex Biosciences. Prior to Avanir, Mr. Hansen served in multiple roles at Dura Pharmaceuticals including National Sales Director, Director of Marketing, and Director of Business Development. He has additional management experience with Merck & Co. (Schering-Plough), Key Pharmaceuticals, and Bristol Myers Squibb. We believe that Mr. Hansen’s extensive experience in leadership roles with public and private pharmaceutical companies qualifies him to serve as the Chairman of our Board of Directors and as our President and Chief Executive Officer.

 Gregory P. Hanson, CMA, MBA, 72, serves as our CFO, and since August 2018, as a member of our Board of Directors, and prior to the Merger served as CFO of MabVax Therapeutics, Inc. since February of 2014. Mr. Hanson has over 30 years serving as CFO/financial executive and board member of public and private life sciences and hi-tech companies.  From January 2008 to February 2014 Mr. Hanson was Managing Director of First Cornerstone, a board and management advisory service to companies and executives.  Since November 2016, Mr. Hanson has served on the board of directors of WCCT Global, a full-service CRO. From November 2009 to November 2016, Mr. Hanson served as Advisory Board Member of Menon International, Inc. a developer of renewable products and biodetection devices.  From October 2011 to September 2016, Mr. Hanson served on the Life Sciences Advisory Board of Brinson Patrick Securities, a boutique investment bank.  Mr. Hanson is Past-President and 11-year Member of the Board of Directors of San Diego Financial Executives International (FEI), and a member of the Capital Formation Committee at BIOCOM since 2011. Earlier in his career Mr. Hanson was able to gain substantial executive management experience that help qualify him in his role as CFO.  For example, he served as Senior Vice President of Brinson Patrick Securities, where he opened up the San Diego branch and introduced at-the-market financing strategies to public life sciences companies. Prior to Brinson Patrick Securities, Mr. Hanson served as Senior Vice President and CFO of Savara, Inc. (NASDAQ: SVRA) (formerly Mast Therapeutics and Adventrx Pharmaceuticals), and prior to Savara, Inc. was Vice President and CFO, Chief Accounting Officer, Compliance Officer and Corporate Secretary of Avanir Pharmaceuticals, Inc. (acquired by Otsuka Holdings Co., Ltd.), the developer of the cold sore product Abreva™, and Neudexta™, for the treatment of Pseudobulbar Affect, a central nervous system disorder. During the course of his career, Mr. Hanson has completed approximately $1 billion in financing, licensing and partnering arrangements. Mr. Hanson was a founding and 6-year member of the Small Business Advisory Committee to the Financial Accounting Standards Board, and has spoken at various national conferences, industry organizations and panels on financing strategy and mergers and acquisitions, and twice spoken to the SEC’s Committee on Improvements to Financial Reporting.

Mr. Hanson has passed the examination for Certified Public Accountants and is a Certified Management Accountant.  He has an MBA with distinction from the University of Michigan, and a BS in Mechanical Engineering from Kansas State University.  From 2008 to September 2016 Mr. Hanson maintained Series 7 & Series 63 securities licenses.

Philip O. Livingston, M.D., 75, serves as a member of our Board of Directors and our Chief Science Officer and, prior to the Merger, served as a member of the Board of Directors and Chief Science Officer of MabVax Therapeutics, Inc. since 2012. He received his MD degree from Harvard Medical School and was Professor of Medicine in the Joan and Sanford Weill Medical College at Cornell University and Attending Physician and Member in Memorial Sloan-Kettering Cancer Center where he treated melanoma patients and ran the Cancer Vaccinology Laboratory research lab for over 30 years until his retirement from MSK October 1, 2011. Dr. Livingston’s research focused on: identification of suitable targets for immunotherapy of a variety of cancers, construction of polyvalent conjugate vaccines specifically designed to augment antibody responses against these targets, and identification of optimal immunological adjuvants to further augment the potency of these vaccines. He has over 108 publications and 4 issued and 3 pending patents concerning cancer vaccines. Recently, Dr. Livingston helped establish MabVax Therapeutics, Inc., and another biotech company, Adjuvance Technologies, Inc. MabVax supported two randomized Phase II trials with these MSK polyvalent vaccines and establishment of human monoclonal antibodies from the blood of immunized patients. We believe that Dr. Livingston’s extensive expertise in immunotherapy qualifies him to serve as a member of our Board of Directors and our Chief Science Officer.

Family Relationships

None of our Directors are related by blood, marriage, or adoption to any other Director, executive officer, or other key employees.

 Other Directorships

Other than as disclosed above, none of the Directors of the Company are also directors of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act).

Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses) or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

BOARD LEADERSHIP STRUCTURE

The Board of Directors is currently chaired by the President and Chief Executive Officer of the Company, Mr. Hansen. As of July 31, 2018, the Company has no independent directors. The Company believes that combining the positions of Chief Executive Officer and Chairman of the Board of Directors helps to ensure that the Board of Directors and management act with a common purpose. Integrating the positions of Chief Executive Officer and Chairman can provide a clear chain of command to execute the Company’s strategic initiatives. The Company also believes that it is advantageous to have a Chairman with an extensive history with and knowledge of the Company, and extensive technical and industry experience. Notwithstanding the combined role of Chief Executive Officer and Chairman, key strategic initiatives and decisions involving the Company are discussed and approved by the entire Board of Directors. In addition, meetings of the independent directors of the Company, when present on the Board of Directors, has been a regular practice through July 31, 2018, which Mr. Hansen does not attend. The Company believes that the current leadership structure and processes maintains an effective oversight of management and the Board of Directors as a whole without separate designation of a lead independent director, when there are independent members on the Board of Directors. However, the Board of Directors will continue to monitor its functioning and will consider appropriate changes to ensure the effective independent function of the Board of Directors in its oversight responsibilities, when there are independent members on the Board of Directors.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board of Director’s key functions is informed oversight of the Company’s risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various Board of Directors participating on standing committees that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Audit Committee considers and discusses with management the Company’s major financial risk exposures and related monitoring and control of such exposures as well as compliance with legal and regulatory requirements. The Nominating & Governance Committee monitors the effectiveness of our corporate governance guidelines. The Compensation Committee assesses and monitors whether our compensation policies and programs have the potential to encourage excessive risk-taking. Any findings regarding material risk exposure to the Company are reported to and discussed with the Board of Directors.

INDEPENDENCE OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

After review of all relevant transactions or relationships between each director and nominee for director, or any of his or her family members, and the Company, its senior management and its Independent Registered Public Accounting Firm, the Board of Directors has determined that none of the Company’s directors and the Company’s nominees for director are independent within the meaning of the applicable listing standards of The Nasdaq Capital Market. As required under the listing standards of The Nasdaq Capital Market, the Company’s independent directors, when there are independent directors on the Board of Directors, meet in regularly scheduled executive sessions at which only independent directors are present. The Board of Directors met 17 times and acted by unanimous written consent 17 times during the fiscal year ended December 31, 2017.  Each member of the Board of Directors attended 75% or more of the aggregate of the meetings of the Board of Directors held in the last fiscal year during the period for which he was a director and of the meetings of the committees on which he served, held in the last fiscal year during the period for which he was a committee member except Philip Livingston who was unable to attend certain meetings due to travel and other commitments.

The Board of Directors has three committees: the Audit Committee, the Compensation Committee and the Nominating & Governance Committee. Below is a description of each committee of the Board of Directors. The Board of Directors has determined that none of the members of each committee currently meets the applicable rules and regulations regarding “independence.”

AUDIT COMMITTEE

The Audit Committee of the Board of Directors oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee, among other things: evaluates the performance, and assesses the qualifications, of the Independent Registered Public Accounting Firm; determines and pre-approves the engagement of the Independent Registered Public Accounting Firm to perform all proposed audit, review and attest services; reviews and pre-approves the retention of the Independent Registered Public Accounting Firm to perform any proposed, permissible non-audit services; determines whether to retain or terminate the existing Independent Registered Public Accounting Firm or to appoint and engage a new Independent Registered Public Accounting Firm for the ensuing year; confers with management and the Independent Registered Public Accounting Firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K and recommends whether or not such financial statements should be so included; and discusses with management and the Independent Registered Public Accounting Firm the results of the annual audit and review of the Company’s quarterly financial statements.

As of November 19, 2018, the Audit Committee is composed of two directors who are also executives of the Company: Mr. Hansen and Mr. Hanson. Prior to July 31, 2018, all members of the Audit Committee were independent. The Audit Committee met five times during the fiscal year ended December 31, 2017. The Audit Committee Charter was last amended in March 2015 and is available on the Company’s website, www.mabvax.com.

The Board of Directors has determined that Mr. Hanson qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of Mr. Hanson’s level of knowledge and experience based on a number of factors, including his formal education and his service in executive capacities having financial oversight responsibilities. These positions include Chief Financial Officer and Senior Vice President for public life sciences companies, and member of the board of directors of a private, for profit contract research organization serving the life sciences industry, pursuant to which he has experience preparing, reviewing and supervising the preparation of financial reports. In addition, Mr. Hanson holds an M.B.A from the University of Michigan and has passed the examination for certified public accountants and is a Certified Management Accountant. For further information on Mr. Hanson’s experience, please see his biography above.

COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors reviews, modifies and approves the overall compensation strategy and policies for the Company. The Compensation Committee, among other things: reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s officers; determines and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; determines and approves the compensation and other terms of employment of the other officers of the Company; and administers the Company’s stock option and purchase plans, pension and profit sharing plans and other similar programs.

As of November 19, 2018, the Compensation Committee was composed of two directors who are both executives of the Company: Mr. Hansen and Mr. Hanson.   Prior to July 31, 2018, all members of the Compensation Committee were independent. The Compensation Committee met 4 times and acted 1 time by written consent during the fiscal year ended December 31, 2017. The Compensation Committee Charter was last amended in March 2015 and is available on the Company’s website, www.mabvax.com.

Compensation Committee Interlocks and Insider Participation

Prior to July 31, 2018, no member of our compensation committee has at any time been an employee of ours. As of July 31, 2018, both Mr. Hansen and Mr. Hanson serve as officers of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

NOMINATING & GOVERNANCE COMMITTEE

The Nominating & Governance Committee of the Board of Directors is responsible for, among other things: identifying, reviewing and evaluating candidates to serve as directors of the Company; reviewing, evaluating and considering incumbent directors; recommending to the Board of Directors for selection candidates for election to the Board of Directors; making recommendations to the Board of Directors regarding the membership of the committees of the Board of Directors; and assessing the performance of the Board of Directors.

As of November 19, 2018, the Nominating & Governance Committee is currently composed of three directors: Mr. Hansen, Mr. Hanson, and Dr. Livingston.   None of the members of the Nominating & Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of The Nasdaq Capital Market’s listing standards). Prior to July 31, 2018, all of the members of the Nominating & Governance Committee were independent. The Nominating & Governance Committee met 1 time during the fiscal year ended December 31, 2017. The Nominating & Governance Committee Charter was last amended in March 2015 and is available on the Company’s website, www.mabvax.com.

The Nominating & Governance Committee has not established any specific minimum qualifications that must be met for recommendation for a position on the Board of Directors. Instead, in considering candidates for director the Nominating & Governance Committee will generally consider all relevant factors, including among others the candidate’s applicable education, expertise and demonstrated excellence in his or her field, the usefulness of the expertise to the Company, the availability of the candidate to devote sufficient time and attention to the affairs of the Company, the candidate’s reputation for personal integrity and ethics and the candidate’s ability to exercise sound business judgment. Other relevant factors, including diversity, experience and skills, will also be considered. Candidates for director are reviewed in the context of the existing membership of the Board of Directors (including the qualities and skills of the existing directors), the operating requirements of the Company and the long-term interests of its stockholders.

The Nominating & Governance Committee considers each director’s executive experience leading biopharmaceutical companies, his familiarity and experience with the various operational, scientific and/or financial aspects of managing companies in our industry, and his involvement in building collaborative biopharmaceutical development and commercialization relationships.

With respect to diversity, the Nominating & Governance Committee seeks a diverse group of individuals who have executive leadership experience in life sciences companies, and a complementary mix of backgrounds and skills necessary to provide meaningful oversight of the Company’s activities. As a clinical stage drug development company focused on discovering and developing small molecule drugs, we seek directors who have experience in the medical, regulatory and pharmaceutical industries in general, and also look for individuals who have experience with the operational issues that we face in our dealings with clinical and pre-clinical drug development, collaborations with third parties and commercialization and manufacturing issues. Some of our directors have strong financial backgrounds and experience in dealing with public companies, to help us in our evaluation of our operations and our financial model. We also face unique challenges as we implement our strategy to develop, manufacture and commercialize our products by entering into relationships with pharmaceutical companies. The Nominating & Governance Committee annually reviews the Board’s composition in light of the Company’s changing requirements. The Nominating & Governance Committee uses the Board of Director’s network of contacts when compiling a list of potential director candidates and may also engage outside consultants. Pursuant to its charter, the Nominating & Governance Committee will consider, but not necessarily recommend to the Board of Directors, potential director candidates recommended by stockholders. All potential director candidates are evaluated based on the factors set forth above, and the Nominating & Governance Committee has established no special procedure for the consideration of director candidates recommended by stockholders.

Director Nominations

There have been no material changes to the procedures by which a stockholder may recommend nominees to the Board of Directors since our last disclosure of these procedures.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Nominating & Governance Committee of the Board of Directors has adopted a process by which stockholders may communicate with the Board of Directors or any of its individual directors. Stockholders who wish to communicate with the Board of Directors may do so by sending a written communication addressed as follows: Board Communication, MabVax Therapeutics Holdings, Inc., 11535 Sorrento Valley Rd., Suite 400, San Diego, CA 92121. All communications must state the number and class(es) of shares owned by the stockholder making the communication.  The Company’s Secretary or other officer will review each communication and forward the communication to the Board of Directors, to any individual director to whom the communication is addressed, and/or to any other officer of the Company considered to be necessary or appropriate.

EXECUTIVE OFFICERS

The following table sets forth information regarding the Company’s executive officers and key personnel.

Executive Officers:

Name	Position
J. David Hansen	Chairman of the Board of Directors, President and Chief Executive Officer

Gregory P. Hanson, CMA, MBA	Member of the Board of Directors, Chief Financial Officer

Paul W. Maffuid, Ph.D.	Executive Vice President of Research and Development

The following is a brief summary of the background of each of our executive officers. The ages below were calculated as of November 19, 2018.

J. David Hansen, 66, serves as our President, Chief Executive Officer (“CEO”), and as Chairman of our Board of Directors. Biographical information regarding Mr. Hansen is provided above under Board of Directors.

Gregory P. Hanson, CMA, MBA, 72, serves as our CFO, and since August 2018 as a member of our Board of Directors. Biographical information regarding Mr. Hanson is provided above under Board of Directors.

Paul W. Maffuid, Ph.D., 63, serves as Executive Vice President of Research and Development. Dr. Maffuid joined the Company in July 2014.  From 2011 to June 2014, he worked for AAIPHARMA Services Corporation where he held various management positions including Executive Vice President, Pharma Operations. His responsibilities included formulation, process development, technology transfer, stability and analytical services for clients developing biologic and small molecule therapeutics. He was a member of the Executive Team that transformed a declining business into one of the world’s leading providers of integrated development services for the biopharmaceutical sector.  Dr. Maffuid has been able to gain extensive experience to qualify him in his executive leadership role over research and development at the Company.  For example, prior to joining AAIPHARMA he was the founder of Biopharmalogics, Inc. a consulting service providing Chemistry Manufacturing and Controls (CMC) as well as Drug Metabolism-Pharmacokinetics (DMPK) services for the development of pharmaceutical products which he operated from 2008 to 2011. Earlier in his career Dr. Maffuid was Senior Vice President of Irvine Pharmaceutical Services, Inc., and Vice President of Pharmaceutical Development for Arena Pharmaceuticals. While at Arena Pharmaceuticals Dr. Maffuid was a member of the Executive Management team responsible for all CMC and DMPK in support of discovery, development, and commercial operations. He led the design and construction of a 40,000 sq. ft. cGMP compliant pilot manufacturing facility. Dr. Maffuid had management roles at Magellan Laboratories, Cabrillo Laboratories, and Amylin Pharmaceuticals.

Code of Conduct

We have adopted the MabVax Therapeutic Holdings, Inc. Code of Conduct, a code of ethics with which every person who works for us is expected to comply, including without limitation our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to us during 2017, SEC filings and certain written representations that no other reports were required during the fiscal year ended December 31, 2017, our officers, directors and greater than ten percent stockholders complied with all applicable Section 16(a) filing requirement, except for late filings of Form 4s for J. David Hansen, Gregory P. Hanson, and Paul W Maffuid, eventually filed on August 2, 2017, for shares of common stock they purchased, and warrants to purchase common stock they disposed of, in the Company’s public offering on May 19, 2017.

EXECUTIVE COMPENSATION

Item 11.	Executive Compensation.

2017 Summary Compensation Table

The following table sets forth, for the fiscal years 2017 and 2016, compensation awarded or paid to, or earned by, our Chief Executive Officers, our Chief Financial Officer and our other two executive officers at December 31, 2017 (the “Named Executive Officers” or “NEOs”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Unit Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
J. David Hansen	2017	427,876	-0-	448,500	1,252,905	36,634	2,165,915
President, Chief Executive Officer and Chairman	2016	418,438	141,400	—	393,702	35,717	989,257
Gregory P. Hanson	2017	309,312	-0-	277,016	224,945	36,928	848,201
Chief Financial Officer	2016	276,014	62,790	—	99,743	15,055	453,602
Paul W. Maffuid	2017	321,859	-0-	250,634	263,263	39,607	875,363
Executive Vice President of Research and Development	2016	278,737	61,950	—	91,213	34,121	466,021
Paul F. Resnick	2017	269,192	-0-	18,469	111,972	36,408	436,041
Vice President, Chief Business Officer (1)	2016	210,781	44,094	—	323,532	20,680	599,087

(1)	Dr. Resnick is a former officer of the Company. He was appointed as Vice President and Chief Business Officer of the Company in March 2016 and resigned effective August 24, 2018.

(2)	The amounts in this column represent the aggregate full grant date fair value of restricted stock units (RSUs) granted. Such RSU awards were granted during 2017 with vesting dates after 2017.
(3)
The amounts in this column represent the aggregate full grant date fair values of stock options granted, computed in accordance with Accounting Standards Codification 718, or ASC 718, “Compensation—Stock Compensation” using the Black-Scholes option valuation model.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table summarizes the number of outstanding equity awards held by each of our Named Executive Officers at December 31, 2017, and after giving effect to the Reverse Stock Splits. Each option grant is shown separately for each Named Executive Officer. The vesting schedule for each option grant is shown following this table.

	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un-exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price per Share ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
J. David Hansen	2/1/2010	564	-0-	-0-	15.99	2/1/2020	-0-	-0-
President, Chief Executive Officer and Chairman	2/28/2013	1,127	-0-	-0-	31.98	2/28/2023	-0-	-0-
	4/2/2015	27,125	13,562	-0-	51.06	4/2/2025	13,563	28,481
	2/16/2016	7,508	15,015	-0-	10.89	2/16/2026	-0-	-0-
	8/29/2016	7,045	14,089	-0-	15.00	8/29/2026	-0-	-0-
	1/1/2017	7,044	14,090	-0-	10.14	1/1/2027	-0-	-0-
	2/6/2017	-0-	83,334	-0-	8.97	2/6/2027	-0-	-0-
	5/19/2017	166,667	-0-	-0-	6.00	5/19/2027	-0-	-0-
	9/6/2017	-0-	-0-	-0-	-0-	NA	58,685	123,238
	10/2/2017	-0-	-0-	-0-	-0-	NA	183,719	385,809

Gregory P. Hanson	3/13/2014	813	64	-0-	179.82	3/13/2024	-0-	-0-
Chief Financial Officer	4/2/2015	14,043	7,021	-0-	51.06	4/2/2025	7,021	14,744
	2/16/2016	301	601	-0-	10.89	2/16/2026	-0-	-0-
	8/29/2016	2,934	5,867	-0-	15.00	8/29/2026	-0-	-0-
	1/1/2017	2,933	5,868	-0-	10.14	1/1/2027	-0-	-0-
	2/6/2017	-0-	25,000	-0-	8.97	2/6/2027	-0-	-0-
	9/6/2017	-0-	-0-	-0-	-0-	NA	36,247	76,117
	10/2/2017	-0-	-0-	-0-	-0-	NA	113,474	238,294

Paul W. Maffuid	9/8/2014	508	119	-0-	188.25	9/8/2024	-0-	-0-
Executive Vice President, Research and Development	4/2/2015	10,031	5,015	-0-	51.06	4/2/2025	5,015	10,532
	2/16/2016	901	1,802	-0-	10.89	2/16/2026	-0-	-0-
	8/29/2016	2,234	4,467	-0-	15.00	8/29/2026	-0-	-0-
	1/1/2017	3,350	6,700	-0-	10.14	1/1/2027	-0-	-0-
	2/6/2017	-0-	33,334	-0-	8.97	2/6/2027	-0-	-0-
	9/6/2017	-0-	-0-	-0-	-0-	NA	32,795	68,868
	10/2/2017	-0-	-0-	-0-	-0-	NA	102,667	215,599

Paul F. Resnick (1)	3/16/2016	5,046	10,090	-0-	16.44	3/16/2026	-0-	-0-
Vice President, Chief Business Officer	3/16/2016	3,364	6,727	-0-	38.85	3/16/2026	-0-	-0-
	8/29/2016	1,689	3,378	-0-	15.00	8/29/2026	-0-	-0-
	1/1/2017	1,689	3,378	-0-	10.14	1/1/2027	-0-	-0-
	2/6/2017	-0-	11,667	-0-	8.97	2/6/2027	-0-	-0-
	9/6/2017	-0-	-0-	-0-	-0-	NA	2,416	5,074
	10/2/2017	-0-	-0-	-0-	-0-	NA	7,565	15,887

(1)	Dr. Resnick is a former officer of the Company. He was appointed as Vice President and Chief Business Officer of the Company in March 2016 and resigned August 24, 2018.

Retirement Plans

The Company does not maintain any defined benefit or defined contribution pension or retirement plans, other than a 401(k) Plan that is offered through our payroll provider. The Company made three percent matching contributions to the 401(k) Plan in 2017.

Hansen Employment Agreement

Our prior employment agreement with Mr. Hansen, which became effective July 1, 2014, had an initial term of 3 years, with an option to renew or extend the terms if notice is provided by either Mr. Hansen or the Company at least 60 days prior to the end of the term. Under the terms of his prior agreement, Mr. Hansen received an initial base salary of $315,660.  Mr. Hansen’s base salary may be increased at the discretion of the Board of Directors or the Compensation Committee. Mr. Hansen was also entitled to an annual cash bonus, based on certain performance-based objectives established by the Compensation Committee of the Board. On July 1, 2017, we entered into a renewed employment agreement with Mr. Hansen (the “Hansen Employment Agreement”), which extended the term of Mr. Hansen’s employment through July 1, 2020. The Hansen Employment Agreement contains substantially the same terms as the prior employment agreement, except that Mr. Hanson’s base salary was increased to $430,000, he is eligible to receive a bonus of up to 50% of this base salary, based on certain performance-based objectives established by the Company, and he may receive equity compensation at the discretion of the Board.

The Hansen Employment Agreement may be terminated upon death, disability, with or without Cause (as defined by the Hansen Employment Agreement) by the Company, with Good Reason (as defined in the Hansen Employment Agreement), and upon a Change in Control (as defined in the Hansen Employment Agreement), by Mr. Hansen or at either party’s election not to renew the employment agreement. In the event the Hansen Employment Agreement is terminated as a result of Mr. Hansen’s death, Mr. Hansen’s authorized representative shall be entitled to receive all Accrued Obligations (as defined in the Hansen Employment Agreement), full acceleration of vesting of all issued and outstanding stock options, benefits for up to one year, any unpaid annual bonus amounts and a pro rata bonus payment. In the event the Hansen Employment Agreement is terminated by the Company for Disability or without Cause, by Mr. Hansen for Good Reason, non-renewal by the Company or in connection with a Change in Control, Mr. Hansen would be entitled to receive all Accrued Obligations, full acceleration of vesting of all issued and outstanding stock options, unpaid bonus amounts and a pro rata bonus payment, benefits for up to one year or until Mr. Hansen obtains coverage through subsequent employment (whichever is earlier) and severance payments equal to Mr. Hansen’s annual base salary payable in 12 equal monthly installments. In the event the employment agreement is terminated by the Company for Cause, without Good Reason by Mr. Hansen, or the parties elect not to renew the agreement, Mr. Hansen will be entitled to payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangement during the 30-day period following the termination of the Hansen Employment Agreement.

Hanson Employment Agreement

Our prior employment agreement with Mr. Hanson, which became effective July 1, 2014, had an initial term of 3 years, with an option to renew or extend the terms if notice is provided by either Mr. Hanson or us at least 60 days prior to the end of the term. Under the terms of his prior agreement, Mr. Hanson was entitled to receive an initial annual base salary of $215,000, which may be increased at the discretion of the Board of Directors or the Compensation Committee. Mr. Hanson was also entitled to an annual cash bonus, based on certain performance-based objectives established by the Company. In addition, prior to the merger MabVax Therapeutics had granted Mr. Hanson options which are currently exercisable to purchase up to 877 shares of the Company common stock at an exercise price of $179.82 under the terms of the Company 2014 Employee, Director and Consultant Equity Incentive Plan as assumed by the Company pursuant to the Merger Agreement. On July 1, 2017, we entered into a renewed employment agreement with Mr. Hanson (the “Hanson Employment Agreement”), which extended the term of Mr. Hanson’s employment through July 1, 2020. The Hanson Employment Agreement contains substantially the same terms as the prior employment agreement, except that Mr. Hanson’s base salary was increased to $310,000, he is eligible to receive a bonus of up to 30% of this base salary, based on certain performance-based objectives established by the Company, and he may receive equity compensation at the discretion of the Board.

The Hanson Employment Agreement may be terminated upon death, disability, with or without Cause (as defined by the Hanson Employment Agreement) by the Company, with Good Reason (as defined in the Hanson Employment Agreement), and upon a Change in Control (as defined in the Hanson Employment Agreement), by Mr. Hanson or at either party’s election not to renew the employment agreement. In the event the Hanson Employment Agreement is terminated as a result of Mr. Hanson’s death, Mr. Hanson’s authorized representative shall be entitled to receive all Accrued Obligations (as defined in the Hanson Employment Agreement), full acceleration of vesting of all issued and outstanding stock options, benefits for up to 1 year, any unpaid annual bonus amounts and a pro rata bonus payment. In the event the Hanson Employment Agreement is terminated by the Company for Disability or without Cause, by Mr. Hanson for Good Reason, non-renewal by the Company or in connection with a Change in Control, Mr. Hanson would be entitled to receive all Accrued Obligations, full acceleration of vesting of all issued and outstanding stock options, unpaid bonus amounts and a pro rata bonus payment, benefits for up to one year or until Mr. Hanson obtains coverage through subsequent employment (whichever is earlier) and severance payments equal to Mr. Hanson’s annual base salary payable in 12 equal monthly installments. In the event the employment agreement is terminated by the Company for Cause, without Good Reason by Mr. Hanson, or the parties elect not to renew the agreement, Mr. Hanson will be entitled to payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangement during the 30-day period following the termination of the Hanson Employment Agreement.

Maffuid Employment Agreement

On July 21, 2014, we entered into a prior employment agreement with Paul Maffuid, Ph.D., which had an initial term of 3 years, with an option to renew or extend the terms if notice is provided by either Dr. Maffuid or the Company at least 60 days prior to the end of the term. Under the terms of his prior agreement, Dr. Maffuid was entitled to receive an initial base salary of $225,000 which may be increased at the discretion of the Board of Directors or the Compensation Committee. Dr. Maffuid was also entitled to an annual bonus, based on certain performance-based objectives established by the Company’s Chief Executive Officer. In addition, the Company previously granted Dr. Maffuid options to purchase up to 626 shares of the Company’s common stock at an exercise price of $188.25 per share under the terms of the Amended and Restated 2014 Employee, Director and Consultant Equity Incentive Plan which was assumed by the Company pursuant to the Merger Agreement. On July 1, 2017, we entered into a renewed employment agreement with Dr. Maffuid (the “Maffuid Employment Agreement”), which extended the term of Dr. Maffuid’s employment through July 1, 2020. The Maffuid Employment Agreement contains substantially the same terms as the prior employment agreement, except that Dr. Maffuid’s base salary was increased to $325,000, he is eligible to receive a bonus of up to 30% of this base salary, based on certain performance-based objectives established by the Company, and he may receive equity compensation at the discretion of the Board.

The Maffuid Employment Agreement may be terminated upon death, disability, with or without Cause (as defined by the Maffuid Employment Agreement) by the Company, with Good Reason (as defined in the Maffuid Employment Agreement) and upon a Change in Control (as defined in the Maffuid Employment Agreement), by Dr. Maffuid or at either party’s election not to renew the employment agreement. In the event the Maffuid Employment Agreement is terminated as a result of Dr. Maffuid’s death, Dr. Maffuid’s authorized representative shall be entitled to receive all Accrued Obligations (as defined in the Maffuid Employment Agreement), full acceleration of vesting of all issued and outstanding stock options, benefits for up to 1 year, any unpaid annual bonus amounts and a pro rata bonus payment. In the event the Maffuid Employment Agreement is terminated by the Company for Disability or without Cause, by Dr. Maffuid for Good Reason, non-renewal by the Company or in connection with a Change in Control, Dr. Maffuid would be entitled to receive all Accrued Obligations, full acceleration of vesting of all issued and outstanding stock options, unpaid bonus amounts and a pro rata bonus payment, benefits for up to one year or until Dr. Maffuid obtains coverage through subsequent employment (whichever is earlier) and severance payments equal to Dr. Maffuid’s annual base salary payable in 12 equal monthly installments. In the event the employment agreement is terminated by the Company for Cause, without Good Reason by Dr. Maffuid, or the parties elect not to renew the agreement, Dr. Maffuid will be entitled to payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangement during the 30-day period following the termination of the Maffuid Employment Agreement.

Management Bonus Plan

On April 2, 2015, our Compensation Committee approved a management bonus plan outlining maximum target bonuses of the base salaries of certain of our executive officers.  Under the terms of this 2015 management bonus plan, the Company’s Chief Executive Officer shall receive a maximum target bonus of up to 50% of his annual base salary, the Chief Financial Officer shall receive a maximum target bonus of up to 35% of his annual base salary and the Company’s Vice President shall receive a maximum target bonus of up to 25% of his annual base salary.

On February 16, 2016, our Compensation Committee approved a new management bonus plan outlining maximum target bonuses of the base salaries of certain of our executive officers. Under the terms of this 2016 management bonus plan, the Company's Chief Executive Officer shall receive a maximum target bonus of up to 50% of his annual base salary, and the Chief Financial Officer and each of the Company's Vice Presidents of Discovery and Development shall receive a maximum target bonus of up to 30% of his annual base salary. On February 21, 2018, the Compensation Committee determined that no management bonuses would be paid for 2017 performance.

 DIRECTOR COMPENSATION

During the year ended December 31, 2017, non-named-executive-officer directors received the compensation described below for their services as director.

2017 Director Compensation Table
Name of Director	Fees Earned or Paid in Cash (11)	Option Awards (1)	Stock Awards (2)	Total
Philip O. Livingston, M.D. (3)	$—	$57,987	$61,675	$119,662
Robert E. Hoffman (4)(7)(12)*	$8,500	$68,281	$—	$76,781
Jeffrey Ravetch, M.D. (5)(7)(9)**	$7,000	$593,362	$—	$600,362
Paul V. Maier (4)(5)(6)(7)***	$10,250	$88,868	$61,675	$160,793
Kenneth M. Cohen (4)(5)(6)(7)***	$9,250	$88,868	$61,675	$159,793
Tom Varvaro (4)(5)(6)(10)***	$7,000	$87,840	$61,675	$156,515
Jeffrey F. Eisenberg (4)(5)(6)(8)***	$7,000	$84,197	$61,675	$152,872

* ** ***
Former Board member. Mr. Hoffman became a consultant after being a Board member and the consulting agreement expired on June 12, 2018.
Dr. Ravetch was a consultant while he was a Board member and he has continued to be a consultant after his Board membership ended.
Former Board member.

(1)
The amounts in this column represent the aggregate full grant date fair values of stock options granted to each of the non-employee directors computed in accordance with Accounting Standards Codification 718, or ASC 718, “Compensation—Stock Compensation,” excluding the effect of estimated forfeitures. The amounts reported for these options may not represent the actual economic values that the Company’s non-employee directors will realize from these options, as the actual value realized will depend on the Company’s performance, stock price and their continued services.

(2)
Represents the aggregate grant date fair value of restricted stock and restricted stock units granted in accordance with Accounting Standards Codification 718, or ASC 718, “Compensation—Stock Compensation.”

(3)
Dr. Livingston did not receive any cash compensation as a director in either 2017 or 2016.  Dr. Livingston’s employee compensation in 2017 consisted of $60,000 in cash compensation. In addition to his employee compensation, Dr. Livingston was granted 234 options on January 1, 2017 at an exercise price of $10.14 with a grant date fair value of $1,700 vesting over three years. Also, he was granted 16,667 options on May 19, 2017 at an exercise price of $6.00 with a grant date fair value of $56,595, 8,070 restricted stock units on September 6, 2017 with a grant date fair value of $10,895, and 25,264 restricted stock units on October 10, 2017 with a grant date fair value of $50,779 both restricted stock issuances fully vested on January 8, 2018. Effective January 1, 2018, Dr. Livingston no longer receives a salary as the Chief Science Officer,

(4)
Mr. Cohen, Mr. Eisenberg, Mr. Hoffman, Mr. Maier, and Mr. Varvaro were each granted 16,667 options on May 19, 2017 at an exercise price of $5.40 per share with a grant date fair value of $58,325 which were fully vested upon issuance and outstanding as of December 31, 2017.

(5)
In addition to the options granted to all non-employee directors, Mr. Cohen, Mr. Eisenberg, Mr. Maier, Dr. Ravetch and Mr. Varvaro were each granted 6,667 options on October 1, 2017, at an exercise price of $4.71 per share with a grant date fair value of $20,572 which fully vested upon issuance.

(6)
In addition to the options granted to all non-employee directors, Mr. Cohen, Mr. Eisenberg, Mr. Maier and Mr. Varvaro were each granted 8,070 restricted stock units on September 6, 2017 with a grant date fair value of $10,895, and 25,264 restricted stock units on October 2, 2017 with a grant date fair value of $50,779 both restricted stock issuances fully vested on January 8, 2018.

(7)
In addition to the options granted to all non-employee directors, Mr. Cohen, Mr. Hoffman, Mr. Maier and Dr. Ravetch were each granted 1,367 options on January 1, 2017 at an exercise price of $10.14 per share with a grant date fair value of $9,956 vesting over three years.

(8)
In addition to the options granted to all non-employee directors, Mr. Eisenberg was granted 767 options on January 1, 2017 at an exercise price of $10.14 per share with a grant date fair value of $5,585 vesting over three years.

(9)
On April 1, 2016, we entered into a two-year consulting agreement with Dr. Ravetch, a former director, whereby Dr. Ravetch has been providing his expertise in reviewing key technology, predevelopment, and corporate development activities of the Company, and other consulting services in exchange for $100,000 in cash compensation each year of the agreement.  As well, in addition to the options granted to all non-employee directors, Dr. Ravetch was granted 166,667 options on May 19, 2017 at an exercise price of $6.00 per share with a grant date fair value of $565,950. The Company extended Dr. Ravetch’s consulting agreement to April 1, 2019, although he does not receive any additional compensation.

(10)
In addition to the options granted to all non-employee directors, Mr. Varvaro was granted 1,267 options on January 1, 2017 at an exercise price of $10.14 per share with a grant date fair value of $9,228 vesting over three years.

(11)	Fees paid in first quarter of 2017 were for fees earned during last quarter of 2016.
(12)
Effective June 12, 2017, we entered into a one-year consulting agreement with Mr. Hoffman, a former director, whereby Mr. Hoffman provides his availability to provide advice on corporate development activities of the Company in exchange for continued vesting of his stock options and RSUs. Mr. Hoffman’s consulting agreement expired on June 12, 2018 and was not renewed.

Non-employee Director option awards and restricted stock units outstanding at December 31, 2017 were:

Name of Director	Option Awards	Stock Awards
Robert E. Hoffman*	24,599	513
Jeffrey Ravetch, M.D.*	187,100	513
Paul V. Maier*	31,266	33,847
Kenneth M. Cohen*	31,266	33,847
Tom Varvaro*	30,565	33,847
Jeffrey F. Eisenberg*	28,698	33,334
*Former Director

 Amended and Restated Director Compensation Policy

In 2015, under our Non-Employee Director Compensation Policy, or the Policy, members of the Board of Directors who are not employees of, or compensated consultants to the Company or any of its affiliates (an “Outside Director”), were entitled to receive certain stock option grants.

Under the Policy, each newly appointed or elected Outside Director was granted a non-qualified stock option to purchase up to 501 shares of our common stock on the date of his or her initial appointment or election to our Board of Directors. These initial option grants were fully vested on the date of the grant and had an exercise price equal to the fair market value of shares of our common stock as determined in the Stock Plan on the date of grant.

Under the Policy in 2015, our Outside Directors were entitled to receive annual cash payments of $12,000 payable on a monthly pro-rata basis and cash payments of $1,250 per meeting attended in person and $750 per meeting attended telephonically. On April 3, 2015, the Board ratified the Compensation Committee’s amendment to the Policy and implementation of the below compensation for all Outside Directors:

●
Each non-employee Board member shall receive a cash retainer of $24,000 per year. Chairmen of each committee shall receive an additional cash retainer as follows: (i) $12,000 for the Chairman of the Audit Committee; (ii) $8,000 for the Chairman of the Compensation Committee; and (iii) $5,000 for the Chairman of the Nominating Committee. All such retainers will be paid on a quarterly basis;

●
Each current Board member received a one-time grant, and each new member going forward shall receive an initial one-time grant of: 3,086 shares of common stock, half of which shall be comprised of restricted stock units and half of which shall be comprised of stock option with three-year annual vesting; and

●
Each non-employee Board member will also receive an automatic annual grant of 1,594 stock options, with one-year vesting.

 On April 3, 2015, the Board approved the following non-employee Director Policy with respect to an incumbent non-employee member of the Board that is replaced before their term expires:

●
A one-time issuance of 901 restricted shares of common stock;

●
The issuance of all vested options and restricted stock grants held on such date; and

●
The payment of all earned but unpaid cash compensation for their services on the Board and its committees, as of such date.

On February 16, 2016, the Compensation Committee approved the following amendments to Company's policy for compensating non-employee members of the Board:

●
The initial equity grant upon first appointment (or election) of future non-employee directors to the Board shall be a 10-year option to purchase 2,253 shares of the Company's common stock, under the Company's Second Amended and Restated 2014 Equity Incentive Plan with 3-year annual vesting and a strike price equal the closing price of the Company's common stock on the effective date of the appointment (or election);

●
The annual cash retainer for each non-employee director, paid quarterly, is increased by $1,000 per calendar quarter to a total of $7,000 per quarter, effective April 1, 2016; and

●
The additional annual cash retainer for the chairperson of each of the Audit, Compensation, and Nominating and Governance Committees, paid quarterly, is increased by $1,000 per calendar year, such that each chairperson retainer shall be as follows, effective April 1, 2016: Audit Committee: $13,000; Compensation Committee: $9,000; Nominating and Governance Committee: $6,000

On August 25, 2016, the Compensation Committee approved the following amendments to Company's policy for compensating non-employee members of the Board:

●
The initial equity grant upon first appointment (or election) of future non-employee directors to the Board shall be a 10-year option to purchase 8,334 shares of the Company's common stock, under the Company's Second Amended and Restated 2014 Equity Incentive Plan with 3-year annual vesting and a strike price equal the closing price of the Company's common stock on the effective date of the appointment (or election);

●
The additional automatic annual option grant to each non-employee director on the date of the Company's annual meeting shall be a 10-year option to purchase 5,834 shares of the Company's common stock, under the Company's Second Amended and Restated 2014 Equity Incentive Plan with 1-year vesting and a strike price equal the closing price of the Company's common stock on the date of the annual meeting.

On February 6, 2017, the Compensation Committee approved the following amendments to Company's policy for compensating non-employee members of the Board:

●
The initial equity grant upon first appointment (or election) of future non-employee directors to the Board shall be a 10-year option to purchase 10,000 shares of the Company's Common Stock, under the Company's Second Amended and Restated 2014 Equity Incentive Plan with 3-year annual vesting and a strike price equal the closing price of the Company's common stock on the effective date of the appointment (or election);

●
The additional automatic annual option grant to each non-employee director on the date of the Company's annual meeting shall be a 10-year option to purchase 6,667 shares of the Company's Common Stock, under the Company's Second Amended and Restated 2014 Equity Incentive Plan with 1-year vesting and a strike price equal the closing price of the Company's common stock on the date of the annual meeting.

In connection with the May 19, 2017 Letter Agreement, all Board fees were waived for 2017 in exchange for fully vested options to purchase 16,667 shares of the Company’s Common Stock to each of the non-employee directors, except for Dr. Ravetch who received a fully vested option to purchase 166,667 shares of the Company’s Common Stock.

On February 21, 2018, the Compensation Committee approved that the Board’s cash fees would also be waived for 2018. In lieu of cash fees for 2018, the Compensation Committee approved that each of the non-employee directors receive options to purchase 35,000 shares of the Company’s Common Stock at $2.04 per share, with equal monthly vesting over a 12-month period from the commencement date until fully vested on the one-year anniversary of the commencement date.

On July 9, 2018, the Compensation Committee approved that the Board’s cash fees would be re-instated retroactive to April 1, 2018, and that the rate would the same for each non-employee director of $3,000 a month.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us concerning the beneficial ownership of our Common Stock for:

●
each person known by us to beneficially own more than 5% of our Common Stock;

●
each of our directors;

●
each of our executive officers; and

●
all of our directors and executive officers as a group.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Historically, we calculated and reported beneficial ownership in reliance upon the accuracy of the beneficial ownership reporting of our stockholders and assuming their compliance with their own reporting obligations, including reports filed on Schedules 13D and 13G, and information provided by our stockholders directly to us. In the past, we also relied on the accuracy of stockholder-reported beneficial ownership when effecting conversions of shares of preferred stock. Since 2015, we also relied heavily on the advice of the Company’s former outside counsel in calculating and reporting beneficial ownership, and in effecting conversions of preferred stock held by outside investors whose beneficial ownership we were advised should not be aggregated for purposes of SEC reporting.

As disclosed in the May Form 8-K, and in filings the Company made with the SEC thereafter, facts and circumstances reviewed in connection with the SEC Action raised substantial questions about the accuracy of our prior reports of beneficial ownership and other matters concerning our outside investors. We believe that significant facts and circumstances were known by our former outside counsel but were not disclosed to the Company. The Company has reason to believe that beneficial ownership and other information reported by certain outside investors, which includes the Company’s former outside counsel, is not accurate and complete, and that the members of the Aggregated Investors have failed to properly report their beneficial ownership and other matters on SEC Schedules 13D or 13G, or otherwise. For this reason, the Company concluded voluntarily that it may no longer rely on the information reported by the Aggregated Investors, nor on the legal advice previously provided by its former counsel. Investors in our common stock are again cautioned not to rely on our disclosures prior to October 15, 2018, regarding the beneficial ownership of our capital stock included in our prior registration statements, Exchange Act reports and other filings filed with the SEC for the Aggregated Investors on or after January 1, 2014; although our prior disclosures regarding the beneficial ownership of the officers and directors were correct as of their respective dates and may continue to be relied upon.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities and a variety of facts and circumstances. We deem shares of common stock that may be acquired by an individual or group within 60 days of November 19, 2018, upon conversion of shares of our preferred stock and/or upon exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group shown in the table. Percentage of ownership is based on 9,254,582 shares of common stock outstanding on November 19, 2018.

The Company has determined that, based on the facts and circumstances now before it, the beneficial ownership interests of members of the Aggregated Investors should be aggregated in order for the Company to comply with its reporting obligations. As of November 19, 2018, and absent a change in the facts and circumstances known by the Company, the Company will presume the Aggregated Investors beneficially own their shares of our capital stock as a group when construing the blocker provisions of our certificates of designation for all series of our preferred stock and when effecting conversions. Regarding matters in which our preferred holders are entitled to vote their shares on an as converted basis, we will record their votes after taking into account any applicable blocker provisions per the terms of the certificates of designation, again aggregating the beneficial ownership of the Aggregated Investors based on the facts and circumstances known to the Company as of any applicable record date.

Based on the facts and circumstances as of November 19, 2018, the following investors and entities, including those named in the SEC Action, are being reported in the aggregate (the “Aggregated Investors”):

Barry Honig	Renee Honig
Alan Honig	Jonathan Honig
John Stetson	Roger H. Stetson
Michael Brauser	Ben Brauser
Joshua A. Brauser	Daniel A. Brauser
Gregory Aaron Brauser	John O’Rourke
Corey Patrick O’Rourke	Ryan O’Rourke
Mark Groussman	Phillip Frost
Steven Rubin	Harvey Kesner
Michael Ference	Robert Prag
Scott Wilfong	Darren Weingrow
Ronald Low	Vivian Zhang
David Moss	Donald Garlikov
Erick E. Richardson	Sandor Capital Master Fund
Nico P. Pronk	Alex Partners LLC
JSL Kids Partners	Paradox Capital Partners, LLC
Del Mar Consulting Group, Inc.	Sichenzia Ross Ference, LLP
Darwin Retirement, LLC	11 East Airy Street Partnership
Airy Properties	ATG Capital LLC
Alpha Capital Anstalt	GRQ Consultants, Inc. Roth 401K FBO Barry Honig
Frost Gamma Investments Trust	GRQ Consultants, Inc. Roth 401K FBO Renee Honig
GRQ Consultants, Inc. 401K	Four Kids Investment Fund, LLC
Barry & Renee Honig Charitable Foundation Inc.	Grander Holdings, Inc.
HS Contrarian Investments, LLC	OPKO Health, Inc.
Melechdavid, Inc.	MDM Worldwide
Southern Biotech, Inc.	Sylva International
IRTH Communications	TSX Ventures
Caribbean Consulting Partners	Shawn Milemore Titcomb and Jennifer Elizabeth Bove-Titcomb Living Trust
RedChip Companies, Inc.	Bebe LLC
Robert S. Colman Trust UDT 3/13/85	JSL Kids Partners
Merge Capital, LLC	John Lemak
Sargeant Capital Ventures, LLC	Edward W. Easton TTEE The Easton Group QRP PSP
Melechdavid, Inc. Retirement Plan	Grander Holdings Inc. 401K
Brauser Family Trust 2008

The following table sets forth, based on our knowledge, certain information with respect to the beneficial ownership of our common stock as of November 19, 2018 for (a) our named executive officers, (b) each of our directors, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock.

Name and Address of Beneficial Owner	Number of Shares of Common Stock *	Percentage of Common Stock
5% Stockholders including investors identified above as the Aggregated Investors (1):
Phillip Frost, M.D., John Stetson, Barry Honig, and Mike Brauser based on filings of either a 13D/A, a 13G or a 13G/A in the last 12 months or based on preferred stock holdings (2) and all other individuals and entities included in the Aggregated Investors list (3) with 4.99% conversion blockers
	Estimated to be at least 9,726,057	Estimated to be at least 55.54%
Directors and Executive Officers
J. David Hansen (4)	572,548	5.94%
Philip O. Livingston, M.D. (5)	237,419	2.55%
Gregory P. Hanson CMA (6)	226,307	2.42%
Paul W. Maffuid, Ph.D. (7)	208,287	2.22%
All executive officers and directors as a group (4 persons)	1,244,561	7.00%

* For calculation of beneficial ownership, the number of shares of common stock for the Aggregated Investors, the Directors and the Executive Officers in each of the line items in the table below includes shares of common stock issuable upon conversion of all shares of preferred stock, exercise of warrants, and exercise of stock options within 60 days of November 19, 2018.

(1)
Includes in the aggregate those individuals and entities who comprise the list of Aggregated Investors described above.

(2)
Based on filings of Schedules 13D/A, 13G or 13G/A in the last 12 months and preferred stock holdings and warrants to purchase common stock for Phillip Frost, M.D., John Stetson, Barry Honig, and Mike Brauser and the other Aggregated Investors, we have assumed all preferred stock is converted into common stock to reflect the percentage ownership of the Company in the event of a change in control, regardless of the conversion blockers in each of the series of preferred stock.

(3)
Based on holdings of preferred stock, the following Aggregated Investors’ ownership of preferred stock have been included with those who have filed Schedules 13D/A, 13G, or 13G/A: Mark Groussman, Melechdavid Inc, and Melechdavid, Inc. Retirement Plan; Edward W. Easton TTEE The Easton Group QRP PSP; Sargeant Capital Ventures, LLC; Robert B. Prag; David Moss; Paradox Capital Partners, LLC; Robert S. Colman Trust UDT 3/13/85; Donald E. Garlikov; Airy Properties; Ryan O’Rourke; Corey Patrick O’Rourke; Ben Brauser; Joshua A. Brauser; Gregory Aaron Brauser; Ronald B. Low; Erick E. Richardson; and including Roger Stetson; Steve Rubin; Robert Prag; Darren Weingrow; Airy Properties; Alpha Capital Anstalt; ATG Capital; Sylva International; and Caribbean Consulting Partners, for which shares appear to be held at Computershare, Inc, the Company’s transfer agent.

(4)
Includes 381,721 shares subject to options exercisable within 60 days of November 19, 2018.

(5)
Consists of (i) 19,631 shares held by RTP Venture Fund, (ii) 8,651 shares held by Philip O. Livingston, (iii) 192 shares held by the Joan L. Tweedy 2011 Revocable Trust (the “Tweedy Trust”), and (iv) 44,138 shares subject to options exercisable within 60 days of November 19, 2018 held by Philip O. Livingston. Voting and dispositive decisions of RTP Venture Fund, LLC are made by Philip Livingston, and Philip O. Livingston is a trustee of the Tweedy Trust. The address for RTP Venture Fund, LLC is 156 E. 79th Street, Apt. 6C, New York, NY 10075.

(6)
Includes 112,000 shares subject to options exercisable within 60 days of November 19, 2018.

(7)
Includes 108,410 shares subject to options exercisable within 60 days of November 19, 2018.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2017.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Equity compensation plans approved by security holders (1)	953,937	$13.97	1,521,481
Equity compensation plans not approved by security holders	—	N/A	—
Total	953,937		1,521,481

(1)
The information presented in this table is as of December 31, 2017 and after giving effect to the 2018 Reverse Stock Split.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We entered into Separation and Release Agreements and are and were parties to the employment agreements with each of our officers as set forth in the section entitled “Executive and Director Compensation” above. Pursuant to our Audit Committee Charter, the Audit Committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any parties related to us have or will have a direct or indirect material interest.

Ravetch Grant

On April 3, 2015, the Board approved the issuance of an additional restricted stock award of 17,770 shares to Jeffrey Ravetch. This award is for future services covering at least a one-year period. The award was granted in addition to the prior award to Dr. Ravetch on April 2, 2015 of: (i) 4,629 restricted shares and (ii) options to purchase 4,629 shares of common stock with an exercise price of $17.02 per share, for a total grant of 27,028 restricted shares and options.

Livingston Grant

On March 23, 2015, the Board of Directors approved a restricted stock award by the Company of 135,135 shares of common stock, to be negotiated with Phil Livingston, Ph.D. for his continuing service to the Company.  On April 4, 2015, the Company awarded and issued the shares to Dr. Livingston by virtue of a common stock purchase agreement, in exchange for Dr. Livingston’s ongoing services as a member of the Company’s Board of Directors.  On May 13, 2015, the Compensation Committee of the Board clarified that the award is being granted in consideration for at least one year of Dr. Livingston’s services.

Ravetch Agreement

On April 1, 2016, we entered into a consulting agreement with Dr. Ravetch to provide key technology and product development, as well as corporate development and consulting services, in addition to his services as a Board member.  The term of the agreement is two years beginning January 1, 2016, and Dr. Ravetch will receive $100,000 cash compensation per year.

Director Independence

After review of all relevant transactions or relationships between each director and nominee for director, or any of his or her family members, and the Company, its senior management and its Independent Registered Public Accounting Firm, the Board of Directors has determined that none of the Company’s current directors are independent, as of November 19, 2018, within the meaning of the applicable SEC rules.

DESCRIPTION OF SECURITIES

The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation, or certificate of incorporation, and amended and restated bylaws, or bylaws, and the applicable provisions of the Delaware General Corporation Law. This information is qualified entirely by reference to the applicable provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law.  Copies of our certificate of incorporation and our bylaws, copies have been filed as exhibits to the registration statement of which this prospectus is a part.  See “Where You Can Find More Information.”

Authorized Capital Stock

Our authorized capital stock consists of 150,000,000 shares of common stock, $0.01 par value, and 15,000,000 shares of preferred stock, $0.01 par value. As of November 19, 2018, there were (i) 9,254,582 shares of common stock outstanding, (ii) 44,104 shares of Series D Preferred Stock outstanding that are convertible into 198,667 shares of common stock, (iii) 33,333 shares of Series E Preferred Stock outstanding that are convertible into 173,249 shares of common stock (iv) 645,640 shares of Series I Preferred Stock outstanding that are convertible into 215,214 shares of common stock, (vi) 772.73 shares of Series J Preferred Stock outstanding that are convertible into 386,365 shares of common stock, (vii) 63,150 shares of Series K Preferred Stock outstanding that are convertible into 2,105,000 shares of common stock, (viii) 45,500 shares of Series L Preferred Stock outstanding that are convertible into 2,527,778 shares of common stock, 5,000 shares of Series M Preferred Stock outstanding that are convertible into 666,667 shares of common stock, 5,363.64 shares of Series N Preferred Stock outstanding that are convertible into 536,364 shares of common stock, and 10,605.56 shares of Series O Preferred Stock outstanding that are convertible into 1,060,556 shares of common stock.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock and preferred stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of the Company, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. Our common stock has no redemption or sinking fund provisions. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 15,000,000 shares of preferred stock, in one or more series. Our articles of incorporation, as amended, provide that our Board of Directors has the authority, without further action by the shareholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Preferred stock may be designated and issued without authorization of shareholders unless such authorization is required by applicable law, the rules of the securities exchange or market on which our stock is then listed or admitted to trading.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

Overview of Preferred Stock & Beneficial Ownership Blockers

All issued and outstanding shares of the Company’s preferred stock have a par value of $0.01 per share and rank prior to any class or series of the Company’s common stock as to the distribution of assets upon liquidation, dissolution or winding up of the Company or as to the payment of dividends. The Company must obtain the consent of a majority of the holders of each series of preferred stock before taking any action that materially and adversely affects the rights, preferences, or privileges of the applicable series of preferred stock. Also, the holders of each series of preferred stock are entitled to vote on any matter on which the holders of common stock are entitled to vote. Additionally, the Company must obtain the consent of the holders of the Series E Preferred Stock, Series J Preferred Stock, Series L Preferred Stock, and Series N Preferred Stock (as each of those terms are defined below) prior to increasing or decreasing (other than by conversion) the authorized number of the applicable series of preferred stock or issuing any additional shares of the applicable series of preferred stock.

Generally, the same investors participated in each of the Company’s preferred stock offerings such that the same investors own most of the shares of each series of the Company’s issued and outstanding preferred stock. Pursuant to terms negotiated in connection with the Company’s sales of preferred stock, the certificates of designation for the Company’s preferred stock each include a 4.99% and/or 9.99% beneficial ownership conversion blocker. These conversion blockers may be decreased or increased, at the option of each holder, to a percentage not to exceed 9.99% upon written notice to the Company, as further specified in the applicable certificate of designation. The certificate of designation for our Series N Preferred Stock includes a 19.99% blocker provision applicable until stockholders approve issuances of common stock in excess of such amount. The stated values, as applicable, and conversion prices of our preferred stock are subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Company’s ability to administer the blockers according to their terms depends on group determinations and accurate reporting by outside investors with respect to their own beneficial ownership.

Series D Preferred Stock

As of November 19, 2018, there were 44,104 shares of Series D Convertible Preferred Stock (“Series D Preferred Stock”) issued and outstanding, and convertible into an aggregate of 198,667 shares of common stock. As of November 19, 2018, each one share of Series D Preferred Stock is convertible into 4.5045 shares of Common Stock.

Series E Preferred Stock

As of November 19, 2018, there were 33,333 shares of Series E Convertible Preferred Stock (“Series E Preferred Stock”) issued and outstanding, and convertible into 173,249 shares of common stock. The shares of Series E Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of such preferred share ($75 per share), plus all accrued and unpaid dividends, if any, on such share of Series E Preferred Stock, as of such date of determination, divided by the conversion price $14.43 per share.

Series I Preferred Stock

As of November 19, 2018, there were 645,640 shares of our Series I Preferred Stock issued and outstanding, and convertible into 215,214 shares of our common stock. The Series I Preferred Stock has a stated value of $0.01 per share. Each one share of Series I Preferred Stock is convertible into one-third share of common stock.

Series J Preferred Stock

As of November 19, 2018, there were 772.73 shares of our Series J Convertible Preferred Stock (“Series J Preferred Stock”) issued and outstanding and convertible into 386,365 shares of our common stock. The shares of Series J Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series J Preferred Stock ($550), plus all accrued and unpaid dividends, if any, on such Series J Preferred Stock, as of such date of determination, divided by the conversion price ($1.10). If we issue or sell common stock, or common equivalent shares, for consideration per share that is less than the conversion price in effect immediately prior to the issuance, then the conversion price in effect immediately prior to such issuance will be adjusted to the lower issuance price, but not be less than $0.10.

Series K Preferred Stock

As of November 19, 2018, there were 63,150 shares of our Series K convertible preferred stock (“Series K Preferred Stock”) issued and outstanding, and convertible into 2,105,000 of our common stock. The shares of Series K Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series K Preferred Stock ($0.01) divided by the conversion price ($0.0003).

Series L Preferred Stock

As of November 19, 2018, there were 45,500 shares of our Series L Preferred Stock issued and outstanding, and convertible into 2,527,778 shares of our common stock. The shares of Series L Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series L Preferred Stock ($100), plus all accrued and unpaid dividends, if any, on such Series L Preferred Stock, as of such date of determination, divided by the conversion price ($1.80).

Series M Preferred Stock

As of November 19, 2018, there were 5,000 shares of our Series M Preferred Stock issued and outstanding, and convertible into 666,667 shares of our common stock. The shares of Series M Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series M Preferred Stock ($300), plus all accrued and unpaid dividends, if any, on such Series M Preferred Stock, as of such date of determination, divided by the conversion price ($2.25).

Series N Preferred Stock

As of November 19, 2018, there were 5,363.64 shares of our Series N Preferred Stock issued and outstanding, and convertible into 536,364 shares of our common stock. The shares of Series N Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series N Preferred Stock ($110), plus all accrued and unpaid dividends, if any, on such Series N Preferred Stock, as of such date of determination, divided by the conversion price ($1.10). If we issue or sell common stock, or common equivalent shares, for consideration per share that is less than the conversion price in effect immediately prior to the issuance, then the conversion price in effect immediately prior to such issuance will be adjusted to the lower issuance price, but not be less than $0.10.

Series O Preferred Stock

As of November 19, 2018, there were 10,605.56 shares of our Series O Preferred Stock issued and outstanding, and convertible into 1,060,556 shares of our common stock. The shares of Series O Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series O Preferred Stock ($0.01), plus all accrued and unpaid dividends, if any, on such Series O Preferred Stock, as of such date of determination, divided by the conversion price ($0.0001). We are not permitted to issue any shares of common stock upon conversion of the Series O Preferred Stock until our stockholders approve, in accordance with the rules of The Nasdaq Stock Market LLC, the conversion of Series N Preferred Stock authorized on April 26, 2018, or the conversion of Series O Preferred Stock.

Series P Preferred Stock

In connection with the Equity Purchase Agreement, the Company agreed to file a Certificate of Designations for the Series P Preferred Stock in the form included as Exhibit 3.20 hereto (the “Series P Certificate of Designations”), prior to the issuance of any Series P Preferred Stock. The Company expects to designate 100,000 shares of its blank check preferred stock as Series P Preferred Stock, par value of $0.01 per share.

Pursuant to the Series P Certificate of Designations, each share of Series P Preferred Stock will be convertible into shares of common stock at a rate equal to $100 divided by an amount equal to 75% of the 5-day volume-weighted average price of the common stock prior to the Series P Conversion Notice. The conversion rate will be subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Company is prohibited from effecting the conversion of the Series P Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99%, in the aggregate, of the issued and outstanding shares of the Company’s common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series P Preferred Stock (the “Beneficial Ownership Limitation”). The Beneficial Ownership Limitation may be increased by the holder up to, but not exceeding, 9.99%. Each share of Series P Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock. With respect to any such vote, each share of Series P Preferred Stock entitles the holder to cast such number of votes equal to the number of shares of common stock such shares of Series P Preferred Stock are convertible into at such time, but not in excess of the Beneficial Ownership Limitation.

Stock Options and Restricted Stock Units under Equity Plans

As of November 19, 2018, there were 1,820,589 shares of common stock reserved for issuance under our Fifth Amended and Restated 2014 Employee, Director and Consultant Equity Incentive Plan (the “MabVax Equity Incentive Plan”). Of this number, all of the shares are reserved for issuance upon exercise of outstanding options. There are no shares reserved for issuance upon vesting of restricted stock units as there are no restricted stock units outstanding as of November 19, 2018. Shares of common stock that may be granted in the future under the MabVax Equity Incentive Plan amount to 646,059 as of November 19, 2018.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents.

Delaware Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law, or the DGCL. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.

Charter Documents. Our certificate of incorporation requires that any action required or permitted to be taken by its stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing. Additionally, our amended and restated certificate of incorporation:

●
substantially limits the use of cumulative voting in the election of directors;

●
provides for a board of directors, classified into three classes of directors;

●
provides that the authorized number of directors may be changed only by resolution of our board of directors;

●
our board of directors may appoint new directors to fill vacancies or newly created directorships; and

●
authorizes our board of directors to issue blank check preferred stock to increase the amount of outstanding shares.

Our bylaws provide that candidates for director may be nominated only by our board of directors or by a stockholder who gives written notice to us no later than 90 days prior to nor earlier than 120 days prior to the first anniversary of the last annual meeting of stockholders, provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice should be delivered not earlier than 120 days prior to the annual meeting nor later than the later of 90 days prior to such annual meeting or 10 days after the first public announcement of the date of such annual meeting. Our bylaws also limit who may call a special meeting of stockholders.

Delaware law and these charter provisions may have the effect of deterring hostile takeovers or delaying changes in control of our management, which could depress the market price of our common stock.

Listing

Our common stock is quoted on the OTC Pink under the symbol “MBVX.” On November 19, 2018, the last reported bid price for our common stock on the OTC Pink Market was $0.27 per share.  As of November 19, 2018, we had approximately 99 stockholders of record.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, MA 02021 and its telephone number is (800) 884-4225.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of shares of our common stock covered hereby on the OTC Pink marketplace., or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling securities:

●
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●
block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●
an exchange distribution in accordance with the rules of the applicable exchange;
●
privately negotiated transactions;
●
in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;
●
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●
a combination of any such methods of sale; or
●
any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, provided such amounts are in compliance with FINRA Rule 2121. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of common stock will be paid by the selling stockholders and/or the purchasers.

Triton is an underwriter within the meaning of the Securities Act and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because Triton is an underwriter within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Although Triton has agreed not to enter into any “short sales” of our common stock, sales after delivery of a put notice of a number of shares reasonably expected to be purchased under a put notice shall not be deemed a “short sale.” Accordingly, Triton may enter into arrangements it deems appropriate with respect to sales of shares of our common stock after it receives a put notice under the Equity Purchase Agreement so long as such sales or arrangements do not involve more than the number of put shares reasonably expected to be purchased by Triton under such put notice.

Listing

Our common stock is quoted on the OTC Pink market under the symbol “MBVX.”

 Electronic Distribution

This prospectus may be made available in electronic format on websites. Other than this prospectus in electronic format, the information on any website and any information contained in any other website is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us, and should not be relied upon by

The foregoing does not purport to be a complete statement of the terms and conditions of the securities purchase agreements, copies of which are included as exhibits to the registration statement of which this prospectus forms a part.

Transfer Agent

The transfer agent for our common stock is Computershare, 8742 Lucent Blvd., Suite 225, Highlands Ranch, CO 80129, 303-601-4860

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Mintz Levin Cohn Ferris Glovsky and Popeo PC.

EXPERTS

The consolidated financial statements of MabVax Therapeutics Holdings, Inc. as of December 31, 2017 and 2016, and for the years then ended included in this registration statement have been so included in reliance on the report of CohnReznick LLP, an independent registered public accounting firm, which report included an explanatory paragraph regarding substantial doubt about MabVax Therapeutics Holdings, Inc.’s ability to continue as a going concern, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the filed exhibits may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referenced above. We make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information found on our website is not part of this prospectus.

PART I. FINANCIAL INFORMATION

Item 1.                        Financial Statements.

MABVAX THERAPEUTICS HOLDINGS, INC.
Condensed Consolidated Balance Sheets
	September 30, 2018	December 31, 2017
Assets	(Unaudited)	Note 1
Current assets:
Cash and cash equivalents	$951,751	$885,710
Prepaid expenses	341,511	150,462
Other current assets	141,872	171,346
Total current assets	1,435,134	1,207,518
Property and equipment, net	457,526	578,206
Goodwill	6,826,003	6,826,003
Other assets	178,597	178,597
Total assets	$8,897,260	$8,790,324

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,447,175	$1,090,904
Accrued compensation	311,162	311,675
Accrued clinical operations and site costs	2,106,295	1,669,201
Accrued lease termination fee	590,504	590,504
Other accrued expenses	442,210	404,923
Interest payable	31,027	39,373
Current portion of notes payable	1,822,062	1,681,876
Current portion of capital lease payable	18,943	17,810
Total current liabilities	7,769,378	5,806,266
Non-current liabilities:
Non-current portion of notes payable, net	813,039	1,621,483
Non-current portion of capital lease payable	31,504	45,857
Other non-current liabilities	240,781	186,278
Total non-current liabilities	1,085,324	1,853,618
Total liabilities	8,854,702	7,659,884
Commitments and contingencies (Note 11)
Stockholders’ equity:
Series D convertible preferred stock, $0.01 par value, 1,000,000 shares authorized, 44,104 shares issued and outstanding as of September 30, 2018 and December 31, 2017, with a liquidation preference of $441	441	441
Series E convertible preferred stock, $0.01 par value, 100,000 shares authorized, 33,333 shares issued and outstanding as of September 30, 2018 and December 31, 2017, with a liquidation preference of $333	333	333
Series I convertible preferred stock, $0.01 par value, 1,968,664 shares authorized, 645,640 and 798,460 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively, with a liquidation preference of $6,456 and $7,984 as of September 30, 2018 and December 31, 2017, respectively	6,456	7,984
Series J convertible preferred stock, $0.01 par value, 3,400 shares authorized, 772.73 shares issued and outstanding as of September 30, 2018 and December 31, 2017, with a liquidation preference of $531,252	8	8
Series K convertible preferred stock, $0.01 par value, 65,000 shares authorized, 63,150 shares issued and outstanding as of September 30, 2018 and December 31, 2017, with a liquidation preference of $632	632	632
Series L convertible preferred stock, $0.01 par value, 58,000 shares authorized, 45,500 and 58,000 shares issued and outstanding as of September 30, 2018, and December 31, 2017, respectively, with a liquidation preference of $4,550,000 and $5,800,000 as of September 30, 2018 and December 31, 2017, respectively	455	580
Series M convertible preferred stock, $0.01 par value, 10,000 shares authorized, 5,000 and no shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively, with a liquidation preference of $1,500,000 and $0 as of September 30, 2018 and December 31, 2017, respectively	50	0
Series N convertible preferred stock, $0.01 par value, 20,000 shares authorized, 5,363.64 and no shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively, with a liquidation preference of $53.64 and $0 as of September 30, 2018 and December 31, 2017, respectively	54	0
Series O convertible preferred stock, $0.01 par value, 20,000 shares authorized, 10,605.56 and no shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively, with a liquidation preference of $106.06 and $0 as of September 30, 2018 and December 31, 2017, respectively	106	0
Common stock, $0.01 par value, 150,000,000 shares authorized, 9,254,582 and 6,862,928 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	92,546	68,629
Additional paid-in capital	118,291,361	112,105,470
Accumulated deficit	(118,349,884)	(111,053,637)
Total stockholders’ equity	42,558	1,130,440
Total liabilities and stockholders’ equity	$8,897,260	$8,790,324

See Accompanying Notes to Unaudited Condensed Consolidated Financial Statements

MABVAX THERAPEUTICS HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues:
License agreements	$4,000,000	$—	$4,700,000	$—
Total revenues	4,000,000	—	4,700,000	—

Cost of revenues	785,000	—	785,000	—
Gross Profit	3,215,000	—	3,915,000	—

Operating costs and expenses:
Research and development	199,367	1,017,061	2,915,709	6,168,125
General and administrative	2,520,950	1,831,629	6,409,491	7,513,621
Total operating costs and expenses	2,720,317	2,848,690	9,325,200	13,581,746
Income/(loss) from operations	494,683	(2,848,690)	(5,410,200)	(13,681,746)
Interest and other expense	(154,002)	(231,471)	(497,868)	(743,137)
Net income (loss)	340,681	(3,080,161)	(5,908,068)	(14,424,883)
Deemed dividend on inducement shares	—	—	(1,388,179)	(5,220,000)
Deemed dividend on incentive shares	—	(3,120,000)	—	(3,120,000)
Deemed dividend on warrant reprice	—	—	—	(19,413)
Net income (loss) allocable to common stockholders	$340,681	$(6,200,161)	$(7,296,247)	$(22,784,296)
Basic net income (loss) per share	$0.04	$(1.62)	$(0.81)	$(8.04)
Diluted net income (loss) per share	$0.02	$(1.62)	$(0.81)	$(8.04)

Shares used in calculation of net income (loss) per share
Basic	9,253,880	3,830,280	8,983,980	2,834,692
Diluted	17,123,742	3,830,280	8,983,980	2,834,692

See Accompanying Notes to Condensed Consolidated Financial Statements

 MABVAX THERAPEUTICS HOLDINGS, INC.
Condensed Consolidated Statement of Stockholders’ Equity
For the Nine Months Ended September 30, 2018
(Unaudited)

	Series D through O Convertible Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance at December 31, 2017	997,820	$9,978	6,862,928	$68,629	$112,105,470	$(111,053,637)	$1,130,440
Issuance of common stock, Series M Convertible Preferred Stock and warrants in connection with February 2018 financing	5,000	50	555,557	5,556	2,694,394	—	2,700,000
Issuance of common stock, Series N Convertible Preferred Stock in connection with May 2018 financing	5,364	54	218,182	2,182	827,764	—	830,000
Issuance of inducement shares of Series O Convertible Preferred Stock in connection with May 2018 financing	10,606	106	—	—	(106)	—	—
Deemed dividends on inducement shares, May 2018	—	—	—	—	1,388,179	(1,388,179)	—
Conversion of Series I Preferred Stock to common stock	(152,820)	(1,528)	50,940	509	1,019	—	—
Conversion of Series L Preferred Stock to common stock	(12,500)	(125)	694,445	6,944	(6,819)	—	—
Issuance of whole in lieu of fractional shares resulting from reverse split in February 2018	—	—	50,991	510	(510)		—
Common stock issued upon vesting of restricted stock units in January 2018, net of payroll taxes	—	—	797,977	7,980	(7,980)	—	—
Common stock issued upon vesting of restricted stock units in April 2018, net of shares withheld for payroll taxes	—	—	22,061	221	(17,197)	—	(16,976)
Common stock issued upon vesting of restricted stock units in August 2018	—	—	1,501	15	(15)	—	—
Stock-based compensation	—	—	—	—	1,307,162	—	1,307,162
Net loss	—	—		—	—	(5,908,068)	(5,908,068)
Balance at September 30, 2018	853,470	$8,535	9,254,582	$92,546	$118,291,361	$(118,349,884)	$42,558

See Accompanying Notes to Unaudited Condensed Consolidated Financial Statements

 MABVAX THERAPEUTICS HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2018	2017
Operating activities
Net loss	$(5,908,068)	$(14,424,883)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	120,680	122,315
Stock-based compensation	1,307,162	4,516,372
Issuance of restricted stock for services	—	236,666
Amortization and accretion related to notes payable	190,729	309,213
Increase (decrease) in cash from changes in operating assets and liabilities:
Other receivables	29,474	(7,061)
Prepaid expenses and other	(189,916)	(62,672)
Accounts payable	1,356,273	403,210
Accrued clinical operations and site costs	437,094	283,864
Accrued compensation	(513)	(28,307)
Other accrued expenses	36,648	(51,649)
Net cash used in operating activities	(2,620,437)	(8,702,932)

Investing activities
Purchases of property and equipment	—	(21,072)
Net cash used in investing activities	—	(21,072)

Financing activities
February 2018 private placement, net of issuance costs	2,700,000	—
May 2018 and 2017 private placements, net of issuance costs	830,000	820,571
Proceeds from issuance of common stock and Series G Preferred Stock, Net of costs, May 2017	—	3,647,391
Proceeds from issuance of common stock, net of costs, August 2017	—	125,000
Proceeds from issuance of Series J Preferred Stock, net of costs, August 2017	—	1,189,417
Proceeds from issuance of common stock, net of costs, September 2017	—	1,852,361
Proceeds from issuance of common stock, net of costs, September 2017	—	1,215,000
Principal payments on notes payable to Oxford Finance	(833,333)	(972,223)
Principal payments on financed insurance policies	21,140	(69,240)
Principal payments on capital lease	(14,353)	(10,785)
Purchase of vested employee stock in connection with tax withholding obligation	(16,976)	—
Net cash provided by financing activities	2,686,478	7,797,492
Net change in cash and cash equivalents	(66,041)	(926,512)
Cash and cash equivalents at beginning of period	885,710	3,979,290
Cash and cash equivalents at end of period	$951,751	$3,052,778

Supplemental disclosures:
Cash paid during the period for income taxes	$1,900	$1,600
Cash paid during the period for interest on notes payable and the capital lease	$317,391	$302,256

Supplemental disclosures of non-cash investing and financing information:
Deemed dividend on issuance of inducement shares	$1,388,179	$5,220,000
Deemed dividend on issuance of incentive shares	$—	$3,120,000
Conversion of preferred stock to common stock – Series D	$—	$3,981
Conversion of preferred stock to common stock – Series I	$509	$3,067
Conversion of preferred stock to common stock – Series J	$—	$5,227

Conversion of preferred stock to common stock – Series L	$6,944	$—
Fair value of repricing warrants issued in previous financing	$—	$19,413
Common stock issued upon vesting of RSUs	$8,201	$—

  See Accompanying Notes to Unaudited Condensed Consolidated Financial Statements

MABVAX THERAPEUTICS HOLDINGS, INC.
Notes to Unaudited Condensed Consolidated Financial Statements

1.            Nature of Business and Basis of Presentation.

We are a Delaware corporation, originally incorporated in 1988 under the name “Terrapin Diagnostics, Inc.” in the State of Delaware. In 1998, we changed our corporate name to “Telik, Inc.” and changed our name again to “MabVax Therapeutics Holdings, Inc.” in 2014. Unless the context requires otherwise, references to “we,” “our,” “us,” “MabVax” or the “Company” in this prospectus mean MabVax Therapeutics Holdings, Inc. on a condensed consolidated financial statement basis with our wholly-owned subsidiary, MabVax Therapeutics, Inc.

Nature of Business – About Us

MabVax Therapeutics Holdings, Inc. is a clinical-stage biotechnology company with a fully human antibody discovery platform focused on the rapid translation into clinical development of products to address unmet medical needs in the treatment of cancer and pancreatitis. We discovered a pipeline of human monoclonal antibody product candidates based on the protective immune responses generated by patients who have been vaccinated against targeted cancers. Our therapeutic vaccine product candidates under development were discovered at Memorial Sloan Kettering Cancer Center (“MSK”) and are exclusively licensed to us as well as exclusive rights to blood samples from patients who were vaccinated with the same licensed vaccines. We operate in only one business segment.

Our lead development product, MVT-5873, is a fully human IgG1 monoclonal antibody (mAb) that targets sialyl Lewis A (sLea), an epitope on CA19-9.  MVT-5873 is currently in Phase 1 clinical trials as a therapeutic agent for patients with pancreatic cancer and other CA19-9 positive tumors. CA19-9 is expressed in over 90% of pancreatic cancers and in other diseases including pancreatitis. CA19-9 plays an important role in tumor adhesion and metastasis and is a marker of an aggressive cancer phenotype. CA19-9 also has an important role in the biological pathways that can result in pancreatitis. CA19-9 serum levels are considered a valuable adjunct in the diagnosis, prognosis and treatment monitoring of pancreatic cancer and now pancreatitis. With our collaborators including MSK, Sarah Cannon Research Institute, Honor Health and Imaging Endpoints, we have treated more than 56 patients with either our therapeutic antibody designated as MVT-5873 or our PET imaging diagnostic product designated as MVT-2163 in Phase 1 clinical studies, and demonstrated early safety, specificity for the target and a potential efficacy signal. The Company also has a radioimmunotherapy product, designated as MVT-1075, that is also in Phase 1 clinical development.  For additional information, please visit the Company's website, www.mabvax.com. Information on the Company’s website is not incorporated herein.

Studies conducted by Cold Spring Harbor Laboratories have demonstrated that antibodies capable of binding to CA19-9 and blocking the downstream biological pathways of pancreatitis have a positive effect on ameliorating the disease. Combining the preclinical science supporting the use of the CA19-9 blocking antibodies in the treatment of pancreatitis with the clinically validated data and supplies of MVT-5873 already available gives MabVax the opportunity, assuming adequate funding, to move quickly into the clinic in a mid-stage proof of concept clinical trial in the near-term.

The Company completed a preclinical asset sale and license agreement with Boehringer Ingelheim International GmbH (“Boehringer Ingelheim”) in July 2018, and a license agreement for a cancer vaccine to Y-mAbs Therapeutics, Inc. in June 2018.  The Company received nearly $5 million in upfront payments from these two transactions to begin the third quarter, with an additional $7.6 million in downstream milestones the Company may receive based either on reaching an anniversary date of entering the agreement, provided the agreement is not canceled before a milestone has been earned or due, or upon reaching a milestone.

We have incurred net losses since inception and expect to incur substantial losses for the foreseeable future as we continue our research, development and clinical activities. To date, we have funded operations primarily through revenues earned from asset sale and license agreements, proceeds from the sale of common and preferred stock, government grants, the issuance of debt, the issuance of common stock in lieu of cash for services, payments from collaborators, and interest income. The process of developing products will require significant additional research and development, preclinical testing and clinical trials, as well as regulatory approvals. We expect these activities, together with general and administrative expenses, to result in substantial operating losses for the foreseeable future. We will not receive substantial revenue unless we or our collaborative partners complete clinical trials, obtain regulatory approvals and successfully commercialize one or more product candidates; or we license our technology after achieving one or more milestones of interest to a potential partner.

Reverse Stock Splits

On August 16, 2016, we filed a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effectuate a reverse stock split of our issued and outstanding common stock on a 1-for-7.4 basis, effective on August 16, 2016 (the “2016 Reverse Stock Split”). On February 14, 2018, we filed a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effectuate another reverse stock split of our issued and outstanding common stock on a 1-for-3 basis, effective on February 16, 2018 (the “2018 Reverse Stock Split”; collectively with the 2016 Reverse Stock Split, the “Reverse Stock Splits”). All share and per share amounts, and number of shares of common stock into which each share of preferred stock will convert, in the financial statements and notes thereto have been retroactively adjusted for all periods presented to give effect to the Reverse Stock Splits, including rounding for fractional shares and reclassifying any amount equal to the reduction in par value of common stock to additional paid-in capital.

Delaware Order Granting Petition for Relief

On September 20, 2018, the Court of Chancery of the State of Delaware (the “Court”) entered an order validating (i) issuances of common stock upon conversions of the Company’s preferred stock occurring between June 30, 2014 and February 12, 2018, and (ii) stockholder approval of corporate actions presented to the Company’s stockholders from June 30, 2014 to February 12, 2018. In so doing, the Court granted the Company’s Verified Petition for Relief Under 8 Del. C. § 205 (the “Delaware Petition”) captioned In re: MabVax Therapeutics Holdings, Inc., filed on July 27, 2018, in order to rectify the uncertainty regarding whether shares of our common stock were validly issued upon conversion of our preferred stock from June 30, 2014 to February 12, 2018. The Delaware Petition and the Court’s order granting the Delaware Petition are discussed further in the Section below titled, “Court Validation of Previously Issued Shares of Common Stock upon Conversion of Preferred Stock.”

Basis of Presentation

The balance sheet data at December 31, 2017, was derived from audited financial statements at that date. It does not include, however, all the information and notes required by accounting principles generally accepted in the United States of America (“GAAP”) for complete financial statements.

The accompanying unaudited condensed consolidated financial statements were prepared using GAAP for interim financial information and the instructions to Regulation S-X. While these statements reflect all normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the results of the interim period, they do not include all information or notes required by GAAP for annual financial statements and should be read in conjunction with the audited financial statements of MabVax Therapeutics Holdings, Inc. for the year ended December 31, 2017, included in our Annual Report on Form 10-K filed with the SEC on April 2, 2018 and amended on Form 10-K/A as filed with the SEC on October 15, 2018. These quarterly results are not necessarily indicative of future results.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of expenses during the reporting period. Management believes that these estimates are reasonable; however, actual results may differ from these estimates.

Fair Value Measurements

The Company had no assets or liabilities that were measured using quoted prices for similar assets and liabilities or significant unobservable inputs (Level 2 and Level 3 assets and liabilities, respectively) as of September 30, 2018 and December 31, 2017. The carrying value of cash held in money market funds of $864,110 and $1,196 as of September 30, 2018 and December 31, 2017, respectively, is included in cash and cash equivalents and approximates market values based on quoted market prices (Level 1 inputs).

Concentration of Credit Risk

Credit risk represents the risk that the Company would incur a loss if counterparties failed to perform pursuant to the terms of their agreements. Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents. Cash and cash equivalents consist of money market funds with major financial institutions in the United States. These funds may be redeemed upon demand and, therefore, bear minimal risk. The Company does not anticipate any losses on such balances.

Consideration of Impairment of Goodwill

The Company maintains a goodwill balance of $6,826,003 on its balance sheet as of September 30, 3018 and December 31, 2017, and tests for impairment at least annually and whenever there has been a material change in the Company by applying GAAP principles related to ASC 350 Intangibles – Goodwill and Other (ASC 350). Based on a qualitative analysis of the Company’s products in the pipeline as of September 30, 2018, the $4.0 million in revenue earned during the quarter, and a potential new indication for the Company’s lead antibody program, MVT-5873, for the treatment of pancreatitis, the Company concluded there was no goodwill impairment as of September 30, 2018. The goodwill was established in connection with the merger of MabVax Therapeutics, Inc. a Delaware corporation, with a subsidiary of the Company on July 8, 2014, pursuant to an Agreement and Plan of Merger, dated May 12, 2014, by and among the Company, a subsidiary of the Company and MabVax Therapeutics, Inc. as amended June 30, 2014 and July 7, 2014 (the “Merger”), whereby MabVax Therapeutics, Inc. is the surviving company in the Merger, as a wholly-owned subsidiary of the Company.

Revenue Recognition

Effective January 1, 2018, the Company adopted Accounting Standards Codification, or ASC, Topic 606, Revenue from Contracts with Customers (Topic 606), using the full retrospective transition method. Under this method, the Company would have been required to revise its financial statements, if applicable, for the years ended December 31, 2016 and 2017, and applicable interim periods within those years, as if Topic 606 had been effective for those periods. However, Topic 606 did not have any impact on the Company’s revenue recognition upon adoption. This standard applies to all contracts with customers, except for contracts that are within the scope of other standards, such as leases, insurance, collaboration arrangements and financial instruments. Under Topic 606, an entity recognizes revenue when its customer obtains control of promised goods or services in an amount that reflects the consideration which the entity expects to receive in exchange for those goods and services. To determine revenue recognition for arrangements that an entity determines are within the scope of Topic 606, the entity performs the following five steps: (i) identify the contract(s) with the customer(s); (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods and services it transfers to the customer. At contract inception, the Company assesses the goods or services promised within each contract that falls under the scope of Topic 606, determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

License and Other Revenues

The Company enters into licensing agreements which are within the scope of Topic 606, under which it licenses certain of its product candidates’ rights to third parties. The terms of these arrangements typically include payment of one or more of the following: non-refundable, up-front license fees; development, regulatory and commercial milestone payments; and royalties on Gross Profit of the licensed product, which will be classified as royalty revenues, if and when earned.

In determining the appropriate amount of revenue to be recognized as it fulfills its obligation under each of its agreements, the Company performs the five steps described above. As part of the accounting for these arrangements, the Company must develop assumptions that require judgment to determine the stand-alone selling price, which may include forecasted revenues, development timelines, reimbursement of personnel costs, discount rates and probabilities of technical and regulatory success.

Licensing of Intellectual Property – If the license to the Company’s intellectual property is determined to be distinct from the other performance obligations identified in the arrangement, the Company recognizes revenue from non-refundable, up-front fees allocated to the license when the license is transferred to the licensee and the licensee is able to use and benefit from the license. For licenses that are bundled with other performance obligations, the Company utilizes judgment to assess the nature of the combined performance obligation to determine whether the combined performance obligation is satisfied over time or at a point in time and, if over time, the appropriate method of measuring progress for purposes of recognizing revenue from non-refundable, up-front fees. The Company evaluates the measure of progress each reporting period, and, if necessary, adjusts the measure of performance and related revenue recognition.

Milestone Payments – At the inception of each arrangement that includes development milestone payments, the Company evaluates whether the milestones are considered probable of being reached and estimates the amount to be included in the transaction price using the most likely amount method. If it is probable that a significant revenue reversal will not occur, the associated milestone value is included in the transaction price. Milestone payments that are not within the control of the Company or the licensee, such as regulatory approvals, are not considered probable of being achieved until those approvals are received. The transaction price is then allocated to each performance obligation on a relative stand-alone selling price basis, for which the Company recognizes revenue as or when the performance obligations under the contract are satisfied. At the end of each subsequent reporting period, the Company re-evaluates the probability of achievement of such development milestones and any related constraint and, if necessary, adjusts its estimate of the overall transaction price. Any such adjustments are recorded on a cumulative catch-up basis, which would affect license, collaboration and other revenues and earnings in their period of adjustment. To date, the Company has not recognized any milestone payments, because the milestones are not within the control of the Company and the technology is at an early stage of development, or the licensee has the ability to terminate the agreement before the milestone payment is due.

Royalties – For arrangements that include sales-based royalties, including milestone payments based on the level of sales, and for which the license is deemed to be the predominant item to which royalties relate, the Company recognizes revenue at the later of (i) when the related sales occur or (ii) when the performance obligation to which some or all of the royalty has been allocated has been satisfied (or partially satisfied). To date, the Company has not recognized any royalty revenue from its license agreements.

Accrued Liabilities

The Company is required to estimate accrued liabilities as part of the process of preparing its financial statements. The estimation of accrued liabilities involves identifying services that have been performed on the Company’s behalf, and then estimating the level of service performed and the associated cost incurred for such services as of each balance sheet date. Accrued liabilities include professional service fees, such as for lawyers and accountants, contract service fees, such as those under contracts with clinical monitors, data management organizations and investigators in conjunction with clinical trials, and fees to contract manufacturers in conjunction with the production of clinical materials. Pursuant to the Company’s assessment of the services that have been performed, the Company recognizes these expenses as the services are provided. Such assessments include: (i) an evaluation by the project manager of the work that has been completed during the period; (ii) measurement of progress prepared internally and/or provided by the third-party service provider; (iii) analyses of data that justify the progress; and (iv) the Company’s judgment.

Research and Development Costs

Except for payments made in advance of services, research and development costs are expensed as incurred. For payments made in advance, the Company recognizes research and development expense as the services are rendered. Research and development costs primarily consist of salaries and related expenses for personnel, laboratory supplies and raw materials, and sponsored research, Other research and development expenses include fees paid to consultants and outside service providers including clinical research organizations and clinical manufacturing organizations.

Recently Issued Accounting Standards

Adopted Accounting Standards

In May 2014, the FASB issued Topic 606 which amends the guidance for accounting for revenue from contracts with customers. This ASU supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition, and creates a new Topic 606, Revenue from Contracts with Customers. The Company did not have any revenue generating contracts in 2017, therefore, the adoption of this standard had no effect on the financial statement line items that could have been affected by the transition. For further discussion on the adoption of this standard, see “Revenue Recognition” above and Note 10, “Contracts and Agreements.”

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805), Clarifying the Definition of a Business. The guidance changes the definition of a business to assist entities with evaluating when a set of transferred assets and activities is a business. The new guidance requires an entity to evaluate if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets; if so, the set of transferred assets and activities is not a business. The Company adopted this ASU as of January 1, 2018. The adoption of this ASU had no impact on the Company’s financial statements for the three and nine months ended September 30, 2018.

In May 2017, the FASB issued ASU No. 2017-09, Compensation – Stock Compensation (Topic 718), Scope of Modification Accounting, which clarifies when a change to the terms or conditions of a share-based payment award must be accounted for as a modification. The new guidance requires modification accounting if the fair value, vesting conditions or classification of the award is not the same immediately before and after a change to the terms and conditions of the award.  The Company adopted this ASU on a prospective basis as of January 1, 2018. The adoption of this ASU had no impact on the Company’s financial statements for the three and nine months ended September 30, 2018.

In August 2016, the FASB issued ASU No. 2016-15 (“ASU 2016-15”), “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments.” The standard provides guidance on eight (8) cash flow issues: (1) debt prepayment or debt extinguishment costs; (2) settlement of zero-coupon bonds; (3) contingent consideration payments after a business combination; (4) proceeds from the settlement of insurance claims; (5) proceeds from the settlement of corporate-owned life insurance policies; (6) distributions received from equity method investees; (7) beneficial interests in securitization transactions; and (8) separately identifiable cash flows and application of the predominance principle. ASU 2016-15 addresses how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The Company adopted this ASU effective January 1, 2018. The adoption of this new standard did not have a material impact on our condensed consolidated financial statements.

Accounting Standards Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which supersedes existing guidance on accounting for leases in Leases (Topic 840) and generally requires all leases, including operating leases, to be recognized in the statement of financial position as right-of-use assets and lease liabilities by lessees. The provisions of ASU 2016-02 are to be applied using a modified retrospective approach and are effective for reporting periods beginning after December 15, 2018; early adoption is permitted. The Company plans to elect the transition option provided under ASU 2018-11, which will not require adjustments to comparative periods nor require modified disclosures in those comparative periods. Upon adoption, the Company expects to elect the transition package of practical expedients permitted within the new standard, which among other things, allows the carryforward of the historical lease classification. Based on its anticipated election of practical expedients, the Company anticipates the recognition of right of use assets and related lease liabilities on its balance sheets related to its leases.  The Company intends on engaging a professional services firm to assist in the implementation of ASC 842, and to analyze the impact of adopting ASC 842 on the Company’s statements of income and balance sheets.

In June 2018, the FASB issued ASU No. 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-based Payment Accounting, to simplify the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees, with certain exceptions. The provisions of ASU 2018-07 are effective for reporting periods beginning after December 15, 2018, including interim periods within that fiscal year; early adoption is permitted, but no earlier than a company’s adoption date of Topic 606. Upon transition, the Company will be required to measure these nonemployee awards at fair value as of the adoption date.  The Company had not early adopted this ASU as of September 30, 2018, but plans on adopting this ASU for its reporting period beginning January 1, 2019. The Company is currently evaluating the effect that this ASU will have on its financial statements.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” This ASU requires instruments measured at amortized cost to be presented at the net amount expected to be collected. Entities are also required to record allowances for available-for-sale debt securities rather than reduce the carrying amount. This ASU is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. We expect the adoption of this new standard will not have a material impact on our condensed consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, “Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment.” This ASU eliminates Step 2 from the goodwill impairment test. Instead, an entity should recognize an impairment charge for the amount by which the carrying value exceeds the reporting unit’s fair value, not to exceed the total amount of goodwill allocated to that reporting unit. This ASU is effective for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. We expect the adoption of this new standard will not have a material impact on our condensed consolidated financial statements.

With the exception of the new standards discussed above, there have been no new accounting pronouncements that have significance, or potential significance, to the Company’s financial statements.

2.            Liquidity and Going Concern.

The accompanying condensed consolidated financial statements have been prepared on the going concern basis, which assumes that the Company will continue to operate as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As reflected in the accompanying condensed consolidated financial statements, the Company had a net loss of $5,908,068, net cash used in operating activities of $2,620,437, net cash used in investing activities of $0, and net cash provided by financing activities of $2,686,478 for the nine months ended September 30, 2018. As of September 30, 2018, the Company had $951,751 in cash and cash equivalents, a working capital deficit of $6,334,244, an accumulated deficit of $118,349,884, and stockholders’ equity of $42,558.  The Company also has significant debt payments due within the next twelve months.

Overview of 2018 Private Placements

Between February 2 and February 10, 2018, the Company entered into separate purchase agreements with investors pursuant to which the Company sold (i) shares of its common stock, (ii) shares of its convertible preferred stock, and (iii) warrants to purchase shares of common (the “February 2018 Private Placements”). From April 30 to May 2, 2018, the Company entered into separate purchase agreements with investors pursuant to which we agreed to sell shares of its common stock and convertible preferred stock (the “May 2018 Private Placements”). No financial advisor was used in connection with the February 2018 Private Placements nor the May 2018 Private Placements.

The securities issued in connection with the February 2018 Private Placements and the May 2018 Private Placements were offered and sold solely to accredited investors in reliance on the exemption from registration afforded by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act. The Company entered into separate registration rights agreements with each of the investors in the February 2018 Private Placements and the May 2018 Private Placements, pursuant to which the Company agreed to undertake to file a registration statement to register the resale of the shares of common stock and the shares of common stock underlying the warrants and preferred stock. The Company also agreed to use reasonable best efforts to cause such registration statement to be declared effective and to maintain the effectiveness of the registration statement until all of such shares of common stock have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act, without any restrictions.

February 2018 Private Placements

In connection with the February 2018 Private Placements, the Company sold (i) an aggregate of 555,557 shares of its common stock for an aggregate purchase price of $1,250,000, or $2.25 per share, (ii) 5,000 shares of our newly designated 0% Series M Convertible Preferred Stock (the “Series M Preferred Stock”) for an aggregate purchase price of $1,500,000, or $300.00 per share, and (iii) warrants to purchase up to an aggregate of 855,561 shares of common stock each with an exercise price of $2.70 per share. The net proceeds of the February 2018 Private Placements were $2,700,000 after transaction costs of $50,000.

May 2018 Private Placements

In connection with the May 2018 Private Placements, the Company agreed to sell (i) 218,182 shares of common stock at an aggregate purchase price of $240,000, or $1.10 per share, and (ii) 5,363.64 shares of newly designated 0% Series N Convertible Preferred Stock (the “Series N Preferred Stock”) at an aggregate purchase price of $590,000, or $110.00 per share. The following investors in the May 2018 Private Placements also invested in the February 2018 Private Placements (the “Prior Investors”): GRQ Consultants Inc., Roth 401K FBO Renee Honig; GRQ Consultants Inc., Roth 401K FBO Barry Honig; Melechdavid, Inc.; Grander Holdings Inc. 401K; Robert S. Colman Trust UDT 3/13/85; Ben Brauser; Joshua A. Brauser; Daniel A. Brauser; Gregory Aaron Brauser; Erick E. Richardson; and Ronald B. Low.

Under the terms of the May 2018 Private Placements, we were required to offer an aggregate of 12,777.77 shares (the “May 2018 Inducement Shares”) of newly designated 0% Series O Preferred Stock (the “Series O Preferred Stock”) to investors who previously purchased securities in the February 2018 Private Placements and who also purchased securities in the May 2018 Private Placements with an aggregate purchase price of at least 40% of their investment amounts in the February 2018 Private Placements. Based on the closing of the offering, and participation of the Prior Investors who invested an aggregate of $830,000 (the “May 2018 Inducement Investors”), the Company issued an aggregate of 10,605.56 May 2018 Inducement Shares in the form of Series O Preferred Stock convertible into an aggregate of 1,060,556 shares of common stock. The May 2018 Private Placements closed on May 15, 2018, with the Company receiving gross proceeds totaling $830,000.

Plans for Continuing to Fund the Company’s Losses from Operations

We plan to continue to fund the Company’s losses from operations and capital funding needs through equity financings in the form of common stock and preferred stock, licensing agreements, asset sales, strategic collaborations, government grants, issuance of common stock in lieu of cash for services, debt financings or other arrangements. Further, to extend availability of existing cash available for our programs for achieving milestones or a strategic transaction, in mid-2017 we began reducing personnel from twenty-five (25) full time employees to six (6) as of November 12, 2018, and reduced other operating expenses following the completion of two (2) Phase 1a clinical trials of our lead antibody product candidate, HuMab 5B1, which has enabled us to reduce our expenditures on clinical trials. We plan to continue funding Phase 1 clinical trials of our product candidate MVT-5873 in cancer patients, MVT-2163 as a diagnostic agent in pancreatic cancer patients, and MVT-1075 as a radioimmunotherapy agent for the treatment of various cancers, preclinical testing of follow-on antibody candidates, investor and public relations, SEC compliance efforts, and the general and administrative expenses associated with each of these activities, and prepare for a mid-stage proof-of-concept clinical trial of MVT-5873 as a treatment for pancreatitis. We will also support research efforts and continued Phase 1 clinical development by MSK of our Positron-emission tomography (“PET”) imaging agent MVT-2163 under an R01 Research Grant provided by the National Institutes of Health (“NIH”) to MSK in April 2018, with the bulk of the costs of the research and clinical development being borne by the NIH. Although we achieved two strategic transactions in late June 2018 and early July 2018, there can be no assurance that we will be able to achieve additional license and or sales agreements and earn revenues large enough to offset our operating expenses in the future, as discussed further in Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Quarterly Report. We cannot be sure that asset sales or licensing agreements can be signed in a timely manner, if any, or that capital funding will be available on reasonable terms, or at all. If we are unable to secure significant asset sales or licensing agreements and adequate additional funding, we may be forced to make additional reductions in spending, incur further cutbacks in personnel, extend payment terms with suppliers, liquidate assets where possible, suspend or curtail planned programs and/or cease our operations entirely. In addition, if the Company does not meet its payment obligations to third parties as they come due, it may be subject to litigation claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.

We anticipate the Company will continue to incur net losses into the foreseeable future as we: (i) continue our clinical trial of MVT-5873 in cancer patients, (ii) continue our clinical trial for the development of MVT-1075 as a radioimmunotherapy, (iii) prepare for a mid-stage proof-of-concept clinical trial of MVT-5873 as a treatment for pancreatitis, to be initiated in early 2019, and (iv) continue operations as a public company. Based on receipt of $2.7 million net of transaction costs in February 2018, an additional $830,000 from a financing in May 2018, and receipt of $700,000 from an upfront payment under a sublicense agreement with Y-mAbs Therapeutics, Inc. (“Y-mAbs”) during the first nine months of 2018; and receipt of $4.0 million in gross proceeds from an asset purchase and license agreement with Boehringer Ingelheim International GmbH (“Boehringer Ingelheim”) in July 2018, and without any other additional funding or receipt of payments from potential asset sales or licensing agreements, we expect we will have sufficient funds to meet our obligations until December 2018. These conditions give rise to substantial doubt as to the Company’s ability to continue as a going concern. Any of these actions could materially harm the Company’s business, results of operations, and prospects. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

If the Company raises additional funds by issuing equity securities, substantial dilution to existing stockholders could result. If the Company raises additional funds by incurring debt financing, the terms of the debt may involve significant cash payment obligations as well as covenants and specific financial ratios that may restrict the Company’s ability to operate its business.

3.            Cash and Cash Equivalents.

We consider all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company limits its exposure to credit loss by holding cash in U.S. dollars or, from time to time, placing cash and investments in U.S. government, agency and government-sponsored enterprise obligations.

4.            Fair Value of Financial Instruments.

Our financial instruments consist of cash and cash equivalents and accounts payable, all of which are generally considered to be representative of their respective fair values because of the short-term nature of those instruments.

5.            Convertible Preferred Stock, Common Stock and Warrants.

Dividends on Preferred Stock

We immediately recognize the changes in the redemption value on preferred stock as they occur and the carrying value of the security is adjusted to equal what the redemption amount would be as if redemption were to occur at the end of the reporting date based on the conditions that exist as of that date.

No dividends have ever been declared by the Board of Directors of the Company (the “Board of Directors”) since our inception on any series of convertible preferred stock.

Overview of Preferred Stock & Beneficial Ownership Blockers

All issued and outstanding shares of the Company’s preferred stock have a par value of $0.01 per share and rank prior to any class or series of the Company’s common stock as to the distribution of assets upon liquidation, dissolution or winding up of the Company or as to the payment of dividends. The Company must obtain the consent of a majority of the holders of each series of preferred stock before taking any action that materially and adversely affects the rights, preferences, or privileges of the applicable series of preferred stock. Also, the holders of each series of preferred stock are entitled to vote on any matter on which the holders of common stock are entitled to vote. Additionally, the Company must obtain the consent of the holders of the Series E Preferred Stock, Series J Preferred Stock, Series L Preferred Stock, and Series N Preferred Stock (as each of those terms are defined below) prior to increasing or decreasing (other than by conversion) the authorized number of the applicable series of preferred stock or issuing any additional shares of the applicable series of preferred stock.

Generally, the same investors participated in each of the Company’s preferred stock offerings such that the same investors own most of the shares of each series of the Company’s issued and outstanding preferred stock. Pursuant to terms negotiated in connection with the Company’s sales of preferred stock, the certificates of designation for the Company’s preferred stock each include a 4.99% and/or 9.99% beneficial ownership conversion blocker. These conversion blockers may be decreased or increased, at the option of each holder, to a percentage not to exceed 9.99% upon written notice to the Company, as further specified in the applicable certificate of designation. The certificate of designation for our Series N Preferred Stock includes a 19.99% blocker provision applicable until stockholders approve issuances of common stock in excess of such amount. The stated values, as applicable, and conversion prices of our preferred stock are subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Company’s ability to administer the blockers according to their terms depends on group determinations and accurate reporting by outside investors with respect to their own beneficial ownership.

Series D Preferred Stock

As of September 30, 2018 and December 31, 2017, there were 44,104 shares of Series D Convertible Preferred Stock (“Series D Preferred Stock”) issued and outstanding, and convertible into an aggregate of 198,667 shares of common stock. As of September 30, 2018, each one share of Series D Preferred Stock is convertible into 4.5045 shares of Common Stock.

Series E Preferred Stock

As of September 30, 2018 and December 31, 2017, there were 33,333 shares of Series E Convertible Preferred Stock (“Series E Preferred Stock”) issued and outstanding, and convertible into 173,249 shares of common stock.

The shares of Series E Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of such preferred share ($75 per share), plus all accrued and unpaid dividends, if any, on such share of Series E Preferred Stock, as of such date of determination, divided by the conversion price $14.43 per share.

Series I Preferred Stock

As of September 30, 2018 and December 31, 2017, there were 645,640 and 798,460 shares of our Series I Preferred Stock issued and outstanding, and convertible into 215,214 and 266,154 shares of our common stock, respectively. During the nine months ended September 30, 2018, 152,820 shares of Series I Preferred Stock were converted by Grander Holdings, Inc. 401K into 50,940 shares of common stock.

The Series I Preferred Stock has a stated value of $0.01 per share. Each one share of Series I Preferred Stock is convertible into one-third share of common stock.

Series J Preferred Stock

As of September 30, 2018 and December 31, 2017, there were 772.73 shares of our Series J Convertible Preferred Stock (“Series J Preferred Stock”) issued and outstanding and convertible into 386,365 shares of our common stock.

The shares of Series J Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series J Preferred Stock ($550), plus all accrued and unpaid dividends, if any, on such Series J Preferred Stock, as of such date of determination, divided by the conversion price ($1.10). If we issue or sell common stock, or common equivalent shares, for consideration per share that is less than the conversion price in effect immediately prior to the issuance, then the conversion price in effect immediately prior to such issuance will be adjusted to the lower issuance price, but not be less than $0.10.

Series K Preferred Stock

As of September 30, 2018 and December 31, 2017, there were 63,150 shares of our Series K convertible preferred stock (“Series K Preferred Stock”) issued and outstanding, and convertible into 2,105,000 of our common stock.

The shares of Series K Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series K Preferred Stock ($0.01) divided by the conversion price ($0.0003).

Series L Preferred Stock

As of September 30, 2018, and December 31, 2017, there were 45,500 and 58,000 shares of our Series L Preferred Stock issued and outstanding, and convertible into 2,527,778 and 3,222,223 shares of our common stock, respectively. During the nine months ended September 30, 2018, 12,500 shares of Series L Preferred Stock were converted into 694,445 shares of common stock by GRQ Consultants, Inc. Roth 401K FBO Renee Honig Trustee, and HS Contrarian Investments, LLC.

The shares of Series L Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series L Preferred Stock ($100), plus all accrued and unpaid dividends, if any, on such Series L Preferred Stock, as of such date of determination, divided by the conversion price ($1.80).

Series M Preferred Stock

As of September 30, 2018 and December 31, 2017, there were 5,000 and no shares of our Series M Preferred Stock issued and outstanding, and convertible into 666,667 and no shares of our common stock, respectively.

The shares of Series M Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series M Preferred Stock ($300), plus all accrued and unpaid dividends, if any, on such Series M Preferred Stock, as of such date of determination, divided by the conversion price ($2.25).

Series N Preferred Stock

As of September 30, 2018, and December 31, 2017, there were 5,363.64 and no shares of our Series N Preferred Stock issued and outstanding, and convertible into 536,364 and no shares of our common stock, respectively.

The shares of Series N Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series N Preferred Stock ($110), plus all accrued and unpaid dividends, if any, on such Series N Preferred Stock, as of such date of determination, divided by the conversion price ($1.10). If we issue or sell common stock, or common equivalent shares, for consideration per share that is less than the conversion price in effect immediately prior to the issuance, then the conversion price in effect immediately prior to such issuance will be adjusted to the lower issuance price, but not be less than $0.10.

Series O Preferred Stock

As of September 30, 2018, and December 31, 2017, there were 10,605.56 and no shares of our Series O Preferred Stock issued and outstanding, and convertible into 1,060,556 and no shares of our common stock, respectively.

The shares of Series O Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series O Preferred Stock ($0.01), plus all accrued and unpaid dividends, if any, on such Series O Preferred Stock, as of such date of determination, divided by the conversion price ($0.0001). We are not permitted to issue any shares of common stock upon conversion of the Series O Preferred Stock until our stockholders approve, in accordance with the rules of the Nasdaq Stock Market LLC, the conversion of Series N Preferred Stock authorized on April 26, 2018, or the conversion of Series O Preferred Stock.

Warrants Issued in Connection with February 2018 Private Placements

 The warrants issued in the February 2018 Private Placements (the “February 2018 Warrants”) are exercisable, at any time on or after the sixth month anniversary of the closing date, at a price of $2.70 per share, subject to adjustment, and expire three years from the initial exercise date. The holders of the February 2018 Warrants may, subject to certain limitations, exercise the February 2018 Warrants on a cashless basis if the shares of common stock issuable upon exercise of the February 2018 Warrants are not registered for resale under the Securities Act within four (4) months of issuance, or between June 2 and June 10, 2018. The Company is prohibited from effecting an exercise of any February 2018 Warrants to the extent that, as a result of any such exercise, the holder would beneficially own more than 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of such February 2018 Warrants. The February 2018 Warrants are not listed or quoted on any securities exchange or other trading market.

Warrants Issued in Connection with October 2015 Public Offering

As of September 30, 2018, and December 31, 2017, warrants to purchase 56,306 shares of common stock previously issued in connection with our public offering closing on October 5, 2015 (the “October 2015 Warrants”) were outstanding. The October 2015 Warrants, which had an exercise price of $29.31 per share, expired on September 30, 2018.

Consultant Grants

On February 10, 2017, the Company entered into a consulting agreement with MDM Worldwide, pursuant to which MDM Worldwide agreed to provide investor relations services to the Company in consideration for an immediate grant of 6,667 shares of the Company’s common stock and a monthly cash retainer of $10,000 a month for ongoing services for a period of one year. The shares granted were fully vested upon grant and the Company recognized the grant date fair value of the shares of $56,600 as investor relations expense upon grant during the first quarter of 2017. The services with MDM Worldwide, which the Company was required to purchase by some investors in connection with prior financings of the Company, were terminated effective June 1, 2018.

On March 7, 2017, the Company entered into a consulting agreement with Jenene Thomas Communications, pursuant to which Jenene Thomas Communications agreed to provide investor relations services to the Company. In consideration for these services, which began on April 1, 2017, we paid a monthly cash retainer of $12,500. Additionally, we issued 6,667 restricted shares of common stock on April 1, 2017, to be vested at 1,667 per quarter over the four quarters of services under the agreement beginning April 1, 2017. The shares granted were vested over a one-year period over which the services were performed and, as such, were amortized over the same period beginning in April 1, 2017. The services with Jenene Thomas Communications terminated effective June 1, 2018.

6.            Notes Payable.

Loan and Security Agreement with Oxford Finance, LLC

On January 15, 2016, we entered into a loan and security agreement with Oxford Finance, LLC (“Oxford Finance”) pursuant to which we had the option to borrow $10,000,000 in two equal tranches of $5,000,000 each (the “Loan Agreement”). The first tranche of $5,000,000 was funded at close on January 15, 2016 (the “Term A Loans”). The option to fund the second tranche of $5,000,000 (the “Term B Loans”) was exercisable upon the Company achieving positive interim data on the Phase 1 HuMab-5B1 antibody trial in pancreatic cancer and successfully uplisting to either the Nasdaq Stock Market or NYSE MKT on or before September 30, 2016. The option for the Term B Loans expired unexercised on September 30, 2016. The interest rate for the Term A Loans is set on a monthly basis at the index rate plus 11.29%, where the index rate is the greater of the 30-day LIBOR rate or 0.21%. Interest is due on the first day of each month, in arrears, calculated based on a 360-day year. The Term A Loans were interest only for the first year after funding, and the principal amount of the loan is amortized in equal principal payments, plus period interest, over the next 36 months. A facility fee of 1.0% or $100,000 was due at closing of the transaction and was earned and paid by the Company on January 15, 2016. The Company is obligated to pay a $150,000 final payment upon completion of the term of the Term A Loans, and this amount is being accreted using the effective interest rate method over the term of the loans. The Term A Loans can be prepaid subject to a graduated prepayment fee, depending on the timing of the prepayment.

Concurrent with the execution of the Loan Agreement, the Company issued warrants to purchase up to 75,075 shares of common stock to Oxford Finance with an exercise price of $16.65 per share. The warrants were immediately exercisable, may be exercised on a cashless basis and expire on January 15, 2021. The Company recorded $607,338 for the fair value of the warrants as a debt discount within notes payable and an increase to additional paid-in capital on the Company’s balance sheet. We used the Black-Scholes-Merton valuation method to calculate the value of the warrants. The debt discount is being amortized as interest expense over the term of the loan using the effective interest method.

We granted Oxford Finance a perfected first priority lien on all of the Company’s assets with a negative pledge on IP. The Company paid Oxford Finance a good faith deposit of $50,000, which was applied towards the facility fee at closing. The Company agreed to pay all costs, fees and expenses incurred by Oxford Finance in the initiation and administration of the facilities including the cost of loan documentation.

At the initial funding on January 15, 2016, the Company received net proceeds from the Term A Loans of approximately $4,610,000 after fees and expenses. These fees and expenses are being accounted for as a debt discount and classified within notes payable on the Company’s condensed consolidated balance sheet. The Company's transaction costs of approximately $390,000 are presented in the condensed consolidated balance sheet as a direct deduction from the carrying amount of the notes payable, consistent with debt discounts. Debt discounts, issuance costs and the final payment are being amortized or accreted as interest expense over the term of the loan using the effective interest method.

The Loan Agreement also contains customary indemnification obligations and customary events of default, including, among other things, our failure to fulfill certain of the Company's obligations under the Loan Agreement, the occurrence of a material adverse change, which is defined as a material adverse change in the Company's business, operations, or condition (financial or otherwise), a material impairment of the prospect of repayment of any portion of the loan, or a material impairment in the perfection or priority of Oxford Finance’s lien in the collateral or in the value of such collateral. In the event of default by the Company under the Loan Agreement, Oxford Finance would be entitled to exercise their remedies thereunder, including the right to accelerate payment of the debt, upon which we may be required to repay all amounts then outstanding under the Loan Agreement, which could harm the Company's financial condition.

First Amendment to Loan and Security Agreement

On March 31, 2017, we and Oxford Finance signed the First Amendment to Loan and Security Agreement providing that the payment of principal on the Term A Loans that otherwise would have been due on the March 1, 2017 will be due and payable on May 1, 2017 along with any other payment of principal due on May 1, 2017. We were obligated to pay a fully earned and non-refundable amendment fee of $15,000 to the Collateral Agent (as defined in the Loan Agreement). On May 1, 2017, we paid the principal due on May 1, 2017, along with the $15,000 amendment fee.

Second Amendment to Loan and Security Agreement

On July 3, 2018, we and Oxford Finance signed the Second Amendment to Loan and Security Agreement whereby Oxford Finance has (i) consented to the Company’s license and sale to Boehringer Ingelheim of certain preclinical assets (the “Acquired Assets”) and release of any encumbrances under the Loan Agreement that relate to the Acquired Assets, (ii) payments of advisory fees to Greenhill & Company of $385,000 over the course of six months in equal monthly payments, and (iii) deferred principal payments under the Loan Agreement for six months starting with the July 2018 payment, in exchange for the Company granting such additional collateral that was not pledged previously or in which security interest was not granted prior to the Second Amendment. We are obligated to pay a fully earned and non-refundable amendment fee of $5,000 to Oxford Finance, which shall become due and payable upon the earlier of: (i) the maturity date of the term loans, (ii) the acceleration of any term loan, or (iii) the prepayment of the term loans pursuant to the Loan Agreement.

For the three and nine months ended September 30, 2018, the Company recorded interest expense related to the Loan Agreement of $94,755 and $308,271, respectively. For the three and nine months ended September 30, 2017, the Company recorded $138,642 and $445,934 in interest expense related to the term loan, respectively. The annual effective interest rate on the note payable, including the amortization of the debt discounts and accretion of the final payment, but excluding the warrant amortization, was approximately 11.82% and 12.30% as of September 30, 2018 and 2017, respectively.

The future principal payments under notes payable for the Loan Agreement and financed insurance as of September 30, 2018 are as follows:

Years ending December 31:
2018 (remaining)	$36,348
2019	2,380,952
2020	396,826
Notes payable, balance as of September 30, 2018	2,814,126
Unamortized discount on notes payable	(179,025)
Notes payable, net, balance as of September 30, 2018	2,635,101
Current portion of notes payable, net	(1,822,062)
Non-current portion of notes payable, net	$813,039

Notice of Events of Default under Loan and Security Agreement

The Company believes it was in compliance with all applicable covenants set forth in the Loan Agreement as of September 30, 2018. However, on August 14, 2018, the Company received a letter from Oxford Finance (the “Notice”) asserting certain events of default under the Loan Agreement had occurred as a result of certain events the Company reported as having occurred, including, without limitation, (i) the resignation of the Company’s external auditor, CohnReznick LLP (“CohnReznick”), effective August 3, 2018, and its withdrawal of its audit reports for the years 2014 through 2017, (ii) the resignation of four (4) members of the Board of Directors, effective as of July 31, 2018, and (iii) the delisting of the Company’s common stock from The Nasdaq Stock Market LLC on July 11, 2018 (collectively, the “Alleged Default Events”). The Company informed Oxford Finance that it disputes the Alleged Default Events, individually or collectively, constitute a “Material Adverse Change” or other event of default under the Loan Agreement. In addition, the Company already engaged a new auditor, Haskell & White LLP, effective August 22, 2018, and on September 20, 2018, the Court ratified the Delaware Petition. Also, on October 16, 2018, the Company applied for listing on the OTCQB Venture Marketplace (the “OTCQB Marketplace”) and believes it now meets the requisite eligibility requirements; however, there can be no assurance of being listed while the SEC Action is underway. As of November 12, 2018, Company management has been meeting at least weekly since September 30, 2018, to keep Oxford Finance informed on potential fund-raising activities.

7.            Related Party Transactions

On April 1, 2016, the Company entered into a two-year consulting agreement with Jeffrey Ravetch, M.D., Ph.D., a member of the Board of Directors at that time, for work beginning January 1, 2016 through December 31, 2017, at a rate of $100,000 a year, in support of scientific and technical advice on the discovery and development of technology and products for the Company primarily related to monoclonal antibodies, corporate development, and corporate partnering efforts. In April 2016, the Company paid Dr. Ravetch $100,000 for services to be performed in 2016, and made quarterly payments thereafter beginning January 1, 2017. On February 16, 2018, the Company extended Dr. Ravetch’s consulting agreement until February 16, 2019, with services to be provided, as may be needed by the Company. During the three and nine months ended September 30, 2018, Dr. Ravetch provided no consulting services related to this agreement and no payments were made. During the three and nine months ended September 30, 2017, the Company recorded $25,000 and $50,000, respectively, in consulting expenses as part of general and administration expenses related to this agreement.

On November 3, 2016, the Company granted 5,833 stock options to Jeffrey Ravetch, M.D., Ph.D., for his ongoing consulting services to the Company. The option award vests over a three-year period. During the three and nine months ended September 30, 2018, the Company recognized $0 and $6,584, respectively, of stock-based compensation expense, as part of general and administration expenses, related to this option grant. During the three and nine months ended September 30, 2017, the Company recognized $3,826 and $7,652, respectively, of stock-based compensation expense, as part of general and administration expenses, related to this option grant.

On May 19, 2017, the Company granted each director, other than J. David Hansen, Jeffrey Ravetch (a member of the Board of Directors at the time) and Philip Livingston, 16,667 options at a market price of $5.40, with immediate vesting for their continuing service to the Company, in exchange for giving up their director fees for the remainder of the year. J. David Hansen and Jeffrey Ravetch were each granted 166,667 options and Philip Livingston was granted 16,667 options each at an exercise price of $6.00 per share with immediate vesting and no performance obligations. Options granted to J. David Hansen and Philip Livingston were granted as a condition of the May 2017 financing transaction. The 166,667 options granted to Dr. Ravetch in addition to the 16,667 options granted to other non-employee members of the Company’s Board of Directors were in recognition of the additional value provided by Dr. Ravetch as a scientific expert. Because of the immediate vesting and all of the expenses recorded in 2017, no expenses are being recorded for these grants in 2018. During the three and nine months ended September 30, 2017, the Company recorded $0 and $1,480,089, respectively, in stock-based compensation expenses in general and administration expenses, related to these grants.

8.            Stock-based Activity

Stock-based Compensation

We measure stock-based compensation expense for equity-classified awards, principally related to stock options and restricted stock units (“RSUs”), based on the estimated fair value of the award on the date of grant. We recognize the value of the portion of the award that we ultimately expect to vest as stock-based compensation expense over the requisite service period in our condensed consolidated statements of operations.

We use the Black-Scholes model to estimate the fair value of stock options granted. The expected term of stock options granted represents the period of time that we expect them to be outstanding. For the three and nine months ended September 30, 2018 and 2017, the following valuation assumptions were used:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Risk-free interest rate	-	-	2.4%	1.5 to 2.0%
Dividend yield	-	-	0%	0%
Expected volatility	-	-	87%	73 to 85%
Expected life of options, in years	-	-	5.5 yrs.	1.4 to 6.0 yrs.
Weighted-average grant date fair value	-	-	$1.42	$1.53

 Total estimated stock-based compensation expense, related to all the Company’s stock-based payment awards recognized under ASC 718, “Compensation—Stock Compensation” was comprised of the following:

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2018	2017	2018	2017
Research and development	$96,157	$292,523	$340,979	$989,884
General and administrative	172,458	721,213	966,183	3,526,488
Total stock-based compensation expense	$268,615	$1,013,736	$1,307,162	$4,516,372

Stock-based Award Activity

The following table summarizes the Company’s stock option activity during the nine months ended September 30, 2018:

	Options Outstanding	Weighted-Average Exercise Price
Outstanding at December 31, 2017	953,937	$13.97
Granted	1,186,000	1.99
Exercised	—	—
Forfeited/cancelled/expired	(319,348)	6.71
Outstanding and expected to vest at September 30, 2018	1,820,589	$7.44
Vested and exercisable at September 30, 2018	1,060,093	$10.24

The total unrecognized compensation cost related to unvested stock option grants as of September 30, 2018, was $1,549,114 and the weighted average period over which these grants are expected to vest is 1.3 years. The weighted average remaining contractual life of stock options outstanding at September 30, 2018 and 2017 is 9.2 and 9.1 years, respectively.

During the first nine months of 2018, the Company granted 1,186,000 options to officers and employees with a weighted average exercise price of $1.99 and vesting over a three-year period with a vesting starting at the one-year anniversary date of the grant date. During the first nine months of 2017, the Company granted 682,230 options to officers and employees with a weighted average exercise price of $7.11 and vesting over a three-year period with vesting starting at the one-year anniversary of the grant date.

Stock options granted to employees generally vest over a three-year period with one third of the grants vesting at each one-year anniversary of the grant date.

Because the Company had a net operating loss carryforward as of September 30, 2018, no tax benefits for the tax deductions related to stock-based compensation expense were recognized in the Company’s condensed consolidated statements of operations. Additionally, no stock options were exercised in the three and nine months ended September 30, 2018 and 2017.

A summary of activity related to restricted stock grants under the Fifth Amended and Restated MabVax Therapeutics Holdings, Inc. 2014 Employee, Director and Consultant Equity Incentive Plan for the nine months ended September 30, 2018 is presented below:

	Shares	Weighted Average Grant-Date Fair Value
Non-vested at December 31, 2017	832,226	$3.88
Granted	—	—
Vested	(832,226)	50.26
Forfeited	—	—
Non-vested at September 30, 2018	—	$—

As of September 30, 2018, there were no non-vested RSUs remaining outstanding.

Management Bonus Plan

On February 21, 2018, the compensation committee of the Board of Directors reviewed 2017 results and concluded that the year’s performance, relative to the objectives set at the beginning of the year, did not merit any bonus payment. The compensation committee also determined that management base salaries would currently remain unchanged from 2017 levels.

Common stock reserved for future issuance

Common stock reserved for future issuance consists of the following at September 30, 2018:

Common stock reserved for conversion of preferred stock	7,869,862
Warrants to purchase common stock	1,221,935
Common stock options outstanding	1,820,589
Authorized for future grant or issuance under the Stock Plan	646,059
Total	11,558,445

9.            Net Income (Loss) per Share

The Company calculates basic and diluted net income (loss) per share using the weighted-average number of shares of common stock outstanding during the period.

When the Company is in a net loss position, it excludes from the calculation of diluted net loss per share all potentially dilutive stock options, preferred stock and warrants, and the diluted net loss per share is the same as the basic net loss per share for such periods. If the Company was to be in a net income position, the weighted average number of shares used to calculate the diluted net income per share would include the potential dilutive effect of in-the-money securities, as determined using the treasury stock method.

Basic and diluted net loss per share is computed as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (loss) allocable to common stockholders	$340,681	$(6,200,161)	$(7,296,247)	$(22,784,296)
Basic net income (loss) per common share	$0.04	$(1.62)	$(0.81)	$(8.04)
Diluted net income (loss) per share	$0.02	$(1.62)	$(0.81)	$(8.04)
Weighted average common shares outstanding	9,253,880	3,830,280	8,983,980	2,834,692
Diluted weighted average shares outstanding	17,123,742	3,830,280	8,983,980	2,834,692

Diluted weighted average shares outstanding for the three months ended September 30, 2018, includes only the common stock reserved for conversion of preferred stock, as the exercise price for the warrants to purchase common stock and the exercise price for common stock options outstanding are substantially above the weighted average price per share during the period. The table below presents the potentially dilutive securities that would have been included in the calculation of diluted net loss per share for the three months ended September 30, 2017, and for the Nine Months ended September 30, 2018 and 2017, respectively, if they were not antidilutive for those periods presented.

	Nine Months Ended September 30,
	2018	2017
Common stock reserved for conversion of preferred stock	7,869,862	3,877,796
Warrants to purchase common stock	1,221,935	691,139
Common stock options outstanding	1,820,589	938,413
Unvested restricted stock	—	317,902
Total	10,912,386	5,825,250

10.            Contracts and Agreements

Asset Purchase and License Agreement with Boehringer Ingelheim

On July 4, 2018, the Company entered into an Asset Purchase Agreement and License Agreement with Boehringer Ingelheim International GmbH (hereafter, “BII” and the “Asset Purchase Agreement”) centered on MabVax's program targeting a glycan commonly overexpressed on multiple solid tumor cancers. BII has acquired all rights in and to the program. MabVax received a non-refundable $4 million payment upon signing the agreement and expects to receive an additional $7 million in connection with BII reaching certain near-term milestones and downstream regulatory milestones plus further earn-out payments.

The Company recognized the initial $4 million non-refundable upfront payment as revenue, as BII obtained the exclusive rights to use the intellectual property and there were no continuing obligations other than to deliver materials and documents of an administrative nature that were completed within 15 days of entering into the agreement. As of September 30, 2018, the Company had not recognized as revenue any of the future milestones given the high risk and uncertainty of continuing development by BII given such risks.

In connection with the Asset Purchase Agreement, the Company incurred cost of sales totaling $785,000, including 10% of the $4 million payment or $400,000 to MSK to obtain MSK’s consent to enter into the Asset Purchase Agreement, and $385,000 in a fixed fee to investment banker Greenhill & Co. MabVax agreed to share with MSK 20% or $1.4 million of the $7.0 million in near-term milestones if achieved by BII.

The asset acquisition is separate and distinct from other programs under development at MabVax, enabling MabVax to retain all rights to its lead HuMab-5B1 antibody program which is in Phase 1 clinical trials as a therapeutic product candidate and as a diagnostic product candidate, as well as other antibody discovery programs from the Company's antibody discovery portfolio targeting other cancer antigens.

Cold Spring Harbor Laboratory License Agreement

On September 8, 2018, the Company entered into an agreement with Cold Spring Harbor Laboratory (“CSHL”), a nonprofit New York State education corporation, whereby the Company licensed the exclusive worldwide rights to certain discoveries and technology including exclusive interest in certain patent applications filed by the Company on behalf of CSHL for use of MVT-5873 as a treatment for pancreatitis. The Company paid $20,000 as an upfront license fee and will pay to CSHL a nonrefundable annual license maintenance fee of the same amount beginning on January 1, 2020 and continuing each year thereafter during the term of the agreement and will increase to $50,000 a year upon issuance of the first patent in connection with the technology. The annual license fee will be reduced for any patent prosecution and maintenance costs and will be fully creditable against any royalties or milestone payments earned during the year. Future milestone payments are in the aggregate less than $2.5 million, with royalties that range from 0.25% if no valid claim to patents, to 2.5% if there is a valid claim of the patent in the territory of sales.

Sublicense Grant to Y-mAbs Therapeutics, Inc.

On June 27, 2018, we granted an exclusive sublicense to Y-mAbs, a privately held clinical stage biopharmaceutical company, for a bi-valent ganglioside-based vaccine intended to treat neuroblastoma, a rare pediatric cancer (the “Y-mAbs Sublicense”). Total value of the transaction to MabVax is $1.3 million plus a share of a Priority Review Voucher (as defined in the sublicense agreement) if granted by the FDA to Y-mAbs on approval of the vaccine and the Priority Review Voucher is subsequently sold. Additionally, Y-mAbs will be responsible for all further development of the product as well as any downstream payment obligations related to this specific vaccine to MSK that were specified in the original MabVax-MSK license agreement dated April 30, 2008. If Y-mAbs successfully develops and receives FDA approval for the neuroblastoma vaccine, it is obligated to file with the FDA for a Priority Review Voucher. If the voucher is granted to Y-mAbs and subsequently sold, then MabVax will receive a percentage of the proceeds from the sale of the voucher by Y-mAbs. Upon entering the Y-mAbs Sublicense, the Company received a non-refundable upfront payment of $700,000 and will receive an additional $600,000 upon the one-year anniversary of entering into the agreement, provided Y-mAbs has not terminated the agreement prior to the one-year anniversary. The Sublicense Agreement contains termination provisions allowing for the termination of the agreement (i) upon material breach if the breaching party fails to cure the breach within 60 days of notice by the non-breaching party, (ii) by Y-mAbs at any time upon 90 days’ advance notice to MabVax, or (iii) the expiration or termination of the underlying license from MSK to MabVax, provided that MSK will assume the agreement if Y-mAbs is in material compliance with the agreement upon the termination of the MSK-MabVax license. There were no continuing obligations on the part of the Company in connection with the agreement other than one-time administrative matters that were completed within thirty (30) days of signing the agreement. Therefore, the Company recognized $700,000 as revenue upon signing the agreement and receiving the funds. Because Y-mAbs has the right to terminate the Y-mAbs Sublicense before the one-year anniversary and the uncertainty of continuing clinical development by Y-mAbs, the Company will not recognize additional revenue until it is likely the termination provisions are no longer applicable.

Letter Agreement with MSK

On June 27, 2018, we entered into a letter agreement with MSK (the “MSK Letter”) in connection with obtaining the consent from MSK for the Company to enter into the Y-mAbs Sublicense and allow Y-mAbs to “step into the shoes” of the obligations that the Company would have had to pay MSK if the Company had continued development of the neuroblastoma vaccine, including future payment obligations of the Company regarding future milestones. As part of the agreement, the Company and MSK agreed that MabVax would receive 100% of both the $700,000 upfront payment and $600,000 upon the one-year anniversary of the Y-mAbs Sublicense. All of the obligations to MSK in the MSK Letter were fully expensed as of June 30, 2018.

May 2017 Letter Agreement

On May 15, 2017, as a condition to the participation of HS Contrarian Investments, LLC (“HS Contrarian”) in the public offering of the Company’s common stock and Series G Preferred Stock in May 2017 (the “May 2017 Public Offering”), the Company entered into a Letter Agreement with HS Contrarian (the “May 2017 Letter Agreement”) where the Company agreed to offer incentive shares (the “May 2017 Inducement Shares”) to investors who (i) participated in both the Company’s August 2016 public offering and the Company’s April 2015 private offering, (ii) purchased securities in the May 2017 Public Offering equal to at least 50% of their original investment in the August 2016 public offering or 25% of their original investment in the April 2015 private offering, and (iii) still hold 100% of their common stock or preferred stock purchased in those investments.

Further, the Company agreed to the following in the May 2017 Letter Agreement:

Board Nomination:
To nominate one (1) candidate to the Board of Directors acceptable to the holder of a majority of the Series G Preferred Stock by December 31, 2017, and that (2) two current Board members would resign.

Executive Hire:	To hire a new C-level executive in a leadership role by July 15, 2017.
Board Compensation:
To issue an aggregate of 350,000 options to certain employees and members of the Board of Directors, at a price not less than $6.00 per share, and 16,667 options to each other member of the Board of Directors at the current market price in connection with this offering. The options were issued pursuant to the Company’s option plan, subject to the requisite approvals and availability under the plan. The company was responsible for obtaining the approval of the Board of Directors and stockholders of the Company to the extent the company needed their approval to increase the number of shares available under the plan. All Board of Director fees were waived for 2017.

Funds Held in Escrow:
$500,000 of the funds from the May 2017 Public Offering were to be held in escrow and released to one or more investor relations services acceptable to the Company following the closing of this offering.

Additionally, we granted HS Contrarian consent rights: the right to approve future (i) issuances of our securities, (ii) equity or debt financings and (iii) sales of any development product assets currently held by us, subject to certain exceptions, if such securities are sold at a price below $7.50 per share and for as long as HS Contrarian in the offering holds 50% or more of the shares of Series G Preferred Stock purchased by HS Contrarian in the May 2017 Public Offering (the “Consent Rights”). All other prior consent rights of HS Contrarian were superseded by these consent rights. As of September 30, 2018, none of the shares of Series G Preferred Stock is outstanding. Thus, HS Contrarian no longer holds the Consent Rights.

For the period from the May 2017 Public Offering to December 31, 2017, the Company exceeded the minimum $500,000 in expenses related to outside investor relations services fulfilling the Company’s obligation for spending on investor relations. HS Contrarian elected not to hold the funds in escrow. Further, the Company issued the May 2017 Inducement Shares and adjusted the Board of Directors compensation per the May 2017 Letter Agreement. Also, two members of the Board of Directors resigned during 2017, achieving one of the conditions of HS Contrarian. The Company did not nominate a new member to the Board of Directors, nor did it hire a new C-level executive in light of limited amount of cash available to the Company.

Letter Agreement Regarding Future Financing Transactions

On August 9, 2017, in connection with an offering in the aggregate amount of $1,312,500 in which the Company sold shares of its Series J Preferred Stock (the “August 2017 Offering”), we entered into a Letter Agreement with HS Contrarian (the “August 2017 Letter Agreement”), whereby HS Contrarian consented to and agreed that, the Company may sell securities to the investors set forth below, of an aggregate amount of up to $2,350,000, and the Company would issue incentive shares in the form of newly designated shares of Series K Preferred Stock convertible into an aggregate of 2,166,667 shares of common stock to be distributed to the following individuals or entities, as directed by HS Contrarian, as an incentive (the “Inducement Shares”) for HS Contrarian and these entities and individuals to invest in the August 2017 Offering.

HS Contrarian Investments, LLC
GRQ Consultants, Inc. Roth 401K FBO Barry Honig Trustee
GRQ Consultants, Inc. Roth 401K FBO Renee Honig Trustee
Grander Holdings, Inc. 401K
Robert B. Prag
David Moss
Paradox Capital Partners, LLC
Melechdavid, Inc.
Melechdavid, Inc. Retirement Plan
Robert S. Colman Trust UDT 3/13/85
Sargeant Capital Ventures, LLC
Edward W. Easton TTEE The Easton Group ORP PSP U/A DTD 02/09/2000
Donald E. Garlikov
Airy Properties
Ryan O'Rourke
Corey Patrick O'Rourke

In addition, the Company agreed to the following in the August 2017 Letter Agreement:

●
To file a proxy statement for a special meeting of stockholders within 10 days of closing the August 2017 Offering. Proposals were to include (i) an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of its issued and outstanding common stock by a ratio of not less than one-for-two and not more than one-for-twenty at any time prior to one year from the date of the special meeting, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors, (ii) the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 30% below the market price of the common stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d), (iii) the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 20% below the market price of the Common Stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d), (iv) the issuance of common stock upon the conversion of Series J Preferred Stock and (v) the issuance of incentive shares in the form of shares of Series K Preferred Stock convertible into an aggregate of 2,166,667 shares of common stock.

●
Subject to agreement on terms and conditions of the investment, HS Contrarian committed to a $1,000,000 lead order in an offering amount of $8,000,000 (the “$8,000,000 Financing”). The $8,000,000 Financing was subject to the Company obtaining approval of a reverse stock split, issuance of the Series J Preferred Stock, and filing a proxy statement for stockholder approval of the Inducement Shares as identified in the August 2017 Letter Agreement.

●
That the employment terms of all management be reduced to two years from three years and that management defer portions of their salary for the remainder of the year, which would be paid upon the earlier of completion of the $8,000,000 Financing or a business transaction that represents, or transactions in the aggregate that represent, in excess of $10,000,000.

In connection with HS Contrarian’s and the Company’s obligations under the August 2017 Letter Agreement, neither the $8,000,000 Financing nor the change in employment terms from three years to two years were completed as of November 19, 2018.

Memorial Sloan Kettering Cancer Center

Since 2008, the Company has engaged in various research agreements and collaborations with MSK including licensed rights to cancer vaccines and the blood samples from patients who have been vaccinated with MSK’s cancer vaccines. Total sponsored research contracts outstanding in 2016 amounting to approximately $800,000 in 2016 were 100% complete as of the year ended December 31, 2016. Such sponsored research agreements provide support for preclinical work on the Company’s product development programs. The work includes preparing radioimmunoconjugates of the Company’s antibodies and performing in vitro and in vivo pharmacology studies for our therapeutic antibody product candidate, imaging agent product candidate, and radioimmunotherapy product candidate programs. For the three months ended September 30, 2018, there were no expenses incurred related to these contracts.

Patheon Biologics LLC Agreement

On April 14, 2014, the Company entered into a development and manufacturing services agreement with Patheon Biologics LLC (f.k.a. Gallus Biopharmaceuticals) to provide a full range of manufacturing and bioprocessing services, including cell line development, process development, protein production, cell culture, protein purification, bio-analytical chemistry and QC testing. Total amount of the contract is estimated at approximately $3.0 million. For the three months ended September 30, 2018 and 2017, the Company recorded no expenses associated with the agreement, as no manufacturing was completed during either period.

11.            Commitments and Contingencies

Capital Leases

On March 21, 2016, the Company entered into a lease agreement with ThermoFisher Scientific (“Lessor”). Under the terms of the agreement, the Company agreed to lease two pieces of equipment from the Lessor, a liquid chromatography system and an incubator, totaling in cost of $95,656. The term of the lease is five years (60 months), and the monthly lease payment is $1,942. In addition, there is a $1.00 buyout option at the end of the lease term.

Minimum future annual capital lease obligations are as follows as of September 30, 2018:

2018 (remaining)	$5,601
2019	22,402
2020	22,402
2021	7,468
Less interest	(7,426)
Principal	50,447
Less current portion	(18,943)
Noncurrent portion	$31,504

Operating Leases

In 2015, the Company recorded a $590,504 contingent lease termination fee of the master lease and sublease of 3165 Porter Drive in Palo Alto, California, which was payable to ARE-San Francisco No. 24 (“ARE”), if the Company received $15 million or more in additional financing in the aggregate. The additional financing was achieved in 2015 and the termination fee is reflected on the condensed consolidated balance sheet as an accrued lease contingency fee.

On September 2, 2015, the Company entered a lease (the “Lease”) with AGP Sorrento Business Complex, L.P., for certain premises of office and laboratory space in buildings located at 11535 Sorrento Valley Rd., San Diego, California, to serve as the Company’s corporate offices and laboratories (the “New Premises”). Because certain tenant improvements needed to be made to the New Premises before the Company could take occupancy, the term of the Lease did not commence until the New Premises were ready for occupancy, which was on February 4, 2016. The Lease terminates on February 28, 2022, unless earlier terminated in accordance with the Lease. Pursuant to the terms of the Lease, the monthly base rent is $35,631, subject to annual increases as set forth in the Lease.

The Company has an option to extend the Lease term for a single, five-year period. If the Lease term is extended for the optional five-year period, the monthly base rent will be adjusted based on fair market rental value. In addition to rent, the Company agreed to pay a portion of the taxes and utility, maintenance and other operating costs paid or accrued in connection with the ownership and operation of the property.

The Company recognized rent expense on a straight-line basis over the term of the lease.

During the three and nine months ended September 30, 2018, the Company recorded rent expense of $115,238 and $345,714, respectively.

Minimum future annual operating lease obligations are as follows as of September 30, 2018:

2018 (remaining)	$151,204
2019	466,085
2020	480,068
2021	494,470
2022	41,306
Total	$1,633,133

Legal Proceedings

See Item 1 of Part II “Other Information” and Note 12 “Subsequent Events” for a discussion of legal proceedings.

12.            Subsequent Events

Legal Proceedings

 Jackson v. Hansen et al., Case No. 18-cv-2302-BEN-BGS. On October 4, 2018, a shareholder derivative complaint was filed in the United States District Court for the Southern District of California.  The complaint arises from similar allegations as In re MabVax Therapeutics Securities Litigation and Liesman v. Hansen et al., filed on September 26, 2018 (See Part II. Item 1. “Legal Proceedings”) but, in addition to a breach of fiduciary duty claim, also includes causes of action for unjust enrichment, abuse of control, gross mismanagement and waste of corporate assets.  Plaintiff seeks, on behalf of the Company, damages, fees, costs, and equitable relief.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
MabVax Therapeutics Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of MabVax Therapeutics Holdings, Inc. (the “Company”) as of December 31, 2017 and 2016, and the related consolidated statements of operations, stockholders’ equity, and cash flows, for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred recurring operating losses and is dependent on additional financing to fund operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ CohnReznick LLP

We have served as the Company’s auditor from 2014 to 2018.

San Diego, California
October 12, 2018

MABVAX THERAPEUTICS HOLDINGS, INC.
Consolidated Balance Sheets
	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$885,710	$3,979,290
Prepaid expenses	150,462	281,858
Other current assets	171,346	32,830
Total current assets	1,207,518	4,293,978
Property and equipment, net	578,206	731,712
Goodwill	6,826,003	6,826,003
Other long-term assets	178,597	168,597
Total assets	$8,790,324	$12,020,290

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,090,904	$1,137,903
Accrued compensation	311,675	770,592
Accrued clinical operations and site costs	1,669,201	1,218,641
Accrued lease termination fee	590,504	590,504
Other accrued expenses	404,923	315,034
Interest payable	39,373	51,295
Current portion of notes payable	1,681,876	1,589,661
Current portion of capital lease payable	17,810	17,004
Total current liabilities	5,806,266	5,690,634
Long-term liabilities:
Long-term portion of notes payable, net	1,621,483	2,774,627
Long-term portion of capital lease payable	45,857	68,113
Other long-term liabilities	186,278	144,394
Total long-term liabilities	1,853,618	2,987,134
Total liabilities	7,659,884	8,677,768
Commitments and contingencies
Stockholders’ equity:
Series D convertible preferred stock, $0.01 par value, 1,000,000 shares authorized, 44,104 and 132,489 shares issued and outstanding as of December 31, 2017 and 2016, respectively, with liquidation preference of $441 and $1,325 as of December 31, 2017 and 2016, respectively	441	1,325
Series E convertible preferred stock, $0.01 par value, 100,000 shares authorized, 33,333 shares issued and outstanding as of December 31, 2017 and 2016, with a liquidation preference of $333 as of December 31, 2017 and 2016	333	333
Series F convertible preferred stock, $0.01 par value, 1,559,252 shares authorized, no shares and 665,281 shares issued and outstanding as of December 31, 2017 and 2016, respectively, with a liquidation preference of $0 and $6,653 as of December 31, 2017 and 2016, respectively	—	6,653
Series I convertible preferred stock, $0.01 par value, 1,968,664 shares authorized, 798,460 and no shares issued and outstanding as of December 31, 2017 and 2016, respectively, with a liquidation preference of $7,984 and $0 as of December 31, 2017 and 2016, respectively	7,984	—
Series J convertible preferred stock, $0.01 par value, 3,400 shares authorized, 773 and no shares issued and outstanding as of December 31, 2017 and 2016, respectively, with a liquidation preference of $531,252 and $0 as of December 31, 2017 and 2016, respectively	8	—
Series K convertible preferred stock, $0.01 par value, 65,000 shares authorized, 63,150 and no shares issued and outstanding as of December 31, 2017 and 2016, respectively, with a liquidation preference of $632 and $0 as of December 31, 2017 and 2016, respectively	632	—
Series L convertible preferred stock, $0.01 par value, 58,000 shares authorized, 58,000 and 0 shares issued and outstanding as of December 31, 2017 and 2016, respectively, with a liquidation preference of $5,800,000 and $0 as of December 31, 2017 and 2016, respectively	580	—
Common stock, $0.01 par value, 150,000,000 shares authorized, 6,862,928 and 2,098,705 shares issued and outstanding as of December 31, 2017 and 2016, respectively	68,629	20,987
Additional paid-in capital	112,105,470	81,575,485
Accumulated deficit	(111,053,637)	(78,262,261)
Total stockholders’ equity	1,130,440	3,342,522
Total liabilities and stockholders’ equity	$8,790,324	$12,020,290

See Accompanying Notes to Consolidated Financial Statements.

MABVAX THERAPEUTICS HOLDINGS, INC.
Consolidated Statements of Operations

	For the Years Ended December 31,
	2017	2016
Revenues:
Grants	$—	$148,054
Total revenues	—	148,054

Operating costs and expenses:
Research and development	7,544,122	7,800,723
General and administrative	10,526,340	9,010,450
Total operating costs and expenses	18,070,462	16,811,173
Loss from operations	(18,070,462)	(16,663,119)
Interest and other expenses, net of income	(950,217)	(997,364)
Net loss	(19,020,679)	(17,660,483)
Deemed dividend on May 2017 inducement shares	(5,220,000)	—
Deemed dividend on August 2017 inducement shares	(3,120,000)	—
Deemed dividend on warrant repricing	(19,413)	—
Deemed dividend on preferred stock exchange	(5,411,284)	—
Net loss allocable to common stockholders	$(32,791,376)	$(17,660,483)
Basic and diluted net loss per share	$(8.56)	$(10.91)
Shares used to calculate basic and diluted net loss per share	3,830,162	1,619,251

See Accompanying Notes to Consolidated Financial Statements.

MABVAX THERAPEUTICS HOLDINGS, INC.
Consolidated Statements of Stockholders’ Equity

	Series D through L Convertible Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance at December 31, 2015	224,823	$2,248	1,278,877	$12,788	$68,025,506	$(60,601,778)	$7,438,764
Issuance of warrants in connection with notes payable transaction in January 2016	—	—	—	—	607,338	—	607,338
Issuance of whole in lieu of fractional shares resulting from reverse split in August 2016	—	—	809	8	(8)	—	—
Issuance of Series F Preferred Stock, common stock and warrants in August public offering, net of costs	665,281	6,653	432,346	4,323	8,556,472	—	8,567,448
Issuance of additional common stock related to April 2015 financing	—	—	85,153	852	(852)	—	—
Common stock issued for services	—	—	11,882	119	163,881	—	164,000
Conversion of Series D Preferred Stock to common stock	(59,001)	(590)	265,771	2,658	(2,068)	—	—
Common stock issued upon vesting of restricted stock units in April, July and August of 2016, net of payroll taxes	—	—	23,867	239	(178,062)	—	(177,823)
Stock-based compensation	—	—	—	—	4,403,278	—	4,403,278
Net loss	—	—	—	—	—	(17,660,483)	(17,660,483)
Balance at December 31, 2016	831,103	8,311	2,098,705	20,987	81,575,485	(78,262,261)	3,342,522
Issuance of Series H Preferred Stock, net of costs, May 2017	850	9	—	—	820,562	—	820,571
Issuance of Series G Preferred Stock and common stock, net of costs, May 2017	1,000,000	10,000	447,620	4,476	3,669,307	—	3,683,783
Issuance of common stock, net of costs, August 2017	—	—	50,715	507	124,493	—	125,000
Issuance of Series J Preferred stock, net of costs, August 2017	2,386	24	—	—	1,189,393	—	1,189,417
Issuance of common stock, net of costs, September 2017	—	—	1,333,334	13,333	1,844,028	—	1,857,361
Issuance of common stock, net of costs, September 2017	—	—	672,043	6,720	1,229,280	—	1,236,000
Issuance of common stock, net of costs, October 2017	—	—	256,410	2,564	493,686	—	496,250
Issuance of inducement shares of common stock and Series I Preferred Stock, May 2017	1,968,664	19,687	310,446	3,105	(22,792)	—	—
Deemed dividends on inducement shares, May 2017	—	—	—	—	5,220,000	(5,220,000)	—
Deemed dividends on incentive shares of Series K Preferred Stock, August 2017	65,000	650	—	—	3,119,350	(3,120,000)	—
Deemed dividends on preferred stock exchange, October 2017	—	—	—	—	5,411,284	(5,411,284)	—
Repricing of warrants	—	—	—	—	19,413	(19,413)	—
Issuance of common stock for services	—	—	271,667	2,717	550,567	—	553,284
Issuance of common stock upon conversion of Series D Preferred Stock	(88,384)	(884)	398,131	3,981	(3,097)	—	—
Issuance of common stock upon conversion of Series I Preferred Stock	(1,170,204)	(11,702)	390,068	3,901	7,801	—	—
Issuance of common stock upon conversion of Series J Preferred Stock	(1,614)	(16)	537,874	5,379	(5,363)	—	—
Issuance of common stock upon conversion of Series K Preferred Stock	(1,850)	(19)	61,667	617	(598)	—	—
Preferred Stock exchange – Series F	(665,281)	(6,653)	—	—	—	—	(6,653)
Preferred Stock exchange – Series G	(1,000,000)	(10,000)	—	—	—	—	(10,000)
Preferred Stock exchange – Series H	(850)	(9)	—	—	—	—	(9)
Preferred Stock exchange – Series L	58,000	580	—	—	16,082	—	16,662
Common stock issued upon vesting of RSUs	—	—	34,248	342	(342)	—	—
Stock-based compensation	—	—	—	—	6,846,931	—	6,846,931
Net loss	—	—	—	—	—	(19,020,679)	(19,020,679)
Balance at December 31, 2017	997,820	$9,978	6,862,928	$68,629	$112,105,470	$(111,053,637)	$1,130,440

See Accompanying Notes to Consolidated Financial Statements.

MABVAX THERAPEUTICS HOLDINGS, INC.
Consolidated Statements of Cash Flows
	For the Years Ended December 31,
	2017	2016
Operating activities
Net loss	$(19,020,679)	$(17,660,483)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	159,842	96,553
Stock-based compensation	6,846,931	4,403,278
Issuance of restricted common stock for services	553,284	164,000
Amortization and accretion related to notes payable	393,829	413,676
Increase (decrease) in operating assets and liabilities:
Grants receivable	—	757,562
Prepaid expenses and other	25,980	340,187
Accounts payable	(46,999)	(1,898,520)
Accrued clinical operations and site costs	450,560	827,600
Accrued compensation	(458,917)	207,837
Other accrued expenses	100,658	(15,101)
Net cash used in operating activities	(10,995,511)	(12,363,411)
Investing activities
Purchases of property and equipment	(21,072)	(563,196)
Net cash used in investing activities	(21,072)	(563,196)
Financing activities
Principal payments on financed insurance policies	(80,087)	(167,597)
Principal payments on capital lease	(16,403)	(10,540)
Principal payments on bank loan	(1,388,889)	—
Purchase of vested employee stock in connection with tax withholding obligation	—	(177,823)
Cash receipts from bank loan, net of financing costs	—	4,610,324
Proceeds from issuance of common stock and Series F Preferred Stock, net of costs, August 2016		8,567,448
Proceeds from issuance of Series H Preferred Stock, net of costs, May 2017	820,571	—
Proceeds from issuance of common stock and Series G Preferred Stock, net of costs, May 2017	3,683,783	—
Proceeds from issuance of common stock, net of costs, August 2017	125,000	—
Proceeds from issuance of Series J Preferred Stock, net of costs, August 2017	1,189,417	—
Proceeds from issuance of common stock, net of costs, September 2017	1,857,361	—
Proceeds from issuance of common stock, net of costs, September 2017	1,236,000	—
Proceeds from issuance of common stock, net of costs, October 2017	496,250	—
Net cash provided by financing activities	7,923,003	12,821,812
Net change in cash and cash equivalents	(3,093,580)	(104,795)
Cash and cash equivalents at beginning of year	3,979,290	4,084,085
Cash and cash equivalents at end of year	$885,710	$3,979,290
Supplemental disclosures of cash flow information:
Cash paid during the year for income taxes	$1,600	$1,600
Cash Paid during the year for interest on term note	$568,852	$532,436
Supplemental disclosures of non-cash investing and financing information:
Purchase of equipment accrued in accounts payable	$—	$33,934
Fair value of warrants issued	$—	$607,338
Fair value of repricing of warrants issued in previous financing	$19,413	$—
Conversion of Series D preferred stock to common stock	$3,981	$2,658
Conversion of Series I preferred stock to common stock	$3,901	$—
Conversion of Series J preferred stock to common stock	$5,379	$—
Conversion of Series K preferred stock to common stock	$617	$—
Exchange preferred stock Series F for Series L	$6,653	$—
Exchange preferred stock Series G for Series L	$10,000	$—
Exchange preferred stock Series H for Series L	$9	$—
Exchange preferred stock Series L for Series F, Series G and Series H	$580	$—
Deemed dividends on May 2017 inducement shares	$5,220,000	$—
Deemed dividends on August 2017 inducement shares	$3,120,000	$—
Deemed dividends on preferred stock exchange	$5,411,284	$—
Capital lease in connection with purchase of equipment	$—	$95,657

See Accompanying Notes to Consolidated Financial Statements.

MABVAX THERAPEUTICS HOLDINGS, INC.
Notes to Consolidated Financial Statements

1. Nature of Operations and Basis of Presentation

MabVax Therapeutics Holdings, Inc. (f.k.a. Telik, Inc. and referred to herein as “MabVax Therapeutics Holdings” or the “Company”) was originally incorporated in 1988 under the name “Terrapin Diagnostics, Inc.” in the State of Delaware. In 1998, we changed our corporate name to “Telik, Inc.” and changed our name again to “MabVax Therapeutics Holdings, Inc.” in 2014. Unless the context otherwise requires, references to “we,” “our,” “us,” “MabVax,” or the “Company” in this Annual Report mean MabVax Therapeutics Holdings, Inc. on a consolidated financial statement basis with our wholly owned subsidiary, MabVax Therapeutics, Inc., as applicable.

Nature of Business

MabVax is a clinical stage biopharmaceutical company engaged in the discovery, development and commercialization of proprietary human monoclonal antibody products for the treatment of a variety of cancers and other disease states. We have discovered a pipeline of human monoclonal antibody product candidates based on the protective immune responses generated by patients who have been immunized against targeted cancers with our proprietary vaccines. We have the exclusive license to these vaccines and blood samples from vaccinated patients as antibody discovery materials from Memorial Sloan Kettering Cancer Center (“MSK”). We operate in only one business segment.

We have incurred net losses since inception and expect to incur substantial losses for the foreseeable future as we continue our research, development and clinical activities. To date, we have funded operations primarily through revenues earned from asset sale and license agreements, proceeds from the sale of common and preferred stock, government grants, the issuance of debt, the issuance of common stock in lieu of cash for services, payments from collaborators, and interest income. The process of developing products will require significant additional research and development, preclinical testing and clinical trials, as well as regulatory approvals. We expect these activities, together with general and administrative expenses, to result in substantial operating losses for the foreseeable future. We will not receive substantial revenue unless we or our collaborative partners complete clinical trials, obtain regulatory approvals and successfully commercialize one or more product candidates; or we license our technology after achieving one or more milestones of interest to a potential partner.

Reverse Stock Splits

 On August 16, 2016, we filed a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effectuate a reverse stock split of our issued and outstanding common stock on a 1 for 7.4 basis, effective on August 16, 2016 (the “2016 Reverse Stock Split”). On February 14, 2018, we filed a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effectuate another reverse stock split of our issued and outstanding common stock on a 1-for-3 basis, effective on February 16, 2018, (the “2018 Reverse Stock Split”; collectively with the 2016 Reverse Stock Split, the “Reverse Stock Splits”). All share and per share amounts, and number of shares of common stock into which each share of preferred stock will convert, in the financial statements and notes thereto have been retroactively adjusted for all periods presented to give effect to the Reverse Stock Splits, including rounding for fractional shares and reclassifying any amount equal to the reduction in par value of common stock to additional paid-in capital.

Delaware Order Granting Petition for Relief

On September 20, 2018, the Court of Chancery of the State of Delaware (the “Court”) entered an order validating (i) issuances of common stock upon conversions of the Company’s preferred stock occurring between June 30, 2014 and February 12, 2018, and (ii) stockholder approval of corporate actions presented to the Company’s stockholders from June 30, 2014 to February 12, 2018. In so doing, the Court granted the Company’s Verified Petition for Relief Under 8 Del. C. § 205 (the “Delaware Petition”) captioned In re: MabVax Therapeutics Holdings, Inc., filed on July 27, 2018, in order to rectify the uncertainty regarding whether shares of our common stock were validly issued upon conversion of our preferred stock from June 30, 2014 to February 12, 2018.

Basis of Presentation

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. Management believes that these estimates are reasonable; however, actual results may differ from these estimates.

2. Liquidity and Going Concern

The accompanying consolidated financial statements have been prepared on the going concern basis, which assumes that the Company will continue to operate as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, the Company had a net loss of $19,020,679, net cash used in operating activities of $10,995,511 and net cash used in investing activities of $21,072 for the year ended December 31, 2017. As of December 31, 2017, the Company had $885,710 in cash and cash equivalents and an accumulated deficit of $111,053,637.

The Company has been able to achieve several financing transactions that in the aggregate have been able to sustain the Company’s operations for periods not exceeding one year for any one financing during the last few years, resulting in the consolidated financial statements being prepared on the going concern basis. Terms of financing from investors have caused substantial dilution in the Company, which could continue to be dilutive in the future without other forms of non-dilutive financing transactions such as through licensing our technology and other strategic transactions. Since July 8, 2014, we have been subject to restrictions on financing and other material transactions of the Company that require the consent of either a holder of preferred stock or HS Contrarian Investments, LLC (“HS Contrarian”). Additionally, we granted HS Contrarian in the May 2017 Public Offering (defined below) the right to approve future (i) issuances of our securities, (ii) equity or debt financings and (iii) sales of any development product assets currently held by us, subject to certain exceptions, if such securities are sold at a price below $7.50 per share and for as long as HS Contrarian in the offering holds 50% or more of the shares of Series G Preferred Stock purchased by HS Contrarian in the May 2017 Public Offering (the “May 2017 Consent Right”). On October 18, 2017, HS Contrarian exchanged the Series G Preferred Stock for Series L Preferred Stock. As of December 31, 2017, none of the shares of Series G Preferred Stock is outstanding. Thus, HS Contrarian no longer holds the May 2017 Consent Rights. All other prior consent rights of HS Contrarian were superseded by the May 2017 Consent Right. The financings in 2016 and 2017 are summarized below and described in more detail along with details of letter agreements with HS Contrarian in Note 8, “Convertible Preferred Stock, Common Stock and Warrants.”

On January 15, 2016, the Company and Oxford Finance LLC (“Oxford Finance”), as collateral agent and lender, entered into a loan and security agreement (the “Loan Agreement”) providing for senior secured term loans to the Company in an aggregate principal amount of up to $10,000,000, subject to the terms and conditions set forth in the Loan Agreement.  On January 15, 2016, the Company received an initial loan of $5,000,000 under the Loan Agreement, before fees and issuance costs of approximately $390,000. On March 31, 2017, we and Oxford Finance signed a First Amendment to the Loan Agreement, providing that the payment of principal of $138,889 that otherwise would have been due on the Amortization Date of April 1, 2017, will be due and payable on May 1, 2017 along with any other payment of principal due on May 1, 2017. We were obligated to pay a fully earned and non-refundable amendment fee of $15,000 to Oxford Finance. On May 1, 2017, we paid the principal that was due on May 1, 2017, along with the $15,000 amendment fee.

On August 22, 2016, we closed a public offering of 432,346 shares of common stock and 665,281 shares of Series F Preferred Stock, and warrants to purchase 654,107 shares of common stock at $16.65 per share and warrants to purchase 654,107 shares of common stock at $18.87 per share, at an offering price of $14.43 per share (the “August 2016 Public Offering”).  For every one-third share of common stock or Series F Preferred Stock sold, we issued one warrant to purchase one share of common stock at $16.65 per share and one warrant to purchase one share of common stock at $18.87 per share.  We received $9,438,753 in gross proceeds, before underwriting discounts and commissions and offering expenses totaling $871,305. The gross proceeds include the underwriters’ over-allotment option, which they exercised on the closing date.

On May 3, 2017, we sold 850 shares of Series H Preferred Stock, at a stated value of $1,000 per share, representing an aggregate of $850,000 before offering costs of $29,429 in a private placement (the “May 2017 Private Placement”), to certain existing investors. The shares of Series H Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series H Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series H Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series H Preferred Stock is $1,000 and the conversion price is $5.25 per share, after adjusting for the 2018 Reverse Stock Split, and subject to further adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

On May 19, 2017, we closed a public offering of 447,620 shares of common stock and 1,000,000 shares of newly designated Series G Preferred Stock, at $5.25 per share of common stock and $1.75 per share of Series G Preferred Stock (the “May 2017 Public Offering”).  The Series G Preferred Stock is initially convertible into 333,334 shares of common stock, subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events, to certain existing investors in the offering who, as a result of their purchases of common stock, would hold in excess of 4.99% of our issued and outstanding common stock, and elect to receive shares of our Series G Preferred Stock. We received $4,100,000 in gross proceeds, before underwriting discounts and commissions and offering expenses of $416,217. This Offering is described in more detail in Note 8, Convertible Preferred Stock, Common Stock and Warrants of the Notes to Consolidated Financial Statements.

On July 27, 2017, we entered into a subscription agreement with an accredited investor pursuant to which we agreed to sell 50,715 restricted shares of common stock for $125,000 (the “July 2017 Private Placement”). As part of the July 2017 Private Placement, the Company agreed to reprice the investor’s warrant to purchase 75,075 shares of common stock from $33.30 to $6.00 per warrant share and remove the cashless exercise feature. The transaction closed on August 2, 2017.  The impact of repricing the warrants to $6.00 a share, which took effect on August 2, 2017, was immaterial, as the stock price on the date of the closing of the transaction was $2.10 and the warrants at $6.00 a share, and expired on October 10, 2017, unexercised.

On August 11, 2017, we entered into securities purchase agreements to sell 2,386.36 shares of Series J Preferred Stock with a stated value of $550 per share.  The Series J Preferred Stock is convertible into common stock at $1.65 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. The total amount of the securities purchase agreements amounted to approximately $1,312,500, before offering expenses of $123,083. The Certificate of Designation for the Series J Preferred Stock includes a 4.99% beneficial ownership conversion blocker, a 19.99% blocker provision to comply with The Nasdaq Capital Market rules until stockholders have approved any or all shares of common stock issuable upon conversion of the Series J Preferred Stock, which was approved at the October 2017 Special Meeting, and a 125% liquidation preference. All shares of the Company’s capital stock will be junior in rank to the Series J Preferred Stock at the time of creation, with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company, except for the Company’s Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, and Series I Preferred Stock.

On September 11, 2017, we entered into an agreement to sell 1,333,334 shares of common stock at $1.50 a share for gross proceeds of approximately $2.0 million, before offering expenses of $142,639. The shares were offered and sold to certain accredited investors in a registered direct offering. Laidlaw & Company (UK) Ltd. (“Laidlaw”) acted as placement agent for the offering.

On September 22, 2017, we entered into a subscription agreement with select accredited investors relating to the Company’s registered direct offering, issuance and sale of 672,043 shares of the Company’s common stock, $0.01 par value per share. The purchase price per share was $1.86. The total amount of the subscription agreements amounted to $1,250,000, before estimated expenses of $14,000.

On October 10, 2017, the Company entered into additional subscription agreements with select accredited investors relating to the Company’s registered direct offering, issuance and sale of 256,410 shares of the Company’s common stock. The purchase price per share was $1.95. We received $500,000 in gross proceeds, before offering expenses totaling approximately $3,750. The offering closed on October 11, 2017.

We plan to continue to fund the Company’s losses from operations and capital funding needs through equity or debt financings, strategic collaborations, licensing arrangements, government grants or other arrangements. Further, to extend availability of existing cash available for our programs for achieving milestones or a strategic transaction, in mid-2017 we cut personnel from 25 full time people to 11, and reduced other operating expenses following the completion of two Phase Ia clinical trials of our lead antibody HuMab 5B1, which has enabled us to reduce our expenditures on clinical trials. We plan to continue spending on Phase I clinical trials of MVT-5873 in combination with a chemotherapy agent and MVT-1075 as a radioimmunotherapy agent for the treatment of various cancers, preclinical testing of follow-on antibody candidates, investor and public relations, SEC compliance efforts, and the general and administrative expenses associated with each of these activities. There can be no assurance that we will be able to achieve a license and earn revenues large enough to offset our operating expenses, as discussed further in Management’s Discussion and Analysis of Financial Condition and Results of Operations. We cannot be sure that licensing agreements can be signed in a timely manner, if any, or that capital funding will be available on reasonable terms, or at all. If we are unable to secure significant licensing agreements and adequate additional funding, we may be forced to make additional reductions in spending, incur further cutbacks in personnel, extend payment terms with suppliers, liquidate assets where possible, and/or suspend or curtail planned programs. In addition, if the Company does not meet its payment obligations to third parties as they come due, it may be subject to litigation claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.

We anticipate that the Company will continue to incur net losses into the foreseeable future as we: (i) continue our clinical trial for the development of MVT1075 as a radioimmunotherapy, (ii) continue our clinical trial of MVT-5873 in combination with gemcitabine and nab-paclitaxal in first line therapy for the treatment of patients newly diagnosed with pancreatic cancer, and (iii) continue operations as a public company. Based on receipt of $9.4 million net of transaction costs in 2017, $2.7 million net of transaction costs in February 2018, and including other transactions as disclosed in Note 16, and without any other additional funding or receipt of payments from potential licensing agreements, we expect we will have sufficient funds to meet our obligations through December 2018. These conditions give rise to substantial doubt as to the Company’s ability to continue as a going concern. Any of these actions could materially harm the Company’s business, results of operations, and prospects. These conditions give rise to substantial doubt as to the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

If the Company raises additional funds by issuing equity securities, substantial dilution to existing stockholders would result. If the Company raises additional funds by incurring debt financing, the terms of the debt may involve significant cash payment obligations as well as covenants and specific financial ratios that may restrict the Company’s ability to operate its business.

3. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements reflect all of our activities, including those of our wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. Management believes that these estimates are reasonable; however, actual results may differ from these estimates.

Cash and Cash Equivalents

We consider all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company minimizes its credit risk associated with cash and cash equivalents by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. As of December 31, 2017, cash and cash equivalents exceeded federally insured limits by approximately $0.6 million. The Company has not experienced any losses on such accounts.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, grants receivable, other receivable, accounts payable, all of which are generally considered to be representative of their respective fair values because of the short-term nature of those instruments.

 Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which are generally three to seven years. Leasehold improvements are amortized over the lesser of the life of the lease or the life of the asset.

Impairment of Long-lived Assets

We evaluate the Company’s long-lived assets with definite lives, such as property and equipment, for impairment. We record impairment losses on long-lived assets used for operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying value of the assets. There have not been any impairment losses of long-lived assets for the years ended December 31, 2017 and 2016.

Impairment of Goodwill

The Company applies the GAAP principles related to Intangibles – Goodwill and Other related to performing a test for goodwill impairment annually. For the years ended December 31, 2017 and 2016, the Company performed a step 1 analysis and assessed the market value of the Company to determine whether an impairment had taken place. Based upon the analysis performed, no impairment was noted; therefore, performing step 2 was not required. The Company has concluded that no impairment of goodwill has taken place for the years ended December 31, 2017 and 2016. Further, in performing a qualitative assessment, the Company concluded no events and circumstances have taken place that would have indicated that an impairment had taken place.

Revenue Recognition

Revenue from grants is based upon internal and subcontractor costs incurred that are specifically covered by the grant, including a facilities and administrative rate that provides funding for overhead expenses. National Institute of Health (“NIH”) Grants are recognized when the Company incurs internal expenses that are specifically related to each grant, in clinical trials at the clinical trial sites, by subcontractors who manage the clinical trials, and provided the grant has been approved for payment. The Company records revenue associated with the NIH Grants as the related costs and expenses are incurred. Any amounts received by the Company pursuant to the NIH Grants prior to satisfying the Company’s revenue recognition criteria are recorded as deferred revenue.

Research and Development Costs

Research and development expenses, which consist primarily of salaries and other personnel costs, clinical trial costs and preclinical study fees, manufacturing costs for non-commercial products, and the development of earlier-stage programs and technologies, are expensed as incurred when these expenditures have no alternative future uses. A significant portion of the development activities are outsourced to third parties, including contract research organizations. In such cases, the Company may be required to estimate related service fees incurred.

Stock-based Compensation

The Company’s stock-based compensation programs include grants of common stock and stock options to employees, non-employee directors and non-employee consultants. Stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense, under the straight-line method, over the employee’s requisite service period (generally the vesting period of the equity grant).

The Company accounts for equity instruments, including common stock and stock options, issued to non-employees in accordance with authoritative guidance for equity based payments to non-employees. Stock options issued to non-employees are accounted for at their estimated fair value determined using the Black-Scholes-Merton option-pricing model. The fair value of options granted to non-employees is re-measured as they vest, and the resulting increase in value, if any, is recognized as expense during the period the related services are rendered.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to basis differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. As of December 31, 2017, and 2016, all deferred tax assets were fully offset by a valuation allowance.

The Company accrues interest and penalties, if any, on underpayment of income taxes related to unrecognized tax benefits as a component of income tax expense in its consolidated statements of operations.

Fair Value Measurements

Level 1 fair value inputs are quoted prices for identical items in active, liquid and visible markets such as stock exchanges. Level 2 fair value inputs are observable information for similar items in active or inactive markets, and appropriately consider counterparty creditworthiness in the valuations. Level 3 fair value inputs reflect our best estimate of inputs and assumptions market participants would use in pricing an asset or liability at the measurement date. The inputs are unobservable in the market and significant to the valuation estimate.

4. Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”, which contains new accounting literature relating to how and when a company recognizes revenue. Under ASU 2014-09, a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods and services. ASU 2014-09 is effective for the Company’s fiscal year beginning January 1, 2018, which reflects a one-year deferral approved by the FASB in July 2015, and will be adopted by the Company beginning January 1, 2018. The adoption of this new standard did not have a material impact on our consolidated financial statements.

In February 2016, the FASB issued ASU 2016-2, “Leases (Topic 842).” This update will increase transparency and comparability by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements.  Under the new guidance, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: (i) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Under the new guidance, lessor accounting is largely unchanged, and it simplified the accounting for sale and leaseback transactions. Lessees will no longer be provided with a source of off-balance sheet financing. Lessees (for capital and operating leases) and lessors (for sales-type, direct financing, and operating leases) must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. Lessees and lessors may not apply a full retrospective transition approach. The standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We are currently in the process of assessing what impact this new standard may have on our consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09, “Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.” This update includes multiple provisions intended to simplify various aspects of the accounting for share-based payment transactions including accounting for excess tax benefits and tax deficiencies, classification of excess tax benefits in the statement of cash flows and accounting for award forfeitures. This update is effective for annual and interim reporting periods of public entities beginning after December 15, 2016, with early adoption permitted. The adoption of this new standard did not have a material impact on our consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments—Credit Losses (Topic326): Measurement of Credit Losses on Financial Instruments.” This ASU requires instruments measured at amortized cost to be presented at the net amount expected to be collected. Entities are also required to record allowances for available-for-sale debt securities rather than reduce the carrying amount. This ASU is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. We expect the adoption of this new standard will not have a material impact on our consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-15 (“ASU 2016-15”), “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments.” The standard provides guidance on eight (8) cash flow issues: (1) debt prepayment or debt extinguishment costs; (2) settlement of zero-coupon bonds; (3) contingent consideration payments after a business combination; (4) proceeds from the settlement of insurance claims; (5) proceeds from the settlement of corporate-owned life insurance policies; (6) distributions received from equity method investees; (7) beneficial interests in securitization transactions; and (8) separately identifiable cash flows and application of the predominance principle. ASU 2016-15 addresses how certain cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017 with early adoption permitted. We expect the adoption of this new standard will not have a material impact on our consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory.” This ASU requires the recognition of the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs. The amendments in this ASU should be applied on a modified retrospective basis through a cumulative-effect adjustment directly to retained earnings as of the beginning of the period of adoption. The adoption of this new standard did have a material impact on our consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-03, “Accounting Changes and Error Corrections (Topic 250) and Investments—Equity Method and Joint Ventures (Topic 323).” This ASU amends the disclosure requirements for ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606); ASU No. 2016-02, Leases (Topic 842); and ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This ASU states that if a registrant does not know or cannot reasonably estimate the impact that the adoption of the above ASUs is expected to have on the financial statements, then in addition to making a statement to that effect, the registrant should consider additional qualitative financial statement disclosures to assist the reader in assessing the significance of the impact that the standard will have on the financial statements of the registrant when adopted. This ASU was effective upon issuance. The adoption of this new standard did not have a material impact on our consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, “Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment.” This ASU eliminates Step 2 from the goodwill impairment test. Instead, an entity should recognize an impairment charge for the amount by which the carrying value exceeds the reporting unit’s fair value, not to exceed the total amount of goodwill allocated to that reporting unit. This ASU is effective for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. We expect the adoption of this new standard will not have a material impact on our consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business.” This ASU clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. This ASU is effective for annual periods beginning after December 15, 2017, including interim periods within those periods. We expect the adoption of this new standard will not have a material impact on our consolidated financial statements.

Management believes that any other recently issued, but not yet effective, accounting standards if currently adopted would not have a material effect on the accompanying consolidated financial statements.

5. Property and Equipment, Net

Property and equipment consisted of the following as of December 31, 2017 and 2016:

	December 31,
	2017	2016
Furniture and fixtures	$51,909	$51,909
Office equipment	52,547	52,547
Lab equipment	909,589	894,942
Capital lease equipment	90,952	95,657
Leasehold improvement	55,949	59,555
	1,160,946	1,154,610
Less accumulated depreciation and amortization	(582,740)	(422,898)
Totals	$578,206	$731,712

Depreciation expense for the years ended December 31, 2017 and 2016 was $159,842 and $96,553, respectively.

6. Reverse Stock Splits

On August 16, 2016, we filed a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effectuate the 2016 Reverse Stock Split, which was on a 1-for-7.4 basis, effective on August 16, 2016. On February 14, 2018, we filed a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effectuate the 2018 Reverse Stock Split, which was on a 1-for-3 basis, effective on February 16, 2018. All share and per share amounts, and number of shares of common stock into which each share of preferred stock will convert, in the financial statements and notes thereto have been retroactively adjusted for all periods presented to give effect to the Reverse Stock Splits, including rounding for fractional shares and reclassifying any amount equal to the reduction in par value of common stock to additional paid-in capital.

7. Notes Payable, Net

On January 15, 2016, we entered into the Loan Agreement with Oxford Finance pursuant to which we had the option to borrow $10,000,000 in two equal tranches of $5,000,000 each.  The first tranche of $5,000,000 was funded at close on January 15, 2016 (the “Term A Loan”). The option to fund the second tranche of $5,000,000 (the “Term B Loan”) was upon the Company achieving positive interim data on the Phase 1 HuMab-5B1 antibody trial in pancreatic cancer and successfully uplisting to either The Nasdaq Capital Market or NYSE MKT on or before September 30, 2016.  The option for the Term B Loan expired on September 30, 2016. The Company is not pursuing completion of any additional debt financing with Oxford Finance at the present time. The interest rate for the Term A Loan is set on a monthly basis at a rate equal to the greater of the index rate plus 11.29%, where the index rate is the 30-day LIBOR rate, or 11.5%. Interest is due on the first day of each month, in arrears, calculated based on a 360-day year.  The loan is interest only for the first year after funding, and the principal amount of the loan is amortized in equal principal payments, plus period interest, over the next 36 months.  A facility fee of 1.0% or $100,000 was due at closing of the transaction, and was incurred and paid by the Company on January 15, 2016.  The Company is obligated to pay a $150,000 final payment upon completion of the term of the loan, and this amount is being accreted using the effective interest rate method over the term of the loan. The amount being accreted is included in the long-term portion of notes payable, net, on the balance sheet. Each of the term loans can be prepaid subject to a graduated prepayment fee, depending on the timing of the prepayment.

Concurrent with the closing of the transaction, the Company issued a warrant to purchase 75,076 shares of common stock to Oxford Finance with an exercise price of $16.65 per share.  The warrants are exercisable for five years and may be exercised on a cashless basis, and expire on January 15, 2021. The Company recorded $607,338 for the fair value of the warrants as a debt discount within notes payable and an increase to additional paid-in capital on the Company’s balance sheet. We used the Black-Scholes-Merton valuation method to calculate the value of the warrants. The debt discount is being amortized as interest expense over the term of the loan using the effective interest method.

We granted Oxford Finance a perfected first priority lien on all of the Company’s assets with a negative pledge on intellectual property. The Company paid Oxford Finance a good faith deposit of $50,000, which was applied towards the facility fee at closing.  The Company agreed to pay all costs, fees and expenses incurred by Oxford Finance in the initiation and administration of the facilities including the cost of loan documentation.

At the initial funding, the Company received net proceeds of approximately $4,610,000 after fees and expenses. These fees and expenses are being accounted for as a debt discount and classified within notes payable on the Company’s consolidated balance sheet as a direct deduction from the carrying amount of the notes payable, consistent with debt discounts. Debt discounts, issuance costs and the final payment are being amortized or accreted as interest expense over the term of the loan using the effective interest method.

The Loan Agreement also contains customary indemnification obligations and customary events of default, including, among other things, our failure to fulfill certain of the Company's obligations under the Loan Agreement, the occurrence of a material adverse change, which is defined as a material adverse change in the Company's business, operations, or condition (financial or otherwise), a material impairment of the prospect of repayment of any portion of the loan, or a material impairment in the perfection or priority of the Lenders’ lien in the collateral or in the value of such collateral. In the event of default by the Company under the Loan Agreement, the Lenders would be entitled to exercise their remedies thereunder, including the right to accelerate payment of the debt, upon which we may be required to repay all amounts then outstanding under the Loan Agreement, which could harm the Company's financial condition.

The Company was in compliance with all applicable covenants set forth in the Loan Agreement as of December 31, 2017.

The Company recorded interest expense related to the term loan of $929,106 for the year ended December 31, 2017. The annual effective interest rate on the note payable, including the amortization of the debt discounts and accretion of the final payment, but excluding the warrant amortization, is approximately 12.8%.

As of December 31, 2017, the Company had one insurance premium note outstanding with a balance totaling $15,210, which matured in April 2018.  This note bears interest at a rate of 6.7% per annum, and the monthly payments are $3,855.

Future principal payments under the Loan Agreement and insurance premium note as of December 31, 2017 are as follows:

Years ending December 31:
2018	$1,681,888
2019	1,666,667
2020	277,778
Notes payable, balance as of December 31, 2017	3,626,333
Unamortized discount on notes payable	(322,974)
Notes payable, net, balance as of December 31, 2017	3,303,359
Current portion of notes payable, net	(1,681,876)
Long-term portion of notes payable, net	$1,621,483

8. Convertible Preferred Stock, Common Stock and Warrants

At December 31, 2017 and 2016, there were no financial instruments requiring fair value measurement.

Dividends on Preferred Stock

Since the Company’s inception, no dividends were ever declared or paid by the Company’s Board of Directors.

Conversion of Preferred Stock into Common Stock

During 2017 holders of Series D Preferred Stock converted 88,384 shares into 398,131 shares of common stock, holders of Series I Preferred Stock converted 1,170,204 shares into 390,068 shares of common stock, holders of Series J Preferred Stock converted 1,614 shares into 537,874 shares of common stock and holders of Series K Preferred Stock converted 1,850 shares into 61,667 shares of common stock.

Exchange of Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock into Series L Preferred Stock

  On October 18, 2017, we entered into exchange agreements (each, an “Exchange Agreement” and collectively, the “Exchange Agreements”) with the holders of all of the Company’s outstanding shares of Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, pursuant to which 665,281 shares of Series F Preferred Stock, 1,000,000 shares of Series G Preferred Stock and 850 shares of Series H Preferred Stock were exchanged for 58,000 newly authorized shares of Series L Preferred Stock convertible into 3,222,223 shares of common stock. In connection with the Exchange Agreement the Company became obligated to schedule and hold a special meeting of the stockholders of the Company within 60 days of the date of signing the Exchange Agreement, at which time the Company shall present to its stockholders a proposal for approval of the potential issuance of up to an aggregate of 3,222,223 shares of common stock, in excess of 19.99% of the number of shares of common stock that were issued and outstanding on October 17, 2017, upon the conversion of 58,000 shares of the Series L Preferred Stock issued to the holders pursuant to the Exchange Agreements. On December 1, 2017, the stockholders approved the number of shares underlying the Series L Preferred Stock upon conversion.

On December 21, 2017, following the completion of the exchange of Series L Preferred Stock for all outstanding Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock and related documentation, the Company filed with the Secretary of State of the State of Delaware a Certificate of Elimination eliminating from its Amended and Restated Certificate of Incorporation the designation of shares of its preferred stock as Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock. As a result, all shares of preferred stock previously designated as Series F, Series G and Series H Preferred Stock were eliminated and returned to the status of authorized but unissued shares of preferred stock, without designation.

Series D Preferred Stock

As of December 31, 2017 and 2016, there were 44,104 and 132,489 shares of Series D Preferred Stock issued and outstanding, respectively. Shares outstanding as of December 31, 2017 and 2016 were convertible into 198,667 and 596,798 shares of common stock, respectively.

As contemplated by the exchange agreements and as approved by the Company’s Board of Directors, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Series D Certificate of Designations”), on March 25, 2015. Pursuant to the Series D Certificate of Designations, the Company designated 1,000,000 shares of its blank check preferred stock as Series D Preferred Stock. Each share of Series D Preferred Stock has a stated value of $0.01 per share. In the event of a liquidation, dissolution or winding up of the Company, each share of Series D Preferred Stock will be entitled to a per share preferential payment equal to the par value. Each share of Series D Preferred Stock is convertible into 4.5045 shares of common stock. The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Company is prohibited from effecting the conversion of the Series D Preferred Stock to the extent that, as a result of such conversion, the holder beneficially would own more than 4.99% (provided that certain investors elected to block their beneficial ownership initially at 2.49% in the exchange agreements), in the aggregate, of the issued and outstanding shares of the Company’s common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series D Preferred Stock. Each share of Series D Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock. With respect to any such vote, each share of Series D Preferred Stock entitles the holder to cast such number of votes equal to the number of shares of common stock such shares of Series D Preferred Stock are convertible into at such time, but not in excess of the beneficial ownership limitations.

Series E Preferred Stock

As of December 31, 2017, and 2016, there were 33,333 shares of Series E Preferred Stock issued and outstanding, convertible into 173,251 shares of common stock.

On March 30, 2015, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (the “Series E Certificate of Designations”) to designate 100,000 shares of its blank check preferred stock as Series E Preferred Stock.

The shares of Series E Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of such preferred share, plus all accrued and unpaid dividends, if any, on such share of Series E Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series E Preferred Stock is $75 and the initial conversion price is $16.65 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. In addition, during the period proscribed for in the Series E Certificate of Designations, in the event the Company issues or sells, or is deemed to issue or sell, shares of common stock at a per share price that is less than the conversion price then in effect, the conversion price shall be reduced to such lower price, subject to certain exceptions. The Company is prohibited from effecting a conversion of the share of Series E Preferred Stock to the extent that, as a result of such conversion, such holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series E Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s share of Series E Preferred Stock, but not in excess of beneficial ownership limitations. The shares of Series E Preferred Stock bear no interest.

On August 22, 2016, when the Company closed on the August 2016 Public Offering, the current Series E Preferred Stock conversion price of $16.65 per share was reduced to $14.43 per share under the terms of the Series E Certificate of Designations, resulting in an increase in the number of shares of common stock to 173,251 that the Series E Preferred Stock may be converted into. In the event of a liquidation, dissolution or winding up of the Company, each share of Series E preferred stock will be entitled to a per share preferential payment equal to the stated value. There is no further adjustment required by the Series E Certificate of Designations in the event of an offering of shares below $14.43 per share by the Company.

Series F Preferred Stock

As of December 31, 2017, and 2016, there were no shares and 665,281 shares, respectively, of Series F Preferred Stock issued and outstanding. Shares outstanding as of December 31, 2016 were convertible into 221,761 shares of common stock. These shares were exchanged for Series L Preferred Stock in connection with the Exchange Agreement.

On August 16, 2016, we filed a Certificate of Designations, Preferences and Rights of the 0% Series F Convertible Preferred Stock with the Delaware Secretary of State, designating 1,559,252 shares of preferred stock as 0% Series F Preferred Stock. The shares of Series F Preferred Stock were convertible into shares of common stock based on a conversion calculation equal to the stated value of such Series F Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series F Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series F Preferred Stock is $4.81 and the initial conversion price is $14.43 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. In the event of a liquidation, dissolution or winding up of the Company, each share of Series F Preferred Stock was entitled to a per share preferential payment equal to the par value. All shares of the Company’s capital stock were junior in rank to Series F Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company, except for the Company’s Series D Preferred Stock and Series E Preferred Stock.

The holders of Series F Preferred Stock were entitled to receive dividends if and when declared by our Board of Directors. The Series F Preferred Stock had the ability to participate on an “as converted” basis, with all dividends declared on the Company’s common stock. In addition, if we had granted, issued or sold any rights to purchase our securities pro rata to all our record holders of our common stock, each holder was entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of common stock acquirable upon complete conversion of all Series F Preferred Stock then held.

We were prohibited from effecting a conversion of the Series F Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series F Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder was entitled to vote on all matters submitted to stockholders of the Company and would have had the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series F Preferred Stock, but not in excess of the beneficial ownership limitations.

Series G Preferred Stock

As of December 31, 2017, and 2016, there were no shares of our Series G Preferred Stock issued and outstanding. On May 19, 2017, we closed a public offering of 1,000,000 shares of newly designated 0% Series G Convertible Preferred stock; however, on October 17, 2017, these shares were exchanged for our Series L Preferred Stock in connection with the Exchange Agreement.

Pursuant to a Series G Preferred Stock Certificate of Designations, on May 15, 2017, we designated 5,000,000 shares of our blank check preferred stock as Series G Preferred Stock, par value of $0.01 per share. The shares of Series G Preferred Stock were convertible into shares of common stock based on a conversion calculation equal to the stated value of the of such Series G Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series G Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series G Preferred Stock is $1.75 and the initial conversion price is $5.25 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.  The holder of a majority of the Series G Preferred Stock had the right to nominate a candidate for the Company’s Board of Directors, such right to expire on December 31, 2017.

In the event of a liquidation, dissolution or winding up of the Company, each share of Series G Preferred Stock was entitled to a per share preferential payment equal to the par value. All shares of our capital stock were junior in rank to Series G Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company, except for the Company’s Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock. The holders of Series G Preferred Stock were entitled to receive dividends if and when declared by our Board of Directors. The Series G Preferred Stock were entitled to participate on an “as converted” basis, with all dividends declared on our common stock.  In addition, if we had granted, issued or sold any rights to purchase our securities pro rata to all our record holders of our common stock, each holder was entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of common stock acquirable upon complete conversion of all Series G Preferred Stock then held.

We were prohibited from effecting a conversion of the Series G Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series G Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder was entitled to vote on all matters submitted to stockholders of the Company and would have had the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series G Preferred Stock, but not in excess of the beneficial ownership limitations.

Series H Preferred Stock

As of December 31, 2017 and 2016, there were no shares of our Series H Preferred Stock issued and outstanding. On May 3, 2017 we closed a private placement of 850 shares; however, these shares were exchanged for our Series L Preferred Stock in connection with the Exchange Agreement.

Pursuant to a Series H Preferred Stock Certificate of Designations, on May 3, 2017, we designated 2,000 shares of our blank check preferred stock as Series H Preferred Stock, par value of $0.01 per share. The shares of Series H Preferred Stock were convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series H Preferred Stock, plus the base amount, if any, on such Series H Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series H Preferred Stock was $1,000 and the initial conversion price was $5.25 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

In the event of a liquidation, dissolution or winding up of the Company, each share of Series H Preferred Stock was entitled to a per share preferential payment equal to the base amount. All shares of our capital stock were junior in rank to Series H Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company other than Series A through G Preferred Stock. The holders of Series H Preferred Stock were entitled to receive dividends if and when declared by our Board of Directors. The Series H Preferred Stock holders were entitled to participate on an “as converted” basis, with all dividends declared on our common stock.  In addition, if we granted, issued or sold any rights to purchase our securities pro rata to all our record holders of our common stock, each holder was entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of common stock acquirable upon complete conversion of all Series H Preferred Stock then held.

We were prohibited from effecting a conversion of the Series H Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series H Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder was entitled to vote on all matters submitted to stockholders of the Company, and would have had the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series H Preferred Stock, but not in excess of the beneficial ownership limitations.

Series I Preferred Stock

As of December 31, 2017 and 2016, there were 798,460 and no shares of our Series I convertible preferred stock (the “Series I Preferred Stock”) issued and outstanding and convertible into 266,154 and no shares of our common stock, respectively.

Pursuant to a Series I Preferred Stock Certificate of Designations, on May 26, 2017, we designated 1,968,664 shares of our blank check preferred stock as Series I Preferred Stock, par value of $0.01 per share.

Each share of Series I Preferred Stock has a stated value of $0.01 per share. In the event of a liquidation, dissolution or winding up of the Company, each share of Series I Preferred Stock will be entitled to a per share preferential payment equal to the stated value. Each share of Series I Preferred Stock is convertible into one-third share of common stock. The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Company is prohibited from effecting the conversion of the Series I Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of the Company’s common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series I Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each share of Series I Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock. With respect to any such vote, each share of Series I Preferred Stock entitles the holder to cast such number of votes equal to the number of shares of common stock such shares of Series I Preferred Stock are convertible into at such time, but not in excess of the above beneficial ownership limitation.

Series J Preferred Stock

As of December 31, 2017, and December 31, 2016, there were 773 and no shares of our Series J Preferred Stock issued and outstanding and convertible into 257,577 and no shares of our common stock, respectively.

On August 14, 2017, the Company filed a Certificate of Designations, Preferences and Rights of the 0% Series J Convertible Preferred Stock with the Delaware Secretary of State, designating 3,400 shares of preferred stock as Series J Preferred Stock. The shares of Series J Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series J Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series J Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series J Preferred Stock is $550 and the initial conversion price is $1.65 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

For so long as the holder has Series J Preferred Stock, if the Company sells, or is deemed to have sold, common stock, or common equivalent shares, for consideration per share less than the conversion price in effect immediately prior to the issuance (the “Lower Issuance Price”), then the conversion price in effect immediately prior to such issuance will be adjusted to the Lower Issuance Price, provided however the Lower Issuance Price shall not be less than $0.03.

The holders of Series J Preferred Stock will be entitled to receive dividends if and when declared by our Board of Directors. The Series J Preferred Stock shall participate on an “as converted” basis, with all dividends declared on our common stock.  In addition, if we grant, issue or sell any rights to purchase our securities pro rata to all our record holders of our common stock, each holder will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of common stock acquirable upon complete conversion of all Series J Preferred Stock then held.

We are prohibited from effecting a conversion of the Series J Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series J Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series J Preferred Stock, substituting the consolidated closing bid price of the common stock on August 10, 2017 for the then-applicable conversion price, and not in excess of the beneficial ownership limitations.

The Company shall not be obligated to issue any shares of common stock upon conversion of the Series J Preferred Stock, and the holder of any shares of Series J Preferred Stock shall not have the right to receive upon conversion of any shares of the Series J Preferred Stock if the issuance of such shares of common stock would exceed the aggregate number of shares of common stock which the Company may issue upon conversion of the Series J Preferred Stock without breaching the Company's obligations under the rules or regulations of The Nasdaq Capital Market, which aggregate number equals 19.99% of the number of shares outstanding on the closing date, except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of The Nasdaq Capital Market for issuances of common stock in excess of such amount. Such approval was obtained in October 2017.

Holders of Series J Preferred Stock will be entitled to a preferential payment of cash per share equal to the greater of 125% of the base amount on the date of payment or the amount per share had the holders converted such preferred shares immediately prior to the date of payment upon the liquidation, dissolution or winding up of the affairs of the Company, or a consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed.

Series K Preferred Stock

As of December 31, 2017 and 2016, there were 63,150 and no shares, respectively, of our Series K convertible preferred stock (“Series K Preferred Stock”) issued and outstanding and convertible into 2,105,000 and no shares of our common stock, respectively.

On August 14, 2017, the Company filed a Certificate of Designations, Preferences and Rights of the Series K Convertible Preferred Stock with the Delaware Secretary of State, designating 65,000 shares of preferred stock as Series K Preferred Stock. The shares of Series K Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series K Preferred Stock divided by the conversion price. The stated value of each share of Series K Preferred Stock is $0.01 and the initial conversion price is $0.0003 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

The holders of Series K Preferred Stock will be entitled to receive dividends if and when declared by our Board of Directors. The Series K Preferred Stock shall participate on an “as converted” basis, with all dividends declared on our common stock.  In addition, if we grant, issue or sell any rights to purchase our securities pro rata to all our record holders of our common stock, each holder will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of common stock acquirable upon complete conversion of all Series K Preferred Stock then held.

We are prohibited from effecting any conversion of the Series K Preferred Stock if the Company has not obtained shareholder approval for the full conversion of the Series J Preferred Stock and Series K Preferred Stock in accordance with the rules of The Nasdaq Capital Market or to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series K Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series K Preferred Stock, substituting the consolidated closing bid price of the common stock on August 10, 2017 for the then-applicable conversion price, and not in excess of the beneficial ownership limitations. Such approval was obtained in October 2017.

Series L Preferred Stock

As of December 31, 2017 and 2016, there were 58,000 and no shares of our Series L Preferred Stock issued and outstanding and convertible into 3,222,223 and no shares of our common stock, respectively.

On October 16, 2017, we filed a Certificate of Designations, Preferences and Rights of the 0% Series L Convertible Preferred Stock (the "Series L Certificate of Designation") with the Delaware Secretary of State, designating 58,000 shares of preferred stock as Series L Preferred Stock. On October 18, 2017, we filed a Certificate of Correction to the Series L Certificate of Designation to include a sentence that was inadvertently omitted.

The shares of Series L Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series L Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series L Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series L Preferred Stock is $100 and the initial conversion price is $1.80 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

The holders of Series L Preferred Stock will be entitled to receive dividends if and when declared by our Board of Directors. The Series L Preferred Stock shall participate on an “as converted” basis, with all dividends declared on our common stock.  In addition, if the Company grants, issues or sells any rights to purchase its securities pro rata to all record holders of common stock, each holder will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of common stock acquirable upon complete conversion of all Series L Preferred Stock then held.

We are prohibited from effecting a conversion of the Series L Preferred Stock if the Company has not obtained stockholder approval for the full conversion of the Series L Preferred Stock in accordance with the rules of The Nasdaq Capital Market or to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series L Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series L Preferred Stock, substituting the consolidated closing bid price of the common stock on October 13, 2017, for the then-applicable conversion price, and not in excess of the beneficial ownership limitations or limitations required by the rules and regulations of The Nasdaq Capital Market.

Holders of Series L Preferred Stock will be entitled to a preferential payment of cash per share equal to the greater of 100% of the base amount representing the sum of the stated value and any unpaid dividends (the “Base Amount”) on the date of payment or the amount per share had the holders converted such preferred shares immediately prior to the date of payment upon the liquidation, dissolution or winding up of the affairs of the Company, or a consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed.

Warrants Issued in Connection with April 2015 Private Placement

As of December 31, 2017, there were no warrants outstanding in connection with the April 2015 Private Placement as all of the warrants expired on October 10, 2017. As of December 31, 2016, there were warrants outstanding to purchase 268,454 shares of common stock at $33.30 per share.

The warrants priced at $33.30 and $6.00 per share were remaining from our private offering in March and April 2015 (the “April 2015 Private Placement”) in which we sold $8,546,348 worth of units (the “Units”), net of $668,150 in issuance costs, of which $2,500,000 of the Units consisted of Series E Preferred Stock and the balance consisted of 553,424 shares of common stock, together with warrants to all investors to purchase 351,787 shares of common stock at $33.30 per share.  Each Unit was sold at a purchase price of $16.65 per Unit. OPKO Health, Inc., the lead investor in the April 2015 Private Placement, purchased $2,500,000 worth of Units consisting all the shares of the Series E Preferred Stock.

 In connection with the May 2017 Public Offering, the Company had agreed to amend the terms of a portion of the outstanding warrants, or warrants to purchase 108,108 shares of common stock that had an exercise price of $33.30 per share, such that the amended warrants shall have an exercise price of $6.00 per share and no cashless exercise feature, for those investors who made a certain minimum required investment to qualify for repricing. After the repricing, the stock price never reached above $6.00 in order for the warrants to be exercised prior to the expiration date of October 10, 2017.

Warrants Issued in Connection with October 2015 Public Offering

As of December 31, 2017 and 2016, there were warrants outstanding to purchase 56,307 shares of common stock at $29.31 per share in connection with a public offering on October 5, 2015.

The warrants were issued in connection with our public offering on October 5, 2015, which consisted of the sale of 112,613 shares of common stock at a price of $24.42 per share and warrants to purchase 56,307 shares of common stock at an exercise price of $29.31 per share.  For every two shares of common stock sold, the Company issued one warrant to purchase one share of common stock.  We received $2,750,000 in gross proceeds, before underwriting discounts and commissions and offering expenses totaling approximately $586,608. The shares and warrants were separately issued and sold in equal proportions. The warrants expired unexercised on September 30, 2018.

Warrants Issued in Connection with August 2016 Public Offering

As of December 31, 2017, there were warrants outstanding to purchase 145,444 shares of common stock at $16.65 per share and 145,444 shares of common stock at $18.87 per share. As of December 31, 2016, there were warrants outstanding to purchase 654,107 shares of common stock at $16.65 per share and 654,107 shares of common stock at $18.87 per share.

The warrants were issued on August 22, 2016, in connection with a public offering of 432,346 shares of common stock and 665,281 shares of Series F preferred stock, and warrants to purchase 654,107 shares of common stock at $16.65 per share and warrants to purchase 654,107 shares of common stock at $18.87 per share, at an offering price of $14.43 per share.  For every share of common stock or Series F preferred stock sold, we issued one warrant to purchase one-third share of common stock at $16.65 per share and one warrant to purchase one-third share of common stock at $18.87 per share.  We received $9,438,753 in gross proceeds, before underwriting discounts and commissions and offering expenses totaling $871,305. The gross proceeds include the underwriter’s over-allotment option, which it exercised on the closing date.

August 22, 2016 Public Offering

On August 22, 2016, we closed a public offering of 432,346 shares of common stock and 665,281 shares of Series F Preferred Stock convertible into 221,761 shares of common stock, and warrants to purchase 654,107 shares of common stock at $16.65 per share and warrants to purchase 654,107 shares of common stock at $18.87 per share, at an offering price of $14.43 per share.  For every one-third share of common stock or Series F Preferred Stock sold, we issued one warrant to purchase one-third share of common stock at $16.65 per share and one warrant to purchase one-third share of common stock at $18.87 per share.  We received $9,438,753 in gross proceeds, before underwriting discounts and commissions and offering expenses totaling $871,305. The gross proceeds include the underwriter’s over-allotment option, which they exercised on the closing date.

May 3, 2017 Private Placement

On May 3, 2017, we entered into separate subscription agreements with accredited investors pursuant to which we sold an aggregate of $850,000, or 850 shares, of Series H Preferred Stock, at a stated value of $1,000 per share, before offering costs of $29,429, in the May 2017 Private Placement. The shares of Series H Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series H Preferred Stock, plus the base amount, if any, on such Series H Preferred Stock, as of such date of determination, divided by the conversion price. The conversion price is $5.25 per share, after adjusting for the 2018 Reverse Stock Split, and subject to further adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

In the event of a liquidation, dissolution or winding up of the Company, each share of Series H Preferred Stock will be entitled to a per share preferential payment equal to the base amount. All shares of our capital stock will be junior in rank to Series H Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company other than Series A through G Preferred Stock. The holders of Series H Preferred Stock will be entitled to receive dividends if and when declared by our Board of Directors. The Series H Preferred Stock shall participate on an “as converted” basis, with all dividends declared on our common stock.  In addition, if we grant, issue or sell any rights to purchase our securities pro rata to all our record holders of our common stock, each holder will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of common stock acquirable upon complete conversion of all Series H Preferred Stock then held.

We are prohibited from effecting a conversion of the Series H Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series H Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series H Preferred Stock, but not in excess of the beneficial ownership limitations.

The shares were offered and sold solely to “accredited investors” in reliance on the exemption from registration afforded by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act. On the closing date, we entered into registration rights agreements with each of the investors, pursuant to which we agreed to undertake to file a registration statement to register the resale of the shares within thirty (30) days following the closing date, to cause such registration statement to be declared effective by the Securities and Exchange Commission (“SEC”) within sixty (60) days of the closing date and to maintain the effectiveness of the registration statement until all of such shares have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act, without any restrictions.

On May 10, 2017, we entered into exchange agreements with each of the holders of our Series H Preferred Stock representing an aggregate of $850,000 of our Series H Preferred Stock with such exchange to be effective on the closing of our May 2017 Public Offering. Prior to the closing of the May 2017 Public Offering, we and the holders rescinded and cancelled the exchange agreements and they have no force and effect and no transaction contemplated by the Exchange Agreements was consummated.

May 19, 2017 Public Offering

On May 19, 2017, we closed the May 2017 Public Offering.  The Series G Preferred Stock is initially convertible into 333,334 shares of common stock, subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events and was purchased by certain existing investors of the Company who, as a result of their purchases of common stock, would hold in excess of 4.99% of our issued and outstanding common stock. We received $4,100,000 in gross proceeds, before estimated underwriting discounts, commissions and offering expenses of $416,217.

The May 2017 Public Offering was consummated pursuant to an underwriting agreement that we signed on May 15, 2017, with Laidlaw, as underwriter (the “Underwriter”) pursuant to which, among other things, we agreed to issue and sell to the Underwriter, and the Underwriter agreed to purchase from us, in an underwritten public offering, an aggregate of 447,620 shares of common stock and 1,000,000 shares of Series G Preferred Stock. We granted the Underwriters an option for a period of up to 45 days from the date of our prospectus to purchase up to an aggregate of 67,143 additional shares of our common stock at the public offering price of $5.25 per share, less the underwriting discount, solely to cover overallotments, which was not exercised.

In connection with the May 2017 Public Offering, we agreed with HS Contrarian, the lead investor of the August 2016 Public Offering pursuant to a Letter Agreement, dated May 18, 2017, to issue inducement shares (the “May 2017 Inducement Shares”) to the investors in the August 2016 Public Offering (the “August 2016 Investors”), as incentive shares to those investors to make a minimum required investment in this public offering of at least 50% of their investment in the $9,400,000 August 2016 Public Offering (the “Minimum Required Investment”), and who still hold 100% of the shares of common stock previously acquired. Such August 2016 Investors shall be entitled to receive their pro rata share of 966,667 shares, after HS Contrarian in this offering receives the first 10%. For the August 2016 Investors who purchased Series F Preferred Stock and made the Minimum Required Investment and who still held 100% of the shares of Series F Preferred Stock at the closing of the May 2017 Public Offering, they may, instead of receiving a pro rata share of the 870,000 shares remaining after HS Contrarian receives the first 96,667 shares, elect to receive their May 2017 Inducement Shares in the form of a new Series I Preferred Stock to be created with similar rights as currently exist in the Series G Preferred Stock. The stated value of each share of Series I Preferred Stock will be $0.01 and the conversion rate shall be one-third share of common stock for one share of Series I Preferred Stock, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. In the event of a liquidation, dissolution or winding up of the Company, each share of Series I Preferred Stock will be entitled to a per share preferential payment equal to the par value, or $0.01 per share. All shares of the Company’s capital stock will be junior in rank to the Series I Preferred Stock at the time of creation, with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company, except for the Company’s Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, and Series H Preferred Stock.

Also in connection with the May 2017 Public Offering, for these August 2016 Investors to receive the May 2017 Inducement Shares, each of them must also agree to the cancellation of the warrants issued to them in the August 2016 Public Offering. Investors in the Company’s 2015 private offering that invest at least 25% of their original investment from such private financing in the May 2017 Public Offering and still hold 100% of their common stock or Series E preferred stock from the private 2015 financing also must agree to amend the terms of their outstanding warrants that currently have an exercise price of $33.30 per share, such that the amended warrants shall have an exercise price of $6.00 per share and no cashless exercise feature (as amended, the “Inducement Amended Warrants”). The Company agreed with HS Contrarian to register for resale on a registration statement all the May 2017 Inducement Shares and shares of common stock underlying the Inducement Amended Warrants, and to issue the May 2017 Inducement Shares to each investor meeting the investment and ownership terms described above.

Based on the closing of the May 2017 Public Offering, and election of certain prior investors who made the Minimum Required Investment and elected to take Series I Preferred Stock upon its creation, 310,446 May 2017 Inducement Shares of common stock were issued and 1,968,664 May 2017 Inducement Shares were issued in the form of Series I Preferred Stock convertible into 656,222 shares of common stock that was created following the closing of the May 2017 Public Offering and issued following verification with each investors that the terms of the May 2017 Inducement Shares have been met. The Company recorded a deemed dividend of $5,220,000 in June 2017 in connection with issuing the May 2017 Inducement Shares.

Additionally, in connection with participation by the April 2015 investors in the May 2017 Public Offering, the Company revised the exercise price for warrants to purchase 30,033 shares of common stock from $33.30 to $6.00 per warrant share and recorded a deemed dividend of $19,413 also in June 2017. In August 2017, the Company revised the exercise price for warrants to purchase an additional 75,075 warrants from $33.30 to $6.00 per warrant share for the July 2017 Private Placement. The impact of the repricing of the additional warrants was immaterial as the stock price on the date of repricing was $2.10, with a volatility index in the neighborhood of 85%, and were expiring in 69 days. The warrants expired on October 10, 2017, unexercised.

May 2017 Letter Agreement

  On May 15, 2017, as a condition to the participation of HS Contrarian in the May 2017 Public Offering, the Company entered into a Letter Agreement with HS Contrarian (the “May 2017 Letter Agreement”) where the Company agreed to offer incentive shares (the “May 2017 Inducement Shares”) to investors who (i) participated in both the Company’s August 2016 public offering and the Company’s April 2015 private offering, (ii) purchased securities in the May 2017 Public Offering equal to at least 50% of their original investment in the August 2016 public offering or 25% of their original investment in the April 2015 private offering, and (iii) still hold 100% of their common stock or preferred stock purchased in those investments.

Further, the Company agreed to the following in the May 2017 Letter Agreement:

Board Nomination:
To nominate one (1) candidate to the Board of Directors acceptable to the holder of a majority of the Series G Preferred Stock by December 31, 2017, and that (2) two current members of the Board of Directors would resign.

Executive Hire:	To hire a new C-level executive in a leadership role by July 15, 2017.
Board Compensation:
To issue an aggregate of 350,000 options to certain employees and members of the Board of Directors, at a price not less than $6.00 per share, and 16,667 options to each other member of the Board of Directors at the current market price in connection with this offering. The options were issued pursuant to the Company’s option plan, subject to the requisite approvals and availability under the plan. The company was responsible for obtaining the approval of the Board of Directors and stockholders of the Company to the extent the company needed their approval to increase the number of shares available under the plan. All Board of Director fees were waived for 2017.

Funds Held in Escrow:
$500,000 of the funds from the May 2017 Public Offering were to be held in escrow and released to one or more investor relations services acceptable to the Company following the closing of this offering.

Additionally, we granted HS Contrarian consent rights: the right to approve future (i) issuances of our securities, (ii) equity or debt financings and (iii) sales of any development product assets currently held by us, subject to certain exceptions, if such securities are sold at a price below $7.50 per share and for as long as HS Contrarian in the offering holds 50% or more of the shares of Series G Preferred Stock purchased by HS Contrarian in the May 2017 Public Offering (the “Consent Rights”). All other prior consent rights of HS Contrarian were superseded by these consent rights. As of March 31, 2018, none of the shares of Series G Preferred Stock is outstanding. Thus, HS Contrarian no longer holds the Consent Rights.

For the period from the May 2017 Public Offering to December 31, 2017, the Company exceeded the minimum $500,000 in expenses related to outside investor relations services fulfilling the Company’s obligation for spending on investor relations. HS Contrarian elected not to hold the funds in escrow. Further, the Company issued the May 2017 Inducement Shares and adjusted the Board of Directors compensation per the May 2017 Letter Agreement. Also, two members of the Board of Directors resigned during 2017, achieving one of the conditions of HS Contrarian . The Company did not nominate a new member to the Board of Directors, nor did it hire a new C-level executive in light of limited amount of cash available to the Company.

July 27, 2017 Private Placement

On July 27, 2017, we entered into a subscription agreement with an accredited investor pursuant to which we agreed to sell 50,715 restricted shares of common stock for $125,000 (the “July 2017 Private Placement”). As part of the transaction, the Company agreed to reprice the investor’s warrant to purchase 75,075 shares of common stock from $33.30 to $6.00 per warrant share and remove the cashless exercise feature. The transaction closed on August 2, 2017.  The impact of repricing the warrants to $6.00 a share, which took effect on August 2, 2017, was immaterial, as the stock price on the date of the closing of the transaction was $2.10 and the warrants at $6.00 a share, and expired on October 10, 2017, unexercised.

Letter Agreement Regarding Future Financing Transactions

In connection with an offering of the Company’s Series J. Preferred Stock that took place in August 2017 (the “August 2017 Offering”), we agreed with HS Contrarian pursuant to a letter agreement dated August 9, 2017 (the “August 2017 Letter Agreement”), whereby HS Contrarian together with certain other investors would invest an aggregate of $2,350,000 in a financing, and the Company would issue incentive shares in the form of newly designated shares of Series K Preferred Stock convertible into an aggregate of 2,166,667 shares of common stock (the “August 2017 Inducement Shares”) to be distributed to certain existing investors of the Company as directed by HS Contrarian, as an incentive to invest in the August 2017 Offering.

In addition, the Company agreed to the following in the August 2017 Letter Agreement:

●
To file a proxy statement for a special meeting of stockholders within 10 days of closing the August 2017 Offering. Proposals were to include (i) an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of its issued and outstanding common stock by a ratio of not less than one-for-two and not more than one-for-twenty at any time prior to one year from the date of the special meeting, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors, (ii) the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 30% below the market price of the common stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d), (iii) the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 20% below the market price of the common stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d), (iv) the issuance of common stock upon the conversion of Series J Preferred Stock and (v) the issuance of incentive shares in the form of shares of Series K Preferred Stock convertible into an aggregate of 2,166,667 shares of common stock.

●
Subject to agreement on terms and conditions of the investment, HS Contrarian committed to a $1,000,000 lead order in an offering amount of $8,000,000 (the “$8,000,000 Financing”). The $8,000,000 Financing was subject to the Company obtaining approval of a reverse stock split, issuance of the Series J Preferred Stock, and filing a proxy statement for stockholder approval of the Inducement Shares as identified in the August 2017 Letter Agreement.

●
That the employment terms of all management be reduced to two years from three years and that management defer portions of their salary for the remainder of the year, which would be paid upon the earlier of completion of the $8,000,000 Financing or a business transaction that represents, or transactions in the aggregate that represent, in excess of $10,000,000.

In connection with HS Contrarian’s and the Company’s obligations under the August 2017 Letter Agreement, neither the $8,000,000 Financing nor the change in employment terms from three years to two years were completed as of October 15, 2018.

In order to meet The Nasdaq Capital Market rules in the August 2017 Offering, we were not obligated to issue any shares of common stock upon conversion of the Series J Preferred Stock which would cause the Company to breach our obligations under the rules and regulations of The Nasdaq Capital Market, which limit the aggregate number of shares issued at a discount to market at 19.99% of the number of shares outstanding on the closing date of the August 2017 Offering, except that such limitation shall not apply in the event that we obtain the approval of our stockholders as required by the applicable rules of The Nasdaq Capital Market for issuances of common stock in excess of such amount. Similarly, none of the Series K Preferred Stock could be converted into common stock until we obtain the approval of our stockholders. At the October 2017 Special Meeting, we obtained approval to issue shares of common stock underlying all of the Series J Preferred Stock and the Series K Preferred Stock upon conversion.

September 11, 2017 Registered Direct Offerings

On September 11, 2017, we entered into an agreement to sell 1,333,334 shares of common stock at $1.50 a share for gross proceeds of approximately $2.0 million, before offering expenses of $142,639. The shares were offered and sold to certain accredited investors in a registered direct offering. Laidlaw acted as placement agent for the offering.

On September 22, 2017, we entered into a subscription agreement with select accredited investors relating to the Company’s registered direct offering, issuance and sale of 672,043 shares of the Company’s common stock, $0.01 par value per share. The purchase price per share was $1.86. The total amount of the subscription agreements amounted to $1,250,000, before expenses of $14,000.

October 10, 2017 Registered Direct Offering

On October 10, 2017, we entered into a subscription agreement with select accredited investors relating to the Company’s registered direct offering, issuance and sale of 256,410 shares of the Company’s common stock, $0.01 par value per share. The purchase price per share was $1.95. The total amount of the subscription agreements amounted to $500,000, before expenses of $3,750.

Grant of Restricted Shares

Ravetch Grant

On April 4, 2015, the Board of Directors approved the issuance of an additional restricted stock award of 5,924 shares to Jeffrey Ravetch, M.D., Ph. D, who is one of the members of the Company’s Board of Directors.  This award is for future services covering at least a one-year period. The award was granted in addition to the prior award to Dr. Ravetch on April 2, 2015 of (i) 1,543 restricted shares and (ii) options to purchase 1,543 shares of common stock with an exercise price of $51.06 per share, for a total grant of 9,010 restricted shares and options. As the 5,924 shares granted were fully vested upon grant and the Company has no legal recourse to recover the shares in the event of nonperformance, the Company recognized the grant date fair value of the shares as consulting expense upon grant during the second quarter of 2015.

Consultant Grants

On April 5, 2015, the Company entered into consulting agreements with two investor relations consultants to provide relations services to the Company in consideration for an immediate grant of 13,514 shares of the Company’s restricted common stock and a monthly cash retainer of $12,000 a month for ongoing services for a period of one year. The consultants also received an additional 9,009 shares of the Company’s restricted common stock upon the Company’s achieving a milestone based on its fully-diluted market capitalization. As the shares granted were fully vested upon grant and the Company has no legal recourse to recover the shares in the event of nonperformance, the Company recognized the grant date fair value of the 13,514 shares or $690,000, as investor relations expense upon grant during the second quarter of 2015. The performance condition for the 9,009 shares became probable and the market capitalization metric was met during the second quarter; therefore, the Company recognized an additional $460,000 of expense during the second quarter of 2015.

Also during 2015, the Board of Directors approved the issuance of restricted stock awards to two other consultants totaling 5,406 shares with vesting terms ranging from one to three years, valued from $39.30 to $47.28 per share.  The Company is expensing each of the grant date fair value of the awards over the performance period for the award, which will be re-measured at the end of each quarter until the performance is complete. As of December 31, 2016, the Company expensed $32,569 related to these grants. As of December 31, 2016, the expected future compensation expense related to these grants is $24,571 based upon the Company’s stock price on December 31, 2016.

On January 13, 2016, the Board of Directors approved the issuance of 4,505 shares of restricted stock valued at $64,000 to a consultant for advisory services to the Company that was fully recognized upon issuance.

On September 1, 2016, the Board of Directors approved the issuance of 7,377 shares of common stock with a date of issuance fair value of $100,000 to an investor relations consulting firm. In exchange for the shares granted and a monthly retainer, the consulting firm will perform investor relations services on behalf of the Company. As the shares granted were fully vested upon grant and the Company has no legal recourse to recover the shares in the event of nonperformance, the Company recognized the grant date fair value of the 7,377 shares of $100,000 as investor relations expense upon grant during the third quarter of 2016.

On February 10, 2017, we entered into a consulting agreement with MDM Worldwide, pursuant to which MDM Worldwide began providing investor relations services to the Company in consideration for an immediate grant of 6,667 shares of the Company’s common stock and a monthly cash retainer of $10,000 a month for ongoing services for a period of one year. As the shares granted were fully vested upon grant and the Company has no legal recourse to recover the shares in the event of nonperformance, the Company recognized the grant date fair value of the 6,667 shares, or $56,600, as investor relations expense upon grant during the first quarter of 2017. The consulting agreement with MDM Worldwide was amended on October 15, 2017 to increase their monthly retainer to $12,500 a month for ongoing services payable immediately upon signing the agreement and an immediate grant of 13,334 shares. As the shares granted were fully vested upon grant and the Company has no legal recourse to recover the shares in the event of nonperformance, the Company recognized the grant date fair value of the 13,334 shares, or $30,400, as investor relations expense upon grant during the last quarter of 2017.

On March 7, 2017, we entered into a consulting agreement with Jenene Thomas Communications, pursuant to which Jenene Thomas Communications began providing investor relations services to the Company on April 1, 2017. In consideration for the services, we began paying a monthly cash retainer of $12,500. Additionally, we issued 6,667 restricted shares of common stock on April 1, 2017, to be vested at 1,667 per quarter over the four quarters of services under the agreement beginning April 1, 2017. The shares granted vest over a one-year period over which the services are performed and, as such, will be amortized over the same period beginning in April 1, 2017. For the year ended December 31, 2017, we have recognized $13,700, in general and administrative expenses related to this arrangement in common stock for services.

On May 24, 2017, we issued 15,525 restricted shares of common stock for legal services in connection with the May 2017 Private Offering, on August 21, 2017 we issued 32,961 restricted shares of common stock for legal services in connection with the May 2017 Public Offering, on September 14, 2017, we issued 33,334 restricted shares of common stock for legal services and 33,334 restricted shares of common stock for due diligence services in connection with the September 11, 2017 registered direct offering and also on September 22, 2017 we issued 4,849 restricted shares of common stock for legal services in connection with the September 22, 2017 Registered Direct Offering. The total common stock value for these shares issued were $201,470.

During the month of October 2017, we issued an aggregate of 138,334 shares of restricted common stock valued at $306,650 based on the closing market prices ranging from $1.89 to $2.34, depending on the date of issuance, to different investor relations services firms or individuals in connection with providing investor relations services to the Company. All of the shares were fully vested on the date of issuance.

9. Related Party Transactions

On April 1, 2016, the Company entered into a two-year consulting agreement with Jeffrey Ravetch, M.D., Ph.D., a member of the Company’s Board of Directors at the time, for work beginning January 1, 2016 through December 31, 2017, at a rate of $100,000 a year, in support of scientific and technical advice on the discovery and development of technology and products for the Company primarily related to monoclonal antibodies, corporate development, and corporate partnering efforts.  In April 2016, the Company paid Dr. Ravetch $100,000 for services to be performed in 2016, and paid quarterly thereafter beginning January 1, 2017. On November 3, 2016, the Company granted 5,834 stock options at an exercise price of $11.25 to Jeffrey Ravetch, M.D., Ph.D., a member of the Company’s Board of Directors, for his ongoing consulting services to the Company. The option award vests over a three-year period. Dr. Ravetch resigned from the Company’s Board of Directors on August 3, 2017, although he continued under the consulting agreement subsequent to his resignation.

On May 19, 2017, the Company granted each director, other than J. David Hansen, Jeffrey Ravetch, a member of the Company’s Board of Directors at the time, and Philip Livingston, 16,667 options at market price, $5.40 on May 19, 2017, with immediate vesting for their continuing service to the Company, in exchange for giving up their Board of Director fees for the remainder of the year. J. David Hansen and Jeffrey Ravetch were each granted 166,667 options and Philip Livingston was granted 16,667 options each at $6.00 exercise price per share with immediate vesting and no performance obligations. Options granted to J. David Hansen, CEO and Philip Livingston were granted as a condition of the May 2017 financing transaction. The 150,000 options granted to Dr. Ravetch in addition to the 16,667 options granted to other non-employee members of the Company’s Board of Directors were in recognition of the additional value provided by Dr. Ravetch as a scientific expert. During the year ended December 31, 2017, the Company recorded $1,480,089 in stock-based compensation expense in general and administration expenses, related to these grants.

10. Stock-based Compensation

Stock Incentive Plan

In September 2008, the Company’s stockholders approved the 2008 Stock Incentive Plan (the “2008 Plan”) which became effective in September 2008 and under which 2,951 shares of the Company’s common stock were initially reserved for issuance to employees, non-employee directors and consultants of the Company. In November 2012, the Company increased the authorized shares under the plan to 7,023. On February 14, 2013, the 2008 Plan terminated and no further grants of equity may be made thereunder.

In June 2014, MabVax Therapeutics Inc.’s stockholders approved the amended 2014 Stock Incentive Plan (the “2014 Plan”) which became effective and was adopted by the Company in the Merger in July 2014. The 2014 Plan authorized the issuance of up to 15,831 shares, 6,847 of which are contingent upon the forfeiture, expiration or cancellation of the 2008 Reserved Shares.

The 2014 Plan provided for the grant of incentive stock options, non-incentive stock options, stock appreciation rights, restricted stock awards, and restricted stock unit awards to eligible recipients. The maximum term of options granted under the Stock Plan is ten years.

Employee option grants generally vest 25% on the first anniversary of the original vesting date, and the balance vests monthly over the following three years. The vesting schedules for grants to non-employee directors and consultants is determined by the Company’s Compensation Committee. Stock options are generally not exercisable prior to the applicable vesting date, unless otherwise accelerated under the terms of the applicable stock plan agreement.

Amendment of Equity Incentive Plan

On March 31, 2015, the Company approved a Second Amended and Restated 2014 Employee, Director and Consultant Equity Incentive Plan (the “Plan”), effective as of and contingent upon the consummation of the initial closing of the April Private Placement, to increase the number of shares reserved for issuance under the Plan from 7,121 to 376,613 shares of common stock. Additional changes to the Plan include:

●
An “evergreen” provision to reserve additional shares for issuance under the Plan on an annual basis commencing on the first day of fiscal 2016 and ending on the second day of fiscal 2024, such that the number of shares that may be issued under the Plan shall be increased by an amount equal to the lesser of: (i) 360,361 or the equivalent of such number of shares after the administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with the Plan; (ii) the number of shares necessary such that the total shares reserved under the Plan equals (x) 15% of the number of outstanding shares of common stock on such date (assuming the conversion of all outstanding shares of Preferred Stock (as defined in the Plan) and other outstanding convertible securities and exercise of all outstanding warrants to purchase common stock) plus (y) 10,316; and (iii) an amount determined by the Board.

●
Provision that no more than 135,136 shares may be granted to any participant in any fiscal year.

●
Provisions to allow for performance based equity awards to be issued by the Company in accordance with Section 162(m) of the Internal Revenue Code.

●
On September 22, 2016, the Board of Directors ratified an automatic increase in the number of shares reserved for issuance under the Plan, increasing the total shares reserved from 376,613 to 402,769 shares of common stock, under the annual evergreen provision for the Plan.

On January 1, 2017, the Board of Directors ratified an automatic increase in the number of shares reserved for issuance under the Plan, effective January 1, 2017, increasing the total shares reserved from 402,769 to 719,784 shares of common stock, under the annual evergreen provision for the Plan, plus a fixed amount of 10,315.

On June 12, 2017, the Company’s stockholders at its annual meeting approved a proposal to increase the number of shares reserved for issuance under the Plan, increasing the total shares reserved under the Plan from 709,469 (including the fixed amount of 10,315) to 1,376,136, and increasing the number of shares that may be granted to any participant in any fiscal year to 300,000, from 135,136.

On October 2, 2017, in a special meeting of stockholders, the Company received approval of the Fifth Amended and Restated MabVax Therapeutics Holdings, Inc. 2014 Employee, Director and Consultant Equity Incentive Plan (the “Plan”), including an increase in the shares of common stock reserved for issuance under the Plan from 1,376,136 to 2,042,802 shares.

On December 1, 2017, in a special meeting of stockholders, the Company received approval to increase the number of shares reserved for issuance under the Plan, increasing the total shares reserved under the Plan from 2,042,802 to 3,376,136.

Stock-based Compensation

Total estimated stock-based compensation expense, related the Company’s stock-based payment awards recognized under ASC 718, “Compensation—Stock Compensation” and ASC 505, “Equity,” was comprised of the following:

	Years Ended December 31,
	2017	2016
Research and development	$1,570,809	$1,192,126
General and administrative	5,276,122	3,211,152
Total stock-based compensation expense	$6,846,931	$4,403,278

Stock-based Award Activity

 The following table summarizes the Company’s stock option activity for the years ended December 31, 2017 and 2016:

	Options Outstanding	Weighted Average Exercise Price
Outstanding at December 31, 2015	141,910	$51.90
Granted	149,871	15.39
Exercised	—	—
Forfeited/cancelled/expired	(7,936)	44.15
Outstanding and expected to vest at December 31, 2016	283,845	$32.84
Granted	715,588	7.00
Exercised	—	—
Forfeited/cancelled/expired	(45,496)	22.02
Outstanding and expected to vest at December 31, 2017	953,937	$13.97
Vested and exercisable at December 31, 2017	605,822	$13.37

Stock options granted to employees generally vest over a three-year period with one third of the grants vesting at each one-year anniversary of the grant date. During 2016, the Company granted 149,871 options to its directors, officers, employees with a weighted average exercise price of $15.39 and vesting over a three-year period with vesting starting at the one-year anniversary of the grant date. During 2017, the Company granted 715,588 options to its directors, officers, employees with a weighted average exercise price of $7.00 and vesting over a three-year period with vesting starting at the one-year anniversary of the grant date except for the 433,334 options issued to the Company’s directors and officers in May 2017 which were fully vested upon issuance.

The total unrecognized compensation cost related to unvested stock option grants as of December 31, 2017 was $1,932,026 and the weighted average period over which these grants are expected to vest is 1.6 years. The Company has elected to account for forfeitures as they occur and reverse compensation cost as forfeitures occur. The weighted average remaining contractual life of stock options outstanding at December 31, 2017 and 2016 is 8.90 years and 8.82 years, respectively.

A summary of activity related to restricted stock grants under the Plan for the years December 31, 2017 and 2016 is presented below:

	Shares	Weighted Average Grant-Date Fair Value
Non-vested at December 31, 2015	103,646	$50.54
Granted	—	—
Vested	(35,155)	50.54
Forfeited	—	—
Non-vested at December 31, 2016	68,491	50.54
Granted	840,222	1.89
Vested	(34,252)	48.65
Forfeited	(42,235)	2.10
Non-vested at December 31, 2017	832,226	$3.88

There were no shares of restricted stock issued during the year ended 2016; however, 35,155 restricted stock units have vested relating to restricted stock units granted in 2015 to directors, officers, employees and consultants. During 2017, 34,252 shares of restricted stock units vested upon the one-year anniversary of restricted stock units granted to the Company’s directors and officers.  Accordingly, 21,464 shares were issued and the Company withheld 11,283 shares for the employee portion of taxes and remitted $177,823 to the tax authorities in order to satisfy tax liabilities related to this issuance on behalf of the officers.  In July and August of 2016, 2,403 shares were issued to outside consultants upon vesting of previously issued restricted stock units. As of December 31, 2016, there were 68,491 non-vested restricted stock units remaining outstanding.

During the year ended December 31, 2017, 840,222 shares of restricted stock units were issued to directors, officers, employees and consultants which will vest in January 2018 and 34,252 restricted share units have vested relating to restricted stock units granted in 2015 to directors, officers, employees and consultants. As of December 31, 2017, there were 832,226 non-vested restricted stock units remaining outstanding.

During the year ended December 31, 2017, the Company has recognized $1,381,969 in stock based compensation expense related to restricted stock units. As of December 31, 2017, and 2016, unamortized compensation expense related to restricted stock grants amounted to $530,232 and $2,214,859, which is expected to be recognized over a weighted average period of .02 and 2.27 years, respectively.

Valuation Assumptions

The Company used the Black-Scholes-Merton option valuation model to determine the stock-based compensation expense for stock options recognized under ASC 718 and ASC 505. The Company’s expected stock-price volatility assumption was based solely on the weighted average of the historical and implied volatility of comparable companies whose share prices are publicly available. The expected term of stock options granted was based on the simplified method in accordance with Staff Accounting Bulletin No. 110, or SAB 110, as the Company’s historical share option exercise experience did not provide a reasonable basis for estimation. The risk-free interest rate was based on the U.S. Treasury yield for a period consistent with the expected term of the stock award in effect at the time of the grant.

	Years Ended December 31,
	2017	2016
Risk-free interest rate	1.5 to 2.0%	0.9 to 1.4%
Dividend yield	0%	0%
Expected volatility	73 to 85%	71 to 86%
Expected life of options, in years	1.61 to 6.0	1.61 and 6.0
Weighted average grant date fair value	$1.53	$3.16

Because the Company had a net operating loss carryforward as of December 31, 2017 and 2016, no tax benefits for the tax deductions related to stock-based compensation expense were recognized in the Company’s consolidated statements of operations. Additionally, there were no stock option exercises in the corresponding period of 2017.

Management Bonus Plan and Compensation for Non-Employee Directors

On February 16, 2016, our Compensation Committee approved a new management bonus plan outlining maximum target bonuses of the base salaries of certain of our executive officers. Under the terms of this 2016 management bonus plan, the Company's Chief Executive Officer shall receive a maximum target bonus of up to 50% of his annual base salary, and the Chief Financial Officer and each of the Company's Vice Presidents shall receive a maximum target bonus of up to 30% of their annual base salary.

On February 16, 2016, the Compensation Committee of the Board of Directors of the Company approved the following amendments to Company's policy for compensating non-employee members of the Board:

●
The initial equity grant upon first appointment (or election) of future non-employee directors to the Board shall be a 10-year option to purchase 2,253 shares of the Company's common stock, under the Company's Second Amended and Restated 2014 Equity Incentive Plan with 3-year annual vesting and a strike price equal the closing price of the Company's common stock on the effective date of the appointment (or election);

●
The annual cash retainer for each non-employee director, paid quarterly, is increased by $1,000 per calendar quarter to a total of $7,000 per quarter, effective April 1, 2016; and

●
The additional annual cash retainer for the chairperson of each of the Audit, Compensation, and Nominating and Governance Committees, paid quarterly, is increased by $1,000 per calendar year, such that each chairperson retainer shall be as follows, effective April 1, 2016: Audit Committee: $13,000; Compensation Committee: $9,000; Nominating and Governance Committee: $6,000.

On August 25, 2016, the Compensation Committee of the Board of Directors of the Company approved the following amendments to Company's policy for compensating non-employee members of the Board:

●
The initial equity grant upon first appointment (or election) of future non-employee directors to the Board shall be a 10-year option to purchase 8,334 shares of the Company's common stock, under the Company's Second Amended and Restated 2014 Equity Incentive Plan with 3-year annual vesting and a strike price equal to the closing price of the Company's common stock on the effective date of the appointment (or election); and

●
The additional automatic annual option grant to each non-employee director on the date of the Company's annual meeting shall be a 10-year option to purchase 5,834 shares of the Company's common stock, under the Company's Second Amended and Restated 2014 Equity Incentive Plan with 1-year vesting and a strike price equal to the closing price of the Company's common stock on the date of the annual meeting.

On February 6, 2017, the Compensation Committee of the Board of Directors of the Company approved the following amendments to Company's policy for compensating non-employee members of the Board:

●
The initial equity grant upon first appointment (or election) of future non-employee directors to the Board shall be a 10-year option to purchase 10,000 shares of the Company's common stock, under the Plan with 3-year annual vesting and a strike price equal to the closing price of the Company's common stock on the effective date of the appointment (or election); and

●
The additional automatic annual option grant to each non-employee director on the date of the Company's annual meeting shall be a 10-year option to purchase 6,667 shares of the Company's common stock, under the Plan with 1-year vesting and a strike price equal the closing price of the Company's common stock on the date of the annual meeting.

Effective with the Company’s pay period ending August 10, 2017, and without changing their employment agreements dated July 1, 2017, several members of management volunteered to defer receiving portions of their salaries for the remainder of 2017. The voluntary deferral of cash payments was intended to help with the Company’s cash flow for the remainder of the year, with voluntary reductions by the management team committed to remain in effect until the earlier of completing a successful financing of at least $8.0 million, a business transaction that represents, or business transactions in the aggregate that represent, an amount of $10.0 million or greater, or the end of the year, whichever occurs first.

On August 14, 2017, the Chairman of the Compensation Committee, acting on behalf of the Board of Directors sent a letter to each executive of the Company stating that the Board deems it in the best interests of the Company to request that the executive voluntarily defer a portion of his regular salary to help with cash flow of the Company, and that the employment agreements between the Company and each executive were being modified to reduce the terms of their employment agreements from three years to two years from the effective date of each applicable agreement. On August 16 and August 21, 2017, Paul Resnick, M.D. and Paul Maffuid, Ph.D., respectively, gave notice of good reason (as that term is defined in their employment agreements or “Good Reason”) for termination of their employment, primarily because of concerns of a potential permanent loss of salary and that nothing in writing had been provided as possible equity compensation. The Company cured each executive’s concerns within the 30-day cure period provided under their employment agreements, by reinstating the deferred salary for Dr. Resnick in one instance, and in granting restricted stock to all executives with vesting over time, as disclosed in the filings of Form 4s following approvals by the Board of Directors. Both executives rescinded their notices of good reason for termination on September 7, 2017, and the employment agreements with the Company remain unchanged.

Common Stock Reserved for Future Issuance

Common stock reserved for future issuance consists of the following at December 31, 2017:

Common stock reserved for conversion of preferred stock and warrants	6,645,559
Common stock options outstanding	953,937
Authorized for future grant or issuance under the Stock Plan	1,521,481
Unvested restricted stock	832,224
Total	9,953,201

11. Net Loss per Share

The Company calculates basic and diluted net loss per share using the weighted average number of shares of common stock outstanding during the period. When the Company is in a net loss position, it excludes from the calculation of diluted net loss per share all potentially dilutive stock options, preferred stock and warrants, and the diluted net loss per share is the same as the basic net loss per share for such periods. If the Company was to be in a net income position, the weighted average number of shares used to calculate the diluted net income per share would include the potential dilutive effect of in-the-money securities, as determined using the treasury stock method.

The table below presents the potentially dilutive securities that would have been included in the calculation of diluted net loss per share if they were not antidilutive for the periods presented. The securities were antidilutive because the Company incurred a loss in both 2017 and 2016. Including the securities in the diluted net loss per share would have resulted in the loss per share being less than it would without including the securities.

	Years Ended December 31,
	2017	2016
Stock options	953,937	283,845
Preferred stock	6,222,872	991,808
Unvested restricted stock	832,224	68,493
Warrants to purchase common stock	422,687	1,708,048
Total	8,431,720	3,052,194

12. Contracts and Agreements

Memorial Sloan Kettering

We have licensed from MSK the exclusive world-wide developmental and commercial rights to receive biological materials from vaccinated clinical trial participants enrolled in any of the clinical trials involving the vaccines licensed to us, allowing us to discover human monoclonal antibody-based therapeutics. MSK has issued patents or has pending patent applications on the vaccine antigen conjugates, mixtures of vaccine antigen conjugates and methods of use. This patent portfolio includes 12 issued patents in the U.S.  We own all monoclonal antibodies produced by the antibody discovery program and we generally file patent applications directed to these antibodies once their potential therapeutic utility has been sufficiently demonstrated in animal models. United States and an foreign patent applications for each of the anti-sLea antibodies and the anti-GD2 antibodies described in this document have been filed. Within these filings, one U.S. patent has issued for each of the anti-sLea antibodies and the anti-GD2 antibodies.

Life Technologies Licensing Agreement

On September 24, 2015, we entered into a licensing agreement with Life Technologies Corporation, a subsidiary of ThermoFisher Scientific (“Life Technologies”).  Under the agreement we agreed to license certain cell lines from Life Technologies to be used in the production of recombinant proteins for our clinical trials.  The amount of the contract is for $450,000 and was fully expensed during 2015.  We paid $225,000 during 2015 related to this contract with the remaining amount paid in 2016.

Rockefeller University Collaboration

In July 2015, we entered into a research collaboration agreement with Rockefeller University's Laboratory of Molecular Genetics and Immunology (“Rockefeller”). We provided antibody material to Rockefeller, which is exploring the mechanism of action of constant region (Fc) variants of the HuMab 5B1 in the role of tumor clearance. The agreement allowed researchers at Rockefeller to conduct research on antibodies discovered by us with the objective of improving their ability to kill cancer cells.  If a viable drug candidate emerges from this collaboration, we have the right to enter into negotiations with Rockefeller for the right to exclusively license the technology used to improve our antibody for clinical and commercial development.  If we and Rockefeller fail to reach agreement on terms for a license to the drug candidate that contains the combined technologies, Rockefeller does not have the right to license the drug candidate to a third party without our consent because the drug candidate contains our intellectual property embodied in the antibody. The research collaboration agreement expired in July of 2017 but the provisions of confidentiality and right to enter negotiations for certain technology remain in place.

Patheon Biologics LLC Agreement

On April 14, 2014, the Company entered into a development and manufacturing services agreement (the “Services Agreement”) with Patheon (f.k.a. Gallus Biopharmaceuticals) to provide a full range of manufacturing and bioprocessing services, including cell line development, process development, protein production, cell culture, protein purification, bio-analytical chemistry and quality control, or QC, testing.  Total amount of the contract is estimated at approximately $3.0 million.  For the years ended December 31, 2017 and 2016, the Company recorded $55,845 and $0 of expense, respectively, associated with the Services Agreement. During 2016, the Company negotiated a reduction in the amount previously recorded and owed to Patheon related to manufacturing batches that have failed, resulting in the reduction in R&D expenses of approximately $363,000 during the third quarter of 2016.

Juno Therapeutics Option Agreement

On August 29, 2014, the Company entered into an option agreement (the “Option Agreement”) with Juno Therapeutics, Inc. (“Juno”) in exchange for a one-time up-front option fee in the low five figures. Pursuant to the Option Agreement, the Company granted Juno the option to obtain an exclusive, world-wide, royalty-bearing license authorizing Juno to develop, make, have made, use, import, have imported, sell, have sold, offer for sale and otherwise exploit certain patents the Company developed with respect to fully human antibodies with binding specificity against human GD2 or sialyl-Lewis A antigens and certain Company controlled biologic materials. As of June 30, 2016, the Option Agreement expired and Juno no longer has a contractual right for use of the Company’s binding domains for use in the construction of CAR T-cells.

During the years ended December 31, 2017 and 2016, no revenues had been earned under the Option Agreement.

13. Commitments and Contingencies

Capital Leases

On March 21, 2016, the Company entered into a lease agreement with ThermoFisher Scientific (“Lessor”).  Under the terms of the agreement, the Company agreed to lease two pieces of equipment from the Lessor, a liquid chromatography system and an incubator, totaling in cost of $91,941.  The term of the lease is five years (60 months), and the monthly lease payment is $1,867. In addition, there is a $1.00 buyout option at the end of the lease term.

Minimum future annual capital lease obligations are as follows as of December 31, 2017:

2018	$22,402
2019	22,402
2020	22,402
2021	5,601
Less interest	(9,140)
Principal	63,667
Less current portion	(17,810)
Noncurrent portion	$45,857

Operating Leases

In connection with the Merger, the Company recorded a $590,504 contingent lease termination fee, related to the termination of the master lease and sublease of the Porter Drive Facility by MabVax Therapeutics Holdings (f.k.a. Telik, Inc.), which is payable to ARE-San Francisco No. 24 (“ARE”) if the Company receives $15 million or more in additional financing in the aggregate. The additional financing was achieved in 2015 and the termination fee is reflected on the balance sheet as an accrued lease contingency fee.

On September 2, 2015, the Company entered into a lease (the “Lease”) with AGP Sorrento Business Complex, L.P., for certain premises of office and laboratory space in buildings located at 11535 Sorrento Valley Rd., San Diego, California, to serve as the Company’s corporate offices and laboratories (the “New Premises”).  Due to the fact that certain tenant improvements needed to be made to the New Premises before the Company could take occupancy, the term of the Lease did not commence until the New Premises were ready for occupancy, on February 4, 2016.  The Lease terminates six years after such term commencement date, unless earlier terminated in accordance with the Lease. Pursuant to the terms of the Lease, the monthly base rent will be $35,631, subject to annual increases as set forth in the Lease.

The Company has an option to extend the Lease term for a single, five-year period.  If the Lease term is extended for the optional five-year period, the monthly base rent will be adjusted based on fair market rental value.  In addition to rent, the Company agreed to pay a portion of the taxes and utility, maintenance and other operating costs paid or accrued in connection with the ownership and operation of the property.

The Company previously leased its corporate office and laboratory space under an operating lease that, as amended on August 1, 2010, expired on July 31, 2015.

We recognize rent expense on a straight-line basis over the term the lease. Rent expense of $460,952 and $433,397 was recognized in the years ended December 31, 2017 and 2016, respectively.

Minimum future annual operating lease obligations are as follows as of December 31, 2017:

2018	$451,409
2019	464,951
2020	478,900
2021	493,267
Thereafter	82,612
Total	$1,971,139

14. Employee Benefit Plans

401(k) Plan

Effective January 1, 2017, the Company initiated a safe harbor contribution program for the benefit of the Company’s Contribution Benefit plan (the “Plan”) whereby, for all employees who were eligible to participate in the Plan in compliance with Section 401(k) of the Internal Revenue Code, the Company contributed 3% of each participant’s salary to the Plan which vested immediately. For the year ended December 31, 2017, the Company paid $116,888 to the Plan.

15. Income Taxes

The components of the provision for income taxes for the years ended December 31, 2017 and 2016 is as follows:

	2017	2016
Deferred:
Federal	$3,451,500	$(5,745,300)
State	(2,869,600)	(990,400)
	581,900	(6,735,700)
Less valuation allowance	(581,900)	6,735,700

Income tax expense	$—	$—

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s net deferred tax assets are as follows as of December 31, 2017 and 2016:

	2017	2016
Deferred tax assets:
Net operating loss carryforwards	$17,638,000	$20,169,000
Tax credits	6,222,000	5,065,000
Accrued expenses and other	3,460,000	2,667,900
Total deferred tax assets	27,320,000	27,901,900
Less valuation allowance	(27,320,000)	(27,901,900)

Net deferred tax assets	$—	$—

The Company has evaluated the available evidence supporting the realization of its gross deferred tax assets, including the amount and timing of future taxable income, and has determined that it is more likely than not that the deferred tax assets will not be realized. Due to such uncertainties surrounding the realization of the Company’s deferred tax assets, the Company maintains a valuation allowance of $27,320,000 against its deferred tax assets as of December 31, 2017. Realization of the deferred tax assets will be primarily dependent upon the Company’s ability to generate sufficient taxable income prior to the expiration of its net operating losses.

During the year ended December 31, 2017, the Company had a net decrease in deferred tax asset of $581,900. This change is a result of current year activity as well as a change in the federal tax rates. The change as a result of current year increase in deferred tax assets is $7,425,100 offset by a $8,007,000 decrease due to a remeasurement of the deferred tax asset based on new tax rates established through the Tax Cuts and Jobs Act passed December 22, 2017. The remeasurement is a provisional estimate under SAB 118 that could be revised based on any additional guidance issued by the U.S. Treasury Department, the U.S. Internal Revenue Service, and other standard-setting bodies. On December 22, 2017, H.R.1, known as the Tax Cuts and Jobs Act, was enacted. This new law did not have a significant impact on the Company’s consolidated financial statements for the year ended December 31, 2017 because the company maintains a valuation allowance on the entirety of its deferred tax assets. However, the reduction of the U.S. federal corporate tax rate from 35% to 21% resulted in a remeasurement of the deferred tax asset reflected in the tax rate reconciliation below as well as the deferred tax asset listed above.

Given the significant impact of the Tax Cuts and Jobs Act, the SEC staff issued Staff Accounting Bulletin (“SAB”) 118 which provides guidance on accounting for uncertainties of the effects of the Tax Act. Specifically, SAB 118 allows companies to record a provisional estimate of the impact of the Tax Act during a one year “measurement period”. The company has recognized the provisional tax impact related to the revaluation of deferred tax assets and liabilities and included these amounts in its consolidated financial statements for the year ended December 31, 2017. The ultimate impact may differ from these provisional amounts, due to, among other things, additional analysis, changes in interpretations and assumptions the Company has made, and additional regulatory guidance that may be issued.

During the year ended December 31, 2014, MabVax Therapeutics, Inc. merged with Telik, Inc. in a tax-free reorganization. As a result of the merger, all components of Telik’s deferred tax assets are now included as deferred tax assets of MabVax Therapeutics, Inc. These pre-merger deferred tax assets are net operating loss carryforwards of $1,588,000, research and development credit carryforwards of $4,457,000, in total equaling $6,045,000. The current year change in these assets have been reflected in the provision for income taxes.

As of December 31, 2017, the Company had net operating loss carryforwards of approximately $62,885,000 and $63,463,000 for federal and state income tax purposes, respectively. These may be used to offset future taxable income and will begin to expire in varying amounts in 2028 to 2037. The Company also has research and development credits of approximately $744,500 and $6,934,000 for federal and state income tax purposes, respectively. The federal credits may be used to offset future taxable income and will begin to expire at various dates beginning in 2030 through 2037. The state credits may be used to offset future taxable income, such credits carryforward indefinitely.

For all years through December 31, 2017, the Company generated research and development credits but has not completed a study to document the qualified activities. This study may result in an adjustment to the Company’s research and development credit carryforwards; however, until a study is complete and any adjustment is known, no amounts are being presented as an uncertain tax position. A full valuation allowance has been provided against the Company’s research and development credits, and if an adjustment is required this adjustment would be offset by an adjustment to the valuation allowance. Thus, there would be no impact to the balance sheets or statements of operations and comprehensive loss if an adjustment were required.

The Company is subject to taxation in the U.S. and California jurisdictions. Currently, no historical years are under examination. The Company’s tax years ended December 31, 2017 and 2016 are subject to examination by the U.S. and state taxing authorities due to the carryforward of unutilized net operating losses and research and development credits.

Utilization of the Company’s net operating loss carryforwards and research and development credit carryforwards may be subject to a substantial annual limitation due to an “ownership change” that may have occurred, or that could occur in the future, as defined and required by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as similar state provisions. These ownership changes may limit the amount of net operating loss carryforwards and research and development credit carryforwards, and other tax attributes that can be utilized annually to offset future taxable income and tax, respectively. Any limitation may result in the expiration of a portion of the net operating loss carryforwards or research and development credit carryforwards before utilization. The net operating loss carryforwards and research and development credit carryforwards inherited as a result of the merger with Telik, Inc. have been severely limited under these rules and will likely not be realized.

In general, an “ownership change” results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50% of the outstanding stock of a company by certain stockholders or public groups. The Company intends to complete a study in the future to assess whether an ownership change has occurred or whether there have been multiple ownership changes since the Company’s formation, and will complete such study before the use of any of the aforementioned attributes.

The provision for income taxes differs from the amount computed by applying the U.S. federal statutory tax rate (34% in 2017 and 2016) to income taxes as follows:

	2017	2016
Tax benefit computed at 34%	$(6,466,500)	$(6,004,000)

State tax provision, net of federal tax benefit	(1,092,444)	(989,344)

Change in valuation allowance	(581,900)	6,735,600
Change in valuation allowance due to overall Federal rate change	8,007,000	-
Other	133,844	257,744
Tax provision (benefit)	$—	—

 The Company has adopted ASC 740-10-25. This interpretation clarifies the criteria for recognizing income tax benefits under ASC 740, “Accounting for Income Taxes”, and requires additional disclosures about uncertain tax positions. Under ASC 740-10-25 the financial statement recognition of the benefit for a tax position is dependent upon the benefit being more likely than not to be sustainable upon audit by the applicable taxing authority. If this threshold is met, the tax benefit is then measured and recognized at the largest amount that is greater than 50 percent likely of being realized upon ultimate settlement.

 16. Subsequent Events

Overview of 2018 Private Placements

Between February 2 and February 10, 2018, the Company entered into separate purchase agreements with investors pursuant to which the Company sold (i) shares of its common stock, (ii) shares of its convertible preferred stock, and (iii) warrants to purchase shares of common stock (the “February 2018 Private Placements”). From April 30 to May 2, 2018, the Company entered into separate purchase agreements with investors pursuant to which the Company agreed to sell shares of its common stock and convertible preferred stock (the “May 2018 Private Placements”). No financial advisor was used in connection with the February 2018 Private Placements nor the May 2018 Private Placements.

The securities issued in connection with the February 2018 Private Placements and the May 2018 Private Placements were offered and sold solely to accredited investors in reliance on the exemption from registration afforded by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act. The Company entered into separate registration rights agreements with each of the investors in the February 2018 Private Placements and the May 2018 Private Placements, pursuant to which the Company agreed to undertake to file a registration statement to register the resale of the shares of common stock and the shares of common stock underlying the warrants and preferred stock. The Company also agreed to use reasonable best efforts to cause such registration statement to be declared effective and to maintain the effectiveness of the registration statement until all of such shares of common stock have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act, without any restrictions.

February 2018 Private Placements

In connection with the February 2018 Private Placements, the Company sold (i) an aggregate of 555,562 shares of its common stock for an aggregate purchase price of $1,250,000, or $2.25 per share, (ii) 5,000 shares of its newly designated 0% Series M Convertible Preferred Stock (the “Series M Preferred Stock”) for an aggregate purchase price of $1,500,000, or $300.00 per share, and (iii) warrants to purchase up to an aggregate of 855,561 shares of common stock each with an exercise price of $2.70 per share. The net proceeds of the February 2018 Private Placements were $2,700,000 after transaction costs of $50,000.

May 2018 Private Placements

In connection with the May 2018 Private Placements, the Company agreed to sell (i) 218,182 shares of common stock at an aggregate purchase price of $240,000, or $1.10 per share, and (ii) 5,363.64 shares of newly designated 0% Series N Convertible Preferred Stock (the “Series N Preferred Stock”) at an aggregate purchase price of $590,000, or $110.00 per share.

Under the terms of the May 2018 Private Placements, the Company was required to offer an aggregate of 12,777.77 shares (the “May 2018 Inducement Shares”) of newly designated 0% Series O Preferred Stock (the “Series O Preferred Stock”) to investors who previously purchased securities in the February 2018 Private Placements and who also purchased securities in the May 2018 Private Placements with an aggregate purchase price of at least 40% of their investment amounts in the February 2018 Private Placements. Based on the closing of the offering, and participation of certain prior investors who invested an aggregate of $830,000 (the “May 2018 Inducement Investors”), the Company issued an aggregate of 10,605.56 May 2018 Inducement Shares in the form of Series O Preferred Stock convertible into an aggregate of 1,060,556 shares of common stock. The May 2018 Private Placements closed on May 15, 2018, with the Company receiving gross proceeds totaling $830,000.

Series L Convertible Preferred Stock Conversions

Between January 16 and January 26, 2018, an aggregate of 12,500 shares of Series L Preferred Stock were converted into 694,445 shares of common stock.

Series I Convertible Preferred Stock Conversions

On February 12, 2018, Grander Holdings, Inc. 401K, a holder of Series I Convertible Preferred Stock (“Series I Preferred Stock”), converted 152,820 shares of Series I Preferred Stock into 50,940 shares of common stock.

Reverse Stock Split

On February 14, 2018, the Company filed a certificate of amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effectuate another reverse stock split of the Company's issued and outstanding common stock on a 1-for-3 basis, effective on February 16, 2018. All share and per share amounts, and number of shares of common stock into which each share of preferred stock will convert, in the financial statements and notes thereto have been retroactively adjusted for all periods presented to give effect to the reverse stock split, including rounding for fractional shares and reclassifying any amount equal to the reduction in par value of common stock to additional paid-in capital.

Compensation Committee Decisions

On February 21, 2018, the Compensation Committee of the Company made the following decisions.

Review of Management Compensation – The Compensation Committee determined that no bonus payments would be made for 2017 performance. Further, the Compensation Committee determined that in order to continue to conserve cash resources, management’s base salaries would remain unchanged from current levels.

The Compensation Committee granted stock options with an exercise price based on the closing price of the shares of common stock on February 21, 2018, or $2.04, to the following officers of the Company:

J. David Hansen	President and Chief Executive Officer	290,000 stock options
Paul W. Maffuid	Executive Vice President of Research and Development	195,000 stock options
Gregory P. Hanson	Chief Financial Officer	195,000 stock options
Paul F. Resnick	Vice President and Chief Business Officer	80,000 stock options

The stock options will vest at 25% of the total number granted at the six-month anniversary of the commencement date, with the balance in equal monthly installments of 4.167% of the number of shares for 18 months, such that 100% of the options will be vested after two years from the grant date.

Review of Board of Directors Compensation – The Compensation Committee granted 35,000 stock options to each non-executive member of the Board of Directors, with vesting on a monthly basis until the options are fully vested at one year from the grant date, in lieu of cash compensation for 2018. The Compensation Committee increased the automatic annual grant on the next annual meeting date from 16,667 shares to 20,000 shares with the same monthly vesting.

On July 9, 2018, the Compensation Committee of the Company made the following decision.

Review of Board of Directors Compensation – The Compensation Committee authorized the re-instatement of fees to each non-executive member of the Board of Directors of $3,000 per month, effective July 1, 2018.

Amendments to Articles of Incorporation or Bylaws

Amendment to Amended and Restated Certificate of Incorporation – On February 14, 2018, the Company filed a certificate of amendment to its amended and restated certificate of incorporation to effect a 1-for-3 reverse stock split effective as of 9:00 a.m. Eastern Standard Time on February 16, 2018 (the “Effective Date”). On the Effective Date, every three shares of MabVax common stock issued and outstanding immediately prior to the Effective Date automatically converted into one share of MabVax common stock.

Certificate of Designations, Preferences and Rights of the 0% Series N Convertible Preferred Stock – On April 30, 2018, the Company filed a Certificate of Designations, Preferences and Rights of the 0% Series N Convertible Preferred Stock (the “Series N Certificate of Designations”) with the Secretary of State of the State of Delaware, designating 20,000 shares of preferred stock as Series N Preferred Stock.

The shares of Series N Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series N Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series N Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series N Preferred Stock is $110 and the initial conversion price is $1.10 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

The Series N Certificate of Designations includes a 4.9% beneficial ownership conversion blocker, a 19.99% blocker provision until stockholders have approved any or all shares of common stock issuable upon conversion of the Series N Preferred Stock, and price protection for so long as the holder owns the Series N Preferred Stock. All shares of the Company’s capital stock will be junior in rank to the Series N Preferred Stock, with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company, except for the Company’s Series D Preferred Stock, Series E Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock and Series M Preferred Stock.

In the event of liquidation, the holders of Series N Preferred Stock shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its shareholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of shares of capital stock, an amount per Series N Preferred Share equal to the greater of (a) the par value thereof on the date of such payment, and (b) the amount per share such holder would receive if such holder converted such Series N Preferred Stock into common stock immediately prior to the date of such payment; provided, however, that, if the Liquidation Funds are insufficient to pay the full amount due to the holders and holders of shares of parity stock (stock ranking equal to the Series N Preferred Shares), then each holder of Series N Preferred Stock and each holder of parity stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such holder and such holder of parity stock as a liquidation preference, in accordance with their respective certificate of designation (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Series N Preferred Stock and all holders of shares of parity stock. All the preferential amounts to be paid to the holders of Series N Preferred Stock shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of junior stock in connection with the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, or a consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed.

The Company is prohibited from effecting a conversion of the Series N Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series N Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series N Preferred Stock, but not in excess of the beneficial ownership limitations, and except that the holder may not vote for approval of shares of common stock issuable upon conversion of Series N Preferred Stock at any meeting of the Company's stockholders.

Correction to Certificate of Designations, Preferences and Rights of the 0% Series N Convertible Preferred Stock – On May 2, 2018, the Company filed a correction to the Series N Certificate of Designations. The inaccuracy or defect in the Series N Certificate of Designation was that the Series N Certificate of Designation inadvertently stated a specific number of shares in Section 4(f) “19.99% Conversion Blocker.” The Series N Certificate of Designation was corrected by amending and restating Section 4(f) in its entirety to remove such inadvertent inclusion.

Certificate of Designations, Preferences and Rights of the 0% Series O Convertible Preferred Stock – On April 30, 2018, the Company filed a Certificate of Designations, Preferences and Rights of the 0% Series O Convertible Preferred Stock with the Secretary of State of the State of Delaware, designating 20,000 shares of preferred stock as Series O Preferred Stock.

The shares of Series O Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series O Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series O Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series O Preferred Stock is $0.01 and the initial conversion price is $0.0001 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. The Company is not permitted to issue any shares of common stock upon conversion of the Series O Preferred Stock until the Company obtains the approval of its stockholders.

In the event of a liquidation, dissolution or winding up of the Company, each share of Series O Preferred Stock will be entitled to a per share preferential payment equal to the stated value on the date of such payment. All shares of capital stock will be junior in rank to Series O Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company, except for the Company’s Series D Preferred Stock, Series E Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock and Series N Preferred Stock. The holders of Series O Preferred Stock will be entitled to receive dividends if and when declared by the Company’s board of directors. The Series O Preferred Stock shall participate on an “as converted” basis, with all dividends declared on the Company’s common stock.  In addition, if the Company grants, issues or sells any rights to purchase its securities pro rata to all record holders of the Company’s common stock, each holder will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of common stock acquirable upon complete conversion of all Series O Preferred Stock then held.

The Company is prohibited from effecting a conversion of the Series O Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series O Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series O Preferred Stock, but not in excess of the beneficial ownership limitations, and except that the holder may not vote for approval of shares of common stock issuable upon conversion of Series O Preferred Stock at any meeting of the Company's stockholders.

Sublicense Grant to Y-mAbs Therapeutics, Inc.

  On June 27, 2018, the Company granted an exclusive sublicense to Y-mAbs Therapeutics, Inc., a privately held clinical stage biopharmaceutical company (“Y-mAbs”), for a bi-valent ganglioside-based vaccine intended to treat neuroblastoma, a rare pediatric cancer (the “Y-mAbs Sublicense”). Total value of the transaction to MabVax is $1.3 million plus a share of a Priority Review Voucher (as defined in the sublicense agreement) if granted by the FDA to Y-mAbs on approval of the vaccine and the Priority Review Voucher is subsequently sold. Additionally, Y-mAbs will be responsible for all further development of the product as well as any downstream payment obligations related to this specific vaccine to Memorial Sloan Kettering Cancer Center (“MSK”) that were specified in the original MabVax-MSK license agreement dated April 30, 2008. If Y-mAbs successfully develops and receives FDA approval for the neuroblastoma vaccine, it is obligated to file with the FDA for a Priority Review Voucher. If the voucher is granted to Y-mAbs and subsequently sold, then MabVax will receive a percentage of the proceeds from the sale of the voucher by Y-mAbs. Upon entering the Y-mAbs Sublicense, the Company received an upfront payment of $700,000 and will receive an additional $600,000 upon the one-year anniversary of entering into the agreement (assuming the agreement is still in effect). The Y-mAbs Sublicense contains termination provisions allowing for the termination of the agreement (i) upon material breach if the breaching party fails to cure the breach within 60 days of notice by the non-breaching party, (ii) by Y-mAbs at any time upon 90 days’ advance notice to MabVax, or (iii) the expiration or termination of the underlying license from MSK to MabVax, provided that MSK will assume the agreement if Y-mAbs is in material compliance with the agreement upon the termination of the MSK-MabVax license. There were no continuing obligations on the part of the Company in connection with the agreement other than one-time administrative matters that were completed within thirty (30) days of signing the agreement.

Letter Agreement with MSK

On June 27, 2018, the Company entered into a letter agreement with MSK (the “MSK Letter”) in connection with obtaining the consent from MSK for the Company to enter into the Y-mAbs Sublicense and allow Y-mAbs to “step into the shoes” of the obligations that the Company would have had to pay MSK if the Company had continued development of the neuroblastoma vaccine, including future payment obligations of the Company regarding future milestones. As part of the agreement, the Company and MSK agreed that MabVax would receive 100% of both the $700,000 upfront payment and $600,000 upon the one-year anniversary of the Y-mAbs Sublicense, and the Company would pay an aggregate of $398,534 to MSK in connection with prior expenses incurred by MSK in relation to MSK’s longstanding relationship and collaboration with the Company.

Amendments and Notices Related to Oxford Finance Loan Agreement

On July 3, 2018, the Company and Oxford Finance signed the Second Amendment to Loan and Security Agreement whereby Oxford Finance has (i) consented to the Company’s license and sale to Boehringer Ingelheim (defined below) of the Acquired Assets and release of any encumbrances under the Loan Agreement that relate to the Acquired Assets, (ii) payments of advisory fees to Greenhill & Company of $385,000 over the course of six months in equal monthly payments, and (iii) deferred principal payments under the Loan Agreement for six months starting with the July 2018 payment, in exchange for the Company granting such additional collateral that was not pledged previously or in which security interest was not granted prior to the Second Amendment. The Company is obligated to pay a fully earned and non-refundable amendment fee of $5,000 to Oxford Finance, which shall become due and payable upon the earlier of: (i) the maturity date of the term loans, (ii) the acceleration of any term loan, or (iii) the prepayment of the term loans pursuant to the Loan and Security Agreement.

As a result of the deferred principal payments under the Loan Agreement, the future principal payments under notes payable for the Loan Agreement as of July 1, 2018 are as follows:

Years ending December 31:
2018 (remaining)	$-
2019	2,380,952
2020	396,826
Notes payable, balance as of July 1, 2018	2,777,778
Unamortized discount on notes payable	(235,560)
Notes payable, net, balance as of July 1, 2018	2,542,218
Current portion of notes payable as of July 1, 2018, net	(1,190,476)
Non-current portion of notes payable as of July 1, 2018, net	$1,351,742

On August 14, 2018, the Company received a letter from Oxford Finance (the “Notice”) asserting certain events of default under the Loan Agreement had occurred as a result of certain events the Company reported as having occurred, including, without limitation, (i) the resignation of the Company’s external auditor, effective August 3, 2018, and its withdrawal of its audit reports for the years 2014 through 2017, (ii) the resignation of four members of the Board of Directors, effective as of July 31, 2018, and (iii) the delisting of the Company’s common stock from The Nasdaq Stock Market LLC on July 11, 2018 (collectively, the “Alleged Default Events”). The Company has informed Oxford Finance that it disputes the Alleged Default Events individually or collectively constitute a “Material Adverse Change” or other event of default under the Loan Agreement. In addition, the Company has already engaged a new auditor, Haskell & White LLP, effective August 22, 2018, and on September 20, 2018, the Court ratified the Delaware Petition. The Company also intends to apply for listing on the OTCQB Venture Marketplace (the “OTCQB Marketplace”) once it meets the requisite eligibility requirements, which are subject to appointing at least one independent member to the Board of Directors, with the second independent member to be placed on the Board of Directors within 30 days of uplisting to the OTCQB Marketplace.

Asset Purchase and License Agreement with Boehringer Ingelheim

On July 6, 2018, the Company entered into an Asset Purchase Agreement and License Agreement (the “Asset Purchase Agreement”) with Boehringer Ingelheim International GmbH (“Boehringer Ingelheim”) centered on MabVax's program targeting a glycan commonly overexpressed on multiple solid tumor cancers. Boehringer Ingelheim has acquired all rights in and to the program. MabVax received $4 million upon signing the agreement and will receive an additional $7 million in connection with near-term milestones and downstream regulatory milestone payments plus further earn-out payments. The asset acquisition is separate and distinct from other programs under development at MabVax, enabling MabVax to retain all rights to its lead HuMab-5B1 antibody program which is in Phase 1 clinical trials as a therapeutic product candidate and as a diagnostic product candidate, as well as other antibody discovery programs from the Company's antibody discovery portfolio targeting other cancer antigens.

Cold Spring Harbor Laboratory License Agreement

On September 8, 2018, the Company entered into an agreement with Cold Spring Harbor Laboratory (“CSHL”), a nonprofit New York State education corporation, whereby the Company licensed the exclusive worldwide rights to certain technology including interest in certain patent applications by the Company for a new indication for MVT-5873. The Company paid $20,000 as an upfront license fee and will pay to CSHL a nonrefundable annual license maintenance fee of the same amount beginning on January 1, 2020 and continuing each year thereafter during the term of the agreement and will increase to $50,000 a year upon issuance of the first patent in connection with the technology. The annual license fee will be reduced for any patent prosecution and maintenance costs and will be fully creditable against any royalties or milestone payments earned during the year. Future milestone payments are in the aggregate less than $2.5 million, with royalties that range from 0.25% if no valid claim to patents, to 2.5% if there is a valid claim of the patent in the territory of sales.

Legal Proceedings

SEC Complaint and SEC Action

  On January 29, 2018, the Company received notice from the SEC of an investigation (along with the SEC Complaint, defined below, the "SEC Action"). We believe the SEC is investigating (i) potential violations by the Company and its officers, directors and others of Section 10(b) of the Exchange Act and Section 17(a) of the Securities Act; and (ii) potential violations by multiple holders of the Company’s preferred stock who are among those included in the Aggregated Investors (as defined in Part III, Item 12, “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” of Form 10-K/A, filed with the SEC on October 15, 2018) of the reporting and disclosure requirements imposed by Section 13(d) of the Exchange Act and pursuant to Schedules 13D and 13G. The Company further believes the SEC Action pertains to the Company’s relationships with certain of the Aggregated Investors, including (i) the circumstances under which those certain Aggregated Investors invested in the Company and whether certain Aggregated Investors have acted as an undisclosed group in connection with their investment; (ii) the manner with or in which those individuals and entities may have sought to control or influence the Company and its leadership since their respective investments (and the extent to which those efforts to control or influence have been successful); and (iii) the Company’s prior disclosures regarding the control of the Company and beneficial ownership of the Company’s common and preferred stock included in its registration statements filed in 2017 and 2018 and in the Company’s Exchange Act reports.

On September 7, 2018, the SEC filed the SEC Complaint in the U.S. District Court for the Southern District of New York against the following Aggregated Investors: Barry C. Honig, John Stetson, Michael Brauser, John R. O'Rourke III, Mark Groussman, Phillip Frost, Alpha Capital Anstalt, ATG Capital LLC, Frost Gamma Investments Trust, GRQ Consultants, Inc., Grander Holdings, Inc., Melechdavid, Inc., OPKO Health, Inc., HS Contrarian Investments, LLC, and Southern Biotech, Inc. (collectively, the “Investor Defendants”), and against others who the Company believes have not made any investment in the Company, SEC v. Honig et al., No. 1:18-cv-01875 (S.D.N.Y. 2018). In the Complaint, the SEC alleges a variety of misconduct with respect to the Investor Defendants’ transactions and/or relationships with three public issuers, including a public issuer identified as “Company C,” which the Company understands to be MabVax Therapeutics Holdings, Inc. With respect to “Company C” in particular, the SEC alleges certain of the Investor Defendants manipulated the price of the Company’s securities by writing, or causing to be written, false or misleading promotional articles, and a variety of other manipulative trading practices. The SEC further alleges certain of the Investor Defendants filed false reports of their beneficial ownership or failed to file reports of their beneficial ownership when required to do so. The SEC claims that, by engaging in this and other alleged actions in the SEC Complaint, the Investor Defendants and other defendants violated the anti-fraud and many other provisions of the Exchange Act, the Securities Act, and SEC Rules promulgated thereunder. The SEC Complaint does not assert any claims against the Company or any of its directors or officers, nor otherwise allege that the Company or any of its directors or officers were culpable participants in the misconduct allegedly undertaken by the Investor Defendants.

The Company has cooperated with the SEC in connection with the SEC Action. Although the SEC has not asserted claims against the Company or any of its directors or officers, the Company cannot predict whether the SEC Action ultimately will conclude in a manner adverse to the Company or any of its directors and officers, or in a manner adverse to the Investor Defendants or other of the Company’s current or former stockholders. The Company also cannot predict when the SEC Action or any related matters may conclude, or how any such matters or resolution may impact how the Company is perceived by the market, potential partners and potential investors in the Company’s securities. In the past, the SEC informed us it would not declare effective any registration statements registering the Company’s securities effective during the pendency of the SEC Action.

Company Filed Complaint Against Sichenzia Ross Ference LLP

On September 10, 2018, the Company filed, in the Superior Court of California, County of San Diego, a complaint (the “Sichenzia Complaint”) against Sichenzia Ross Ference LLP, a law firm that previously represented the Company in certain corporate, securities, and SEC matters (“Sichenzia”), and eight current Sichenzia partners, and one former Sichenzia partner, Harvey Kesner, MabVax Therapeutics Holdings, Inc. v. Sichenzia Ross Ference LLP et al., No. 37-2018-00045609-CU-PN-CTL. The Sichenzia Complaint asserts claims for negligent professional practice, breach of fiduciary duty, breach of contract, unjust enrichment, deceit, and fraud by the defendants. The Company is evaluating additional claims it may have against others in connection with the same or similar subject matter.

Delaware Order Granting Petition for Relief

  On September 20, 2018, the Court entered an order validating (i) issuances of common stock upon conversions of the Company’s preferred stock occurring between June 30, 2014 and February 12, 2018, and (ii) stockholder approval of corporate actions presented to the Company’s stockholders from June 30, 2014 to February 12, 2018. In so doing, the Court granted the Delaware Petition, filed on July 27, 2018, in order to rectify the uncertainty regarding whether shares of the Company’s common stock were validly issued upon conversion of the Company’s preferred stock from June 30, 2014 to February 12, 2018.

Class Action and Derivative Complaints

In re MabVax Therapeutics Securities Litigation, Case No. 18-cv-1160-BAS-NLS.  On June 4, 2018, and August 3, 2018, two securities class action complaints were filed by purported stockholders of the Company in the United States District Court for the Southern District of California (the “U. S. District Court”) against the Company and certain of its current officers. On September 6, 2018, the U.S. District Court consolidated the two actions and appointed lead plaintiffs. On October 10, 2018, lead plaintiffs filed their consolidated complaint, which, in addition to naming the Company and certain current officers as defendants, also names certain investors as defendants. The consolidated complaint alleges, among other things, that the defendants violated Sections 10(b) and 20(a) of the Exchange Act, and Rule 10b-5 thereunder, by misleading investors about problems with the Company’s internal controls, improper calculation of its beneficial ownership, and improper influence by certain investors. The consolidated complaint also alleges that some of the investor defendants violated Section 9 of the Exchange Act by manipulating the Company’s stock price. The consolidated complaint seeks unspecified damages, interest, fees and costs. The current deadline to respond to the consolidated complaint is December 6, 2018.

Liesman v. Hansen et al., Case No. 18-cv-2237-BTM-WVG.  On September 26, 2018, a shareholder derivative complaint was filed in the United States District Court for the Southern District of California.  The complaint arises from similar allegations as In re MabVax Therapeutics Securities Litigation but asserts a state law breach of fiduciary duty claim against certain of the Company’s current and former directors and officers.  In particular, the complaint alleges that the defendants breached their fiduciary duties by failing to implement the necessary controls to ensure that certain financial disclosures and disclosures concerning stock ownership were accurate.  Plaintiff seeks, on behalf of the Company, damages, fees, costs, and equitable relief.

Jackson v. Hansen et al., Case No. 18-cv-2302-BAS-MSB-BGS. On October 4, 2018, a shareholder derivative complaint was filed in the United States District Court for the Southern District of California.  The complaint arises from similar allegations as In re MabVax Therapeutics Securities Litigation and Liesman v. Hansen et al.  but, in addition to a breach of fiduciary duty claim, also includes causes of action for unjust enrichment, abuse of control, gross mismanagement and waste of corporate assets.  Plaintiff seeks, on behalf of the Company, damages, fees, costs, and equitable relief. The deadline to respond to the complaint is December 21, 2018.

Nasdaq De-listing and Intent to Apply for Listing on the OTCQB Marketplace

On July 2, 2018, the Listing Qualifications Department of the Nasdaq Stock Market (the “Staff”) notified the Company of its determination to delist the Company’s securities. In this notice, the Staff indicated their determination was based upon the Company’s failure to timely file all required reports with the SEC per Nasdaq listing rule 5250(c)(1), and for the Company’s non-compliance with the $2.5 million stockholders’ equity requirement per Nasdaq listing rule 5550(b)(1). The Company elected not to appeal the Staff’s decision and, as a result, on July 2, 2018, the Company received a letter from the Staff indicating trading of the Company’s common stock would be suspended on Nasdaq Capital Market at the open of business on Wednesday, July 11, 2018. On July 11, 2018, the Company’s common stock began trading on the OTC Pink, continuing under the symbol MBVX. The Hearing Department of the Nasdaq Stock Market notified us on September 24, 2018, that it would announce the delisting of our common stock. On September 26, 2018, the Nasdaq Stock Market issued a press release and posted a notice to its website announcing it would delist our common stock and file a Form 25 with the SEC to complete the delisting. The delisting becomes effective ten (10) days after the Form 25 is filed with the SEC.

The Company currently intends to apply for listing on the OTCQB Marketplace once the Company meets the requisite eligibility requirements for the OTCQB Marketplace.

 Resignation and Appointment of Members of the Board of Directors

Effective July 31, 2018, Paul Maier, Jeffrey E. Eisenberg, Thomas C. Varvaro and Kenneth Cohen, resigned as members of the Company’s Board of Directors. There were no disagreements between the resigning members of the Board of Directors and management.

Following the resignations, in a separate action, the Company’s Board of Directors appointed the Company’s Chief Financial Officer, Gregory Hanson, as a member of the Board of Directors. Mr. Hanson has served as the Company’s Chief Financial Officer since July 2014, and of its subsidiary, MabVax Therapeutics, Inc., since February 2014. Mr. Hanson has over 30 years' experience serving as the CFO, financial executive and director of public and private life sciences and hi-tech companies. Since October 2016, he has served as a member of the board of directors of a private pharmaceutical contract research organization.

 PROSPECTUS

, 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the Registrant in connection with our public offering. All amounts shown are estimates except for the SEC registration fee:

SEC registration fee	$202.07
FINRA filing fee	5,000.00
Legal fees and expenses	30,000.00
Accounting fees and expenses	15,000.00
Transfer agent and registrar fees	2,000.00
Printing and engraving expenses	500.00
Miscellaneous fees and expenses	27,297.93
Total	$80,000.00

Item 14. Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Reference is also made to Section 102(b)(7) of the DGCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for monetary damages for violations of a director’s fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation provides that we must indemnify our directors to the fullest extent under applicable law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to MabVax Holdings and its stockholders. However, our directors may be personally liable for liability:

●
for any breach of duty of loyalty to us or to our stockholders;

●
for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●
for unlawful payment of dividends or unlawful stock repurchases or redemptions; or

●
for any transaction from which the director derived an improper personal benefit.

 In addition, our amended and restated bylaws provide that:

●
we are required to indemnify our directors and executive officers to the fullest extent not prohibited by Delaware law or any other applicable law, subject to limited exceptions;

●
we may indemnify our other officers, employees and other agents as set forth in Delaware law or any other applicable law;

●
we are required to advance expenses to our directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified; and

●
the rights conferred in the amended and restated bylaws are not exclusive.

Item 15. Recent Sales of Unregistered Securities

Triton Private Offering

On November 19, 2018, we entered into an Equity Purchase Agreement whereby Triton Funds LP (“Triton”), a fund launched by students at the University of California San Diego (“UCSD”), agreed to purchase shares of our Series P Preferred Stock, subject to a maximum purchase of $1.0 million, the effectiveness of this registrations statement, and pursuant to the terms and conditions of the Equity Purchase Agreement. In addition, we agreed to issue 175,000 shares of common stock to Triton Funds LLC, manager of Triton, upon execution of the Equity Purchase Agreement to support the cost of the student-run fund pursuant to the Share Donation Agreement.

Overview of 2018 Private Placements

Between February 2 and February 10, 2018, the Company entered into separate purchase agreements with investors pursuant to which the Company sold (i) shares of its common stock, (ii) shares of its convertible preferred stock, and (iii) warrants to purchase shares of common (the “February 2018 Private Placements”). From April 30 to May 2, 2018, the Company entered into separate purchase agreements with investors pursuant to which we agreed to sell shares of its common stock and convertible preferred stock (the “May 2018 Private Placements”). No financial advisor was used in connection with the February 2018 Private Placements nor the May 2018 Private Placements.

The securities issued in connection with the February 2018 Private Placements and the May 2018 Private Placements were offered and sold solely to accredited investors in reliance on the exemption from registration afforded by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act. The Company entered into separate registration rights agreements with each of the investors in the February 2018 Private Placements and the May 2018 Private Placements, pursuant to which the Company agreed to undertake to file a registration statement to register the resale of the shares of common stock and the shares of common stock underlying the warrants and preferred stock. The Company also agreed to use reasonable best efforts to cause such registration statement to be declared effective and to maintain the effectiveness of the registration statement until all of such shares of common stock have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act, without any restrictions.

February 2018 Private Placements

In connection with the February 2018 Private Placements, the Company sold (i) an aggregate of 555,557 shares of its common stock for an aggregate purchase price of $1,250,000, or $2.25 per share, (ii) 5,000 shares of our newly designated 0% Series M Convertible Preferred Stock (the “Series M Preferred Stock”) for an aggregate purchase price of $1,500,000, or $300.00 per share, and (iii) warrants to purchase up to an aggregate of 855,561 shares of common stock each with an exercise price of $2.70 per share. The net proceeds of the February 2018 Private Placements were $2,700,000 after transaction costs of $50,000.

May 2018 Private Placements

In connection with the May 2018 Private Placements, the Company agreed to sell (i) 218,182 shares of common stock at an aggregate purchase price of $240,000, or $1.10 per share, and (ii) 5,363.64 shares of newly designated 0% Series N Convertible Preferred Stock (the “Series N Preferred Stock”) at an aggregate purchase price of $590,000, or $110.00 per share. The following investors in the May 2018 Private Placements also invested in the February 2018 Private Placements (the “Prior Investors”): GRQ Consultants Inc., Roth 401K FBO Renee Honig; GRQ Consultants Inc., Roth 401K FBO Barry Honig; Melechdavid, Inc.; Grander Holdings Inc. 401K; Robert S. Colman Trust UDT 3/13/85; Ben Brauser; Joshua A. Brauser; Daniel A. Brauser; Gregory Aaron Brauser; Erick E. Richardson; and Ronald B. Low.

Under the terms of the May 2018 Private Placements, we were required to offer an aggregate of 12,777.77 shares (the “May 2018 Inducement Shares”) of newly designated 0% Series O Preferred Stock (the “Series O Preferred Stock”) to investors who previously purchased securities in the February 2018 Private Placements and who also purchased securities in the May 2018 Private Placements with an aggregate purchase price of at least 40% of their investment amounts in the February 2018 Private Placements. Based on the closing of the offering, and participation of the Prior Investors who invested an aggregate of $830,000 (the “May 2018 Inducement Investors”), the Company issued an aggregate of 10,605.56 May 2018 Inducement Shares in the form of Series O Preferred Stock convertible into an aggregate of 1,060,556 shares of common stock. The May 2018 Private Placements closed on May 15, 2018, with the Company receiving gross proceeds totaling $830,000.

October 2017 Restricted Stock Grants

During the month of October 2017, we issued an aggregate of 138,333 shares of restricted common stock valued at $306,650 based on the closing market prices ranging from $1.89 to $2.34, depending on the date of issuance, to different investor relations services firms or individuals in connection with providing investor relations services to the Company. All of the shares were fully vested on the date of issuance.

The securities referenced above were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

October 18, 2017 Preferred Stock Exchange Agreement

On October 18, 2017, we entered into the Exchange Agreements with the holders of all of the Company’s outstanding shares of Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, pursuant to which an aggregate of 665,281 shares of Series F Preferred Stock, 1,000,000 shares of Series G Preferred Stock and 850 shares of Series H Preferred Stock were exchanged for an aggregate of 58,000 newly authorized shares of Series L Preferred Stock convertible into 3,222,223 shares of common stock, subject to a conversion restriction until stockholder approval is obtained. On December 1, 2017, the necessary shareholder approval was obtained.

The terms of the Exchange Agreements and Series L Preferred Stock were determined by arms-length negotiation between the parties. No commission or other payment was received by the Company in connection with the Exchange Agreements. Such exchange was conducted and the Series L Preferred Stock issuable pursuant to the Exchange Agreements, including the Conversion Shares, were issued pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.

Pursuant to a registration rights agreement entered into between the Company and the holders on October 18, 2017, we agreed to use reasonable best efforts to file a registration statement registering the Conversion Shares for resale within ten days of closing and cause the registration statement to be declared effective within 30 days of filing.

July 2017 Private Placement

On July 27, 2017, we entered into a subscription agreement with an accredited investor pursuant to which we agreed to sell an aggregate of $125,000 in common stock under terms similar to our May 2017 Public Offering, in which investors purchased common stock at $5.25 per share. According to the subscription agreement, investors, if meeting the minimum required investment of 25% of their original investment in a private placement in April 2015, and still hold their shares of common stock or Series E Preferred Stock purchased in April 2015, would be entitled to receive inducement shares of common stock, or Series I Preferred Stock, at the election of the investor who would hold in excess of 4.99% of the outstanding shares of common stock, at the rate of 1.13 shares of common stock or Series I Preferred Stock for every share of common stock or Series G Preferred Stock purchased in the May 2017 Public Offering, as well as agree to amend the terms of their outstanding warrants that currently have an exercise price of $33.30 per share, such that the amended warrants shall have an exercise price of $6.00 per share and no cashless exercise feature. The transaction closed on August 2, 2017. As a result of the investor meeting the minimum required investment, the investor received an aggregate of 50,714 shares of common stock for its investment, including 26,905 inducement shares, and had warrants to purchase 75,075 shares of common stock repriced from $33.30 to $6.00 per warrant share.

The securities referenced above were issued in reliance on the exemption from registration afforded by Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

May 2017 Private Placement

On May 3, 2017, we entered into separate subscription agreements with accredited investors pursuant to which we agreed to sell an aggregate of $850,000 of Series H Preferred Stock. The shares of Series H Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series H Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series H Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series H Preferred Stock is $1,000 and the initial conversion price is $5.25 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

On the closing date, we entered into separate registration rights agreements with each of the investors, pursuant to which we agreed to undertake to file a registration statement to register the resale of the shares within thirty (30) days following the closing date, to cause such registration statement to be declared effective by the Securities and Exchange Commission within sixty (60) days of the closing date and to maintain the effectiveness of the registration statement until all of such shares of Common Stock have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act, without any restrictions.

The securities referenced above were issued in reliance on the exemption from registration afforded by Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Consulting Shares

On January 13, 2016, we issued 4,505 shares of common stock as payment for consulting services received.

On September 1, 2016, we issued 7,377 shares of common stock as partial payment for consulting services performed in 2016.

The securities referenced above were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Oxford Loan

On January 15, 2016, the Company entered into a loan and security agreement with Oxford Finance providing for senior secured term loans to the Company in the aggregate principal amount of up to $10,000,000.  In connection with the foregoing loan agreement, the Company issued Oxford Finance five-year warrants to purchase an aggregate of 75,075 shares of the Company’s common stock at $16.65 per share.

 In connection with the execution of the loan agreement, the Company entered into an amendment of Sections 8(a) and 8(b) of certain exchange agreements with the Company dated March 25, 2015 held by a certain holder of the Company’s Series D Preferred Stock.  The amendment requires the Company to obtain consent of the holder for certain future equity or debt issuances, and modifies the termination date for this requirement to be the earlier to occur of: (a) April 1, 2017; (b) the date on which the Company has raised $10 million in equity financing; (c) the date on which the Company has closed one or more licensing agreements with corporate partners pursuant to which the Company is entitled to receive in total a minimum of $10,000,000 in initial licensing or equity investments under such agreements; and (d) the date on which shares of the Company's common stock are listed on a national securities exchange. The Company issued 4,505 shares of common stock in connection with the foregoing.

The securities referenced above were issued in reliance on the exemption from registration afforded by Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits.

		Filed with this	Incorporated by Reference
Exhibit No.	Exhibit Title	Form S-1	Form	Date Filed	File No.

2.1	Agreement and Plan of Merger and Reorganization, dated May 12, 2014, between the Company, Tacoma Acquisition Corp., Inc. and MabVax Therapeutics, Inc.		8-K (Exhibit 2.1)	5/12/2014	000-31265

2.2	Amendment No.1, dated as of June 30, 2014, by and between the Company and MabVax Therapeutics, Inc.		8-K (Exhibit 2.1)	7/1/2014	000-31265

2.3	Amendment No.2 to the Agreement and Plan of Merger, dated July 7, 2014, by and among the Company, Tacoma Acquisition Corp. and MabVax Therapeutics, Inc.		8-K (Exhibit 2.1)	7/9/2014	000-31265

3.1	Amended and Restated Certificate of Incorporation		S-1 (Exhibit 3.1)	3/16/2017	001-37861

3.2	Amended and Restated Bylaws		8-K (Exhibit 3.2)	12/14/2007	001-37861

3.3	Form of Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock		8-K (Exhibit 3.1)	3/26/2015	000-31265

3.4	Form of Certificate of Designations, Preferences and Rights of Series E Convertible Preferred Stock		8-K (Exhibit 4.2)	4/6/2015	000-31265

3.5	Form of Certificate of Designations, Preferences and Rights of Series F Convertible Preferred Stock		8-K (Exhibit 3.2)	8/17/2016	001-37861

3.6	Form of Certificate of Designations, Preferences and Rights of Series G Convertible Preferred Stock		8-K (Exhibit 3.1)	5/16/2017	001-37861

3.7	Form of Certificate of Designations, Preferences and Rights of Series H Convertible Preferred Stock		8-K (Exhibit 3.1)	5/3/2017	001-37861

3.8	Form of Certificate of Designations, Preferences and Rights of Series I Convertible Preferred Stock	8-K (Exhibit 3.1)	5/26/2017	001-37861

3.9	Form of Certificate of Designations, Preferences and Rights of Series J Convertible Preferred Stock	8-K (Exhibit 3.1)	8/14/2017	001-37861

3.10	Form of Certificate of Designations, Preferences and Rights of Series K Convertible Preferred Stock	8-K (Exhibit 3.2)	8/14/2017	001-37861

3.11	Form of Certificate of Amendment to Amended and Restated Certificate of Incorporation	8-K (Exhibit 3.1)	8/17/2016	001-37861

3.12	Form of Certificate of Designations, Preferences and Rights of Series L Convertible Preferred Stock	8-K (Exhibit 3.1)	10/19/2017	001-37861

3.13	Form of Certificate of Correction to the Designations, Preferences and Rights of Series L Convertible Preferred Stock	8-K (Exhibit 3.2)	10/19/2017	001-37861

3.14	Certificate of Elimination of Series F, Series G, and Series H Preferred Stock	8-K (Exhibit 3.1)	12/21/2017	001-37861

3.15	Form of Certificate of Designations, Preferences and Rights of the 0% Series M Convertible Preferred Stock	8-K (Exhibit 3.1)	2/6/2018	001-37861

3.16	Certificate of Amendment to MabVax’s Amended and Restated Certificate of Incorporation	8-K (Exhibit 3.1)	2/15/2018	001-37861

3.17	Form of Certificate of Designations, Preferences and Rights of the 0% Series N Convertible Preferred Stock	8-K (Exhibit 3.1)	5/03/2018	001-37861

3.18	Correction to Certificate of Designations, Preferences and Rights of the 0% Series N Convertible Preferred Stock	8-K (Exhibit 3.2)	5/03/2018	001-37861

3.19	Form of Certificate of Designations, Preferences and Rights of the 0% Series O Convertible Preferred Stock	8-K (Exhibit 3.3)	5/03/2018	001-37861

3.20	Form of Certificate of Designations, Preferences and Rights of the 0% Series P Convertible Preferred Stock	8-K (Included as Schedule 1.0 to Exhibit 10.1	11/20/2018	001-37861

4.1	Form of Common Stock Certificate	S-1 (Exhibit 4.1)	9/29/2014	333-199005

4.2	Form of Common Stock Purchase Warrant	10-K (Exhibit 4.12)	3/31/2015	000-31265

4.3	Form of Secured Promissory Note	8-K (Exhibit 4.1)	1/19/2016	000-31265

4.4	Form of Warrant	8-K (Exhibit 4.2)	1/19/2016	000-31265

4.5	Form of Warrant Agency Agreement between MabVax Therapeutics Holdings, Inc. and Equity Stock Transfer LLC and the Form of Warrant Certificate	S-1 (Exhibit 4.10)	8/25/2015	333-204803

4.6	Form of Warrant	8-K (Exhibit 4.1)	2/6/2018	001-37861

4.7	Form of Warrant	8-K (Exhibit 4.1)	2/6/2018	001-37861

4.8	Delaware Order Granting Verified Petition for Relief	10-Q (Exhibit 4.2)	10/15/2018	001-37861

5.1**	Opinion of Mintz Levin Cohn Ferris Glovsky and Popeo PC as to the legality of the securities being registered

10.1 ±	Employment Agreement, dated July 1, 2014, by and between MabVax Therapeutics, Inc. and J. David Hansen	10-Q (Exhibit 10.9)	8/8/2014	000-31265

10.2 ±	Employment Agreement, dated July 1, 2014, by and between MabVax Therapeutics, Inc. and Gregory P. Hanson	10-Q (Exhibit 10.10)	8/8/2014	000-31265

10.3 ±	Employment Agreement, dated July 1, 2014, by and between MabVax Therapeutics, Inc. and Wolfgang W. Scholz, Ph.D.	10-Q (Exhibit 10.11)	8/8/2014	000-31265

10.4 ±	Second Amended and Restated MabVax Therapeutics Holdings, Inc. 2014 Employee, Director and Consultant Equity Incentive Plan	10-K (Exhibit 10.15)	3/31/2015	000-31265

10.5	Form of Exchange Agreement (Series A-1 Preferred Stock and Series A-1 Warrants).	8-K (Exhibit 10.1)	3/26/2015	000-31265

10.6	Form of Exchange Agreement (Series B Preferred Stock and Series B Warrants).	8-K (Exhibit 10.2)	3/26/2015	000-31265

10.7 ±	2008 Equity Incentive Plan	10-K (Exhibit 10.29)	3/31/2015	000-31265

10.8 ±	Form of Option Agreement, 2008 Equity Incentive Plan	10-K (Exhibit 10.30)	3/31/2015	000-31265

10.9	Form of Lockup Agreement dated as of April 3, 2015	8-K (Exhibit 10.3)	4/6/2015	000-31265

10.10	Consulting Agreement with The Del Mar Consulting Group, Inc. and Alex Partners, LLC dated as of April 5, 2015	8-K (Exhibit 10.4)	4/6/2015	000-31265

10.11	Form of Escrow Deposit Agreement dated as of April 14, 2015	8K (Exhibit 10.1)	4/15/15	000-31265

10.12	Form of Amendment Agreement to Registration Rights Agreement	8-K (Exhibit 10.1)	6/10/15	000-31265

10.13	Amendment to Escrow Deposit Agreement dated June 22, 2015	8-K (Exhibit 10.1)	6/24/15	000-31265

10.14	Letter Agreement dated June 30, 2015 between MabVax Therapeutics, Inc. and OPKO Health, Inc.	8-K (Exhibit 10.1)	7/1/2015	000-31265

10.15	Form of Proposed Lease Agreement with AGP Sorrento Business Complex, L.P.	S-1 (Exhibit 10.37)	8/25/2015	333-204803

10.16	Form of Amendment Agreement No. 2 to Registration Rights Agreement	8-K (Exhibit 10.1)	8/6/2015	000-31265

10.17 ±	Non-Employee Director Compensation Policy	10-Q/A (Exhibit 10.1)	8/12/2015	000-31265

10.18	Standard Industrial Net Lease, dated as of May 23, 2008, by and between MabVax Therapeutics, Inc. and Sorrento Square	10-Q/A (Exhibit 10.2)	8/12/2015	000-31265

10.19	First Amendment to that Standard Industrial Net Lease, dated May 6, 2010, by and between MabVax Therapeutics, Inc. and Sorrento Square	10-Q/A (Exhibit 10.3)	8/12/2015	000-31265

10.20	Second Amendment to that Standard Industrial Net Lease, dated August 1, 2012, by and between the Company and Sorrento Square	10-Q/A (Exhibit 10.4)	8/12/2015	000-31265

10.21 ±	Employment Agreement, dated July 21, 2014, by and between MabVax Therapeutics, Inc. and Paul Maffuid, Ph.D.	10-Q/A (Exhibit 10.5)	8/12/2015	000-31265

10.22	Development and Manufacturing Services Agreement, dated April 15, 2014, by and between MabVax Therapeutics, Inc. and Gallus BioPharmaceuticals NJ, LLC	10-Q/A (Exhibit 10.6)	8/12/2015	000-31265

10.23
Exclusive License Agreement for “Polyvalent Conjugate Vaccines for Cancer” (SK#14491), dated as of June 30, 2008, by and between MabVax Therapeutics, Inc. and Memorial Sloan Kettering Institute for Cancer Research
		10-Q/A (Exhibit 10.7)	8/12/2015	000-31265

10.24	Research and License Agreement, dated as of April 7, 2008, by and between MabVax Therapeutics, Inc. and Memorial Sloan Kettering Institute for Cancer Research	10-Q/A (Exhibit 10.8)	8/12/2015	000-31265

10.25	Exclusive License to Unimolecular Antibodies, dated October 13, 2011, by and between MabVax Therapeutics, Inc. and Memorial Sloan Kettering Institute for Cancer Research	10-Q/A (Exhibit 10.9)	8/12/2015	000-31265

10.26	Option Agreement, dated August 29, 2014, by and between MabVax Therapeutics, Inc. and Juno Therapeutics, Inc.	10-Q/A (Exhibit 10.10)	8/12/2015	000-31265

10.27	SBIR Contract from National Cancer Institute	10-Q/A (Exhibit 10.11)	8/12/2015	000-31265

10.28	Lease by and between AGP Sorrento Business Complex, L.P., and MabVax Therapeutics Holdings, Inc., dated as of September 2, 2015	8-K (Exhibit 10.1)	9/3/2015	000-31265

10.29	Form of Amendment Agreement No.3 to Registration Rights Agreement	8-K (Exhibit 10.1)	10/13/2015	000-31265

10.30	Loan and Security Agreement dated as of January 15, 2016	8-K (Exhibit 10.1)	1/19/2016	000-31265

10.31	Form of Amendment Agreement	10-K (Exhibit 10.54)	3/14/2016	000-31265

10.32 ±	Consulting Agreement, dated April 1, 2016, by and between MabVax Therapeutics Holdings, Inc. and Jeffrey Ravetch, M.D., Ph.D.	8-K (Exhibit 10.1)	4/7/2016	000-31265

10.33 ±	Employment Agreement, dated March 16, 2016, by and between MabVax Therapeutics Holdings, Inc. and Paul Resnick, M.D.	10-K/A (Exhibit 10.56)	4/19/2016	000-31265

10.34 ±	Non-Employee Director Compensation Policy, as amended through August 25, 2016	8-K (Exhibit 10.1)	8/31/2016	001-37861

10.35	Form of Subscription Agreement between the Company and the subscribers set forth on the signature pages thereto	8-K (Exhibit10.1)	5/3/2017	001-37861

10.36	Form of Registration Rights Agreement between the Company and the subscribers set forth on the signature pages thereto	8-K (Exhibit 10.2)	5/3/2017	001-37861

10.37	Form of Exchange Agreement	8-K (Exhibit 10.1)	5/10/2017	001-37861

10.38	Form of Securities Purchase Agreement	8-K (Exhibit 10.1)	8/14/2017	001-37861

10.39	Form of Securities Purchase Agreement, dated September 11, 2017, by and between MabVax Therapeutics Holdings, Inc. and each of the Purchasers (as defined therein).	8-K (Exhibit 10.1)	9/13/2017	001-37861

10.40	Form of Subscription Agreement, dated September 22, 2017	8-K (Exhibit 10.1)	9/22/2017	001-37861

10.41	Form of Subscription Agreement, dated October 10, 2017	8-K (Exhibit 10.1)	10/11/2017	001-37861

10.42	Form of Exchange Agreement	8-K (Exhibit 10.1)	10/19/2017	001-37861

10.43	Form of Registration Rights Agreement	8-K (Exhibit 10.2)	10/19/2017	001-37861

10.44	Form of Subscription Agreement		S-1 (Exhibit 10.40)	12/12/2017	001-37861

10.45	Form of Purchase Agreement		8-K (Exhibit 10.1)	2/6/2018	001-37861

10.46	Form of Registration Rights Agreement		8-K (Exhibit 10.2)	2/06/2018	001-37861

10.47	Form of Purchase Agreement		8-K (Exhibit 10.1)	2/06/2018	001-37861

10.48	Form of Registration Rights Agreement		8-K (Exhibit 10.2)	2/06/2018	001-37861

10.49	Form of Purchase Agreement		8-K (Exhibit 10.1)	5/3/2018	001-37861

10.50	Form of Registration Rights Agreement		8-K (Exhibit 10.2)	5/03/2018	001-37861

10.51	Form of May 2018 Letter Agreement		8-K (Exhibit 10.3)	5/03/2018	001-37861

10.52 †	Sublicense Grant to Y-mAbs Therapeutics, Inc.		10-Q (Exhibit 10.6)	10/15/2018	001-37861

10.53 †	Side Letter with Memorial Sloan-Kettering Institute for Cancer Research		10-Q (Exhibit 10.7)	10/15/2018	001-37861

10.54	Second Amendment to Loan and Security Agreement with Oxford Finance, LLC		10-Q (Exhibit 10.8)	10/15/2018	001-37861

10.55 ±	Fifth Amended and Restated 2014 Employee, Director and Consultant Equity Incentive Plan		S-8 (Exhibit 99.1)	12/21/2017	333-222204

10.56	Equity Purchase Agreement with Triton Funds LP		8-K (Exhibit 10.1)	11/20/2018	001-37861

10.57	Registration Rights Agreement		8-K (Exhibit 10.2)	11/20/2018	001-37861

10.58	Share Donation Agreement		8-K (Exhibit 10.3)	11/20/2018	001-37861

10.59 †	Asset Purchase and License Agreement with Boehringer Ingelheim International GmbH		10-Q (Exhibit 10.1 )	11/13/2018	000-37861

11.1	Statement of per share earnings		S-1 (Exhibit 11.1)	9/29/2014	333-199005

21.1	Subsidiaries of the Registrant		S-1 (Exhibit 21.1)	9/29/2014	333-199005

23.1*	Consent of Independent Registered Public Accounting Firm	X

101*	Interactive data file

*	Furnished herewith
**	To be filed by Amendment
†	Confidential treatment requested for portions of this exhibit. Confidential materials omitted and filed separately with the SEC.
±	Management contract or compensatory plan.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on the 20th day of November, 2018.

MABVAX THERAPEUTICS HOLDINGS, INC.

By	/s/ J. David Hansen
J. David Hansen
President and Chief Executive Officer (Principal executive officer)
/s/ Gregory P. Hanson
Gregory P. Hanson
Chief Financial Officer
(Principal financial and accounting officer)

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J. David Hansen and Gregory P. Hanson, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securitiesfor which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ J. David Hansen J. David Hansen	Chairman of the Board, President and Chief Executive Officer (Principal executive officer)	November 20, 2018

/s/ Gregory P. Hanson Gregory P. Hanson	Chief Financial Officer (Principal financial and accounting officer)	November 20, 2018

/s/ Philip O. Livingston Philip O. Livingston, M.D.	Director	November 20, 2018